Form 10KT405, Exhibit 13
period 2001-12-31
PEABODY ENERGY CORP
filed 2002-03-12
CIK 1064728

Exhibit 13 - Excerpts from the Company's Annual Report

REPORT OF INDEPENDENT AUDITORS

Board of Directors
Peabody Energy Corporation

     We have audited the accompanying consolidated balance sheets of Peabody Energy Corporation (the Company) as of December 31, 2001 and March 31, 2001, and the related consolidated statements of operations, changes in stockholders' equity and cash flows of the Company for the nine months ended December 31, 2001 and the years ended March 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Peabody Energy Corporation as of December 31, 2001 and March 31, 2001, the consolidated results of operations and cash flows of the Company for the nine months ended December 31, 2001 and the years end March 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States.

                                                      /s/ Ernst & Young LLP

St. Louis, Missouri
January 19, 2002

CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                               Nine Months Ended      Year Ended        Year Ended
(Dollars in thousands, except share data)                                      December 31, 2001  March 31, 2001    March 31, 2000
                                                                               -----------------  --------------    ---------------
REVENUES
  Sales                                                                            $  1,963,273     $  2,579,104      $  2,610,991
  Other revenues                                                                         63,497           90,588            99,509
                                                                                   ------------     ------------      ------------
    Total revenues                                                                    2,026,770        2,669,692         2,710,500
COSTS AND EXPENSES
  Operating costs and expenses                                                        1,677,426        2,165,090         2,178,664
  Depreciation, depletion and amortization                                              174,587          240,968           249,782
  Selling and administrative expenses                                                    73,553           99,267            95,256
  Gain on sale of Australian operations                                                      --         (171,735)               --
  Net gain on property and equipment disposals                                          (14,327)          (5,737)           (6,439)
                                                                                   ------------     ------------      ------------
OPERATING PROFIT                                                                        115,531          341,839           193,237
  Interest expense                                                                       88,686          197,686           205,056
  Interest income                                                                        (2,155)          (8,741)           (4,421)
                                                                                   ------------     ------------      ------------
INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTERESTS                                 29,000          152,894            (7,398)
  Income tax provision (benefit)                                                          2,465           42,690          (141,522)
  Minority interests                                                                      7,248            7,524            15,554
                                                                                   ------------     ------------      ------------
INCOME FROM CONTINUING OPERATIONS                                                        19,287          102,680           118,570
  Loss from discontinued operations, net of income tax benefit of $1,297                     --               --            12,087
  (Gain) loss from disposal of discontinued operations, net of income tax
   provision (benefit) of $4,240 and ($31,188), respectively                                 --          (12,925)           78,273
                                                                                   ------------     ------------      ------------
INCOME BEFORE EXTRAORDINARY ITEM                                                         19,287          115,605            28,210
  Extraordinary loss from early extinguishment of debt, net of income tax
   benefit of $9,658 and $2,480, respectively                                            28,970            8,545                --
                                                                                   ------------     ------------      ------------
NET INCOME (LOSS)                                                                  $     (9,683)    $    107,060      $     28,210
                                                                                   ============     ============      ============

BASIC EARNINGS (LOSS) PER SHARE
  Income from continuing operations                                                $       0.40     $       2.97      $       3.43
  Income (loss) from discontinued operations                                                 --             0.38             (2.61)
  Extraordinary loss from early extinguishment of debt                                    (0.60)           (0.25)               --
                                                                                   ------------     ------------      ------------
    Net income (loss)                                                              $      (0.20)    $       3.10      $       0.82
                                                                                   ============     ============      ============
WEIGHTED AVERAGE SHARES OUTSTANDING                                                  48,746,444       27,524,626        27,586,370
                                                                                   ============     ============      ============
DILUTED EARNINGS (LOSS) PER SHARE
  Income from continuing operations                                                $       0.38     $       2.97      $       3.43
  Income (loss) from discontinued operations                                                 --             0.38             (2.61)
  Extraordinary loss from early extinguishment of debt                                    (0.57)           (0.25)               --
                                                                                   ------------     ------------      ------------
    Net income (loss)                                                              $      (0.19)    $       3.10      $       0.82
                                                                                   ============     ============      ============
WEIGHTED AVERAGE SHARES OUTSTANDING                                                  50,524,978       27,524,626        27,586,370
                                                                                   ============     ============      ============
DIVIDENDS DECLARED PER SHARE                                                       $       0.20     $         --      $         --
                                                                                   ============     ============      ============


See accompanying notes to consolidated financial statements



                                                                  PEABODY ENERGY

CONSOLIDATED BALANCE SHEETS

                                                                                                            December 31,   March 31,
(Dollars in thousands, except share data)                                                                           2001        2001
                                                                                                            ------------   ---------
ASSETS
Current assets
 Cash and cash equivalents                                                                                 $    38,622  $    62,723
 Accounts receivable, less allowance of $1,496 and $1,213, respectively                                        178,076      147,808
 Materials and supplies                                                                                         38,734       38,733
 Coal inventory                                                                                                176,910      171,479
 Assets from coal and emission allowance trading activities                                                     60,509      172,330
 Deferred income taxes                                                                                          14,380       12,226
 Other current assets                                                                                           20,223       24,656
                                                                                                           -----------  -----------
  Total current assets                                                                                         527,454      629,955
Property, plant, equipment and mine development
 Land and coal interests                                                                                     3,862,902    3,832,913
 Building and improvements                                                                                     517,973      458,636
 Machinery and equipment                                                                                       659,744      568,450
 Less accumulated depreciation, depletion and amortization                                                    (684,707)    (537,360)
                                                                                                           -----------  -----------
Property, plant, equipment and mine development, net                                                         4,355,912    4,322,639
Investments and other assets                                                                                   267,536      256,893
                                                                                                           -----------  -----------
  Total assets                                                                                             $ 5,150,902  $ 5,209,487
                                                                                                           ===========  ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
 Short-term borrowings and current maturities of long-term debt                                            $    46,499  $    36,305
 Liabilities from coal and emission allowance trading activities                                                45,691      163,713
 Accounts payable and accrued expenses                                                                         592,113      576,967
                                                                                                           -----------  -----------
  Total current liabilities                                                                                    684,303      776,985
Long-term debt, less current maturities                                                                        984,568    1,369,316
Deferred income taxes                                                                                          564,764      570,705
Accrued reclamation and other environmental liabilities                                                        438,526      447,713
Workers' compensation obligations                                                                              207,720      210,780
Accrued postretirement benefit costs                                                                           962,166      974,079
Obligation to industry fund                                                                                     49,710       52,172
Other noncurrent liabilities                                                                                   176,593      135,041
                                                                                                           -----------  -----------
  Total liabilities                                                                                          4,068,350    4,536,791
Minority interests                                                                                              47,080       41,458
Stockholders' equity
 Preferred stock - $0.01 per share par value; 14,000,000 shares authorized,
  7,000,000 shares issued and outstanding as of March 31, 2001                                                      --           70
 Common stock - Class A, $0.01 per share par value; 42,000,000 shares authorized,
  26,600,000 shares issued and outstanding as of March 31, 2001                                                     --          266
 Common stock - Class B, $0.01 per share par value; 4,200,000 shares authorized,
  1,033,490 shares issued and 1,010,509 shares outstanding as of March 31, 2001                                     --           10
 Common stock - $0.01 per share par value; 150,000,000 shares authorized,
  52,021,761 shares issued and 52,010,246 shares outstanding as of December 31, 2001                               520           --
 Additional paid-in capital                                                                                    951,528      498,100
 Retained earnings                                                                                             116,203      136,279
 Employee stock loans                                                                                           (2,391)      (2,553)
 Accumulated other comprehensive loss                                                                          (30,345)        (862)
 Treasury stock, at cost: 11,515 and 22,981 shares as of December 31, 2001 and March 31, 2001, respectively        (43)         (72)
                                                                                                           -----------  -----------
  Total stockholders' equity                                                                                 1,035,472      631,238
                                                                                                           -----------  -----------
    Total liabilities and stockholders' equity                                                             $ 5,150,902  $ 5,209,487
                                                                                                           ===========  ===========

See accompanying notes to consolidated financial statements

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                                                      Accumulated
                                                                                                            Other
                                                                          Additional      Employee  Comprehensive
                                                Preferred       Common       Paid-in         Stock         Income       Retained
(Dollars in thousands)                              Stock        Stock       Capital         Loans         (Loss)       Earnings
                                                ---------       ------    ----------      --------   ------------       --------
March 31, 1999                                       $70          $276      $493,873       $(2,331)      $ 2,333        $  1,009
 Comprehensive income:
  Net income                                          --            --            --            --            --          28,210
  Foreign currency translation adjustment             --            --            --            --       (16,795)             --
  Minimum pension liability adjustment
    (net of $1,248 tax provision)                     --            --            --            --         1,795              --
 Comprehensive income
 Stock grants to employees                            --            --           265          (103)           --              --
 Loan repayments                                      --            --            --           901            --              --
 Additional loans                                     --            --            --          (858)           --              --
 Shares repurchased                                   --            --            --            --            --              --
                                                    ----         -----      --------       -------       --------       --------
March 31, 2000                                        70           276       494,138        (2,391)       (12,667)        29,219
 Comprehensive income:
  Net income                                          --            --            --            --             --        107,060
  Foreign currency translation adjustment             --            --            --            --        (26,144)            --
  Reclassification of foreign currency
    translation adjustment                            --            --            --            --         38,811            --
  Minimum pension liability adjustment
    (net of $615 tax benefit)                         --            --            --            --           (862)           --
 Comprehensive income
 Stock grants to employees                            --            --         3,962          (705)            --             --
 Loan repayments                                      --            --            --           543             --             --
 Shares repurchased                                   --            --            --            --             --             --
                                                    ----         -----      --------       -------       --------       --------
March 31, 2001                                        70           276       498,100        (2,553)          (862)       136,279
 Comprehensive loss:
  Net loss                                            --            --            --            --             --         (9,683)
  Minimum pension liability adjustment
    (net of $20,367 tax benefit)                      --            --            --            --        (29,483)            --
 Comprehensive loss
 Dividends paid                                       --            --            --             -             --        (10,393)
 Loan repayments                                      --            --            --           193             --             --
 Conversion to common stock                          (70)           70            --             -             --             --
 Issuance of common stock in connection with
   initial public offering, net of expenses           --           173       449,659             -             --             --
 Stock options exercised                              --             1         2,230             -             --             --
 Stock grants to non-employee directors               --            --           200             -             --             --
 Employee stock purchases                             --            --         1,339           (31)            --             --
                                                    ----         -----      --------       -------       --------       --------
December 31, 2001                                   $ --         $ 520      $951,528       $(2,391)      $(30,345)      $116,203
                                                    ====         =====      ========       =======       ========       ========



                                                                            Total
                                                        Treasury    Stockholders'
(Dollars in thousands)                                     Stock           Equity
                                                     -----------    -------------

March 31, 1999                                          $     --      $   495,230
 Comprehensive income:
  Net income                                                  --           28,210
  Foreign currency translation adjustment                     --          (16,795)
  Minimum pension liability adjustment
    (net of $1,248 tax provision)                             --            1,795
                                                         -------      -----------
 Comprehensive income                                                      13,210
 Stock grants to employees                                    --              162
 Loan repayments                                              --              901
 Additional loans                                             --             (858)
 Shares repurchased                                         (219)            (219)
                                                         -------      -----------
March 31, 2000                                              (219)         508,426
 Comprehensive income:
  Net income                                                  --          107,060
  Foreign currency translation adjustment                     --          (26,144)
 Reclassification of foreign currency                         --           38,811
   translation adjustment
 Minimum pension liability adjustment
   (net of $615 tax benefit)                                  --             (862)
                                                         -------      -----------
 Comprehensive income                                                     118,865
 Stock grants to employees                                 1,260            4,517
 Loan repayments                                              --              543
 Shares repurchased                                       (1,113)          (1,113)
                                                         -------      -----------
March 31, 2001                                               (72)         631,238
 Comprehensive loss:
  Net loss                                                    --           (9,683)
  Minimum pension liability adjustment
    (net of $20,367 tax benefit)                              --          (29,483)
                                                         -------      -----------
 Comprehensive loss                                                       (39,166)
 Dividends paid                                               --          (10,393)
 Loan repayments                                              --              193
 Conversion to common stock                                   --               --
 Issuance of common stock in connection with
   initial public offering, net of expenses                   --          449,832
 Stock options exercised                                      --            2,231
 Stock grants to non-employee directors                       --              200
 Employee stock purchases                                     29            1,337
                                                         -------      -----------
December 31, 2001                                        $   (43)     $ 1,035,472
                                                         ========     ===========


See accompanying notes to consolidated financial statements


                                                                  PEABODY ENERGY

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                              Nine Months Ended       Year Ended       Year Ended
(Dollars in thousands)                                                        December 31, 2001   March 31, 2001   March 31, 2000
                                                                              -----------------   --------------   --------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                                                     $  (9,683)       $ 107,060        $  28,210
 Loss from discontinued operations                                                           --               --           12,087
 (Gain) loss from disposal of discontinued operations                                        --          (12,925)          78,273
 Extraordinary loss from early extinguishment of debt                                    28,970            8,545             --
                                                                                      ---------        ---------        ---------
  Income from continuing operations                                                      19,287          102,680          118,570
Adjustments to reconcile income from continuing operations to net cash provided by continuing operations:
 Depreciation, depletion and amortization                                               174,587          215,450          249,782
 Deferred income taxes                                                                    2,398           31,795         (157,803)
 Amortization of debt discount and debt issuance costs                                    8,986           16,709           18,911
 Gain on sale of Australian operations                                                       --         (171,735)              --
 Net gain on property and equipment disposals                                           (14,327)          (4,782)          (6,439)
 Gain on coal contract restructurings                                                        --               --          (12,957)
 Minority interests                                                                       7,248            7,524           15,554
 Stock compensation                                                                       1,204            3,961              265
 Changes in current assets and liabilities, excluding effects of acquisitions:
  Sale of accounts receivable                                                                --           40,000          100,000
  Accounts receivable, net of sale                                                      (30,065)         (50,179)          18,712
  Materials and supplies                                                                     60            5,677            5,227
  Coal inventory                                                                         (5,431)         (15,749)          10,774
  Net assets from coal and emission allowance trading activities                         (6,201)          (5,805)            (310)
  Other current assets                                                                    4,433            6,912          (16,862)
  Accounts payable and accrued expenses                                                 (15,088)          51,975           (7,515)
 Federal tax refund                                                                      22,757               --               --
 Accrued reclamation and other environmental liabilities                                 (7,979)         (35,080)         (18,233)
 Workers' compensation obligations                                                       (3,560)          (1,480)           4,716
 Accrued postretirement benefit costs                                                    (3,524)            (833)          14,472
 Obligation to industry fund                                                               (662)         (12,565)           1,630
 Other, net                                                                             (38,325)         (12,371)         (35,079)
 Net cash used in assets sold - Australian operations                                        --          (20,124)              --
                                                                                      ---------        ---------        ---------
  Net cash provided by continuing operations                                            115,798          151,980          303,415
  Net cash used in discontinued operations                                                   --               --          (40,504)
                                                                                      ---------        ---------        ---------
  Net cash provided by operating activities                                             115,798          151,980          262,911
                                                                                      ---------        ---------        ---------

(Continued on following page)


PEABODY ENERGY


                                                                  Nine Months Ended              Year Ended              Year Ended
(Dollars in thousands)                                            December 31, 2001          March 31, 2001          March 31, 2000
                                                                  -----------------          --------------          --------------
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant, equipment and mine development               (194,246)               (151,358)               (178,754)
Additions to advance mining royalties                                       (11,305)                (20,260)                (25,292)
Acquisitions, net                                                                --                 (10,502)                (63,265)
Investment in joint venture                                                      --                      --                  (4,325)
Proceeds from coal contract restructurings                                       --                      --                  32,904
Proceeds from sale of Australian operations                                      --                 455,000                      --
Proceeds from property and equipment disposals                               13,551                  18,925                  19,284
Proceeds from sale-leaseback transactions                                    19,011                  28,800                  34,234
Net cash used in assets sold - Australian operations                             --                 (34,684)                     --
                                                                          ---------               ---------               ---------
  Net cash provided by (used in) continuing operations                     (172,989)                285,921                (185,214)
  Net cash provided by (used in) discontinued operations                         --                 102,541                    (170)
                                                                          ---------               ---------               ---------
  Net cash provided by (used in) investing activities                      (172,989)                388,462                (185,384)
                                                                          ---------               ---------               ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from short-term borrowings and long-term debt                       53,123                  65,302                  22,026
Payments of short-term borrowings and long-term debt                       (458,797)               (633,905)               (209,985)
Net proceeds from initial public offering                                   449,832                      --                      --
Distributions to minority interests                                          (1,626)                 (4,690)                 (3,353)
Dividends received                                                               --                  19,916                      --
Dividends paid                                                              (10,393)                     --                      --
Repurchase of treasury stock                                                     --                  (1,113)                     --
Net cash provided by assets sold - Australian operations                         --                  10,591                      --
Other                                                                           951                     562                      --
                                                                          ---------               ---------               ---------
  Net cash provided by (used in) continuing operations                       33,090                (543,337)               (191,312)
  Net cash used in discontinued operations                                       --                      --                 (13,869)
                                                                          ---------               ---------               ---------
  Net cash provided by (used in) financing activities                        33,090                (543,337)               (205,181)
Effect of exchange rate changes on cash and cash equivalents                     --                      --                    (806)
                                                                          ---------               ---------               ---------
Net decrease in cash and cash equivalents                                   (24,101)                 (2,895)               (128,460)
Cash and cash equivalents at beginning of period                             62,723                  65,618                 194,078
                                                                          ---------               ---------               ---------
Cash and cash equivalents at end of period                                $  38,622               $  62,723               $  65,618
                                                                          =========               =========               =========

See accompanying notes to consolidated financial statements

                                                                  PEABODY ENERGY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of the Company and its controlled affiliates. All significant intercompany transactions, profits, and balances have been eliminated in consolidation.

     The consolidated results of operations and cash flows for the years ended March 31, 2001 and 2000 include the results of the Company's Australian operations, which were sold in January 2001 (see Note 7).

     In May 2000, the Company signed a purchase and sale agreement with Edison Mission Energy to sell Citizens Power LLC ("Citizens Power") (see Note 8). Results of operations and cash flows for the years ended March 31, 2001 and 2000 reflect Citizens Power as a discontinued operation.

     In April 2001, the Company changed its name from P&L Coal Holdings Corporation to Peabody Energy Corporation.

     In July 2001, the Company changed its fiscal year-end from March 31 to December 31. This change was first effective with respect to the nine months ended December 31, 2001.

DESCRIPTION OF BUSINESS

     The Company is engaged in the mining of coal for sale primarily to electric utilities, and markets and trades coal and emission allowances.

NEW PRONOUNCEMENTS

     Effective April 1, 2001, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133," and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities." The adoption of SFAS Nos. 133, 137 and 138 did not have a material impact on the Company's financial condition or results of operations. In addition, the Derivatives Implementation Group ("DIG") has concluded on certain SFAS Nos. 133 and 138 Implementation Issues. There was no material impact on the Company's consolidated financial statements from guidance provided by the DIG.

     In June 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets," effective for fiscal years beginning after December 15, 2001 (effective January 1, 2002 for the Company). SFAS No. 141 prohibits the use of the pooling-of-interests method to account for business combinations initiated after June 30, 2001, expands the disclosure requirements related to business combinations and changes the criteria for recognition of intangible assets apart from goodwill. Under SFAS No. 142, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subjected to annual impairment tests in accordance with the Statement. The adoption of SFAS Nos. 141 and 142 did not have a material effect on the Company's financial condition or results of operations.

JOINT VENTURES

     Joint ventures are accounted for using the equity method. Prior to the sale in January 2001, undivided interests in Australia were reported using pro rata consolidation whereby the Company reported its proportionate share of assets, liabilities, income and expenses. All significant intercompany transactions have been eliminated in consolidation.

     The financial statements include the following operating amounts for Australian entities utilizing pro rata consolidation (dollars in thousands):


                                        Year Ended                   Year Ended
                                    March 31, 2001               March 31, 2000
                                    --------------               --------------
Total revenues                            $144,481                     $122,689
Operating profit                            21,111                       17,038


ACCOUNTING FOR COAL AND EMISSION ALLOWANCE TRADING

     Coal and emission allowance trading activities are accounted for using the fair value method. Under such method, the derivative commodity instruments (forwards, options and swaps) with third parties are reflected at market value and are included in "Assets and liabilities from coal and emission allowance trading activities" in the consolidated balance sheets. In the absence of quoted values, financial commodity instruments are valued at fair value, considering the net present value of the underlying sales and purchase obligations and the volatility of the underlying commodity. Subsequent changes in market value are recorded as unrealized gains or losses in "Other revenues" in the period of change. Seventy-six percent of the contracts in the Company's trading portfolio as of December 31, 2001 were valued utilizing prices from over-the-

PEABODY ENERGY
counter market sources. The remaining 24% of the Company's contracts were valued based on over-the-counter market source prices adjusted for differences in coal quality and content, as well as contract duration. At December 31, 2001, 75% of the Company's trading portfolio relates to positions terminating during 2002 (see Note 4).

     As a writer of options, the Company receives a premium when the option is written and then bears the risk of unfavorable changes in the price of the financial instruments underlying the option. Forwards, swaps and over-the-counter options are traded in unregulated markets.

     Over-the-counter forwards, options and swaps are either liquidated with the same counterparty or held to settlement date. For these financial instruments, the unrealized gains or losses on financial settlements, rather than the contract amounts, represent the approximate future cash requirements. Realized gains and losses on financially settled transactions are recorded as part of "Other revenues" as they occur. Physical settlements are recorded on a gross basis within "Sales" and "Operating costs and expenses."

REVENUE RECOGNITION

    The Company recognizes revenue from coal sales when title passes to the customer. The Company incurs certain "add-on" taxes and fees on coal sales. Coal sales are reported including taxes and fees charged by various federal and state governmental bodies.

OTHER REVENUES

     Other revenues include royalties related to coal lease agreements, earnings and losses from joint ventures, farm income, contract restructuring payments, coalbed methane extraction, coal and emission allowance trading activities and revenues from contract mining services. Royalty income generally results from the lease or sub-lease of mineral rights to third parties, with payments based upon a percentage of the selling price or an amount per ton of coal produced. Certain agreements require minimum annual lease payments regardless of the extent to which minerals are produced from the leasehold. The terms of these agreements generally range from specified periods of five to 20 years, or can be for an unspecified period until all reserves are depleted.


CASH AND CASH EQUIVALENTS

     Cash and cash equivalents are stated at cost, which approximates fair value. Cash equivalents consist of highly liquid investments with original maturities of three months or less.

INVENTORIES

     Materials and supplies and coal inventory are valued at the lower of average cost or market. Coal inventory costs include labor, supplies, equipment costs, operating overhead and other related costs.

PROPERTY, PLANT, EQUIPMENT AND MINE DEVELOPMENT

     Property, plant, equipment and mine development are recorded at cost. Interest costs applicable to major asset additions are capitalized during the construction period, including $1.7 million, $0.3 million and $1.8 million for the nine months ended December 31, 2001 and years ended March 31, 2001 and 2000, respectively.

     Expenditures which extend the useful lives of existing plant and equipment are capitalized. Maintenance and repairs are charged to operating costs as incurred. Costs incurred to develop coal mines or to expand the capacity of operating mines are capitalized. Costs incurred to maintain current production capacity at a mine and exploration expenditures are charged to operating costs as incurred. Certain costs to acquire computer hardware and the development and/or purchase of software for internal use are capitalized and depreciated over the estimated useful lives.

     The fair value of coal reserves was established by an independent third party review and evaluation at the time of the Company's acquisition in May 1998. Reserves acquired subsequent to that date are recorded at cost. As of December 31, 2001, the net book value of coal reserves totaled $3.5 billion. This amount includes $1.3 billion attributable to properties where the Company is not currently engaged in mining operations or leasing to third parties and, therefore, the coal reserves are not currently being depleted.

     Depletion of coal interests is computed using the units-of-production method utilizing only proven and probable reserves in the depletion base.

                                                                  PEABODY ENERGY

Mine development costs are principally amortized over the estimated lives of the mines using the straight-line method. Depreciation of plant and equipment (excluding life of mine assets) is computed using the straight-line method over the estimated useful lives as follows:


                                                        Years
                                                        -----
Building and improvements                            10 to 20
Machinery and equipment                               3 to 30
Leasehold improvements                          Life of Lease


     In addition, certain plant and equipment assets associated with mining are depreciated using the straight-line method over the estimated life of the mine, which varies from one to 26 years.

GENERATION DEVELOPMENT COSTS

     Development costs, including expenditures for permitting and licensing, related to coal-based electricity generation are recorded at cost. Start-up costs, including feasibility studies, are expensed as incurred. Development costs of $5.1 million were recorded as part of "Investments and other assets" in the consolidated balance sheet as of December 31, 2001.

ACCRUED RECLAMATION AND OTHER ENVIRONMENTAL LIABILITIES

     The Company records a liability for the estimated costs to reclaim land as the acreage is disturbed during the ongoing surface mining process. The estimated costs to reclaim support acreage and to perform other related functions at both surface and underground mines are recorded ratably over the lives of the mines. As of December 31, 2001, the Company had $684.9 million in surety bonds outstanding to secure reclamation obligations or activities. The amount of reclamation self-bonding in certain states in which the Company qualifies was $216.4 million as of December 31, 2001.

     Accruals for other environmental matters are recorded in operating expenses when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated. Accrued liabilities are exclusive of claims against third parties and are not discounted. In general, costs related to environmental remediation are charged to expense.

INCOME TAXES

     Income taxes are accounted for using a balance sheet approach known as the liability method. The liability method accounts for deferred income taxes by applying statutory tax rates in effect at the date of the balance sheet to differences between the book and tax basis of assets and liabilities.

POSTEMPLOYMENT BENEFITS

     The Company provides postemployment benefits to qualifying employees, former employees and dependents under the provisions of various benefit plans or as required by state or federal law. The Company accounts for workers' compensation obligations and other Company-provided postemployment benefits on the accrual basis of accounting.

USE OF ESTIMATES IN THE PREPARATION OF THE CONSOLIDATED FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

IMPAIRMENT OF LONG-LIVED ASSETS

     The Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets under various assumptions are less than the carrying amounts of those assets. Impairment losses are measured by comparing the estimated fair value of the assets to their carrying amount.

FOREIGN CURRENCY TRANSLATION

     The Company had no material foreign affiliates or subsidiaries for the nine months ended December 31, 2001. In prior years, the assets and liabilities of foreign affiliates were translated at current exchange rates, and related translation adjustments were reported as a component of comprehensive income. Statement of operations accounts were translated at an average rate for each period. The Company sold its Australian mining operations in January 2001.

RECLASSIFICATIONS

     Certain amounts in prior periods have been reclassified to conform with the report classifications of the nine months ended December 31, 2001, with no effect on previously reported net income or stockholders' equity.


PEABODY ENERGY

(2) INITIAL PUBLIC OFFERING

     On May 22, 2001, the Company completed an initial public offering of 17,250,000 shares of common stock. Net proceeds from the offering of $449.8 million were primarily used to repay debt. See further discussion of these debt repayments in Note 15.


(3) RISK MANAGEMENT AND FINANCIAL INSTRUMENTS

     The Company is exposed to various types of market risk in the normal course of business, including fluctuations in commodity prices, interest rates and foreign currency exchange rates. Market risks are actively monitored to ensure compliance with the risk management policies of the Company. In most cases, commodity price risk (excluding coal and emission allowance trading activities) is mitigated through the use of fixed-price contracts rather than financial instruments, while interest rate and foreign currency exchange risk are managed through the use of forward contracts, swaps and other financial instruments.

     The Company performs a value at risk analysis of its trading portfolio, which includes over-the-counter and brokerage trading of coal and emission allowances. The Company's value at risk model is based on the industry standard risk-metrics variance/co-variance approach, which captures exposure related to both option and physical positions. The value at risk model assumes a fifteen-day holding period and a 95% confidence interval.

     The use of value at risk allows management to aggregate market risks across products in the portfolio, compare risk on a consistent basis and identify the drivers of risk. Due to the subjectivity in the choice of the liquidation period, reliance on historical data to calibrate the models and the inherent limitations in the value at risk methodology, including the use of delta/gamma adjustments related to options, the Company performs regular stress, back testing and scenario analyses to estimate the impacts of market changes on the value of the portfolio. The results of these analyses are used to supplement the value at risk methodology and capture additional market related risks.


     During the nine months ended December 31, 2001, the low, high, and average values at risk for our coal trading portfolio were $0.7 million, $5.0 million, and $1.8 million, respectively. Our emission allowance value at risk averaged $0.1 million during the nine months ended December 31, 2001, and did not exceed $0.6 million during the period.


     The Company also monitors other types of risk associated with its coal and emission allowance trading activities, including market liquidity, counterparty nonperformance and position valuation.

FINANCIAL INSTRUMENTS

     Effective April 1, 2001, the Company adopted SFAS No. 133 and SFAS No. 138, which require the recognition of all derivatives as assets or liabilities within the consolidated balance sheet at fair value. Gains or losses on derivative financial instruments designated as fair value hedges are recognized immediately in the consolidated statement of operations, along with the offsetting gain or loss related to the underlying hedged item. As of December 31, 2001, the Company had designated interest rate swaps with notional amounts totaling $150.0 million as a fair value hedge of $150.0 million of its Senior Notes.

     Gains or losses on derivative financial instruments designated as cash flow hedges are recorded as a separate component of stockholders' equity until settlement (or until hedge ineffectiveness is determined), whereby gains or losses are reclassified to the consolidated statement of operations in conjunction with the recognition of the underlying hedged item.

     Prior to the sale in January 2001, the Company's Australian operations used forward currency contracts to manage their exposure against foreign currency fluctuations on sales denominated in U.S. dollars. These financial instruments were accounted for using the deferral method. Changes in the market value of these transactions were deferred until the gain or loss on the underlying hedged item was recognized as part of the related transaction. If the future sale was no longer anticipated, the changes in market value of the forward currency contracts were recognized as an adjustment to revenue in the period of change.

CONCENTRATION OF CREDIT RISK

     The Company's concentration of credit risk is substantially with energy producers and marketers and electric utilities. The Company's policy is to independently evaluate each customer's creditworthiness prior to entering into transactions and to constantly monitor the credit extended. In the event that the Company engages in a transaction with a counterparty that does not meet its credit standards, the Company will protect its position by requiring the counterparty to provide appropriate credit enhancement.


                                                                  PEABODY ENERGY

     Counterparty risk with respect to interest rate swap transactions is not considered to be significant based upon the creditworthiness of the participating financial institutions.

OTHER

    Approximately 35% of the Company's U.S. coal employees are affiliated with organized labor unions, which accounted for approximately 21% of sales volume in the U.S. during the nine months ended December 31, 2001. Hourly workers at the Company's mines in Arizona, Colorado and Montana are represented by the United Mine Workers of America under the Western Surface Agreement, which was ratified in 2000 and is effective through September 1, 2005. Union labor east of the Mississippi is also represented by the United Mine Workers of America but is subject to the National Bituminous Coal Wage Agreement. The current five-year labor agreement, effective from January 1, 2002 to December 31, 2006, was ratified by the United Mine Workers of America in December 2001.


(4) ASSETS AND LIABILITIES FROM COAL AND EMISSION ALLOWANCE TRADING ACTIVITIES

     The fair value of the financial instruments related to coal and emission allowance trading activities as of December 31, 2001, which include energy commodities, are set forth below:


(Dollars in thousands)                         Fair Value
                                    -----------------------------------
                                      Assets                Liabilities
                                    ---------               -----------
Forward contacts                    $  54,234                $  40,684
Option contracts                        6,275                    5,007
                                    ---------                ---------
Total                               $  60,509                $  45,691
                                    =========                =========

     Seventy-six percent of the contracts in the Company's trading portfolio as of December 31, 2001 were valued utilizing prices from over-the-counter market sources. The remaining 24% of our contracts were valued based on over the counter market source prices adjusted for differences in coal quality and content, as well as contract duration.

     As of December 31, 2001, the timing of trading portfolio contract expirations are as follows:


Years of Expiration                     Percentage of Portfolio
-------------------                     -----------------------
2002                                              75%
2003                                               3%
2004                                              18%
2005                                               3%
2006                                               1%
                                                 ----
                                                 100%
                                                 ====

     At December 31, 2001, 89% of our credit exposure related to coal and emission allowance trading activities is with counterparties that are investment grade.

     Our coal trading operations traded 39.4 million tons, 55.8 million tons, and 12.7 million tons for the nine months ended December 31, 2001 and the years ended March 31, 2001 and 2000, respectively.


(5) ACCOUNTS RECEIVABLE SECURITIZATION

     In March 2000, the Company and its wholly-owned, bankruptcy-remote subsidiary ("Seller") established a five-year accounts receivable securitization program. Under the program, undivided interests in a pool of eligible trade receivables that have been contributed to the Seller are sold, without recourse, to a multi-seller, asset-backed commercial paper conduit ("Conduit"). Purchases by the Conduit are financed with the sale of highly rated commercial paper. The Company utilized proceeds from the sale of its accounts receivable to repay long-term debt, effectively reducing its overall borrowing costs. The funding cost of the securitization program was $4.5 million and $8.7 million for the nine months ended December 31, 2001 and the year ended March 31, 2001, respectively. The securitization program is currently scheduled to expire in 2007.

     Under the provisions of SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," (as amended by SFAS No. 140) the securitization transactions have been recorded as sales, with those accounts receivable sold to the Conduit removed from the consolidated balance sheet. The amount of undivided interests in accounts receivable sold to the Conduit was $140.0 million as of December 31, 2001 and March 31, 2001.


PEABODY ENERGY

     The Seller is a separate legal entity whose assets are available first and foremost to satisfy the claims of its creditors. Eligible receivables, as defined in the securitization agreement, consist of trade receivables from our domestic subsidiaries, excluding Black Beauty Coal Company ("Black Beauty"), reduced for certain items such as past due balances and concentration limits. Of the eligible pool of receivables contributed to the Seller, undivided interests in only a portion of the pool are sold to the Conduit. The portion of eligible receivables not sold to the Conduit remain an asset of the Seller ($63.4 million as of December 31, 2001). The Seller's interest in these receivables is subordinate to the Conduit's interest in the event of default under the securitization agreement.

(6) BUSINESS COMBINATIONS

BLACK BEAUTY COAL COMPANY

     Effective January 1, 2000, Black Beauty invested $6.6 million to increase its ownership interest and obtain control of three of its Midwestern coal mining affiliates - Sugar Camp Coal, LLC, Arclar Coal Company, LLC and United Minerals Company, LLC. Prior to the year beginning April 1, 1999, interests in these affiliates were accounted for under the equity method, and effective January 1, 2000, the Company obtained decision-making control and began accounting for its 75% interest in these affiliates on a consolidated basis. The Company elected to consolidate these affiliates as part of its results of operations effective April 1, 1999.

PEABODY RESOURCES LIMITED

     Effective August 20, 1999, Peabody Resources Limited purchased a 55% interest in the Moura Mine in Queensland, Australia for $30.2 million. The acquisition was accounted for as a purchase and the operating results were included in the Company's consolidated financial statements from the date of acquisition using pro rata consolidation. The Moura Mine was included in the sale of Australian operations in January 2001.

(7) SALE OF AUSTRALIAN OPERATIONS

     On January 29, 2001, the Company sold its Australian operations to Coal & Allied, a 71%-owned subsidiary of Rio Tinto Limited. The selling price was $446.8 million, plus the assumption of all liabilities. The Company used the proceeds from the sale to repay long-term debt. The pretax gain on sale of $171.7 million was included in the consolidated statement of operations for the year ended March 31, 2001. The gain on sale was $124.2 million on an after-tax basis.

(8) DISCONTINUED OPERATIONS

     On March 13, 2000, the Board of Directors authorized management to sell Citizens Power, its wholly-owned subsidiary that engaged in power trading and power contract restructuring transactions. Subsequent to March 31, 2000, the Company signed an agreement to sell Citizens Power to Edison Mission Energy. As of March 31, 2000, the Company estimated its loss on disposal of the entity to be $109.5 million on a pretax basis ($78.3 million after-tax), which included an $8.0 million pretax provision for expected operating losses through the expected disposal date. The Company completed the sale of operations and the monetization of non-trading assets held by Citizens Power in March 2001, resulting in an after-tax decrease to the loss on disposal of $12.9 million.

     As a result of the estimated loss on the disposal of the entity, the results of operations of Citizens Power were reported separately as a discontinued operation in the consolidated statements of operations for the year ended March 31, 2000, and are summarized as follows (dollars in thousands):



Revenues                                               $17,225
Loss before income taxes                                13,384
Income tax benefit                                       1,297
Net loss from discontinued operations                   12,087


(9) EARNINGS PER SHARE

     A reconciliation of the weighted average shares outstanding for the nine months ended December 31, 2001 follows:


                                                       Nine Months Ended
                                                       December 31, 2001
                                                       -----------------
Weighted average shares outstanding - basic               48,746,444
Dilutive impact of stock options                           1,778,534
                                                          ----------
Weighted average shares outstanding - diluted             50,524,978
                                                          ==========


     In connection with the Company's initial public offering in May 2001, all outstanding shares of preferred stock, Class A common stock and Class B common stock were converted into a single class of common stock on a one-for-one basis. Prior to its initial public offering, the Company applied the "two-class method" of computing earnings per share as prescribed in SFAS No. 128, "Earnings Per Share." In accordance with SFAS No. 128, income or loss was allocated to the then existing preferred stock, Class A common stock and Class B common stock on a pro-rata basis. Basic and diluted earnings




                                                                  PEABODY ENERGY

(loss) per share was calculated by dividing income from continuing operations, income (loss) from discontinued operations, extraordinary loss from early extinguishment of debt and net income, respectively, that was attributable to the Company's Class A and Class B common shares by the weighted average number of common shares outstanding for each class of common stock.

     A reconciliation of income from continuing operations, income (loss) from discontinued operations, extraordinary loss from early extinguishment of debt and net income follows:


                                                               Year Ended       Year Ended
(Dollars in thousands)                                     March 31, 2001   March 31, 2000
                                                           --------------   --------------
Income from continuing operations attributed to:
Preferred stock                                             $     20,819      $     23,998
Class A common stock                                              79,111            91,190
Class B common stock                                               2,750             3,382
                                                            ------------      ------------
 Total                                                      $    102,680      $    118,570
                                                            ============      ============
Income (loss) from discontinued operations
attributed to:
Preferred stock                                             $      2,621      $    (18,289)
Class A common stock                                               9,958           (69,494)
Class B common stock                                                 346            (2,577)
                                                            ------------      ------------
 Total                                                      $     12,925      $    (90,360)
                                                            ============      ============
Extraordinary loss from early extinguishment
of debt attributed to:
Preferred stock                                            $      (1,733)     $       --
Class A common stock                                              (6,583)             --
Class B common stock                                                (229)             --
                                                            ------------      ------------
 Total                                                      $     (8,545)     $       --
                                                            ============      ============
Net income attributed to:
Preferred stock                                             $     21,707      $      5,709
Class A common stock                                              82,486            21,696
Class B common stock                                               2,867               805
                                                            ------------      ------------
 Total                                                      $    107,060      $     28,210
                                                            ============      ============
Weighted average shares outstanding:
Class A common stock                                          26,600,000        26,600,000
Class B common stock                                             924,626           986,370
                                                            ------------      ------------
 Total                                                        27,524,626        27,586,370
                                                            ============      ============

     Any difference between basic and diluted earnings (loss) per share was attributable to stock options. For the years ended March 31, 2001 and 2000, options for 5.2 million shares were excluded from the diluted earnings per share calculations for the Company's Class A and Class B common stock because they were anti-dilutive.


(10) COAL INVENTORY

     Coal inventory consisted of the following:


(Dollars in thousands)  Dec. 31, 2001   March 31, 2001
----------------------  -------------   --------------
Raw coal                 $ 15,979          $ 14,587
Work in process           137,808           122,699
Saleable coal              23,123            34,193
                         --------          --------
 Total                   $176,910          $171,479
                         ========          ========


     Raw coal represents coal stockpiles that may be sold in current condition or may be further processed prior to shipment to a customer. Work in process consists of the costs to remove overburden above an unmined coal seam as part of the surface mining process. These costs include labor, supplies, equipment costs and operating overhead, and are charged to operations as coal from the seam is sold.


(11) LEASES

     The Company leases equipment and facilities under various noncancelable lease agreements. Certain lease agreements require the maintenance of specified ratios and contain restrictive covenants which limit indebtedness, subsidiary dividends, investments, asset sales and other Company actions. Rental expense under operating leases was $72.9 million, $82.4 million and $55.7 million for the nine months ended December 31, 2001 and the years ended March 31, 2001 and 2000, respectively. The net book value of property, plant, equipment and mine development assets under capital leases was $2.1 million and $2.4 million as of December 31, 2001 and March 31, 2001, respectively.

     The Company also leases coal reserves under agreements that require royalties to be paid as the coal is mined. Certain agreements also require minimum annual royalties to be paid regardless of the amount of coal mined during the year. Total royalty expense was $129.6 million, $165.8 million and $164.2 million for the nine months ended December 31, 2001 and the years ended March 31, 2001 and 2000, respectively.



PEABODY ENERGY

     A substantial amount of the coal mined by the Company is produced from reserves leased from the owner of the coal. One of the major lessors is the U.S. government, from which the Company leases substantially all of the coal it mines in Wyoming, Montana and Colorado under terms set by Congress and administered by the U.S. Bureau of Land Management. The terms of these leases are generally for an initial term of ten years but may be extended by diligent development and mining of the reserve until all economically recoverable reserves are depleted. The Company has met the diligent development requirements for substantially all of these federal leases either directly through production or by including the lease as a part of a logical mining unit with other leases upon which development has occurred. Annual production on these federal leases must total at least 1% of the original amount of coal in the entire logical mining unit. Royalties are payable monthly at a rate of 12.5% of the gross realization from the sale of the coal mined using surface mining methods and at a rate of 8.0% of the gross realization for coal produced using underground mining methods. The Company also leases the coal production at its Arizona mines from The Navajo Nation and the Hopi Tribe under leases that are administered by the U.S. Department of the Interior. These leases expire once mining activities cease. The royalty rates are also generally based upon a percentage of the gross realization from the sale of coal. These rates are subject to redetermination every ten years under the terms of the leases. The remainder of the leased coal is generally leased from state governments, land holding companies and various individuals. The duration of these leases varies greatly. Typically, the lease terms are automatically extended as long as active mining continues. Royalty payments are generally based upon a specified rate per ton or a percentage of the gross realization from the sale of the coal.

     During the nine months ended December 31, 2001 and the years ended March 31, 2001 and 2000, the Company sold certain assets for $19.0 million, $28.8 million and $34.2 million, respectively, and those assets were leased back under operating lease agreements from the purchasers over a period of four to nine years. No gains or losses were recognized on these transactions. Each lease agreement contains renewal options at lease termination and purchase options at amounts approximating fair market value during the lease and at lease termination.

     As of December 31, 2001 the Company's lease obligations were secured by outstanding surety bonds and letters of credit totaling $140.4 million.


     Future minimum lease and royalty payments as of December 31, 2001 are as follows:

                                                      Capital    Operating       Coal
Year Ended December 31                                 Leases       Leases   Reserves
(Dollars in thousands)
----------------------                                --------   ---------   ---------
2002                                                    $ 895     $ 65,511    $ 36,725
2003                                                      470       59,457      13,270
2004                                                      399       54,364      12,848
2005                                                      292       43,974      12,576
2006                                                      287       36,990      12,242
2007 and thereafter                                        53       72,610      32,454
----                                                    -----     --------    --------
Total minimum lease payments                            2,396     $332,906    $120,115
                                                                  ========    ========
Less interest                                             332
                                                          ---
Present value of minimum capital lease payments        $2,064
                                                       ======


(12) ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses consisted of the following:


(Dollars in thousands)                          Dec. 31, 2001    March 31, 2001
                                                -------------    --------------
Trade accounts payable                               $224,225          $208,174
Accrued taxes other than income                        76,661            78,342
Accrued payroll and related benefits                   51,310            48,224
Accrued health care                                    78,005            66,407
Accrued interest                                       16,924            38,170
Workers' compensation obligations                      42,652            33,568
Accrued royalties                                      20,603            21,445
Accrued lease payments                                 10,029            10,296
Other accrued expenses                                 71,704            72,341
                                                     --------          --------
Total accounts payable and accrued expenses          $592,113          $576,967
                                                     ========          ========


(13) INCOME TAXES

     Pretax income (loss) from continuing operations consisted of the following:


                          Nine Months Ended           Year Ended                   Year Ended
(Dollars in thousands)    December 31, 2001          March 31, 2001              March 31, 2000
----------------------    -----------------          --------------              --------------
U.S.                        $ 28,707                    $105,184                    $(49,550)
Non U.S.                         293                      47,710                      42,152
                            --------                    --------                    --------
Total                       $ 29,000                    $152,894                    $ (7,398)
                            ========                    ========                    ========

                                                                  PEABODY ENERGY

     Total income tax provision (benefit) from continuing operations consisted of the following:


                                   Nine Months Ended    Year Ended         Year Ended
(Dollars in thousands)             December 31, 2001  March 31, 2001     March 31, 2000
----------------------             ------------------ --------------     --------------
Current:
U.S. federal                       $     313           $     170           $      --
Non U.S.                                  --              19,150              16,224
State                                    250                 100                  57
                                   ---------           ---------           ---------
Total current                            563              19,420              16,281
Deferred:
U.S. federal                           2,883              29,284            (124,807)
Non U.S.                                  --              (1,039)             (4,037)
State                                   (981)             (4,975)            (28,959)
                                   ---------           ---------           ---------
Total deferred                         1,902              23,270            (157,803)
                                   ---------           ---------           ---------
Total provision (benefit)          $   2,465           $  42,690           $(141,522)
                                   =========           =========           =========

     The deferred tax benefit for the year ended March 31, 2000 includes the effect of a change in tax regulations and statutes in that current period which allowed the Company to make a tax election to treat a wholly-owned partnership as a corporation. The election eliminated a $144.0 million deferred tax liability previously recognized pursuant to the provisions of SFAS No. 109 on the "outside tax basis," which represents the tax-effected difference between the book value and the tax basis of the investment in the partnership interest. The election allowed the Company to treat the partnership as a corporation and look to the "inside tax basis," which represents the tax-effected difference between the book value of the assets and liabilities recorded on the balance sheet of the partnership and the tax basis of the individual assets and liabilities. The Company recognized a deferred tax benefit of $144.0 million in the year ended March 31, 2000 related to this election.

     The non - U.S. deferred tax provision for the year ended March 31, 2000 included a benefit of $3.2 million due to changes in the Australian tax rate from 36% to 34% effective April 1, 2000.

     The income tax rate on income (loss) from continuing operations differed from the U.S. federal statutory rate as follows:


                                Nine Months Ended          Year Ended          Year Ended
(Dollars in thousands)          December 31, 2001      March 31, 2001      March 31, 2000
----------------------          -----------------      --------------      --------------
Federal statutory rate                  $  10,150           $  53,513         $    (2,589)
Changes in valuation allowance              9,023              35,775              31,907
Partnership tax basis election                 --                --              (144,028)
Foreign earnings and
disposition gains                             103              (7,079)             (2,566)
State income taxes, net of
U.S. federal tax benefit                     (818)             (4,912)             (6,458)
Depletion                                 (19,769)            (37,369)            (26,151)
Other, net                                  3,776               2,762               8,363
                                        ---------           ---------         -----------
Total                                   $   2,465           $  42,690         $  (141,522)
                                        =========           =========         ===========


     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities consisted of the following:


(Dollars in thousands)                                 December 31, 2001        March 31, 2001
----------------------                                 -----------------        --------------
Deferred tax assets:
Accrued long-term reclamation and
mine closing liabilities                                     $    78,947           $    82,678
Accrued long-term workers' compensation liabilities               99,810               101,700
Postretirement benefit obligations                               422,830               429,035
Intangible tax asset and purchased contract rights               159,234               174,326
Tax credits and loss carryforwards                               289,117               257,796
Obligation to industry fund                                       21,747                23,106
Additional minimum pension liability                              20,982                   615
Others                                                            75,564                75,894
                                                             -----------           -----------
Total gross deferred tax assets                                1,168,231             1,145,150
Deferred tax liabilities:
Property, plant, equipment and mine
development principally due to differences
in depreciation, depletion and
asset writedowns                                               1,305,051             1,339,033
Long-term debt                                                    33,223                45,579
Others                                                           194,102               141,522
                                                             -----------           -----------
Total gross deferred tax liabilities                           1,532,376             1,526,134
Valuation allowance                                             (186,239)             (177,495)
                                                             -----------           -----------
Net deferred tax liability                                   $  (550,384)          $  (558,479)
                                                             ===========           ===========
Deferred taxes consisted of the following:
Current deferred income taxes                                $    14,380           $    12,226
Noncurrent deferred income taxes                                (564,764)             (570,705)
                                                             -----------           -----------
Net deferred tax liability                                   $  (550,384)          $  (558,479)
                                                             ===========           ===========

PEABODY ENERGY

     The Company's deferred tax assets include alternative minimum tax ("AMT") credits of $50.6 million and net operating loss ("NOL") carryforwards of $238.5 million as of December 31, 2001. The AMT credits have no expiration date and the NOL carryforwards expire beginning in the year 2019. The AMT credits and NOL carryforwards are offset by a valuation allowance of $186.2 million.

     The Company made U.S. federal tax payments totaling $0.5 million, $0.2 million and $0.3 million for the nine months ended December 31, 2001 and the years ended March 31, 2001 and 2000, respectively. The Company paid state and local income taxes totaling $0.3 million, $0.1 million and $0.6 million for the nine months ended December 31, 2001 and the years ended March 31, 2001 and 2000, respectively.

     Non-U.S. tax payments were $19.1 million and $8.8 million for the years ended March 31, 2001 and 2000, respectively. There were no non-U.S. tax payments in the nine months ended December 31, 2001.


(14) SHORT-TERM BORROWINGS

     At December 31, 2001 and March 31, 2001, the Company was not obligated for any short-term borrowings.

     The Company maintains a $480.0 million Revolving Credit Facility that has a borrowing sub-limit of $350.0 million and a letter of credit sub-limit of $330.0 million. The Company pays quarterly commitment fees at a 0.38% annual rate on the unused portion of its Revolving Credit Facility. Interest rates on the revolving loans under the Revolving Credit Facility are based on the Base Rate or LIBOR (as defined in the Senior Credit Facilities) at the Company's option. The applicable rate was 3.4% as of December 31, 2001. The Revolving Credit Facility commitment matures in June 2004. As of December 31, 2001, the Company had $73.8 million of letters of credit outstanding under the Revolving Credit Facility.

     Interest paid on short-term borrowings was $0.5 million, $1.4 million and $2.1 million for the nine months ended December 31, 2001 and the years ended March 31, 2001 and 2000, respectively. As of December 31, 2001, Lehman Commercial Paper Inc. had committed to provide $23.3 million of the Company's total available borrowing capacity under the Revolving Credit Facility. Affiliates of Lehman Brothers, Inc. own a majority of the Company's outstanding common stock.



(15) LONG-TERM DEBT

     Long-term debt consisted of the following:



(Dollars in thousands)                                 Dec. 31, 2001        March 31, 2001
----------------------                                 -------------        --------------
9.625% Senior Subordinated Notes
("Senior Subordinated Notes") due 2008                   $   391,390           $   498,854
8.875% Senior Notes ("Senior Notes") due 2008                316,413               399,062
5.0% Subordinated Note                                        90,026               169,875
Term loans under Senior Credit Facilities                         --               125,000
Senior unsecured notes under various agreements               83,571                91,429
Unsecured revolving credit agreement                          96,790                69,975
Other                                                         52,877                51,426
                                                         -----------           -----------
Total long-term debt                                       1,031,067             1,405,621
Less current maturities                                      (46,499)              (36,305)
                                                         -----------           -----------
Long-term debt, less current maturities                  $   984,568           $ 1,369,316
                                                         ===========           ===========


SENIOR SUBORDINATED NOTES AND SENIOR NOTES

     The Senior Subordinated Notes are general unsecured obligations of the Company and are subordinate in right of payment to all existing and future senior debt (as defined), including borrowings under the Senior Credit Facilities and the Senior Notes. The Senior Notes are general unsecured obligations of the Company, rank senior in right of payment to all subordinated indebtedness (as defined) and rank equally in right of payment with all current and future unsecured indebtedness of the Company. As of December 31, 2001, Lehman Brothers Inc. and its affiliates' share of the Company's Senior Subordinated Notes outstanding was $0.5 million. Lehman Brothers Inc. and its affiliates had no ownership interest in the Company's Senior Notes at December 31, 2001.

     The indentures governing the Senior Notes and Senior Subordinated Notes permit the Company and its Restricted Subsidiaries to incur additional indebtedness, including secured indebtedness, subject to certain limitations. In addition, among other customary restrictive covenants, the indentures prohibit the Company and its Restricted Subsidiaries from creating or otherwise causing any encumbrance or restriction on the ability of any Restricted Subsidiary that is not a Guarantor to pay dividends or to make certain other upstream payments to the Company or any of its Restricted Subsidiaries (subject to certain exceptions). The indentures permit us to pay annual dividends of up to the greater of 6% ($27.0 million) of the net proceeds from our initial public offering, or additional amounts based on, among other things, the sum of 50% of cumulative defined net income (since July 1, 1998) and 100% of the proceeds of our initial public offering.

                                                                  PEABODY ENERGY

SENIOR CREDIT FACILITIES

     The Senior Credit Facilities are secured by a first priority lien on certain assets of the Company and its domestic subsidiaries. The Company amended its Senior Credit Facilities effective May 22, 2001. The amendment permits the payment of cash dividends and other restricted payments subject to specified limitations and increases the amount available for borrowing under the Revolving Credit Facility from $200.0 million to $350.0 million. Term loans under the Facilities were fully repaid as of December 31, 2001. Lehman Brothers Inc.'s and its affiliates' share of the term loans outstanding as of March 31, 2001 was $1.8 million.

     The Revolving Credit Facility also contains certain restrictions and limitations including, but not limited to, financial covenants that will require the Company to maintain and achieve certain levels of financial performance. The facility permits the payment of annual cash dividends of up to the greater of $25.0 million or 10% of consolidated EBITDA, as defined in the facility. In addition, the Senior Credit Facilities prohibit the Company from allowing its Restricted Subsidiaries (which include all Guarantors) to create or otherwise cause any encumbrance or restriction on the ability of any such Restricted Subsidiary to pay any dividends or make certain other upstream payments subject to certain exceptions. As of December 31, 2001, the restricted net assets applicable under certain lease agreements of the Company's consolidated subsidiaries were $500.0 million.

5.0% SUBORDINATED NOTE

     The 5.0% Subordinated Note is recorded net of discount at an effective annual interest rate of 12.0%. Interest and principal are payable each March 1 and scheduled principal payments of $10.0 million per year are due from 2002 through 2006 with $60.0 million due March 1, 2007. The 5.0% Subordinated Note is expressly subordinated in right of payment to all prior indebtedness (as defined), including borrowings under the Senior Credit Facilities and the Senior Notes.

OTHER

     The senior unsecured notes represent obligations of Black Beauty and include $23.6 million of Senior Notes and three series of notes with an aggregate principal amount of $60.0 million. The Senior Notes bear interest at 9.2%, payable quarterly, and are prepayable in whole or in part at any time, subject to certain make-whole provisions. The three series of notes include Series A, B and C Notes, totaling $45.0 million, $5.0 million, and $10.0 million, respectively. The Series A Notes bear interest at an annual rate of 7.5% and are due in 2007. The Series B Notes bear interest at an annual rate of 7.4% and are due in 2003. The Series C Notes bear interest at an annual rate of 7.4% and are due in November 2002.

     At December 31, 2001, Black Beauty maintained a $120.0 million revolving credit facility with several banks that matures on April 17, 2004. Black Beauty may elect one or a combination of interest rates on its borrowings; the effective annual interest rate was 3.9% as of December 31, 2001. Borrowings outstanding as of December 31, 2001 were $96.8 million. Black Beauty paid quarterly commitment fees on the unused portion of its revolving credit facility at a 0.38% average annual rate for the nine months ended December 31, 2001.


     Other long-term debt, which consists principally of notes payable, is due in installments through 2004. The weighted average effective interest rate of this debt was 3.9% as of December 31, 2001.

     The aggregate amounts of long-term debt maturities subsequent to December 31, 2001 are as follows (dollars in thousands):


Year of Maturity
----------------
2002                                                              $     46,499
2003                                                                    40,322
2004                                                                   158,291
2005                                                                    17,775
2006                                                                    17,774
2007 and thereafter                                                    750,406
                                                                  ------------
Total                                                             $  1,031,067
                                                                  ============


     Interest paid on long-term debt was $100.3 million, $184.6 million and $196.9 million for the nine months ended December 31, 2001 and the years ended March 31, 2001 and 2000, respectively.

EXTRAORDINARY LOSS FROM EARLY EXTINGUISHMENT OF DEBT

     During the nine months ended December 31, 2001, the Company used substantially all of the $449.8 million of net proceeds from its initial public offering to repay debt. The Company repaid its remaining outstanding term loan under its Senior Credit Facilities of $125.0 million and used $100.0 million to repay borrowings under the revolving credit facility that were used to repay a portion of the Company's 5% Subordinated Note. The Company used $173.0 million of proceeds from the offering to repurchase $80.0 million in principal of the Senior Notes and $80.0 million in principal of the Senior Subordinated Notes pursuant to a tender offer. Finally, the Company used $3.1 million and $30.2 million of proceeds to repurchase an additional $2.9 million in principal of the Senior Notes and $27.8 million in principal of the Senior Subordinated Notes, respectively, in a private


PEABODY ENERGY
transaction. The repayments resulted in an extraordinary loss of $29.0 million, net of income taxes, which represented the excess of cash paid over the carrying value of the debt retired and the accelerated write-off of debt issuance costs related to the debt repaid.

     During the year ended March 31, 2001, the Company prepaid $565.0 million of term loans under its Senior Credit Facilities. As a result the prepayments, the Company recorded an extraordinary loss on debt extinguishment of $8.5 million, net of income taxes.

INTEREST RATE SWAPS

     The Company has designated interest rate swaps with notional amounts totaling $150.0 million as a fair value hedge of its Senior Notes. Under the swaps, the Company pays a floating rate based upon the six-month LIBOR rate for a period of seven years ending May 15, 2008. The applicable rate was 6.03% as of December 31, 2001.

     During the year ended March 31, 2001, the Company had in place interest rate swap agreements to fix the rate on a portion of its variable rate debt. These swaps were terminated during the year ended March 31, 2001, and the Company realized a net gain of approximately $5.1 million, which was included as a component of interest expense for that year.


(16) WORKERS' COMPENSATION OBLIGATIONS

     The workers' compensation obligations consisted of the following:


(Dollars in thousands)          Dec. 31, 2001      March 31, 2001
----------------------          -------------      --------------
Occupational disease costs          $ 164,062           $ 159,229
Traumatic injury claims                85,900              84,704
State assessment taxes                    410                 415
                                    ---------           ---------
  Total obligations                   250,372             244,348
Less current portion                  (42,652)            (33,568)
                                    ---------           ---------
  Noncurrent obligations            $ 207,720           $ 210,780
                                    =========           =========

     Workers' compensation obligations consist of amounts accrued for loss sensitive insurance premiums, uninsured claims, and related taxes and assessments under traumatic injury and occupational disease workers' compensation programs. As of December 31, 2001, the Company had $123.5 million in surety bonds outstanding to secure workers' compensation obligations.


     Certain subsidiaries of the Company are subject to the Federal Coal Mine Health & Safety Act of 1969, and the related workers' compensation laws in the states in which they operate. These laws require the subsidiaries to pay benefits for occupational disease resulting from coal workers' pneumoconiosis ("CWP"). The provision for CWP claims (including projected claims costs and interest discount accruals) was $11.7 million, $11.9 million and $12.0 million for the nine months ended December 31, 2001 and the years ended March 31, 2001 and 2000, respectively. Changes to the federal black lung regulations became effective in August 2001. The revised regulations are expected to result in higher costs. The charge recorded for the nine months ended December 31, 2001 includes the amount necessary to recognize the increase in the actuarial liability resulting from the revised regulations over a nine-year amortization period.

     The Company provides income replacement and medical treatment for work related traumatic injury claims as required by the applicable state law. The provision for traumatic injury claims (including projected claims costs and interest discount accruals) was $13.9 million, $15.7 million and $16.7 million for the nine months ended December 31, 2001 and the years ended March 31, 2001 and 2000, respectively.

     Certain subsidiaries are required to contribute to state workers' compensation funds for second injury and other costs incurred by the state fund based on a payroll-based assessment by the applicable state. The provision for state assessments was $10.9 million, $13.7 million and $14.0 million for the nine months ended December 31, 2001 and the years ended March 31, 2001 and 2000, respectively.

     The liability for occupational disease claims represents the present value of known claims and an actuarially-determined estimate of future claims that will be awarded to current and former employees. The projections for the nine months ended December 31, 2001 were based on a 7.85% per annum interest discount rate and a 3.5% estimate for the annual rate of inflation. The projections for the year ended March 31, 2001 were based on an 8.1% per annum discount rate and a 3.5% estimate for the annual rate of inflation. Traumatic injury workers' compensation obligations are estimated from both case reserves and actuarial determinations of historical trends, discounted at 7.85% and 8.1% for the nine months ended December 31, 2001 and the year ended March 31, 2001, respectively. Liability determinations for the year beginning January 1, 2002 will be based on a discount rate of 7.4% per annum and inflation at 3.5% per annum.



                                                                  PEABODY ENERGY

FEDERAL BLACK LUNG EXCISE TAX REFUND CLAIMS

     In addition to the obligations discussed above, certain subsidiaries of the Company are required to pay black lung excise taxes to the Federal Black Lung Trust Fund. The trust fund pays CWP benefits to entitled former miners who worked prior to July 1, 1973. Excise taxes are based on the selling price of the coal, up to a maximum per-ton amount.

     The Company recorded expense reductions of $21.0 million, $13.7 million and $5.0 million for the nine months ended December 31, 2001 and the years ended March 31, 2001 and 2000, respectively, related to excise tax refund claims filed with the Internal Revenue Service. These refund claims, covering the period from 1991-1999, were based on federal court actions that have determined that excise taxes paid on export sales of coal are unconstitutional. In addition, related interest income of $3.6 million was recorded during the year ended March 31, 2001.

(17) PENSION AND SAVINGS PLANS

     One of the Company's subsidiaries, Peabody Holding Company, sponsors a defined benefit pension plan covering a significant portion of all salaried U.S. employees (the "Peabody Plan"). A Peabody Holding Company subsidiary also has a defined benefit pension plan covering eligible employees who are represented by the United Mine Workers of America under the Western Surface Agreement of 2000 (the "Western Plan"). Peabody Holding Company and the Company's Gold Fields Mining Corporation ("Gold Fields") subsidiary sponsor separate unfunded supplemental retirement plans to provide senior management with benefits in excess of limits under the federal tax law and increased benefits to reflect a service adjustment factor. Lee Ranch Coal Company ("Lee Ranch"), a Gold Fields subsidiary, sponsors two defined benefit pension plans, one which covers substantially all Lee Ranch hourly employees (the "Lee Ranch Hourly Plan") and one which covers substantially all Lee Ranch salaried employees (the "Lee Ranch Salaried Plan").

     Benefits under the Peabody Plan and the Lee Ranch Salaried Plan are computed based on the number of years of service and compensation during certain years. Benefits under the Western Plan are computed based on the number of years of service with the subsidiary or other specified employers. Benefits under the Lee Ranch Hourly Plan are computed based on job classification and years of service.

     Annual contributions to the plans are made as determined by consulting actuaries based upon the Employee Retirement Income Security Act of 1974 minimum funding standard. In May 1998, the Company entered into an agreement with the Pension Benefit Guaranty Corporation which requires the Company to maintain minimum funding requirements. Assets of the plans are primarily invested in various marketable securities, including U.S. government bonds, corporate obligations and listed stocks. The funds are part of a master trust arrangement managed by the Company.

     Net periodic pension costs included the following components:

                                        Nine Months               Year                Year
                                              Ended              Ended               Ended
                                      Dec. 31, 2001     March 31, 2001      March 31, 2000
                                      -------------    ---------------      --------------
(Dollars in thousands)
Service cost for benefits earned           $  6,361           $  8,916           $  9,773
Interest cost on projected
 benefit obligation                          30,087             37,484             34,389
Expected return on plan assets              (33,860)           (43,932)           (42,691)
Other amortizations and deferrals               399             (2,174)              (455)
                                           --------           --------           --------
  Net periodic pension costs               $  2,987           $    294           $  1,016
                                           ========           ========           ========


     During the period ended March 31, 1999, the Company made an amendment to phase out the Peabody Plan beginning January 1, 2000. Effective January 1, 2001, certain employees no longer accrue future service under the plan while other employees accrue reduced service under the plan based on their age and years of service as of December 31, 2000. For plan benefit calculation purposes, employee earnings are also frozen as of December 31, 2000. The Company has adopted an enhanced savings plan contribution structure in lieu of benefits formerly accrued under the defined benefit pension plan.

PEABODY ENERGY

     The following summarizes the change in benefit obligation, change in plan assets and funded status of the Company's plans:


(Dollars in thousands)                                      Dec. 31, 2001                  March 31, 2001
----------------------                                      -------------                  --------------
Change in benefit obligation:
Benefit obligation at beginning of period                       $ 512,904                     $   459,195
Service cost                                                        6,361                           8,916
Interest cost                                                      30,087                          37,484
Plan amendments                                                        57                           6,995
Benefits paid                                                     (22,612)                        (29,340)
Actuarial loss                                                     39,024                          29,654
                                                                ---------                     -----------
Benefit obligation at end of period                               565,821                         512,904
                                                                ---------                     -----------
Change in plan assets:
Fair value of plan assets at beginning of period                  478,854                         507,776
Actual return on plan assets                                       24,318                            (611)
Employer contributions                                              7,957                           1,029
Benefits paid                                                     (22,612)                        (29,340)
                                                                ---------                     -----------
Fair value of plan assets at end of period                        488,517                         478,854
                                                                ---------                     -----------
Funded status                                                     (77,304)                        (34,050)
Unrecognized actuarial loss                                        69,831                          21,515
Unrecognized prior service cost                                     1,782                           1,873
                                                                ---------                     -----------
Accrued pension expense                                         $  (5,691)                    $   (10,662)
                                                                ---------                     -----------
Amounts recognized in the consolidated balance sheets:
Prepaid benefit cost                                            $      --                     $     4,594
Accrued benefit liability                                         (63,112)                        (23,333)
Intangible asset                                                    6,094                           6,600
Additional minimum pension liability                               51,327                           1,477
                                                                ---------                     -----------
Net amount recognized                                           $  (5,691)                    $   (10,662)
                                                                =========                     ===========


     The projected benefit obligation applicable to pension plans with accumulated benefit obligations in excess of plan assets was $565.8 million and $72.9 million as of December 31, 2001 and March 31, 2001, respectively. The accumulated benefit obligation related to these plans was $551.2 million and $71.3 million as of December 31, 2001 and March 31, 2001, respectively. The fair value of plan assets related to these plans was $488.5 million and $48.6 million as of December 31, 2001 and March 31, 2001, respectively. The projected benefit obligation exceeded plan assets for all plans as of December 31, 2001 and March 31, 2001.

     The provisions of SFAS No. 87, "Employers' Accounting for Pensions," require the recognition of an additional minimum liability and related intangible asset to the extent that accumulated benefits exceed plan assets. As of December 31, 2001 and March 31, 2001, the Company has recorded $51.3 million and $1.5 million, respectively, to reflect the Company's minimum liability.

     The assumptions used to determine the above projected benefit obligation as of the end of each fiscal period were as follows:

                                            December 31, 2001        March 31, 2001
                                             ----------------        --------------
Discount rate                                            7.4%                  7.85%
Rate of compensation increase                           4.25%                  4.25%
Expected rate of return on plan assets                   9.0%                   9.0%

     The Company amortizes actuarial gains and losses using a 5% corridor with a five-year amortization period.

     Certain subsidiaries make contributions to multi-employer pension plans, which provide defined benefits to substantially all hourly coal production workers represented by the United Mine Workers of America other than those covered by the Western Plan. Benefits under the United Mine Workers of America plans are computed based on service with the subsidiaries or other signatory employers. The amounts contributed to the plans and included in operating costs were $0.1 million and $0.3 million for the years ended March 31, 2001 and 2000, respectively. There were no contributions during the nine months ended December 31, 2001.

     The Company sponsors an employee retirement account for eligible salaried U.S. employees. The Company matches between 50.0% and 75.0% of voluntary contributions up to a maximum matching contribution between 3.0% and 6.0% of a participant's salary. Beginning with the year ended March 31, 2000, a performance contribution feature was added to the employee retirement account to allow for contributions up to a maximum of 4% of a participant's salary based upon meeting specified Company performance targets. Effective January 1, 2001, the Company increased the matching contribution to a maximum of 6.0% of a participant's salary. The expense for


                                                                  PEABODY ENERGY
these plans was $6.2 million, $6.4 million and $6.1 million for the nine months ended December 31, 2001 and the years ended March 31, 2001 and 2000, respectively.


(18) POSTRETIREMENT HEALTH CARE AND LIFE INSURANCE BENEFITS

     The Company currently provides health care and life insurance benefits to qualifying salaried and hourly retirees and their dependents from defined benefit plans established by the Company. Employees of Gold Fields are only eligible for life insurance benefits as provided by the Company. Plan coverage for the health and life insurance benefits is provided to future hourly retirees in accordance with the applicable labor agreement. The Company accounts for postretirement benefits using the accrual method.

     Net periodic postretirement benefits costs included the following components:

                                                  Nine Months               Year               Year
                                                        Ended              Ended              Ended
                                                Dec. 31, 2001     March 31, 2001     March 31, 2000
                                               --------------     --------------     --------------
(Dollars in thousands)
Service cost for benefits earned                     $  2,400           $  3,379           $  4,835
Interest cost on accumulated
  postretirement benefit obligation                    55,766             74,227             70,029
Amortization of prior service cost                     (8,352)            (2,610)            (2,488)
Amortization of actuarial gains                            --             (4,339)                --
                                                     --------           --------           --------
  Net periodic postretirement benefit costs          $ 49,814           $ 70,657           $ 72,376
                                                     ========           ========           ========


     The following table sets forth the plans' combined funded status reconciled with the amounts shown in the consolidated balance sheets:



(Dollars in thousands)                                December 31, 2001                 March 31, 2001
----------------------                                -----------------                 --------------
Change in benefit obligation:
  Benefit obligation at beginning of period                 $   991,234                    $   964,380
  Service cost                                                    2,400                          3,379
  Interest cost                                                  55,766                         74,227
  Plan amendments                                               (38,376)                            --
  Benefits paid                                                 (53,771)                       (60,589)
  Actuarial loss                                                 69,871                          9,837
                                                            -----------                    -----------
Benefit obligation at end of period                           1,027,124                        991,234
                                                            -----------                    -----------
Change in plan assets:
  Fair value of plan assets at beginning of
    period                                                           --                             --
  Employer contributions                                         53,771                         60,589
  Benefits paid                                                 (53,771)                       (60,589)
                                                            -----------                    -----------
Fair value of plan assets at end of period                           --                             --
                                                            -----------                    -----------
  Funded status                                              (1,027,124)                      (991,234)
  Unrecognized actuarial loss (gain)                             42,387                        (27,080)
  Unrecognized prior service cost                               (47,796)                       (17,776)
                                                            -----------                    -----------
Accrued postretirement benefit obligation                    (1,032,533)                    (1,036,090)
Less current portion                                             70,367                         62,011
                                                            -----------                    -----------
  Noncurrent obligation                                     $  (962,166)                   $  (974,079)
                                                            ===========                    ===========

     The assumptions used to determine the accumulated postretirement benefit obligation at the end of each fiscal period were as follows:

                                  December 31, 2001        March 31, 2001
                                  -----------------        --------------
Discount rate                     7.40%                    7.85%
Salary increase rate for life
  insurance benefit               4.25%                    4.25%
Health care trend rate:
  Pre-65                          7.15% down to            6.95% down to
                                  4.75% over 5 years       4.75% over 4 years
  Post-65                         6.33% down to            6.13% down to
                                  4.75% over 5 years       4.75% over 4 years
  Medicare                        5.88% down to            5.68% down to
                                  4.75% over 5 years       4.75% over 4 years

PEABODY ENERGY

Assumed health care cost trend rates have a significant effect on the amounts reported for health care plans. A one-percentage-point change in the assumed health care cost trend would have the following effects:

                                               One-Percentage-   One-Percentage-
(Dollars in thousands)                         Point Increase    Point Decrease
----------------------                         ---------------   ---------------
Effect on total service and interest
cost components                                    $    7,659          $  (6,354)
Effect on postretirement benefit obligation        $  133,964          $(111,412)


     In July 2001, the Company adopted changes to the prescription drug program. Effective January 1, 2002, an incentive mail order and comprehensive utilization management program was added to the prescription drug program. The effect of the change on the retiree health care liability is $38.4 million. The Company is recognizing the effect of the plan amendment over three years beginning July 1, 2001. Net periodic postretirement benefits costs for the nine months ended December 31, 2001 were reduced by $6.4 million for this change.

     In January 1999, the Company adopted reductions to the salaried employee medical coverage levels for employees retiring before January 1, 2003, which was subsequently changed to January 1, 2005. For employees retiring on or after January 1, 2005, the current medical plan is replaced with a medical premium reimbursement plan. This plan change does not apply to Powder River or Lee Ranch salaried employees. The change in the retiree health care plan resulted in a $22.4 million reduction to the salaried retiree health care liability. The Company is recognizing the effect of the plan amendment over nine years beginning January 1, 1999. The effect was $1.9 million for the nine months ended December 31, 2001 and $2.5 million for each of the years ended March 31, 2001 and 2000.

     The Company amortizes actuarial gains and losses using a 5% corridor with an amortization period of three years.

MULTI-EMPLOYER PENSION AND BENEFIT PLANS

     Retirees formerly employed by certain subsidiaries and their predecessors, who were members of the United Mine Workers of America, last worked before January 1, 1976 and were receiving health benefits on July 20, 1992, receive health benefits provided by the Combined Fund, a fund created by the Coal Industry Retiree Health Benefit Act of 1992 (the "Coal Act "). The Coal Act requires former employers (including certain subsidiaries of the Company) and their affiliates to contribute to the Combined Fund according to a formula. In addition, certain Federal Abandoned Mine Lands funds will be used to pay benefits to these orphaned retirees through 2004.

     The Company has recorded an actuarially determined liability representing the amounts anticipated to be due to the Combined Fund. The noncurrent portion of "Obligation to industry fund" reflected in the consolidated balance sheets as of December 31, 2001 and March 31, 2001 was $49.7 million and $52.2 million, respectively. The current portion related to this obligation reflected in "Accounts payable and accrued expenses" in the consolidated balance sheets as of December 31, 2001 and March 31, 2001 was $7.4 million and $5.6 million, respectively.

     Expense of $3.3 million was recognized for the nine months ended December 31, 2001 related to the interest discount accrual on the Company's obligation to the Combined Fund. A benefit of $8.0 million was recognized for the period ended March 31, 2001, which included interest discount of $4.6 million, net amortization of an actuarial gain of $1.1 million and a gain of $11.5 million related to beneficiaries formerly assigned to the Company by the Social Security Administration and withdrawn in the year ended March 31, 2001. Expense of $2.6 million was recognized for the period ended March 31, 2000 which included interest discount of $4.8 million, net of the amortization of an actuarial gain of $2.2 million.

     The Coal Act also established a multi-employer benefit plan ("1992 Plan") which will provide medical and death benefits to persons who are not eligible for the Combined Fund, who retired prior to October 1, 1994 and whose employer and any affiliates are no longer in business. A prior labor agreement established the 1993 United Mine Workers of America Benefit Trust ("1993 Plan") to provide health benefits for retired miners not covered by the Coal Act. The 1992 Plan and the 1993 Plan qualify under SFAS No. 106 as multiemployer benefit plans, which allows the Company to recognize expense as contributions are made. The amounts related to these funds were $0.5 million, $1.9 million and $1.7 million for the nine months ended December 31, 2001 and the years ended March 31, 2001 and 2000, respectively.

     Pursuant to the provisions of the Coal Act and the 1992 Plan, the Company is required to provide security in an amount equal to three times the cost of providing health care benefits for one year for all individuals receiving benefits


                                                                  PEABODY ENERGY
from the 1992 Plan who are attributable to the Company, plus all individuals receiving benefits from an individual employer plan maintained by the Company who are entitled to receive such benefits. In accordance with the Coal Act and the 1992 Plan, the Company has outstanding surety bonds as of December 31, 2001 of $100.2 million to secure the Company's obligation.


(19) STOCKHOLDERS' EQUITY

COMMON STOCK

     The Company has 150.0 million authorized shares of $0.01 par value common stock. Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights in the election of directors. Holders of common stock are entitled to ratably receive dividends if, as and when dividends are declared from time to time by the Board of Directors. Upon liquidation, dissolution or winding up, any business combination or a sale or disposition of all or substantially all of the assets, the holders of common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and accrued but unpaid dividends and liquidation preferences on any outstanding preferred stock or series common stock. The common stock has no preemptive or conversion rights and is not subject to further calls or assessment by the Company. There are no redemption or sinking fund provisions applicable to the common stock.


PREFERRED STOCK AND SERIES COMMON STOCK

     In addition to the common stock, the Board of Directors is authorized to issue up to 10.0 million shares of preferred stock and up to 40.0 million shares of series common stock. The Board of Directors is authorized to determine the terms and rights of each series, including the number of authorized shares, whether dividends (if any) will be cumulative or non-cumulative and the dividend rate of the series, redemption or sinking fund provisions, conversion terms, prices and rates, and amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Board of Directors may also determine restrictions on the issuance of shares of the same series or of any other class or series, and the voting rights (if any) of the holders of the series. There were no outstanding shares of preferred stock or series common stock as of December 31, 2001.

CAPITALIZATION PRIOR TO INITIAL PUBLIC OFFERING

     On May 17, 2001, the Company effected a 1.4-for-one stock split of its then existing preferred and common stock. All references to number of shares, per share amounts and stock option data reflect the stock split.

     Prior to the initial public offering on May 22, 2001, the Company had 7.0 million shares of preferred stock, 26.6 million shares of Class A common stock and 1,010,509 shares of Class B common stock outstanding. All of these shares were converted on a one-for-one basis to shares of $0.01 par value common stock in May 2001 in conjunction with the initial public offering.

     The Company recognized compensation cost related to grants of common stock to management and non-employee directors of $0.2 million, $3.9 million and $0.3 million during the nine months ended December 31, 2001 and the years ended March 31, 2001 and 2000, respectively.

     The following table summarizes preferred and common share activity from March 31, 1999 to December 31, 2001:

                                                              Class A             Class B
                                       Preferred               Common              Common               Common
                                       ---------              -------             -------               ------
March 31, 1999                         7,000,000           26,600,000             992,277                   --
 Stock grants to employees                    --                   --              46,899                   --
 Shares repurchased                           --                   --             (80,913)                  --
                                      ----------          -----------          ----------           ----------
March 31, 2000                         7,000,000           26,600,000             958,263                   --
 Stock grants to employees                    --                   --             284,362                   --
 Shares repurchased                           --                   --            (232,116)                  --
                                      ----------          -----------          ----------           ----------
March 31, 2001                         7,000,000           26,600,000           1,010,509                   --
 Conversion to common stock           (7,000,000)         (26,600,000)         (1,010,509)          34,610,509
 Issuance of common stock in
  connection with initial
  public offering                             --                   --                  --           17,250,000
 Stock options exercised                      --                   --                  --               67,066
 Employee stock purchases                     --                   --                  --               75,087
 Stock grants to non-employee                 --                   --                  --                7,584
  directors
                                      ----------          -----------          ----------           ----------
December 31, 2001                             --                   --                  --           52,010,246
                                      ==========          ===========          ==========           ==========

PEABODY ENERGY

(20) EQUITY COMPENSATION PLANS

LONG TERM EQUITY INCENTIVE PLAN

     In connection with the initial public offering, the Company adopted the "Long-Term Equity Incentive Plan," making 2.5 million shares of the Company's common stock available for grant. The Board of Directors may provide such grants in the form of stock appreciation rights, restricted stock, performance awards, incentive stock options, nonqualified stock options and stock units. The Company granted 0.6 million non-qualified options to purchase common stock during the nine months ended December 31, 2001. These options vest over three years and expire 10 years after date of grant.

STOCK PURCHASE AND OPTION PLAN

     Effective May 19, 1998, the Company adopted the "1998 Stock Purchase and Option Plan for Key Employees of P&L Coal Holdings Corporation," making 5.6 million shares of the Company's common stock available for grant. The Board of Directors provided such grants in the form of stock, non-qualified options or incentive stock options.

     A portion of the options vest solely on the passage of time ("time options") to the extent permitted under the Internal Revenue Code. Additionally, a portion of the options vest at the end of nine and one-half years, whether or not the applicable performance targets are achieved, but become exercisable earlier with the achievement of performance goals determined by the Board of Directors ("performance options"). Time options become fully vested early upon death, disability, a change in control or a recapitalization event, as defined. Performance options become fully vested early upon a change in control, a recapitalization event or an initial public offering, as defined.

     During the year ended March 31, 2001, the Company granted 1.5 million options to purchase Class A common stock, 0.4 million of which were time options and 1.1 million of which were performance options. During the year ended March 31, 2000, the Company granted 0.3 million options to purchase Class A common stock, 0.1 million of which were time options and 0.2 million of which were performance options. All options granted during the years ended March 31, 2001 and 2000 have an exercise price of $14.29 per share and expire 10 years after date of grant.

A summary of outstanding option activity is as follows:

                     Nine Months       Weighted        Year      Weighted          Year    Weighted
                           Ended        Average       Ended       Average         Ended     Average
                    December 31,       Exercise   March 31,      Exercise     March 31,    Exercise
                            2001          Price        2001       Price            2000       Price
                    ------------       --------   ---------     ---------     ---------   ---------
Beginning balance      5,225,510      $   14.29   5,165,538     $   14.29     5,314,222   $   14.29
 Granted                 604,776          28.00   1,456,542         14.29       282,275       14.29
 Exercised               (67,066)         14.29          --         14.29            --       14.29
 Forfeited               (84,877)         17.51  (1,396,570)        14.29      (430,959)      14.29
                       ---------                  ---------                   ---------
Outstanding            5,678,343      $   15.70   5,225,510     $   14.29     5,165,538   $   14.29
                       =========                  =========                   =========
Exercisable            2,761,793      $   14.29     779,962     $   14.29       488,025   $   14.29
                       =========                    =======                     =======

     The Company applies APB Opinion No. 25 and related interpretations in accounting for the Plan. The Company recorded $1.0 million and $0.1 million of compensation expense during the nine months ended December 31, 2001 and the year ended March 31, 2001, respectively, for stock options granted. No compensation expense was recognized during the year ended March 31, 2000 for stock options granted. The following table reflects pro forma net income (loss) and diluted earnings (loss) per share had compensation cost been determined for the Company's non-qualified and incentive stock options based on the fair value at the grant dates consistent with the methodology set forth under SFAS No. 123, "Accounting for Stock-Based Compensation":



(Dollars in thousands,              Nine Months Ended                Year Ended               Year Ended
except share data)                  December 31, 2001            March 31, 2001           March 31, 2000
----------------------              -----------------            --------------           --------------
Net income (loss):
 As reported                             $     (9,683)             $    107,060               $   28,210
 Pro forma                                    (14,023)                  105,117                   24,842
Earnings (loss) per share:
 As reported                             $      (0.19)             $       3.10               $     0.82
 Pro forma                                      (0.28)                     3.04                     0.72

     These pro forma amounts may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period, and additional options may be granted in future years.


PEABODY ENERGY

     The weighted average fair values of the Company's stock options and the assumptions used in applying the Black-Scholes option pricing model (for grants during the nine months ended December 31, 2001) and the minimum value method (for all other grants) were as follows:

                                        December 31,         March 31,          March 31,
                                                2001              2001               2000
                                        ------------        ----------          ---------
Weighted average fair value                   $14.71             $5.97              $4.71
Risk-free interest rate                         5.3%              5.5%               5.7%
Expected option life                         7 years           7 years            7 years
Expected volatility                              53%                --                 --
Dividend yield                                  1.4%                0%                 0%



     The weighted average remaining contractual life of stock options outstanding as of December 31, 2001 was 7.3 years.

EMPLOYEE STOCK PURCHASE PLAN

     During the nine months ended December 31, 2001, the Company adopted an employee stock purchase plan. Total shares of common stock available for purchase under the plan are 1.5 million. Eligible full-time and part-time employees are able to contribute up to 15% of their base compensation into this plan, subject to a limit of $25,000 per year. Employees are able to purchase Company common stock at a 15% discount to the lower of the fair market value of the Company's common stock on the initial and ending dates of each offering period, which occur on April 1 and October 1 of each year.

NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN

     During the nine months ended December 31, 2001, the Company also adopted the Equity Incentive Plan for Non-Employee Directors. Under that plan, members of the Company's board of directors who are not employees of the Company or one of its affiliates will be eligible to receive grants of restricted stock and stock options. Restricted stock will be granted to a director upon election or appointment to the board of directors, and will vest upon the third anniversary of the date of grant. Options to purchase stock will be granted to eligible directors each year at the annual meeting of the board of directors, and will vest ratably over three years. All options granted under the plan will expire after ten years from the date of the grant, subject to earlier termination in connection with a director's termination of service.


(21) COMPREHENSIVE INCOME

     The after-tax components of accumulated other comprehensive income (loss) are as follows:

                                                                                                  Total
                                           Foreign                      Minimum             Accumulated
                                          Currency                      Pension                   Other
                                       Translation                    Liability           Comprehensive
(Dollars in thousands)                  Adjustment                   Adjustment           Income (Loss)
----------------------                 -----------                   ----------           -------------
March 31, 1999                            $  4,128                     $ (1,795)               $  2,333
  Current period change                    (16,795)                       1,795                 (15,000)
                                          --------                     --------                --------
March 31, 2000                             (12,667)                          --                 (12,667)
  Current period change                    (26,144)                        (862)                (27,006)
  Reclassification adjustment
    resulting from the sale of
    Australian operations                   38,811                           --                  38,811
                                          --------                     --------                --------
March 31, 2001                                  --                         (862)                   (862)
  Current period change                         --                      (29,483)                (29,483)
                                          --------                     --------                --------
December 31, 2001                         $     --                     $(30,345)               $(30,345)
                                          ========                     ========                ========


     In conjunction with the sale of the Australian operations, discussed in
Note 7, the Company recorded a reduction of the foreign currency translation adjustment of the Company's Australian operations.


(22) RELATED PARTY TRANSACTIONS

     Lehman Brothers served as the Company's advisor in its search for a partner for the development of the Thoroughbred Energy Campus, a proposed 1,500 megawatt electricity generating plant in Western Kentucky. For the nine months ended December 31, 2001, the Company paid Lehman Brothers $0.5 million, plus reimbursement for expenses for those services.

    Lehman Brothers served as the Company's financial advisor in connection with a public tender offer completed in June 2001 to repurchase $80.0 million of principal of the Company's Senior Notes and $80.0 million in principal of the Company's Senior Subordinated Notes. The Company paid Lehman Brothers a fee of $0.4 million for those services.

     Lehman Brothers served as the lead underwriter in connection with the initial public offering of the Company's common stock in May 2001. Lehman Brothers received customary fees, plus reimbursement of expenses, for those services.


PEABODY ENERGY

     Lehman Commercial Paper Inc. is a participant in the Company's Senior Credit Facility, which was amended in April 2001. Lehman Commercial Paper Inc. received $0.06 million of the $1.4 million credit facility amendment fee.

     Lehman Brothers served as one of the Company's financial advisors in connection with the sale of the Company's Australian operations, which was completed on January 29, 2001. The Company paid Lehman Brothers a fee of $2.7 million, plus reimbursement of expenses, for those services.

     Lehman Brothers served as the Company's financial advisor in connection with the sale of Citizens Power, which was completed in the year ended March 31, 2001. The Company paid Lehman Brothers a fee of approximately $1.5 million, plus reimbursement of expenses, for those services.

     Lehman Brothers served as the placement agent in a financing completed in October 1999 by a subsidiary of Citizens Power related to a utility power contract restructuring, and the Company paid Lehman Brothers a fee of approximately $0.8 million, plus reimbursement of expenses, for those services.

     Lehman Brothers served as the Company's financial advisor in connection with the Company's March 1999 acquisition of an additional 38.3% interest in Black Beauty. In April 1999, the Company paid Lehman Brothers a fee of approximately $1.3 million, plus reimbursement of expenses, for those services.


(23) CONTRACT RESTRUCTURINGS

     The Company has periodically agreed to terminate coal supply agreements in return for payments by the customer. There were no gains related to coal supply agreement terminations for the nine months ended December 31, 2001 or the year ended March 31, 2001. Contract restructuring gains included in "Other revenues" were $13.0 million for the year ended March 31, 2000.



(24) FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

     In the normal course of business, the Company is a party to financial instruments with off-balance-sheet risk, such as bank letters of credit, performance bonds and other guarantees, which are not reflected in the accompanying consolidated balance sheets. Such financial instruments are valued based on the amount of exposure under the instrument and the likelihood of performance being required. In the Company's past experience, virtually no claims have been made against these financial instruments. Management does not expect any material losses to result from these off-balance-sheet instruments and, therefore, is of the opinion that the fair value of these instruments is zero.


     The Company owns a 30.0% interest in a partnership that leases a coal export terminal from the Peninsula Ports Authority of Virginia under a 30-year lease that permits the partnership to purchase the terminal at the end of the lease term for a nominal amount. The partners have severally (but not jointly) agreed to make payments under various agreements which in the aggregate provide the partnership with sufficient funds to pay rents and to cover the principal and interest payments on the floating-rate industrial revenue bonds issued by the Peninsula Ports Authority, and which are supported by letters of credit from a commercial bank. The Company's reimbursement obligation to the commercial bank is in turn supported by a letter of credit totaling $42.8 million.



     The Company owns a 49.0% interest in a joint venture that operates an underground mine and prep plant facility in West Virginia. The partners have severally agreed to guarantee the debt of the joint venture, which consists of a $32.7 million loan facility with two commercial banks and other bank loans of $2.5 million. Monthly principal payments on the loan facility of approximately $0.4 million are due through December 2004, and a final principal payment of $22.5 million is due on December 31, 2004. Interest payments on the loan facility are due monthly and accrue at prime, which was 4.75% as of December 31, 2001. The total amount of the joint venture's debt guaranteed by the Company was $17.3 million as of December 31, 2001.


                                                                  PEABODY ENERGY

(25) FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.

     The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

0 Cash and cash equivalents, accounts receivable and accounts payable and accrued expenses have carrying values which approximate fair value due to the short maturity or the financial nature of these instruments.

0 Long-term debt fair value estimates are based on estimated borrowing rates to discount the cash flows to their present value. The 5.0% Subordinated Note carrying amount is net of unamortized note discount.

O The fair value of interest rate swap contracts was based upon the costs that would be incurred to terminate those contracts in a loss position and the estimated consideration that would be received to terminate those contracts in a gain position. The Company would have incurred costs of $5.2 million to terminate interest rate swap contracts in place as of December 31, 2001, which expire May 15, 2008. The Company realized interest savings of $0.6 million from the inception of the swaps on October 26, 2001 through December 31, 2001.

 0 Other noncurrent liabilities include a deferred purchase obligation related to the prior purchase of a mine facility. The fair value estimate is based on the same assumption as long-term debt.

     The carrying amounts and estimated fair values of the Company's financial instruments are summarized as follows:

                                 December 31, 2001            March 31, 2001
                               ----------------------   -----------------------
                               Carrying    Estimated    Carrying     Estimated
(Dollars in thousands)         Amount      Fair Value   Amount       Fair Value
----------------------         ----------  ----------   ---------    ----------
Long-term debt                 $1,031,067  $1,108,065   $1,405,621   $1,483,996
Deferred purchase obligation       21,790      20,543       23,301       23,246



(26) COMMITMENTS AND CONTINGENCIES

     Environmental claims have been asserted against a subsidiary of the Company at 18 sites in the United States. Some of these claims are based on the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and on similar state statutes. The majority of these sites are related to activities of former subsidiaries of the Company.

     The Company's policy is to accrue environmental cleanup-related costs of a noncapital nature when those costs are believed to be probable and can be reasonably estimated. The quantification of environmental exposures requires an assessment of many factors, including changing laws and regulations, advancements in environmental technologies, the quality of information available related to specific sites, the assessment stage of each site investigation, preliminary findings and the length of time involved in remediation or settlement. For certain sites, the Company also assesses the financial capability of other potentially responsible parties and, where allegations are based on tentative findings, the reasonableness of the Company's apportionment. The Company has not anticipated any recoveries from insurance carriers or other potentially responsible third parties in its consolidated balance sheets. The undiscounted liabilities for environmental cleanup-related costs recorded as part of "Accrued reclamation and other environmental liabilities" as of December 31, 2001 and March 31, 2001 were $46.6 million and $48.0 million, respectively. This amount represents those costs that the Company believes are probable and reasonably estimable.

     On June 18, 1999, the Navajo Nation served the Company's subsidiaries, Peabody Holding Company, Inc., Peabody Coal Company and Peabody Western Coal Company, with a complaint that had been filed in the U.S. District Court for the District of Columbia. Other defendants in the litigation are one customer, one current employee and one former employee. The Navajo Nation has alleged 16 claims, including Civil Racketeer Influenced and Corrupt Organizations Act, or RICO, violations and fraud and tortious interference with contractual relationships. The complaint alleges that the defendants jointly participated in unlawful activity to obtain favorable coal lease amendments. Plaintiff also alleges that defendants interfered with the fiduciary relationship between the United States and the Navajo Nation. The plaintiff is seeking various remedies including actual damages of at least $600 million, which could be trebled under the RICO counts, punitive damages of at least $1 billion, a determination that Peabody Western Coal Company's two coal leases for the Kayenta and Black Mesa mines have

PEABODY ENERGY
terminated due to a breach of these leases and a reformation of the two coal leases to adjust the royalty rate to 20%. All defendants have filed motions to dismiss the complaint. On March 15, 2001, the court denied the Peabody defendants' motions to dismiss. Discovery for this litigation has commenced.


     In March 2000, the Hopi Tribe filed a motion to intervene in this lawsuit. The Hopi Tribe has alleged seven claims, including fraud. The Hopi Tribe is seeking various remedies, including unspecified actual and punitive damages and reformation of its coal lease. On March 15, 2001, the court granted the Hopi Tribe's motion to intervene. On April 17, 2001, the Company filed a motion to dismiss the Hopi complaint. On October 31, 2001, the court denied the Company's motion to dismiss the Hopi complaint.

     On February 21, 2002, the Company's subsidiaries commenced a lawsuit against the Navajo Nation in the U.S. District Court for the District of Arizona seeking enforcement of an arbitration award or, alternately, to compel arbitration pursuant to the April 1, 1998 Arbitration Agreement with the Navajo Nation. On February 22, 2002, the Company's subsidiaries filed in the U.S. District for the District of Columbia a motion for leave to file an amended answer and conditional counterclaim. The counterclaim is conditional because the Company's subsidiaries contend that the lease provisions the Navajo Nation seeks to invalidate have previously been upheld in an arbitration proceeding and are not subject to further litigation. On March 4, 2002, the Company's subsidiaries filed suit in the U.S. District Court for the District of Columbia a motion to transfer that case to Arizona or, alternatively, to stay the District of Columbia litigation.


     While the outcome of this litigation is subject to uncertainties, based on the Company's evaluation of the issues and the potential impact on us, we believe this matter will be resolved without a material adverse effect on the Company's financial condition or result of operations.

     In addition, the Company at times becomes a party to claims, lawsuits, arbitration proceedings and administrative procedures in the ordinary course of business. Management believes that the ultimate resolution of pending or threatened proceedings will not have a material effect on the financial position, results of operations or liquidity of the Company.

     At December 31, 2001, purchase commitments for capital expenditures were approximately $136.7 million.

(27) SUMMARY QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

     A summary of the unaudited quarterly results of operations for the nine months ended December 31, 2001 and the year ended March 31, 2001 is presented below. Peabody Energy common stock is listed on the New York Stock Exchange under the symbol "BTU."


                                                      Nine Months Ended December 31, 2001
                                              ---------------------------------------------------
(Dollars in thousands except per                     First              Second              Third
share and stock price data)                        Quarter             Quarter            Quarter
--------------------------------              ------------        ------------            -------
Revenues                                      $    657,262         $   682,304       $    687,204
Operating profit                                    50,027              36,306             29,198
Income before
  extraordinary item                                 9,906               4,060              5,321
Net income (loss)                                  (17,698)              4,060              3,955
Basic earnings per share from
  continuing operations                       $       0.23         $      0.08       $       0.10
Diluted earnings per share from
  continuing operations                       $       0.22         $      0.08       $       0.10
Weighted average shares
  used in calculating basic
  earnings per share                            42,215,878          51,943,624         52,008,851
Weighted average shares
  used in calculating diluted
  earnings per share                            44,213,833          53,653,950         53,753,645
Stock price - high and
  low closing prices                       $37.95 - $26.45     $31.85 - $23.25    $31.90 - $23.35
Dividends per share                                     --        $       0.10       $       0.10


     Results of operations for the quarter ended June 30, 2001 included an after-tax extraordinary loss of $27.6 million related to debt extinguished utilizing proceeds from the Company's initial public offering. Results of operations for the quarter ended December 31, 2001 included an after-tax extraordinary loss from debt extinguishment of $1.4 million.


                                                                  PEABODY ENERGY



                                            Year Ended March 31, 2001
                                 ----------------------------------------------
(Dollars in thousands            First         Second       Third       Fourth
except per share data)           Quarter       Quarter     Quarter      Quarter
----------------------           --------     --------    --------     --------
Revenues                         $673,021     $677,591    $634,081     $684,999
Operating profit                   40,957       39,360      52,723      208,799
Income (loss) from continuing
  operations                       (8,470)     (11,233)     (2,034)     124,417
Income (loss) before
  extraordinary item                  350       (8,293)     (2,034)     125,582
Net income (loss)                     350       (8,293)     (2,034)     117,037
Basic and diluted earnings
  (loss) per Class A/B share
  from continuing operations       $(0.25)      $(0.33)     $(0.06)       $3.60
Weighted average shares used
  in calculating basic and
  diluted earnings
  (loss) per Class A/B share   27,511,978   27,554,065  27,491,443   27,541,242


     Results of operations for the first quarter, second quarter and fourth quarter of the year ended March 31, 2001 included reductions to the after-tax estimated loss on disposal of Citizens Power of $8.8 million, $3.0 million and $1.1 million, respectively. Results of operations for the quarter ended March 31, 2001 included an after-tax gain of $124.2 million on the sale of the Company's Australian operations, and an after-tax extraordinary loss of $8.5 million related to the early extinguishment of debt.



(28) SEGMENT INFORMATION

     The Company reports its operations through two reportable operating segments: U.S. Mining and Trading and Brokerage. The principal business of the U.S. Mining segment is mining, preparation and sale of its steam coal, sold primarily to electric utilities, and metallurgical coal, sold to steel and coke producers. The Trading and Brokerage segment's principal business is the marketing and trading of coal and emission allowances. "Other" consists primarily of corporate overhead not directly attributable to the U.S. Mining or Trading and Brokerage operating segments, and resource management activities.

     For the nine months ended December 31, 2001, 94% of the Company's sales were to U. S. electricity generators, 4% were to the U.S. industrial sector, and 2% were to customers outside the United States. Substantially all of the Company's physical assets are located in the United States.

    Operating segment results for the nine months ended December 31, 2001 were as follows:

                                              Trading and        Corporate
(Dollars in thousands)          U.S. Mining     Brokerage        and Other    Consolidated
----------------------          -----------   -----------    -------------    ------------
Revenues                         $1,762,775      $239,818         $ 24,177      $2,026,770
Operating profit                    127,282        22,685          (34,436)        115,531
Total assets                      4,843,336        72,065          235,501       5,150,902
Depreciation, depletion
  and amortization                  162,165         1,675           10,747         174,587
Capital expenditures                180,333         1,129           12,784         194,246


PEABODY ENERGY

     Operating segment results for the year ended March 31, 2001 were as follows:

                                                    Trading and          Australian           Corporate
(Dollars in thousands)          U.S. Mining           Brokerage          Operations           and Other           Consolidated
----------------------          -----------         -----------          ----------          ----------           ------------
Revenues                         $2,174,925          $  236,330          $  238,498          $   19,939             $2,669,692
Operating profit                    161,991              13,126              53,377             113,345(1)             341,839
Total assets                      4,802,829             198,421                --               208,237              5,209,487
Depreciation, depletion
and amortization                    204,249               2,676              25,518               8,525                240,968
Capital expenditures                146,653                 206                --                 4,499                151,358


(1) Includes the pretax gain on the sale of the Company's Australian operations of $171.7 million.


  Operating segment results for the year ended March 31, 2000 were as follows:


                                                    Trading and          Australian           Corporate
(Dollars in thousands)          U.S. Mining           Brokerage          Operations           and Other           Consolidated
----------------------          -----------         -----------          ----------          ----------           ------------
Revenues                         $2,254,920          $  190,487          $  244,350          $   20,743           $2,710,500
Operating profit                    198,080              10,134              48,356             (63,333)             193,237
Depreciation, depletion
and amortization                    199,437               2,899              33,453              13,993              249,782
Capital expenditures                146,218                  51              28,624               3,861              178,754


     Reconciliation of segment operating profit to consolidated income (loss) before income taxes follows:

                                     Nine Months Ended               Year Ended               Year Ended
(Dollars in thousands)               December 31, 2001           March 31, 2001           March 31, 2000
------------------------------       -----------------           --------------           --------------
Total segment operating profit               $ 115,531                $ 341,839                $ 193,237
  Interest expense                              88,686                  197,686                  205,056
  Interest income                               (2,155)                  (8,741)                  (4,421)
  Minority interests                             7,248                    7,524                   15,554
                                             ---------                ---------                ---------
Income (loss) before income taxes            $  21,752                $ 145,370                $ (22,952)
                                             =========                =========                =========


PEABODY ENERGY

(29) SUPPLEMENTAL GUARANTOR/NON-GUARANTOR FINANCIAL INFORMATION

     In accordance with the indentures governing the Senior Notes and Senior Subordinated Notes, certain wholly-owned U.S. subsidiaries of the Company have fully and unconditionally guaranteed the Senior Notes and Senior Subordinated Notes on a joint and several basis. Separate financial statements and other disclosures concerning the Guarantor Subsidiaries are not presented because management believes that such information is not material to holders of the Senior Notes or the Senior Subordinated Notes. The following condensed historical financial statement information is provided for such Guarantor/Non-Guarantor Subsidiaries.


SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Nine Months Ended December 31, 2001


                                                                    Parent          Guarantor      Non-Guarantor
(Dollars in thousands)                                             Company       Subsidiaries       Subsidiaries
----------------------                                             -------       ------------      -------------
Total revenues                                                 $        --        $ 1,618,816        $   473,742
Costs and expenses:
  Operating costs and expenses                                          --          1,350,813            392,401
  Depreciation, depletion and amortization                              --            139,571             35,016
  Selling and administrative expenses                                1,297             60,266             11,990
  Net gain on property and equipment disposals                          --            (14,327)                --
  Interest expense                                                  86,618             76,352             14,278
  Interest income                                                  (51,422)           (28,558)           (10,737)
                                                               -----------        -----------        -----------
Income (loss) before income taxes and minority interests           (36,493)            34,699             30,794
  Income tax provision (benefit)                                    (3,102)             2,950              2,617
  Minority interests                                                    --                 --              7,248
                                                               -----------        -----------        -----------
Income (loss) before extraordinary item                            (33,391)            31,749             20,929
  Extraordinary loss from early extinguishment of debt,
    net of income taxes                                             17,940             11,030                 --
                                                               -----------        -----------        -----------
Net income (loss)                                              $   (51,331)       $    20,719        $    20,929
                                                               ===========        ===========        ===========


(Dollars in thousands)                                         Eliminations          Consolidated
----------------------                                         ------------          ------------
Total revenues                                                  $   (65,788)          $ 2,026,770
Costs and expenses:
  Operating costs and expenses                                      (65,788)            1,677,426
  Depreciation, depletion and amortization                               --               174,587
  Selling and administrative expenses                                    --                73,553
  Net gain on property and equipment disposals                           --               (14,327)
  Interest expense                                                  (88,562)               88,686
  Interest income                                                    88,562                (2,155)
                                                                -----------           -----------
Income (loss) before income taxes and minority interests                 --                29,000
  Income tax provision (benefit)                                         --                 2,465
  Minority interests                                                     --                 7,248
                                                                -----------           -----------
Income (loss) before extraordinary item                                  --                19,287
  Extraordinary loss from early extinguishment of debt,
    net of income taxes                                                  --                28,970
                                                                -----------           -----------
Net income (loss)                                               $        --           $    (9,683)
                                                                ===========           ===========

PEABODY ENERGY

SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Year Ended March 31, 2001

                                                                                     Parent          Guarantor      Non-Guarantor
(Dollars in thousands)                                                              Company       Subsidiaries       Subsidiaries
----------------------                                                          -----------       ------------      -------------
Total revenues                                                                  $        --        $ 1,954,866        $   772,343
Costs and expenses:
 Operating costs and expenses                                                            --          1,633,271            589,336
 Depreciation, depletion and amortization                                                --            175,162             65,806
 Selling and administrative expenses                                                  4,058             77,190             18,019
 Gain on sale of Australian operations                                                   --           (171,735)                --
 Net gain on property and equipment disposals                                            --             (4,667)            (1,070)
 Interest expense                                                                   158,622            109,420             30,971
 Interest income                                                                    (68,655)           (27,915)           (13,498)
                                                                                -----------        -----------        -----------
Income (loss) before income taxes and minority interests                            (94,025)           164,140             82,779
 Income tax provision (benefit)                                                     (33,608)            45,463             30,835
 Minority interests                                                                      --                 --              7,524
                                                                                -----------        -----------        -----------
Income (loss) from continuing operations                                            (60,417)           118,677             44,420
 Gain from disposal of discontinued operations, net of income taxes                     (88)           (12,837)                --
                                                                                -----------        -----------        -----------
Income (loss) before extraordinary item                                             (60,329)           131,514             44,420
 Extraordinary loss from early extinguishment of debt, net of income taxes            8,545                 --                --
                                                                                -----------        -----------        -----------
Net income (loss)                                                               $   (68,874)       $   131,514        $    44,420
                                                                                ===========        ===========        ===========



(Dollars in thousands)                                                            Eliminations          Consolidated
----------------------                                                            ------------          ------------
Total revenues                                                                     $   (57,517)          $ 2,669,692
Costs and expenses:
 Operating costs and expenses                                                          (57,517)            2,165,090
 Depreciation, depletion and amortization                                                   --               240,968
 Selling and administrative expenses                                                        --                99,267
 Gain on sale of Australian operations                                                      --              (171,735)
 Net gain on property and equipment disposals                                               --                (5,737)
 Interest expense                                                                     (101,327)              197,686
 Interest income                                                                       101,327                (8,741)
                                                                                   -----------           -----------
Income (loss) before income taxes and minority interests                                    --               152,894
 Income tax provision (benefit)                                                             --                42,690
 Minority interests                                                                         --                 7,524
                                                                                   -----------           -----------
Income (loss) from continuing operations                                                    --               102,680
 Gain from disposal of discontinued operations, net of income taxes                         --               (12,925)
                                                                                   -----------           -----------
Income (loss) before extraordinary item                                                     --               115,605
 Extraordinary loss from early extinguishment of debt, net of income taxes                  --                 8,545
                                                                                   -----------           -----------
Net income (loss)                                                                  $        --           $   107,060
                                                                                   ===========           ===========


                                                                  PEABODY ENERGY

SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Year Ended March 31, 2000


                                                                              Parent          Guarantor           Non-Guarantor
(Dollars in thousands)                                                       Company       Subsidiaries            Subsidiaries
----------------------                                                       -------       ------------           -------------
Total revenues                                                           $        --        $ 1,963,823             $   777,165
Costs and expenses:
  Operating costs and expenses                                                    --          1,651,477                 557,675
  Depreciation, depletion and amortization                                        --            180,287                  69,495
  Selling and administrative expenses                                          1,251             72,093                  21,912
  Net gain on property and equipment disposals                                    --             (6,034)                   (405)
  Interest expense                                                           174,949             73,330                  21,080
  Interest income                                                            (43,896)           (23,933)                   (895)
                                                                         -----------        -----------             -----------
Income (loss) before income taxes and minority interests                    (132,304)            16,603                 108,303
  Income tax provision (benefit)                                             (34,804)          (136,307)                 29,589
  Minority interests                                                              --                 --                  15,554
                                                                         -----------        -----------             -----------
Income (loss) from continuing operations                                     (97,500)           152,910                  63,160
  Loss from discontinued operations, net of income taxes                          --                 --                  12,087
  Loss from disposal of discontinued operations, net of income taxes             783             77,490                      --
                                                                         -----------        -----------             -----------
Net income (loss)                                                        $   (98,283)       $    75,420             $    51,073
                                                                         ===========        ===========             ===========


(Dollars in thousands)                                                     Eliminations          Consolidated
----------------------                                                     ------------          ------------
Total revenues                                                              $   (30,488)          $ 2,710,500
Costs and expenses:
  Operating costs and expenses                                                  (30,488)            2,178,664
  Depreciation, depletion and amortization                                           --               249,782
  Selling and administrative expenses                                                --                95,256
  Net gain on property and equipment disposals                                       --                (6,439)
  Interest expense                                                              (64,303)              205,056
  Interest income                                                                64,303                (4,421)
                                                                            -----------           -----------
Income (loss) before income taxes and minority interests                             --                (7,398)
  Income tax provision (benefit)                                                     --              (141,522)
  Minority interests                                                                 --                15,554
                                                                            -----------           -----------
Income (loss) from continuing operations                                             --               118,570
  Loss from discontinued operations, net of income taxes                             --                12,087
  Loss from disposal of discontinued operations, net of income taxes                 --                78,273
                                                                            -----------           -----------
Net income (loss)                                                           $        --           $    28,210
                                                                            ===========           ===========

PEABODY ENERGY

SUPPLEMENTAL CONDENSED CONSOLIDATED BALANCE SHEETS
December 31, 2001

                                                                              Parent            Guarantor         Non-Guarantor
(Dollars in thousands)                                                       Company         Subsidiaries          Subsidiaries
----------------------                                                       -------         ------------         -------------
ASSETS
  Current assets
  Cash and cash equivalents                                              $    28,121          $     1,018           $     9,483
  Accounts receivable                                                            523               50,448               127,105
  Inventories                                                                     --              201,771                13,873
  Assets from coal and emission allowance trading activities                      --               60,509                    --
  Deferred income taxes                                                           --               14,380                    --
  Other current assets                                                         1,222               10,704                 8,297
                                                                         -----------          -----------           -----------
    Total current assets                                                      29,866              338,830               158,758
Property, plant, equipment and mine development - at cost                         --            4,561,680               478,939
Less accumulated depreciation, depletion and amortization                         --             (604,103)              (80,604)
                                                                         -----------          -----------           -----------
Property, plant, equipment and mine development, net                              --            3,957,577               398,335
Investments and other assets                                               3,296,950              214,007                45,086
                                                                         -----------          -----------           -----------
    Total assets                                                         $ 3,326,816          $ 4,510,414           $   602,179
                                                                         ===========          ===========           ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities
  Current maturities of long-term debt                                   $        --          $    10,400           $    36,099
  Payables and notes payable to affiliates, net                            1,544,519           (1,561,645)               17,126
  Liabilities from coal and emission allowance trading activities                 --               45,691                    --
  Accounts payable and accrued expenses                                        8,676              528,157                55,280
                                                                         -----------          -----------           -----------
    Total current liabilities                                              1,553,195             (977,397)              108,505
Long-term debt, less current maturities                                      702,623               81,186               200,759
Deferred income taxes                                                             --              564,764                    --
Other noncurrent liabilities                                                   5,181            1,820,580                 8,954
                                                                         -----------          -----------           -----------
    Total liabilities                                                      2,260,999            1,489,133               318,218
Minority interests                                                                --                   --                47,080
Stockholders' equity                                                       1,065,817            3,021,281               236,881
                                                                         -----------          -----------           -----------
    Total liabilities and stockholders' equity                           $ 3,326,816          $ 4,510,414           $   602,179
                                                                         ===========          ===========           ===========


(Dollars in thousands)                                                  Eliminations          Consolidated
----------------------                                                  ------------          ------------
ASSETS
Current assets
  Cash and cash equivalents                                              $        --           $    38,622
  Accounts receivable                                                             --               178,076
  Inventories                                                                     --               215,644
  Assets from coal and emission allowance trading activities                      --                60,509
  Deferred income taxes                                                           --                14,380
  Other current assets                                                            --                20,223
                                                                         -----------           -----------
    Total current assets                                                          --               527,454
Property, plant, equipment and mine development - at cost                         --             5,040,619
Less accumulated depreciation, depletion and amortization                         --              (684,707)
                                                                         -----------           -----------
Property, plant, equipment and mine development, net                              --             4,355,912
Investments and other assets                                              (3,288,507)              267,536
                                                                         -----------           -----------
    Total assets                                                         $(3,288,507)          $ 5,150,902
                                                                         ===========           ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current maturities of long-term debt                                   $        --           $    46,499
  Payables and notes payable to affiliates, net                                   --                    --
  Liabilities from coal and emission allowance trading activities                 --                45,691
  Accounts payable and accrued expenses                                           --               592,113
                                                                         -----------           -----------
    Total current liabilities                                                     --               684,303
Long-term debt, less current maturities                                           --               984,568
Deferred income taxes                                                             --               564,764
Other noncurrent liabilities                                                      --             1,834,715
                                                                         -----------           -----------
    Total liabilities                                                             --             4,068,350
Minority interests                                                                --                47,080
Stockholders' equity                                                      (3,288,507)            1,035,472
                                                                         -----------           -----------
    Total liabilities and stockholders' equity                           $(3,288,507)          $ 5,150,902
                                                                         ===========           ===========


PEABODY ENERGY

SUPPLEMENTAL CONDENSED CONSOLIDATED BALANCE SHEETS
March 31, 2001


                                                                              Parent             Guarantor        Non-Guarantor
(Dollars in thousands)                                                       Company          Subsidiaries         Subsidiaries
----------------------                                                       -------          ------------        -------------
ASSETS
Current assets
  Cash and cash equivalents                                              $       173          $    57,194           $     5,356
  Accounts receivable                                                             --               42,510               105,298
  Inventories                                                                     --              195,082                15,130
  Assets from coal and emission allowance trading activities                      --              172,330                    --
  Deferred income taxes                                                           --               12,226                    --
  Other current assets                                                         4,250               12,370                 8,036
                                                                         -----------          -----------           -----------
    Total current assets                                                       4,423              491,712               133,820
Property, plant, equipment and mine development - at cost                         --            4,435,413               424,586
Less accumulated depreciation, depletion and amortization                         --             (479,655)              (57,705)
                                                                         -----------          -----------           -----------
Property, plant, equipment and mine development, net                              --            3,955,758               366,881
Investments and other assets                                               2,456,167              171,683                41,780
                                                                         -----------          -----------           -----------
    Total assets                                                         $ 2,460,590          $ 4,619,153           $   542,481
                                                                         ===========          ===========           ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current maturities of long-term debt                                   $        --          $    20,395           $    15,910
  Payables and notes payable to affiliates, net                              772,870             (781,245)                8,375
  Liabilities from coal and emission allowance trading activities                 --              163,713                    --
  Accounts payable and accrued expenses                                       32,703              496,382                47,882
                                                                         -----------          -----------           -----------
    Total current liabilities                                                805,573             (100,755)               72,167
Long-term debt, less current maturities                                    1,022,916              151,319               195,081
Deferred income taxes                                                             --              570,657                    48
Other noncurrent liabilities                                                       1            1,811,418                 8,366
                                                                         -----------          -----------           -----------
    Total liabilities                                                      1,828,490            2,432,639               275,662
Minority interests                                                                --                   --                41,458
Stockholders' equity                                                         632,100            2,186,514               225,361
                                                                         -----------          -----------           -----------
    Total liabilities and stockholders' equity                           $ 2,460,590          $ 4,619,153           $   542,481
                                                                         ===========          ===========           ===========



(Dollars in thousands)                                                  Eliminations          Consolidated
----------------------                                                  ------------          ------------
ASSETS
Current assets
  Cash and cash equivalents                                              $        --           $    62,723
  Accounts receivable                                                             --               147,808
  Inventories                                                                     --               210,212
  Assets from coal and emission allowance trading activities                      --               172,330
  Deferred income taxes                                                           --                12,226
  Other current assets                                                            --                24,656
                                                                         -----------           -----------
    Total current assets                                                          --               629,955
Property, plant, equipment and mine development - at cost                         --             4,859,999
Less accumulated depreciation, depletion and amortization                         --              (537,360)
                                                                         -----------           -----------
Property, plant, equipment and mine development, net                              --             4,322,639
Investments and other assets                                              (2,412,737)              256,893
                                                                         -----------           -----------
    Total assets                                                         $(2,412,737)          $ 5,209,487
                                                                         ===========           ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current maturities of long-term debt                                   $        --           $    36,305
  Payables and notes payable to affiliates, net                                   --                    --
  Liabilities from coal and emission allowance trading activities                 --               163,713
  Accounts payable and accrued expenses                                           --               576,967
                                                                         -----------           -----------
    Total current liabilities                                                     --               776,985
Long-term debt, less current maturities                                           --             1,369,316
Deferred income taxes                                                             --               570,705
Other noncurrent liabilities                                                      --             1,819,785
                                                                         -----------           -----------
    Total liabilities                                                             --             4,536,791
Minority interests                                                                --                41,458
Stockholders' equity                                                      (2,412,737)              631,238
                                                                         -----------           -----------
    Total liabilities and stockholders' equity                           $(2,412,737)          $ 5,209,487
                                                                         ===========           ===========


PEABODY ENERGY

SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Nine Months Ended December 31, 2001

                                                                       Parent         Guarantor     Non-Guarantor
(Dollars in thousands)                                                Company      Subsidiaries      Subsidiaries       Consolidated
----------------------                                                -------      ------------     -------------       ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by (used in) operating activities                 $ (24,214)        $ 110,725         $  29,287         $ 115,798
                                                                    ---------         ---------         ---------         ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant, equipment and mine development               --          (117,876)          (76,370)         (194,246)
Additions to advance mining royalties                                      --            (7,253)           (4,052)          (11,305)
Proceeds from property and equipment disposals                             --            11,436             2,115            13,551
Proceeds from sale-leaseback transactions                                  --                --            19,011            19,011
                                                                    ---------         ---------         ---------         ---------
Net cash used in investing activities                                      --          (113,693)          (59,296)         (172,989)
                                                                    ---------         ---------         ---------         ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt                                               --                --            53,123            53,123
Payments of long-term debt                                           (331,341)         (100,280)          (27,176)         (458,797)
Net proceeds from initial public offering                             449,832                --                --           449,832
Distributions to minority interests                                        --                --            (1,626)           (1,626)
Dividends paid                                                        (10,393)               --                --           (10,393)
Transactions with affiliates                                          (56,825)           47,010             9,815                --
Other                                                                     889                62                --               951
                                                                    ---------         ---------         ---------         ---------
Net cash provided by (used in) financing activities                    52,162           (53,208)           34,136            33,090
                                                                    ---------         ---------         ---------         ---------
Net increase (decrease) in cash and cash equivalents                   27,948           (56,176)            4,127           (24,101)
Cash and cash equivalents at beginning of period                          173            57,194             5,356            62,723
                                                                    ---------         ---------         ---------         ---------
Cash and cash equivalents at end of period                          $  28,121         $   1,018         $   9,483         $  38,622
                                                                    =========         =========         =========         =========


PEABODY ENERGY

SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Year Ended March 31, 2001


                                                                      Parent         Guarantor     Non-Guarantor
(Dollars in thousands)                                               Company      Subsidiaries      Subsidiaries       Consolidated
----------------------                                               -------      ------------     -------------       ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by (used in) operating activities                $ (20,172)        $ 113,212         $  58,940         $  151,980
                                                                   ---------         ---------         ---------          ---------
CASH FLOWS FROM INVESTING ACTIVITIES
 Additions to property, plant, equipment and mine development             --           (94,577)          (56,781)          (151,358)
 Additions to advance mining royalties                                    --            (8,785)          (11,475)           (20,260)
 Acquisitions, net                                                        --           (10,502)               --            (10,502)
 Proceeds from sale of Australian operations                              --           455,000                --            455,000
 Proceeds from property and equipment disposals                           --             7,711            11,214             18,925
 Proceeds from sale-leaseback transactions                                --            28,800                --             28,800
 Net cash used in assets sold - Australian operations                     --                --           (34,684)           (34,684)
                                                                   ---------         ---------         ---------          ---------
 Net cash provided by (used in) continuing operations                     --           377,647           (91,726)           285,921
 Net cash provided by discontinued operations                            604           101,937                --            102,541
                                                                   ---------         ---------         ---------          ---------
Net cash provided by (used in) investing activities                      604           479,584           (91,726)           388,462
                                                                   ---------         ---------         ---------          ---------
CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from long-term debt                                             --                --            65,302             65,302
 Payments of long-term debt                                         (565,000)          (21,063)          (47,842)          (633,905)
 Distributions to minority interests                                      --                --            (4,690)            (4,690)
 Dividend received                                                        --            19,916                --             19,916
 Repurchase of treasury stock                                             --            (1,113)               --             (1,113)
 Transactions with affiliates                                        584,394          (579,835)           (4,559)                --
 Other                                                                    --               562                --                562
 Net cash provided by assets sold - Australian operations                 --                --            10,591             10,591
                                                                   ---------         ---------         ---------          ---------
Net cash provided by (used in) financing activities                   19,394          (581,533)           18,802           (543,337)
                                                                   ---------         ---------         ---------          ---------
Net increase (decrease) in cash and cash equivalents                    (174)           11,263           (13,984)            (2,895)
Cash and cash equivalents at beginning of year                           347            45,931            19,340             65,618
                                                                   ---------         ---------         ---------          ---------
Cash and cash equivalents at end of year                           $     173         $  57,194         $   5,356          $  62,723
                                                                   =========         =========         =========          =========


                                                                  PEABODY ENERGY

SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Year Ended March 31, 2000

                                                                       Parent         Guarantor     Non-Guarantor
(Dollars in thousands)                                                Company      Subsidiaries      Subsidiaries       Consolidated
----------------------                                                -------      ------------     -------------       ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by (used in) continuing operations                $ (83,810)        $ 283,472         $ 103,753         $ 303,415
Net cash used in discontinued operations                                   --                --           (40,504)          (40,504)
                                                                    ---------         ---------         ---------         ---------
Net cash provided by (used in) operating activities                   (83,810)          283,472            63,249           262,911
                                                                    ---------         ---------         ---------         ---------
CASH FLOWS FROM INVESTING ACTIVITIES
 Additions to property, plant, equipment and mine development              --          (106,593)          (72,161)         (178,754)
 Additions to advance mining royalties                                     --            (7,475)          (17,817)          (25,292)
 Acquisitions, net                                                         --                --           (63,265)          (63,265)
 Investment in joint venture                                               --            (4,325)               --            (4,325)
 Proceeds from coal contract restructurings                                --            11,904            21,000            32,904
 Proceeds from property and equipment disposals                            --             9,637             9,647            19,284
 Proceeds from sale-leaseback transactions                                 --            34,234                --            34,234
                                                                    ---------         ---------         ---------         ---------
Net cash used in continuing operations                                     --           (62,618)         (122,596)         (185,214)
Net cash used in discontinued operations                                   --              --                (170)             (170)
                                                                    ---------         ---------         ---------         ---------
Net cash used in investing activities                                      --           (62,618)         (122,766)         (185,384)
                                                                    ---------         ---------         ---------         ---------
CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from short-term borrowings and long-term debt                    --                --            22,026            22,026
 Payments of short-term borrowings and long-term debt                (171,088)          (21,695)          (17,202)         (209,985)
 Capital contribution (distribution)                                       --            (1,073)            1,073                --
 Distributions to minority interests                                       --                --            (3,353)           (3,353)
 Dividends (paid) received                                            121,903            15,422          (137,325)               --
 Transactions with affiliates                                         133,342          (298,438)          165,096                --
                                                                    ---------         ---------         ---------         ---------
Net cash provided by (used in) continuing operations                   84,157          (305,784)           30,315          (191,312)
Net cash used in discontinued operations                                   --                --           (13,869)          (13,869)
                                                                    ---------         ---------         ---------         ---------
Net cash provided by (used in) financing activities                    84,157          (305,784)           16,446          (205,181)
 Effect of exchange rate changes on cash and equivalents                   --                --              (806)             (806)
                                                                    ---------         ---------         ---------         ---------
Net increase (decrease) in cash and cash equivalents                      347           (84,930)          (43,877)         (128,460)
Cash and cash equivalents at beginning of year                             --           130,861            63,217           194,078
                                                                    ---------         ---------         ---------         ---------
Cash and cash equivalents at end of year                            $     347         $  45,931         $  19,340         $  65,618
                                                                    =========         =========         =========         =========






PEABODY ENERGY

INFORMATION FOR OUR INVESTORS

FORWARD LOOKING STATEMENTS

     Some of the information included in this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934 and are intended to come within the safe harbor protection provided by those sections. These statements relate to future events or our future financial performance. We use words such as "anticipate," "believe," "expect," "may," "project," "will" or other similar words to identify forward-looking statements.

     Without limiting the foregoing, all statements relating to our: future outlook; anticipated capital expenditures; future cash flows and borrowings; and sources of funding are forward-looking statements. These forward-looking statements are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks and actual results may differ materially from those discussed in these statements.

     Among the factors that could cause actual results to differ materially are: general economic conditions; modification or termination of our long-term coal supply agreements; reduction of purchases by major customers; transportation costs; risks inherent to mining; government regulation of the mining industry; replacement of recoverable reserves; implementation of new accounting standards; inflationary trends and interest rates; and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission.

TRANSFER AGENT
If you have questions concerning your Peabody Energy shareholder account or available services, please contact your broker or EquiServe, our transfer agent. EquiServe can help you with a variety of shareholder-related services, including change of address, lost stock certificates, transfer of stock to another person, and additional administrative services.
         EquiServe
         150 Royall Street
         Canton, MA 02021
         Phone: 781-575-3400
         Fax: 781-828-8813
         www.equiserve.com

FINANCIAL INFORMATION
You can find BTU's stock price, news and earnings releases; view this annual report, SEC filings, and a variety of other materials electronically; and order investor information at: www.PeabodyEnergy.com. For additional copies of the annual report, Form 10-K and other information, visit the website or contact Peabody Energy at our corporate office.

STOCK EXCHANGE LISTING
Peabody Energy stock is traded on the New York Stock Exchange under the ticker symbol BTU. As of February 15, 2002, there were approximately 243 holders of record of BTU Common Stock.

CORPORATE OFFICE
Peabody Energy
701 Market Street
St. Louis, MO 63101-1826
Phone: 314-342-3400
Fax: 314-342-7799
E-mail: IR@PeabodyEnergy.com

DIVIDENDS
Peabody pays quarterly dividends on common stock, subject to the approval of the board of directors.

ANNUAL MEETING
Peabody Energy will hold its annual shareholder meeting at the Ritz Carlton Hotel, St. Louis, Missouri, on Friday, May 3, 2002 at 10 a.m.

AUDITORS
Ernst & Young LLP, St. Louis, Missouri


www.peabodyenergy.com