Form 10-K, Exhibit 13
period 2002-12-31
PEABODY ENERGY CORP
filed 2003-03-07
CIK 1064728

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

     For purposes of this Annual Report on Form 10-K, the page numbers of the Report of Independent Auditors and Audited Financial Statements included in
Exhibit 13 do not correspond to the page numbers of the Company's December 31, 2002 Annual Report to Stockholders.

     For purposes of Exhibit 13 of this report, the Report of Independent Auditors and Audited Financial Statements are numbered F-1 through F-49.

                                                              PAGE
                                                              ----
Report of Independent Auditors..............................  F-2
Audited Financial Statements:
     Consolidated Statements of Operations -- Year ended
      December 31, 2002, nine months ended December 31,
      2001 and year ended March 31, 2001....................  F-3
     Consolidated Balance Sheets -- December 31, 2002
      and 2001..............................................  F-4
     Consolidated Statements of Changes in Stockholders'
      Equity -- Year ended December 31, 2002, nine months
      ended December 31, 2001 and year ended
      March 31, 2001........................................  F-5
     Consolidated Statements of Cash Flows -- Year ended
      December 31, 2002, nine months ended December 31,
      2001 and year ended March 31, 2001....................  F-6
Notes to Financial Statements...............................  F-7

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Peabody Energy Corporation

     We have audited the accompanying consolidated balance sheets of Peabody Energy Corporation (the Company) as of December 31, 2002 and 2001, and the related consolidated statements of operations, changes in stockholders' equity and cash flows of the Company for the year ended December 31, 2002, the nine months ended December 31, 2001, and the year ended March 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

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

     In our opinion the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Peabody Energy Corporation as of December 31, 2002 and 2001, and the consolidated results of its operations and its cash flows for the year ended December 31, 2002, the nine months ended December 31, 2001, and the year ended March 31, 2001 in conformity with accounting principles generally accepted in the United States.

                                          /s/ Ernst & Young LLP

St. Louis, Missouri
January 18, 2003

                           PEABODY ENERGY CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                       NINE MONTHS
                                                         YEAR ENDED       ENDED       YEAR ENDED
                                                        DECEMBER 31,   DECEMBER 31,    MARCH 31,
                                                            2002           2001          2001
                                                        ------------   ------------   -----------
                                                        (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
REVENUES
  Sales...............................................  $ 2,630,371    $ 1,869,321    $ 2,534,964
  Other revenues......................................       86,727         68,619         93,164
                                                        -----------    -----------    -----------
     Total revenues...................................    2,717,098      1,937,940      2,628,128
COSTS AND EXPENSES
  Operating costs and expenses........................    2,225,344      1,588,596      2,123,526
  Depreciation, depletion and amortization............      232,413        174,587        240,968
  Selling and administrative expenses.................      101,416         73,553         99,267
  Gain on sale of Peabody Resources Limited
     operations.......................................           --             --       (171,735)
  Net gain on property and equipment disposals........      (15,763)       (14,327)        (5,737)
                                                        -----------    -----------    -----------
OPERATING PROFIT......................................      173,688        115,531        341,839
  Interest expense....................................      102,458         88,686        197,686
  Interest income.....................................       (7,574)        (2,155)        (8,741)
                                                        -----------    -----------    -----------
INCOME BEFORE INCOME TAXES AND MINORITY INTERESTS.....       78,804         29,000        152,894
  Income tax provision (benefit)......................      (40,007)         2,465         42,690
  Minority interests..................................       13,292          7,248          7,524
                                                        -----------    -----------    -----------
INCOME FROM CONTINUING OPERATIONS.....................      105,519         19,287        102,680
  Gain from disposal of discontinued operations, net
     of income tax provision of $4,240................           --             --        (12,925)
                                                        -----------    -----------    -----------
INCOME BEFORE EXTRAORDINARY ITEM......................      105,519         19,287        115,605
  Extraordinary loss from early extinguishment of
     debt, net of income tax benefit of $9,658 and
     $2,480, respectively.............................           --         28,970          8,545
                                                        -----------    -----------    -----------
NET INCOME (LOSS).....................................  $   105,519    $    (9,683)   $   107,060
                                                        ===========    ===========    ===========
BASIC EARNINGS (LOSS) PER SHARE
  Income from continuing operations...................  $      2.02    $      0.40    $      2.97
  Income from discontinued operations.................           --             --           0.38
  Extraordinary loss from early extinguishment of
     debt.............................................           --          (0.60)         (0.25)
                                                        -----------    -----------    -----------
     Net income (loss)................................  $      2.02    $     (0.20)   $      3.10
                                                        ===========    ===========    ===========
WEIGHTED AVERAGE SHARES OUTSTANDING...................   52,165,735     48,746,444     27,524,626
                                                        ===========    ===========    ===========
DILUTED EARNINGS (LOSS) PER SHARE
  Income from continuing operations...................  $      1.96    $      0.38    $      2.97
  Income from discontinued operations.................           --             --           0.38
  Extraordinary loss from early extinguishment of
     debt.............................................           --          (0.57)         (0.25)
                                                        -----------    -----------    -----------
     Net income (loss)................................  $      1.96    $     (0.19)   $      3.10
                                                        ===========    ===========    ===========
WEIGHTED AVERAGE SHARES OUTSTANDING...................   53,821,760     50,524,978     27,524,626
                                                        ===========    ===========    ===========
DIVIDENDS DECLARED PER SHARE..........................  $      0.40    $      0.20    $        --
                                                        ===========    ===========    ===========

          See accompanying notes to consolidated financial statements

                           PEABODY ENERGY CORPORATION
                          CONSOLIDATED BALANCE SHEETS

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2002           2001
                                                              ------------   ------------
                                                                (DOLLARS IN THOUSANDS,
                                                                  EXCEPT SHARE DATA)
ASSETS
Current assets
  Cash and cash equivalents.................................   $   71,210     $   38,622
  Accounts receivable, less allowance of $1,331 and $1,496,
    respectively............................................      153,212        178,076
  Materials and supplies....................................       39,416         38,734
  Coal inventory............................................      190,272        176,910
  Assets from coal and emission allowance trading
    activities..............................................       69,898         60,509
  Deferred income taxes.....................................       10,361         14,380
  Other current assets......................................       15,554         20,223
                                                               ----------     ----------
    Total current assets....................................      549,923        527,454
Property, plant, equipment and mine development
  Land and coal interests...................................    3,827,682      3,844,238
  Building and improvements.................................      566,300        517,973
  Machinery and equipment...................................      737,247        659,744
  Less accumulated depreciation, depletion and
    amortization............................................     (858,187)      (684,557)
                                                               ----------     ----------
Property, plant, equipment and mine development, net........    4,273,042      4,337,398
Investments and other assets................................      317,212        286,050
                                                               ----------     ----------
    Total assets............................................   $5,140,177     $5,150,902
                                                               ==========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current maturities of long-term debt......................   $   47,515     $   46,499
  Liabilities from coal and emission allowance trading
    activities..............................................       37,008         45,691
  Accounts payable and accrued expenses.....................      547,013        592,113
                                                               ----------     ----------
    Total current liabilities...............................      631,536        684,303
Long-term debt, less current maturities.....................      981,696        984,568
Deferred income taxes.......................................      499,310        564,764
Accrued reclamation.........................................      386,777        396,868
Workers' compensation obligations...........................      209,798        207,720
Accrued postretirement benefit costs........................      959,599        962,166
Obligation to industry fund.................................       49,760         49,710
Other noncurrent liabilities................................      303,442        218,251
                                                               ----------     ----------
    Total liabilities.......................................    4,021,918      4,068,350
Minority interests..........................................       37,121         47,080
Stockholders' equity
  Preferred stock -- $0.01 per share par value; 10,000,000
    shares authorized, no shares issued or outstanding as of
    December 31, 2002 or 2001...............................           --             --
  Series Common stock -- $0.01 per share par value;
    40,000,000 shares authorized, no shares issued or
    outstanding as of December 31, 2002 or 2001.............           --             --
  Common stock -- $0.01 per share par value; 150,000,000
    shares authorized, 52,417,483 shares issued and
    52,400,278 shares outstanding as of December 31, 2002,
    and 150,000,000 shares authorized, 52,027,451 shares
    issued and 52,010,246 shares outstanding as of December
    31, 2001................................................          524            520
  Additional paid-in capital................................      958,567        951,528
  Retained earnings.........................................      200,859        116,203
  Employee stock loans......................................       (1,142)        (2,391)
  Accumulated other comprehensive loss......................      (77,627)       (30,345)
  Treasury stock, at cost: 17,205 shares as of December 31,
    2002 and 2001, respectively.............................          (43)           (43)
                                                               ----------     ----------
    Total stockholders' equity..............................    1,081,138      1,035,472
                                                               ----------     ----------
       Total liabilities and stockholders' equity...........   $5,140,177     $5,150,902
                                                               ==========     ==========

          See accompanying notes to consolidated financial statements

                           PEABODY ENERGY CORPORATION
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                               ACCUMULATED
                                                      ADDITIONAL   EMPLOYEE       OTHER                                 TOTAL
                                 PREFERRED   COMMON    PAID-IN      STOCK     COMPREHENSIVE   RETAINED   TREASURY   STOCKHOLDERS'
                                   STOCK     STOCK     CAPITAL      LOANS     INCOME (LOSS)   EARNINGS    STOCK        EQUITY
                                 ---------   ------   ----------   --------   -------------   --------   --------   -------------
                                                                      (DOLLARS IN THOUSANDS)
March 31, 2000.................    $ 70       $276     $494,138    $(2,391)     $(12,667)     $ 29,219   $  (219)    $  508,426
  Comprehensive income:
    Net income.................      --         --           --         --            --       107,060        --        107,060
    Foreign currency
      translation adjustment...      --         --           --         --       (26,144)           --        --        (26,144)
    Reclassification of foreign
      currency translation
      adjustment...............      --         --           --         --        38,811            --        --         38,811
    Minimum pension liability
      adjustment (net of $615
      tax benefit).............      --         --           --         --          (862)           --        --           (862)
                                                                                                                     ----------
  Comprehensive income.........                                                                                         118,865
  Stock grants to employees....      --         --        3,962       (705)           --            --     1,260          4,517
  Loan repayments..............      --         --           --        543            --            --        --            543
  Shares repurchased...........      --         --           --         --            --            --    (1,113)        (1,113)
                                   ----       ----     --------    -------      --------      --------   -------     ----------
March 31, 2001.................      70        276      498,100     (2,553)         (862)      136,279       (72)       631,238
  Comprehensive loss:
    Net loss...................      --         --           --         --            --        (9,683)       --         (9,683)
    Minimum pension liability
      adjustment (net of
      $20,367 tax benefit).....      --         --           --         --       (29,483)           --        --        (29,483)
                                                                                                                     ----------
  Comprehensive loss...........                                                                                         (39,166)
  Dividends paid...............      --         --           --         --            --       (10,393)       --        (10,393)
  Loan repayments..............      --         --           --        193            --            --        --            193
  Conversion to common stock...     (70)        70           --         --            --            --        --             --
  Issuance of common stock in
    connection with initial
    public offering, net of
    expenses...................      --        173      449,659         --            --            --        --        449,832
  Stock options exercised......      --          1        2,230         --            --            --        --          2,231
  Stock grants to non-employee
    directors..................      --         --          200         --            --            --        --            200
  Employee stock purchases.....      --         --        1,339        (31)           --            --        29          1,337
                                   ----       ----     --------    -------      --------      --------   -------     ----------
December 31, 2001..............      --        520      951,528     (2,391)      (30,345)      116,203       (43)     1,035,472
  Comprehensive income:
    Net income.................      --         --           --         --            --       105,519        --        105,519
    Foreign currency
      translation adjustment...      --         --           --         --            15            --        --             15
    Minimum pension liability
      adjustment (net of
      $32,703 tax benefit).....      --         --           --         --       (47,297)           --        --        (47,297)
                                                                                                                     ----------
  Comprehensive income.........                                                                                          58,237
  Dividends paid...............      --         --           --         --            --       (20,863)       --        (20,863)
  Loan repayments..............      --         --           --      1,249            --            --        --          1,249
  Stock options exercised......      --          5        5,249         --            --            --        --          5,254
  Stock grants to non-employee
    directors..................      --         --           50         --            --            --        --             50
  Employee stock purchases.....      --          1        3,250         --            --            --        --          3,251
  Shares repurchased and
    retired....................      --         (2)      (1,510)        --            --            --        --         (1,512)
                                   ----       ----     --------    -------      --------      --------   -------     ----------
December 31, 2002..............    $ --       $524     $958,567    $(1,142)     $(77,627)     $200,859   $   (43)    $1,081,138
                                   ====       ====     ========    =======      ========      ========   =======     ==========

          See accompanying notes to consolidated financial statements

                           PEABODY ENERGY CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                             NINE MONTHS
                                                               YEAR ENDED       ENDED       YEAR ENDED
                                                              DECEMBER 31,   DECEMBER 31,   MARCH 31,
                                                                  2002           2001          2001
                                                              ------------   ------------   ----------
                                                                       (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)...........................................   $ 105,519      $  (9,683)    $ 107,060
  Gain from disposal of discontinued operations.............          --             --       (12,925)
  Extraordinary loss from early extinguishment of debt......          --         28,970         8,545
                                                               ---------      ---------     ---------
    Income from continuing operations.......................     105,519         19,287       102,680
Adjustments to reconcile income from continuing operations
to net cash provided by operating activities:
  Depreciation, depletion and amortization..................     232,413        174,587       215,450
  Deferred income taxes.....................................     (41,323)         1,902        31,795
  Amortization of debt discount and debt issuance costs.....       9,768          8,986        16,709
  Gain on sale of Peabody Resources Limited operations......          --             --      (171,735)
  Net gain on property and equipment disposals..............     (15,763)       (14,327)       (4,782)
  Minority interests........................................      13,292          7,248         7,524
  Stock compensation........................................         230          1,204         3,961
  Changes in current assets and liabilities, net of
    acquisitions:
    Sale of accounts receivable.............................          --             --        40,000
    Accounts receivable, net of sale........................      22,973        (30,065)      (50,179)
    Materials and supplies..................................        (682)            60         5,677
    Coal inventory..........................................     (12,191)        (5,431)      (15,749)
    Net assets from coal and emission allowance trading
      activities............................................     (18,072)        (6,201)       (5,805)
    Other current assets....................................       6,589          4,433         6,912
    Accounts payable and accrued expenses...................     (48,928)        (3,347)       48,249
  Federal tax refund........................................       2,420         22,757            --
  Accrued reclamation.......................................     (12,146)       (10,837)      (27,106)
  Workers' compensation obligations.........................        (522)        (3,560)       (1,480)
  Accrued postretirement benefit costs......................      (2,567)       (11,913)        2,893
  Obligation to industry fund...............................        (492)        (2,462)      (12,565)
  Other, net................................................      (9,314)       (37,829)      (20,345)
  Net cash used in assets sold -- Peabody Resources Limited
    operations..............................................          --             --       (20,124)
                                                               ---------      ---------     ---------
    Net cash provided by operating activities...............     231,204        114,492       151,980
                                                               ---------      ---------     ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant, equipment and mine
  development...............................................    (208,562)      (194,246)     (151,358)
Additions to advance mining royalties.......................     (14,889)       (11,305)      (20,260)
Acquisitions, net...........................................     (46,012)            --       (10,502)
Proceeds from sale of Peabody Resources Limited
  operations................................................          --             --       455,000
Proceeds from property and equipment disposals..............      52,885         13,551        18,925
Proceeds from sale of coal reserves to Penn Virginia
  Resource Partners, L.P....................................      72,500             --            --
Proceeds from sale-leaseback transactions...................          --         19,011        28,800
Net cash used in assets sold -- Peabody Resources Limited
  operations................................................          --             --       (34,684)
Net cash provided by discontinued operations................          --             --       102,541
                                                               ---------      ---------     ---------
  Net cash provided by (used in) investing activities.......    (144,078)      (172,989)      388,462
                                                               ---------      ---------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from short-term borrowings and long-term debt......      16,462         40,995        65,302
Payments of short-term borrowings and long-term debt........     (47,749)      (446,669)     (633,905)
Net proceeds from initial public offering...................          --        449,832            --
Proceeds from employee stock purchases......................       3,251          1,306            --
Distributions to minority interests, net....................      (9,800)        (1,626)       (4,690)
Dividends received..........................................          --             --        19,916
Dividends paid..............................................     (20,863)       (10,393)           --
Repurchase of treasury stock................................          --             --        (1,113)
Net cash provided by assets sold -- Peabody Resources
  Limited operations........................................          --             --        10,591
Other.......................................................       3,901            951           562
                                                               ---------      ---------     ---------
  Net cash provided by (used in) financing activities.......     (54,798)        34,396      (543,337)
Effect of exchange rate changes on cash and cash
  equivalents...............................................         260             --            --
                                                               ---------      ---------     ---------
Net increase (decrease) in cash and cash equivalents........      32,588        (24,101)       (2,895)
Cash and cash equivalents at beginning of period............      38,622         62,723        65,618
                                                               ---------      ---------     ---------
Cash and cash equivalents at end of period..................   $  71,210      $  38,622     $  62,723
                                                               =========      =========     =========

          See accompanying notes to consolidated financial statements

                           PEABODY ENERGY CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

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

     In April 2001, the Company changed its name from P&L Coal Holdings Corporation to Peabody Energy Corporation.

     The consolidated results of operations and cash flows for the year ended March 31, 2001 include the results of the Company's Peabody Resources Limited operations, which were sold in January 2001 (see Note 7).

     In May 2000, the Company signed a purchase and sale agreement with Edison Mission Energy to sell Citizens Power LLC ("Citizens Power") (see Note 8). Results of operations and cash flows for the year ended March 31, 2001 reflect Citizens Power as a discontinued operation.

  DESCRIPTION OF BUSINESS

     The Company is engaged in the mining of coal for sale primarily to electric utilities. In addition to our mining operations, we market and trade coal and emission allowances. Finally, we are also involved in related energy businesses that include coalbed methane production, transportation-related services, third-party coal contract restructuring and participating in the development of coal-based generating plants.

  NEW PRONOUNCEMENTS

     Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." The adoption of SFAS Nos. 141 and 142 did not have a material effect on the Company's financial condition or results of operations.

     Effective December 31, 2002, the Company adopted the disclosure requirements of the Financial Accounting Standards Board's Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). The disclosures required by FIN 45 are included in Note 22 to our consolidated financial statements.

     Also effective January 1, 2002, the Company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The provisions of this statement provide a single accounting model for measuring impairment of long-lived assets. The adoption of SFAS No. 144 did not have a material effect on the Company's financial condition or results of operations.

  JOINT VENTURES

     Joint ventures are accounted for using the equity method. Prior to the sale in January 2001, undivided interests in Peabody Resources Limited were reported using pro rata consolidation whereby the Company reported its proportionate share of assets, liabilities, income and expenses. All significant intercompany transactions have been eliminated in consolidation.

     The financial statements include the following operating amounts for Peabody Resources Limited entities utilizing pro rata consolidation (dollars in thousands):

                                                               YEAR ENDED
                                                               MARCH 31,
                                                                  2001
                                                               ----------
Total revenues..............................................    $144,481
Operating profit............................................      21,111

  SALES

     The Company recognizes revenue from coal sales when title passes to the customer. The Company incurs certain "add-on" taxes and fees on coal sales. Coal sales are reported including taxes and fees charged by various federal and state governmental bodies.

  OTHER REVENUES

     Other revenues include royalties related to coal lease agreements, earnings and losses from joint ventures, farm income, contract restructuring payments, coalbed methane extraction, net revenues from coal and emission allowance trading activities and revenues from contract mining services. Royalty income generally results from the lease or sub-lease of mineral rights to third parties, with payments based upon a percentage of the selling price or an amount per ton of coal produced. Certain agreements require minimum annual lease payments regardless of the extent to which minerals are produced from the leasehold. The terms of these agreements generally range from specified periods of five to 20 years, or can be for an unspecified period until all reserves are depleted.

  STOCK COMPENSATION

     The Company applies Accounting Principles Board ("APB") Opinion No. 25 and related interpretations in accounting for its equity incentive plans. The Company recorded $0.2 million, $1.2 million and $3.9 million of compensation expense during the year ended December 31, 2002, the nine months ended December 31, 2001 and the year ended March 31, 2001, respectively, for stock options granted. The following table reflects pro forma net income (loss) and diluted earnings (loss) per share had compensation cost been determined for the Company's non-qualified and incentive stock options based on the fair value at the grant dates consistent with the methodology set forth under SFAS No. 123, "Accounting for Stock-Based Compensation":

                                                                     NINE MONTHS
                                                     YEAR ENDED         ENDED         YEAR ENDED
                                                    DECEMBER 31,     DECEMBER 31,     MARCH 31,
                                                        2002             2001            2001
                                                   --------------   --------------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net income (loss):
  As reported....................................     $105,519          $(9,683)       $107,060
  Pro forma......................................      100,639          (14,023)        105,117
Basic earnings (loss) per share:
  As reported....................................     $   2.02          $ (0.20)       $   3.10
  Pro forma......................................         1.93            (0.29)           3.04
Diluted earnings (loss) per share:
  As reported....................................     $   1.96          $ (0.19)       $   3.10
  Pro forma......................................         1.87            (0.28)           3.04

     These pro forma amounts may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period, and additional options may be granted in future years.

     Compensation expense for awards with graded vesting provisions is recognized on a straight-line basis.

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

    ASSETS AND LIABILITIES FROM COAL AND EMISSION ALLOWANCE TRADING ACTIVITIES

     Through October 25, 2002, the Company's coal and emission allowance trading activities were accounted for using the fair value method required by Emerging Issues Task Force ("EITF") Issue No. 98-10 "Accounting for Contracts Involved in Energy Trading and Risk Management Activities" ("EITF 98-10"). On October 25, 2002, the EITF reached a consensus in EITF Issue 02-3 "Accounting for Contracts Involved in Energy Trading and Risk Management Activities" ("EITF 02-3") to rescind EITF 98-10 for all energy trading contracts entered into after that date. As a result of the rescission, energy trading contracts entered into after October 25, 2002 were evaluated under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended. Trading contracts entered into after October 25, 2002 that meet the SFAS No. 133 definition of a derivative were accounted for at fair value, while contracts that do not qualify as derivatives were accounted for under the accrual method.

     For contracts entered into prior to October 25, 2002, the rescission of EITF 98-10 is effective January 1, 2003. Accordingly, the effect of the rescission on non-derivative energy trading contracts entered into prior to October 25, 2002 will be recorded as a cumulative effect of a change in accounting principle in the first quarter of 2003. This accounting change will only affect the timing of the recognition of income or losses on contracts that do not meet the definition of a derivative, and will not change the underlying economics or cash flows of those transactions.

     The Company's trading contracts, which include contracts entered into prior to October 25, 2002 accounted for under EITF 98-10 and contracts entered into after October 25, 2002 that meet the definition of a derivative under SFAS No. 133, are reflected at fair value and are included in "Assets and liabilities from coal and emission allowance trading activities" in the consolidated balance sheets as of December 31, 2002 and 2001.

     EITF 98-10 previously permitted the reporting of gains or losses on energy trading contracts on a gross or net basis in the consolidated statement of operations. Under EITF 02-3, a new consensus was reached in June 2002 that all mark-to-market gains and losses on energy trading contracts should be shown net in the statement of operations, even if settled physically. This new consensus was effective for financial statements issued for periods ending after July 15, 2002 and required reclassification of amounts in all prior periods presented. Based on this consensus, all realized gains and losses on trading transactions, whether settled physically or financially, and unrealized mark-to-market gains and losses were reported on a net basis in "Other revenues" beginning with the quarter ended September 30, 2002. This accounting change had no effect on operating profit or net income. Had trading transactions been recorded on a gross basis, total revenues and operating costs would have been $161.9 million, $88.8 million and $41.6 million higher for the year ended December 31, 2002, the nine months ended December 31, 2001 and the year ended March 31, 2001, respectively.

     The consensus reached in June 2002 regarding net presentation of trading gains and losses under EITF Issue No. 02-3 was superseded in October 2002 (upon the rescission of EITF 98-10 in EITF 02-3), and was replaced with a new requirement to present all gains and losses on energy trading derivatives on a net basis beginning in 2003. No definitive guidance was provided by the EITF regarding presentation of gains and losses on energy trading activities that were not derivatives pursuant to SFAS No. 133. The Company's consolidated statements of operations reflect revenues related to all trading contracts accounted for on a fair value basis, whether under EITF 98-10 or SFAS No. 133, on a net basis in "Other revenues."

    PROPERTY, PLANT, EQUIPMENT AND MINE DEVELOPMENT

     Property, plant, equipment and mine development are recorded at cost. Interest costs applicable to major asset additions are capitalized during the construction period, including $2.8 million, $1.7 million and $0.3 million for the year ended December 31, 2002, the nine months ended December 31, 2001 and the year ended March 31, 2001, respectively.

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

     The fair value of coal reserves was established by an independent third party review and evaluation at the time of the Company's acquisition in May 1998. Reserves acquired subsequent to that date are recorded at cost. As of December 31, 2002, the net book value of coal reserves totaled $3.2 billion. This amount includes $1.5 billion attributable to properties where the Company is not currently engaged in mining operations or leasing to third parties and, therefore, the coal reserves are not currently being depleted.

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

     Depreciation of plant and equipment (excluding life of mine assets) is computed using the straight-line method over the estimated useful lives as follows:

                                                                   YEARS
                                                               -------------
Building and improvements...................................        10 to 20
Machinery and equipment.....................................         3 to 30
Leasehold improvements......................................   Life of Lease

In addition, certain plant and equipment assets associated with mining are depreciated using the straight-line method over the estimated life of the mine, which varies from one to 25 years.

  GENERATION DEVELOPMENT COSTS

     Development costs, including expenditures for permitting and licensing, related to coal-based electricity generation are recorded at cost. Start-up costs, including feasibility studies, are expensed as incurred. Development costs of $13.4 million and $5.1 million were recorded as part of "Investments and other assets" in the consolidated balance sheets as of December 31, 2002 and 2001, respectively.

  ACCRUED RECLAMATION

     The Company records a liability for the estimated costs to reclaim land as the acreage is disturbed during the ongoing surface mining process. The estimated costs to reclaim support acreage and to perform other related functions at both surface and underground mines are recorded ratably over the lives of the mines. As of December 31, 2002, the Company had $622.6 million in surety bonds outstanding to secure reclamation obligations or activities. The amount of reclamation self-bonding in certain states in which the Company qualifies was $291.9 million as of December 31, 2002.

  ENVIRONMENTAL LIABILITIES

     Included in "Other noncurrent liabilities" are accruals for other environmental matters that are recorded in operating expenses when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated. Accrued liabilities are exclusive of claims against third parties and are not discounted. In general, costs related to environmental remediation are charged to expense.

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

     In particular, the Company has significant long-term liabilities relating to retiree health care, work-related injuries and illnesses and defined pension plans. Each of these liabilities is actuarially determined and the Company uses various actuarial assumptions, including the discount rate and future cost trends, to estimate the costs and obligations for these items. If these assumptions do not materialize as expected, actual cash expenditures and costs incurred could differ materially from current estimates. Moreover, regulatory changes could increase the obligation to satisfy these or additional obligations.

  IMPAIRMENT OF LONG-LIVED ASSETS

     The Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets under various assumptions are less than the carrying amounts of those assets. Impairment losses are measured by comparing the estimated fair value of the impaired asset to its carrying amount.

  FOREIGN CURRENCY TRANSLATION

     The assets and liabilities of foreign affiliates are translated at current exchange rates, and related translation adjustments are reported as a component of comprehensive income. Statement of operations accounts are translated at an average rate for each period.

  RECLASSIFICATIONS

     Certain amounts in prior periods have been reclassified to conform with the report classifications of the year ended December 31, 2002, with no effect on previously reported net income or stockholders' equity.

(2) INITIAL PUBLIC OFFERING

     On May 22, 2001, the Company completed an initial public offering of 17,250,000 shares of common stock. Net proceeds from the offering of $449.8 million were primarily used to repay debt. See further discussion of these debt repayments in Note 14.

(3) RISK MANAGEMENT AND FINANCIAL INSTRUMENTS

     The Company is exposed to various types of risk in the normal course of business, including fluctuations in commodity prices, interest rates and foreign currency exchange rates. These risks are actively monitored to ensure compliance with the risk management policies of the Company. In most cases, commodity price risk (excluding coal and emission allowance trading activities) is mitigated through the use of fixed-price contracts rather than financial instruments, while interest rate and foreign currency exchange risk are managed through the use of forward contracts, swaps and other financial instruments.

 TRADING ACTIVITIES

     The Company performs a value at risk analysis of its trading portfolio, which includes over-the-counter and brokerage trading of coal and emission allowances. The use of value at risk allows management to quantify, in dollars, on a daily basis, the pricing risk inherent in its trading portfolio. The Company's value at risk model is based on the industry standard risk-metrics variance/co-variance approach, which captures exposure related to both option and forward positions. The value at risk model assumes a fifteen-day holding period and a 95% one-tailed confidence interval.

     The use of value at risk allows management to aggregate pricing risks across products in the portfolio, compare risk on a consistent basis and identify the drivers of risk. Due to the subjectivity in the choice of the liquidation period, reliance on historical data to calibrate the models and the inherent limitations in the value at risk methodology, including the use of delta/gamma adjustments related to options, the Company performs regular stress, back testing and scenario analyses to estimate the impacts of market changes on the value of the portfolio. The results of these analyses are used to supplement the value at risk methodology and identify additional market-related risks.

     During the year ended December 31, 2002, the low, high, and average values at risk for our coal trading portfolio were $0.3 million, $3.9 million, and $1.7 million, respectively. Our emission allowance value at risk during the year ended December 31, 2002 never exceeded $0.2 million.

     The Company also monitors other types of risk associated with its coal and emission allowance trading activities, including credit, market liquidity and counterparty nonperformance.

 FINANCIAL INSTRUMENTS

     Effective April 1, 2001, the Company adopted SFAS No. 133, which requires the recognition of all derivatives as assets or liabilities within the consolidated balance sheet at fair value. Gains or losses on derivative financial instruments designated as fair value hedges are recognized immediately in the consolidated statement of operations, along with the offsetting gain or loss related to the underlying hedged item. Since October 2001, the Company has designated interest rate swaps with notional amounts totaling $150.0 million as a fair value hedge of $150.0 million of its Senior Notes.

     Gains or losses on derivative financial instruments designated as cash flow hedges are recorded as a separate component of stockholders' equity until settlement (or until hedge ineffectiveness is determined), whereby gains or losses are reclassified to the consolidated statement of operations in conjunction with the recognition of the underlying hedged item. Hedge ineffectiveness had no effect on results of operations for the year ended December 31, 2002 or the nine months ended December 31, 2001.

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

     During 2002, the creditworthiness of some of our customers or trading counterparties deteriorated. We have taken steps to reduce our credit exposure to customers or counterparties whose credit has deteriorated and who may pose a higher risk, as determined by our credit management function, of failure to perform under their contractual obligations. These steps include obtaining letters of credit or cash collateral, requiring prepayments for shipments or the creation of customer trust accounts held for our benefit to fund the payment for coal under existing coal supply agreements. To reduce the Company's credit exposure related to its trading and brokerage activities, the Company seeks to enter into netting agreements with counterparties that permit the Company to offset receivables and payables with such counterparties.

     Counterparty risk with respect to interest rate swap transactions is not considered to be significant based upon the creditworthiness of the participating financial institutions.

 OTHER

     Approximately 31% of the Company's U.S. coal employees are affiliated with organized labor unions, which accounted for approximately 19% of sales volume in the U.S. during the year ended December 31, 2002. Hourly workers at the Company's mines in Arizona, Colorado and Montana are represented by the United Mine Workers of America under the Western Surface Agreement, which was ratified in 2000 and is effective through September 1, 2005. Union labor east of the Mississippi is primarily represented by the United Mine Workers of America but is generally subject to the National Bituminous Coal Wage Agreement. The current five-year labor agreement, effective from January 1, 2002 to December 31, 2006, was ratified by the United Mine Workers of America in December 2001.

(4) ASSETS AND LIABILITIES FROM COAL AND EMISSION ALLOWANCE TRADING ACTIVITIES

     The fair value of the financial instruments related to coal and emission allowance trading activities as of December 31, 2002, which include energy commodities, are set forth below:

                                                                    FAIR VALUE
                                                              -----------------------
                                                               ASSETS    LIABILITIES
                                                              --------   ------------
                                                              (DOLLARS IN THOUSANDS)
Forward contracts...........................................  $64,554      $33,540
Option contracts............................................    5,344        3,468
                                                              -------      -------
     Total..................................................  $69,898      $37,008
                                                              =======      =======

     Approximately 89% of the Company's net coal and emission allowance trading portfolio value at December 31, 2002 was determined by over the counter market source prices. The remaining 11% of our contracts were valued based on over the counter market source prices adjusted for differences in coal quality and content, as well as contract duration.

     As of December 31, 2002, the timing of trading portfolio contract expirations is as follows:

                                                              PERCENTAGE OF
YEAR OF EXPIRATION                                              PORTFOLIO
------------------                                            -------------
2003........................................................        48%
2004........................................................        43%
2005........................................................         8%
2006........................................................         1%
                                                                   ---
                                                                   100%
                                                                   ===

     At December 31, 2002, 50% of our credit exposure related to coal and emission allowance trading activities is with counterparties that are investment grade.

     Our coal trading operations traded 66.9 million tons, 39.4 million tons, and 55.8 million tons for the year ended December 31, 2002, the nine months ended December 31, 2001 and the year ended March 31, 2001, respectively.

(5) ACCOUNTS RECEIVABLE SECURITIZATION

     In March 2000, the Company and its wholly-owned, bankruptcy-remote subsidiary ("Seller") established an accounts receivable securitization program. Under the program, undivided interests in a pool of eligible trade receivables that have been contributed to the Seller are sold, without recourse, to a multi-seller, asset-backed commercial paper conduit ("Conduit"). Purchases by the Conduit are financed with the sale of highly rated commercial paper. The Company utilized proceeds from the sale of its accounts receivable to repay long-term debt, effectively reducing its overall borrowing costs. The funding cost of the securitization program was $3.3 million, $4.5 million and $8.7 million for the year ended December 31, 2002, the nine months ended December 31, 2001, and the year ended March 31, 2001, respectively. The securitization program is currently scheduled to expire in 2007.

     Under the provisions of SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," the securitization transactions have been recorded as sales, with those accounts receivable sold to the Conduit removed from the consolidated balance sheet. The amount of undivided interests in accounts receivable sold to the Conduit was $136.4 million and $140.0 million as of December 31, 2002 and 2001, respectively.

     The Seller is a separate legal entity whose assets are available first and foremost to satisfy the claims of its creditors. Eligible receivables, as defined in the securitization agreement, consist of trade receivables from our domestic subsidiaries, excluding Black Beauty Coal Company ("Black Beauty"), and are reduced for certain items such as past due balances and concentration limits. Of the eligible pool of receivables contributed to the Seller, undivided interests in only a portion of the pool are sold to the Conduit. The Company's retained interest in receivables not sold to the Conduit remain an asset of the Seller ($35.1 million as of December 31, 2002). The Seller's interest in these receivables is subordinate to the Conduit's interest in the event of default under the securitization agreement.

     If the Company defaulted under the securitization agreement or if its pool of eligible trade receivables decreased significantly, the Company could be required to repurchase all or a portion of the receivables sold to the Conduit.

(6) BUSINESS COMBINATIONS

 ARCLAR COMPANY, LLC

     On September 16, 2002, the Company purchased a 25% interest in Arclar Company, LLC ("Arclar"), for $14.9 million. The Company's 81.7%-owned Black Beauty Coal Company subsidiary owns the remaining 75% of Arclar. Arclar owns the Willow Lake and Cottage Grove mines in Southern Illinois and more than

50 million tons of coal reserves. With the Arclar purchase, the Company also acquired controlling interest of an entity that resulted in the consolidation of $12.5 million of long-term debt and related assets.

 ALLIED QUEENSLAND COALFIELDS PARTY LIMITED

     On August 22, 2002, the Company purchased Allied Queensland Coalfields Party Limited ("AQC") and its controlled affiliates from Mirant Corporation for $21.2 million. As a result of the acquisition, the Company now controls the 1.4 million ton per year Wilkie Creek Coal Mine and coal reserves in Queensland, Australia. Evaluations are complete with respect to 147 million tons of proven and probable reserves acquired surrounding the Wilkie Creek Mine. The Company continues to evaluate other coal resources that were obtained in this acquisition to finalize the estimate of its total proven and probable reserves in Australia. The results of AQC's operations are included in the Company's Australian Mining Operations segment.

 BEAVER DAM COAL COMPANY

     On June 26, 2002, the Company purchased Beaver Dam Coal Company, located in Western Kentucky, for $17.7 million. Through the acquisition, the Company obtained ownership of more than 100 million tons of coal reserves and 22,000 surface acres.

     The results of operations for each of these entities are included in the Company's consolidated results of operations from the effective date of each acquisition. Had the acquired entities' results of operations been included in the Company's results of operations since January 1, 2002, there would have been no material effect on the Company's consolidated statement of operations, financial condition or cash flows.

(7) SALE OF AUSTRALIAN OPERATIONS

     On January 29, 2001, the Company sold its Peabody Resources Limited operations to Coal & Allied, a subsidiary of Rio Tinto Limited. The selling price was $455.0 million, plus the assumption of all liabilities. The Company used the proceeds from the sale to repay long-term debt. The pretax gain on sale of $171.7 million was included in the consolidated statement of operations for the year ended March 31, 2001. The gain on sale was $124.2 million on an after-tax basis.

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

(9) EARNINGS PER SHARE

     A reconciliation of weighted average shares outstanding follows:

                                                                             NINE MONTHS
                                                               YEAR ENDED       ENDED
                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2002           2001
                                                              ------------   ------------
Weighted average shares outstanding -- basic................   52,165,735     48,746,444
Dilutive impact of stock options............................    1,656,025      1,778,534
                                                               ----------     ----------
Weighted average shares outstanding -- diluted..............   53,821,760     50,524,978
                                                               ==========     ==========

     In connection with the Company's initial public offering in May 2001, all outstanding shares of preferred stock, Class A common stock and Class B common stock were converted into a single class of common stock on a one-for-one basis. Prior to its initial public offering, the Company applied the "two-class method" of computing earnings per share as prescribed in SFAS No. 128, "Earnings Per Share." In accordance with SFAS No. 128, income or loss was allocated to the then existing preferred stock, Class A common stock and Class B common stock on a pro-rata basis. Basic and diluted earnings per share were calculated by dividing income from continuing operations, income from discontinued operations, extraordinary loss from early extinguishment of debt and net income, respectively, that was attributable to the Company's Class A and Class B common stock by the weighted average number of common shares outstanding for each class of common stock.

     A reconciliation of income from continuing operations, income from discontinued operations, extraordinary loss from early extinguishment of debt and net income follows:

                                                              YEAR ENDED
                                                               MARCH 31,
                                                                 2001
                                                              -----------
                                                              (DOLLARS IN
                                                              THOUSANDS)
Income from continuing operations attributed to:
  Preferred stock...........................................  $    20,819
  Class A common stock......................................       79,111
  Class B common stock......................................        2,750
                                                              -----------
     Total..................................................  $   102,680
                                                              ===========
Income from discontinued operations attributed to:
  Preferred stock...........................................  $     2,621
  Class A common stock......................................        9,958
  Class B common stock......................................          346
                                                              -----------
     Total..................................................  $    12,925
                                                              ===========
Extraordinary loss from early extinguishment of debt
  attributed to:
  Preferred stock...........................................  $    (1,733)
  Class A common stock......................................       (6,583)
  Class B common stock......................................         (229)
                                                              -----------
     Total..................................................  $    (8,545)
                                                              ===========
Net income attributed to:
  Preferred stock...........................................  $    21,707
  Class A common stock......................................       82,486
  Class B common stock......................................        2,867
                                                              -----------
     Total..................................................  $   107,060
                                                              ===========
Weighted average shares outstanding:
Class A common stock........................................   26,600,000
Class B common stock........................................      924,626
                                                              -----------
     Total..................................................   27,524,626
                                                              ===========

     Any difference between basic and diluted earnings per share was attributable to stock options. For the years ended December 31, 2002 and March 31, 2001, options for 1.2 million and 5.2 million shares, respectively were excluded from the diluted earnings per share calculations for the Company's common stock because they were anti-dilutive. In addition, the Company granted 0.6 million options to purchase common stock on January 2, 2003.

(10) COAL INVENTORY

     Coal inventory consisted of the following:

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 2002         2001
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
Raw coal....................................................   $ 18,076     $ 15,979
Work in process.............................................    143,963      137,808
Saleable coal...............................................     28,233       23,123
                                                               --------     --------
     Total..................................................   $190,272     $176,910
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

(11) LEASES

     The Company leases equipment and facilities under various noncancelable lease agreements. Certain lease agreements require the maintenance of specified ratios and contain restrictive covenants which limit indebtedness, subsidiary dividends, investments, asset sales and other Company actions. Rental expense under operating leases was $116.3 million, $79.5 million and $93.4 million for the year ended December 31, 2002, the nine months ended December 31, 2001 and the year ended March 31, 2001, respectively. The net book value of property, plant, equipment and mine development assets under capital leases was $5.8 million and $2.1 million as of December 31, 2002 and 2001, respectively.

     The Company also leases coal reserves under agreements that require royalties to be paid as the coal is mined. Certain agreements also require minimum annual royalties to be paid regardless of the amount of coal mined during the year. Total royalty expense was $181.1 million, $129.6 million and $165.8 million for the year ended December 31, 2002, the nine months ended December 31, 2001 and the year ended March 31, 2001, respectively.

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

     On December 19, 2002, the Company formed an alliance with Penn Virginia Resource Partners, L.P. ("PVR") whereby the Company contributed 120 million tons of coal reserves in exchange for $72.5 million in cash and 2.76 million units, or 15%, of the PVR master limited partnership. The Company's subsidiaries leased back the coal and pay royalties as the coal is mined.

     No gain or loss was recorded at the inception of this transaction. A deferred gain of $31.5 million will be recognized as the leased coal is mined.

     The Company accounts for its investment in PVR under the equity method of accounting, under the provisions of Statement of Position No. 78-9 "Accounting for Investments in Real Estate Ventures."

     During the nine months ended December 31, 2001 and the year ended March 31, 2001, the Company sold certain assets for $19.0 million and $28.8 million, respectively, and those assets were leased back under operating lease agreements from the purchasers over a period of three to eight years. No gains or losses were recognized on these transactions. Each lease agreement contains renewal options at lease termination and purchase options at amounts approximating fair market value during the lease and at lease termination. No such transactions occurred during the year ended December 31, 2002.

     As of December 31, 2002 the Company's lease obligations were secured by outstanding surety bonds and letters of credit totaling $97.6 million. As of December 31, 2002, the restricted net assets applicable under certain lease agreements of the Company's consolidated subsidiaries were $500.0 million.

     Future minimum lease and royalty payments as of December 31, 2002 are as follows:

                                                         CAPITAL   OPERATING     COAL
YEAR ENDED DECEMBER 31                                   LEASES     LEASES     RESERVES
----------------------                                   -------   ---------   --------
                                                             (DOLLARS IN THOUSANDS)
2003...................................................  $3,879    $100,526    $ 24,676
2004...................................................     348      88,768      25,398
2005...................................................     628      76,390      26,298
2006...................................................     335      57,802      25,732
2007...................................................      37      43,061      22,885
2008 and thereafter....................................      16      87,505      66,027
                                                         ------    --------    --------
Total minimum lease payments...........................  $5,243    $454,052    $191,016
                                                                   ========    ========
Less interest..........................................     203
                                                         ------
Present value of minimum capital lease payments........  $5,040
                                                         ======

(12) ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses consisted of the following:

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 2002         2001
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
Trade accounts payable......................................   $167,892     $224,225
Accrued taxes other than income.............................     87,735       76,661
Accrued payroll and related benefits........................     45,197       51,310
Accrued health care.........................................     80,273       78,005
Accrued interest............................................     17,722       16,924
Workers' compensation obligations...........................     42,616       42,652
Accrued royalties...........................................     24,260       20,603
Accrued lease payments......................................      9,152       10,029
Other accrued expenses......................................     72,166       71,704
                                                               --------     --------
     Total accounts payable and accrued expenses............   $547,013     $592,113
                                                               ========     ========

(13) INCOME TAXES

     Pretax income from continuing operations consisted of the following:

                                                                 NINE MONTHS
                                                   YEAR ENDED       ENDED       YEAR ENDED
                                                  DECEMBER 31,   DECEMBER 31,    MARCH 31,
                                                      2002           2001          2001
                                                  ------------   ------------   -----------
                                                           (DOLLARS IN THOUSANDS)
U.S. ...........................................    $75,684        $28,707       $105,184
Non U.S. .......................................      3,120            293         47,710
                                                    -------        -------       --------
     Total......................................    $78,804        $29,000       $152,894
                                                    =======        =======       ========

     Total income tax provision (benefit) from continuing operations consisted of the following:

                                                                  NINE MONTHS
                                                    YEAR ENDED       ENDED       YEAR ENDED
                                                   DECEMBER 31,   DECEMBER 31,   MARCH 31,
                                                       2002           2001          2001
                                                   ------------   ------------   ----------
                                                            (DOLLARS IN THOUSANDS)
Current:
  U.S. federal...................................    $     --        $  313       $   170
  Non U.S. ......................................       1,066            --        19,150
  State..........................................         250           250           100
                                                     --------        ------       -------
  Total current..................................       1,316           563        19,420
                                                     --------        ------       -------
Deferred:
  U.S. federal...................................     (37,847)        2,883        29,284
  Non U.S. ......................................          12            --        (1,039)
  State..........................................      (3,488)         (981)       (4,975)
                                                     --------        ------       -------
  Total deferred.................................     (41,323)        1,902        23,270
                                                     --------        ------       -------
  Total provision (benefit)......................    $(40,007)       $2,465       $42,690
                                                     ========        ======       =======

     The income tax rate on income (loss) from continuing operations differed from the U.S. federal statutory rate as follows:

                                                                  NINE MONTHS
                                                    YEAR ENDED       ENDED       YEAR ENDED
                                                   DECEMBER 31,   DECEMBER 31,   MARCH 31,
                                                       2002           2001          2001
                                                   ------------   ------------   ----------
                                                            (DOLLARS IN THOUSANDS)
Federal statutory rate...........................    $ 27,581       $ 10,150      $ 53,513
Changes in valuation allowance...................     (26,865)         9,023        35,775
Foreign earnings and disposition gains...........         (14)           103        (7,079)
State income taxes, net of U.S. federal tax
  benefit........................................      (3,325)          (818)       (4,912)
Depletion........................................     (38,136)       (19,769)      (37,369)
Other, net.......................................         752          3,776         2,762
                                                     --------       --------      --------
     Total.......................................    $(40,007)      $  2,465      $ 42,690
                                                     ========       ========      ========

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities consisted of the following:

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 2002         2001
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
Deferred tax assets:
  Accrued long-term reclamation and mine closing
     liabilities............................................  $   81,748   $   78,947
  Accrued long-term workers' compensation liabilities.......     101,967       99,810
  Postretirement benefit obligations........................     413,730      422,830
  Intangible tax asset and purchased contract rights........      81,631      102,878
  Tax credits and loss carryforwards........................     270,585      299,369
  Obligation to industry fund...............................      24,015       21,747
  Additional minimum pension liability......................      52,703       20,982
  Others....................................................      64,464       75,564
                                                              ----------   ----------
  Total gross deferred tax assets...........................   1,090,843    1,122,127
                                                              ----------   ----------
Deferred tax liabilities:
  Property, plant, equipment and mine development
     principally due to differences in depreciation,
     depletion and asset writedowns.........................   1,191,567    1,273,926
  Long-term debt............................................       5,962        7,992
  Others....................................................     212,637      194,102
                                                              ----------   ----------
  Total gross deferred tax liabilities......................   1,410,166    1,476,020
Valuation allowance.........................................    (169,626)    (196,491)
                                                              ----------   ----------
  Net deferred tax liability................................  $ (488,949)  $ (550,384)
                                                              ==========   ==========
Deferred taxes consisted of the following:
  Current deferred income taxes.............................  $   10,361   $   14,380
  Noncurrent deferred income taxes..........................    (499,310)    (564,764)
                                                              ----------   ----------
  Net deferred tax liability................................  $ (488,949)  $ (550,384)
                                                              ==========   ==========

     The Company's deferred tax assets include alternative minimum tax ("AMT") credits of $51.4 million and net operating loss ("NOL") carryforwards of $219.2 million as of December 31, 2002. The AMT credits have no expiration date and the majority of the NOL carryforwards expire beginning in the year 2019. Utilization of the majority of these AMT credits and NOL carryforwards is subject to various limitations because of previous changes in ownership (as defined in the Internal Revenue
Code) of the Company and ultimate realization could be negatively impacted by market conditions and other variables not known or anticipated at this time. The AMT credits and NOL carryforwards are offset by a valuation allowance of $169.6 million.

     The total amount of undistributed earnings of foreign subsidiaries for income tax purposes was approximately $2.6 million and $0.4 million at December 31, 2002 and 2001, respectively. It is the Company's intention to reinvest undistributed earnings of its foreign subsidiaries and thereby indefinitely postpone their remittance. Accordingly, no provision has been made for foreign withholding taxes or U.S. income taxes that may become payable if undistributed earnings of foreign subsidiaries were paid as dividends to the Company.

     The Company made U.S. federal tax payments totaling $0.5 million and $0.2 million for the nine months ended December 31, 2001 and the year ended March 31, 2001, respectively. There were no U.S. federal tax payments in the year ended December 31, 2002. The Company paid state and local income taxes totaling $0.2 million, $0.3 million, and $0.1 million for the year ended December 31, 2002, the nine months ended December 31, 2001 and the year ended March 31, 2001, respectively.

     There were no non-U.S. tax payments in the year ended December 31, 2002 or the nine months ended December 31, 2001. Non-U.S. tax payments were $19.1 million for the year ended March 31, 2001.

(14) LONG-TERM DEBT

     Long-term debt consisted of the following:

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 2002         2001
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
9.625% Senior Subordinated Notes ("Senior Subordinated
  Notes") due 2008..........................................  $  391,490   $  391,390
8.875% Senior Notes ("Senior Notes") due 2008...............     316,498      316,413
Unsecured revolving credit agreement of Black Beauty........     116,584       96,790
5.0% Subordinated Note......................................      85,055       90,026
Senior unsecured notes under various agreements.............      58,214       83,571
Other.......................................................      61,370       52,877
                                                              ----------   ----------
     Total long-term debt...................................   1,029,211    1,031,067
Less current maturities.....................................     (47,515)     (46,499)
                                                              ----------   ----------
     Long-term debt, less current maturities................  $  981,696   $  984,568
                                                              ==========   ==========

  SENIOR SUBORDINATED NOTES AND SENIOR NOTES

     The Senior Subordinated Notes are general unsecured obligations of the Company and are subordinate in right of payment to all existing and future senior debt (as defined), including borrowings under the Senior Credit Facilities and the Senior Notes. The Senior Notes are general unsecured obligations of the Company, rank senior in right of payment to all subordinated indebtedness (as defined) and rank equally in right of payment with all current and future unsecured indebtedness of the Company. As of December 31, 2002, Lehman Brothers Inc. and its affiliates' share of the Company's Senior Subordinated Notes and Senior Notes outstanding was $3.5 million and $5.8 million, respectively. Affiliates of Lehman Brothers Inc. own a significant portion of the Company's outstanding common stock.

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

  SENIOR CREDIT FACILITY

     The Senior Credit Facility is secured by a first priority lien on certain assets of the Company and its domestic subsidiaries. The Company amended its Senior Credit Facility effective May 22, 2001. The amendment permits the payment of cash dividends and other restricted payments subject to specified limitations and increases the amount available for borrowing under the Revolving Credit Facility from $200.0 million to $350.0 million.

     The Revolving Credit Facility also contains certain restrictions and limitations including, but not limited to, financial covenants that will require the Company to maintain and achieve certain levels of financial performance. The facility permits the payment of annual cash dividends of up to the greater of $25.0 million or 10% of consolidated EBITDA, as defined in the facility. In addition, the Senior Credit Facility prohibits the Company from allowing its Restricted Subsidiaries (which include all Guarantors) to create or otherwise cause any encumbrance or restriction on the ability of any such Restricted Subsidiary to pay any dividends or make certain other upstream payments subject to certain exceptions.

  UNSECURED REVOLVING CREDIT FACILITY

     The Company maintains a $480.0 million Revolving Credit Facility that has a borrowing sub-limit of $350.0 million and a letter of credit sub-limit of $330.0 million. The Company pays quarterly commitment fees at a 0.38% annual rate on the unused portion of its Revolving Credit Facility. Interest rates on the revolving loans under the Revolving Credit Facility are based on the Base Rate or LIBOR (as defined in the Senior Credit Facilities) at the Company's option. The applicable rate was 2.9% as of December 31, 2002. The Revolving Credit Facility commitment matures in June 2004. As of December 31, 2002, the Company had $186.8 million of letters of credit and no borrowings outstanding under the Revolving Credit Facility.

     Interest paid on the Revolving Credit Facility was $2.5 million, $0.5 million and $0.9 million for the year ended December 31, 2002, the nine months ended December 31, 2001 and the year ended March 31, 2001, respectively.

  5.0% SUBORDINATED NOTE

     The 5.0% Subordinated Note is recorded net of discount at an effective annual interest rate of 12.0%. Interest and principal are payable each March 1 and scheduled principal payments of $10.0 million per year are due from 2003 through 2006 with $60.0 million due March 1, 2007. The 5.0% Subordinated Note is expressly subordinated in right of payment to all prior indebtedness (as defined), including borrowings under the Senior Credit Facilities and the Senior Notes.

  OTHER

     The senior unsecured notes represent obligations of Black Beauty and include $15.7 million of Senior Notes and two series of notes with an aggregate principal amount of $42.5 million. The Senior Notes, due in December 2004, bear interest at 9.2%, payable quarterly, and are prepayable in whole or in part at any time, subject to certain make-whole provisions. The two series of notes include Series A and B Notes, totaling $37.5 million and $5.0 million, respectively. The Series A Notes bear interest at an annual rate of 7.5% and are due in 2007. The Series B Notes bear interest at an annual rate of 7.4% and are due in November 2003.

     Black Beauty maintains a $140.0 million revolving credit facility with several banks that matures on April 17, 2004. Black Beauty may elect one or a combination of interest rates on its borrowings; the effective annual interest rate was 3.0% as of December 31, 2002. Borrowings outstanding as of December 31, 2002 were $116.6 million. Black Beauty paid quarterly commitment fees on the unused portion of its revolving credit facility at a 0.35% average annual rate for the year ended December 31, 2002.

     Other long-term debt, which consists principally of notes payable, is due in installments through 2004. The weighted average effective interest rate of this debt was 3.8% as of December 31, 2002.

     The aggregate amounts of long-term debt maturities subsequent to December 31, 2002 are as follows (dollars in thousands):

YEAR OF MATURITY
----------------
2003........................................................   $   47,515
2004........................................................      175,196
2005........................................................       21,306
2006........................................................       17,814
2007........................................................       52,749
2008 and thereafter.........................................      714,631
                                                               ----------
     Total..................................................   $1,029,211
                                                               ==========

     Interest paid on long-term debt was $93.0 million, $100.8 million and $185.5 million for the year ended December 31, 2002, the nine months ended December 31, 2001 and the year ended March 31, 2001, respectively.

  EXTRAORDINARY LOSS FROM EARLY EXTINGUISHMENT OF DEBT

     During the nine months ended December 31, 2001, the Company used substantially all of the $449.8 million of net proceeds from its initial public offering to repay debt. The Company repaid its remaining outstanding term loan under its Senior Credit Facilities of $125.0 million and used $100.0 million to repay borrowings under the revolving credit facility that were used to repay a portion of the Company's 5% Subordinated Note. The Company used $173.0 million of proceeds from the offering to repurchase $80.0 million in principal of the Senior Notes and $80.0 million in principal of the Senior Subordinated Notes pursuant to a tender offer. Finally, the Company used $3.1 million and $30.2 million of proceeds to repurchase an additional $2.9 million in principal of the Senior Notes and $27.8 million in principal of the Senior Subordinated Notes, respectively, in a private transaction. The repayments resulted in an extraordinary loss of $29.0 million, net of income taxes, which represented the excess of cash paid over the carrying value of the debt retired and the accelerated write-off of debt issuance costs related to the debt repaid.

     During the year ended March 31, 2001, the Company prepaid $565.0 million of term loans under its Senior Credit Facilities. As a result of the prepayments, the Company recorded an extraordinary loss on debt extinguishment of $8.5 million, net of income taxes.

  INTEREST RATE SWAPS

     The Company has designated interest rate swaps with notional amounts totaling $150.0 million as a fair value hedge of its Senior Notes. Under the swaps, the Company pays a floating rate based upon the six-month LIBOR rate for a period of six years ending May 15, 2008. The applicable rate was 5.41% as of December 31, 2002.

     During the year ended March 31, 2001, the Company had in place interest rate swap agreements to fix the rate on a portion of its variable rate debt. These swaps were terminated during the year ended March 31, 2001, and the Company realized a net gain of approximately $5.1 million, which was included as a component of interest expense for that year.

(15) WORKERS' COMPENSATION OBLIGATIONS

     Certain subsidiaries of the Company are subject to the Federal Coal Mine Health and Safety Act of 1969, and the related workers' compensation laws in the states in which they operate. These laws require the subsidiaries to pay benefits for occupational disease resulting from coal workers' pneumoconiosis ("occupational disease"). Changes to the federal regulations became effective in August 2001. The revised regulations are expected to result in higher costs and have been incorporated into the provision for occupational disease as determined by independent actuaries. Provisions for occupational disease costs are based on determinations by independent actuaries or claims administrators.

     The Company provides income replacement and medical treatment for work related traumatic injury claims as required by applicable state law. Provisions for estimated claims incurred are recorded based on estimated loss rates applied to payroll and claim reserves determined by independent actuaries or claims administrators.

     Certain subsidiaries of the Company are required to contribute to state workers' compensation funds for second injury and other costs incurred by the state fund based on a payroll-based assessment by the applicable state. Provisions are recorded based on the payroll based assessment criteria.

     As of December 31, 2002, the Company had $156.2 million in surety bonds and letters of credit outstanding to secure workers' compensation obligations.

     Workers' compensation provision consists of the following components:

                                                                  NINE MONTHS
                                                    YEAR ENDED       ENDED       YEAR ENDED
                                                   DECEMBER 31,   DECEMBER 31,   MARCH 31,
                                                       2002           2001          2001
                                                   ------------   ------------   ----------
                                                            (DOLLARS IN THOUSANDS)
Occupational disease:
  Service cost...................................    $ 2,942        $ 2,080       $ 1,602
  Interest cost..................................     12,049          9,330        12,180
  Net amortization...............................        466            299        (1,882)
                                                     -------        -------       -------
Total occupational disease.......................     15,457         11,709        11,900
  Traumatic injury claims........................     25,722         13,926        15,728
  State assessment taxes.........................     14,204         10,934        13,731
                                                     -------        -------       -------
Total provision..................................    $55,383        $36,569       $41,359
                                                     =======        =======       =======

     Workers' compensation obligations consist of amounts accrued or loss sensitive insurance premiums, uninsured claims, and related taxes and assessments under black lung and traumatic injury workers compensation programs.

     The workers' compensation obligations consisted of the following:

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 2002         2001
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
Occupational disease costs..................................   $167,270     $164,062
Traumatic injury claims.....................................     84,607       85,900
State assessment taxes......................................        537          410
                                                               --------     --------
  Total obligations.........................................    252,414      250,372
Less current portion........................................    (42,616)     (42,652)
                                                               --------     --------
  Noncurrent obligations....................................   $209,798     $207,720
                                                               ========     ========

     The reconciliation of changes in the benefit obligation of the occupational disease liability is as follows:

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 2002         2001
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
Beginning of year obligation................................   $172,886     $167,504
Less insured claims.........................................     (6,513)      (6,425)
                                                               --------     --------
     Net obligation.........................................    166,373      161,079
Service cost................................................      2,942        2,080
Interest cost...............................................     12,049        9,330
Actuarial loss..............................................      6,854        1,869
Benefit and administrative payments.........................    (11,980)      (7,985)
                                                               --------     --------
     Net obligation at end of year..........................    176,238      166,373
Unamortized loss and prior service cost.....................     (8,968)      (2,311)
                                                               --------     --------
Accrued cost................................................   $167,270     $164,062
                                                               ========     ========

     The liability for occupational disease claims represents the actuarially-determined present value of known claims and an estimate of future claims that will be awarded to current and former employees. The projections for the year ended December 31, 2002 were based on a 7.4% per annum discount rate and a 3.5% estimate for the annual rate of inflation. The projections for the nine months ended December 31, 2001 were based on a 7.85% per annum discount rate and a 3.5% estimate for the annual rate of inflation. Traumatic injury workers' compensation obligations are estimated from both case reserves and actuarial determinations of historical trends, discounted at 7.4% and 7.85% for the year ended December 31, 2002 and the nine months ended December 31, 2001, respectively. Liability determinations were based on a discount rate of 7% and 7.4% at December 31, 2002 and December 31, 2001, respectively.

  FEDERAL BLACK LUNG EXCISE TAX REFUND CLAIMS

     In addition to the obligations discussed above, certain subsidiaries of the Company are required to pay black lung excise taxes to the Federal Black Lung Trust Fund. The trust fund pays occupational disease benefits to entitled former miners who worked prior to July 1, 1973. Excise taxes are based on the selling price of coal, up to a maximum per-ton amount.

     The Company recorded expense reductions of $6.8 million, $21.0 million and $13.7 million for the year ended December 31, 2002, the nine months ended December 31, 2001 and the year ended March 31, 2001, respectively, related to excise tax refund claims filed with the Internal Revenue Service. These refund claims covering the period from 1991-1999, were based on federal court actions that determined that excise taxes paid on export sales of coal are unconstitutional. In addition, related interest income of $3.7 million was recorded during the year ended March 31, 2001.

     During the year ended December 31, 2002, the Company received $26.8 million of excise tax refunds and recorded related interest income of $4.6 million.

(16) PENSION AND SAVINGS PLANS

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

     Annual contributions to the plans are made as determined by consulting actuaries based upon the Employee Retirement Income Security Act of 1974 minimum funding standard. In May 1998, the Company entered into an agreement with the Pension Benefit Guaranty Corporation which requires the Company to maintain certain minimum funding requirements. Assets of the plans are primarily invested in various marketable securities, including U.S. government bonds, corporate obligations and listed stocks.

     Net periodic pension costs included the following components:

                                                               NINE MONTHS
                                                 YEAR ENDED       ENDED
                                                DECEMBER 31,   DECEMBER 31,     YEAR ENDED
                                                    2002           2001       MARCH 31, 2001
                                                ------------   ------------   --------------
                                                           (DOLLARS IN THOUSANDS)
Service cost for benefits earned..............    $  9,592       $  6,361        $  8,916
Interest cost on projected benefit
  obligation..................................      39,919         30,087          37,484
Expected return on plan assets................     (45,512)       (33,860)        (43,932)
Other amortizations and deferrals.............         831            399          (2,174)
                                                  --------       --------        --------
     Net periodic pension costs...............    $  4,830       $  2,987        $    294
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

     The following summarizes the change in benefit obligation, change in plan assets and funded status of the Company's plans:

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                 2002        2001
                                                              ----------   ---------
                                                              (DOLLARS IN THOUSANDS)
Change in benefit obligation:
  Benefit obligation at beginning of period.................  $ 565,821    $512,904
  Service cost..............................................      9,592       6,361
  Interest cost.............................................     39,919      30,087
  Plan amendments...........................................      1,342          57
  Benefits paid.............................................    (31,313)    (22,612)
  Actuarial loss............................................     16,565      39,024
                                                              ---------    --------
Benefit obligation at end of period.........................    601,926     565,821
                                                              ---------    --------
Change in plan assets:
  Fair value of plan assets at beginning of period..........    488,517     478,854
  Actual return on plan assets..............................    (14,887)     24,318
  Employer contributions....................................     14,305       7,957
  Benefits paid.............................................    (31,313)    (22,612)
                                                              ---------    --------
Fair value of plan assets at end of period..................    456,622     488,517
                                                              ---------    --------
  Funded status.............................................   (145,304)    (77,304)
  Unrecognized actuarial loss...............................    146,376      69,831
  Unrecognized prior service cost...........................      2,712       1,782
                                                              ---------    --------
Accrued pension asset (liability)...........................  $   3,784    $ (5,691)
                                                              =========    ========
Amounts recognized in the consolidated balance sheets:
  Accrued benefit liability.................................  $(132,961)   $(63,112)
  Intangible asset..........................................      5,418       6,094
  Additional minimum pension liability......................    131,327      51,327
                                                              ---------    --------
Net amount recognized.......................................  $   3,784    $ (5,691)
                                                              =========    ========

     The projected benefit obligation applicable to pension plans with accumulated benefit obligations in excess of plan assets was $601.9 million and $565.8 million as of December 31, 2002 and 2001, respectively. The accumulated benefit obligation related to these plans was $589.6 million and $551.2 million as of December 31, 2002 and 2001, respectively. The fair value of plan assets related to these plans was $456.6 million and $488.5 million as of December 31, 2002 and 2001, respectively. The projected benefit obligation exceeded plan assets for all plans as of December 31, 2002 and 2001.

     The provisions of SFAS No. 87, "Employers' Accounting for Pensions," require the recognition of an additional minimum liability and related intangible asset to the extent that accumulated benefits exceed plan assets. As of December 31, 2002 and 2001, the Company has recorded $131.3 million and $51.3 million, respectively, to reflect the Company's minimum liability. The current portion of the Company's pension liability as reflected within "Accounts payable and accrued expenses" at December 31, 2002 and 2001 was $7.4 million and $16.1 million, respectively. The noncurrent portion of the Company's pension liability as reflected within "Other noncurrent liabilities" at December 31, 2002 and 2001 was $120.1 million and $40.9 million, respectively.

     The assumptions used to determine the above projected benefit obligation as of the end of each fiscal period were as follows:

                                                              DECEMBER 31,
                                                              -------------
                                                              2002    2001
                                                              -----   -----
Discount rate...............................................   7.0%    7.4%
Rate of compensation increase...............................  3.75%   4.25%
Expected rate of return on plan assets......................  8.75%    9.0%

     The Company amortizes actuarial gains and losses using a 5% corridor with a five-year amortization period.

     Certain subsidiaries make contributions to multi-employer pension plans, which provide defined benefits to substantially all hourly coal production workers represented by the United Mine Workers of America other than those covered by the Western Plan. Benefits under the United Mine Workers of America plans are computed based on service with the subsidiaries or other signatory employers. There were no contributions during the year ended December 31, 2002 or the nine months ended December 31, 2001. The amounts contributed to the plans and included in operating costs were $0.1 million for the year ended March 31, 2001.

     The Company sponsors employee retirement accounts under five 401(k) plans for eligible salaried U.S. employees. The Company matches voluntary contributions to each plan up to specified levels. A performance contribution feature allows for contributions based upon meeting specified Company performance targets. The expense for these plans was $8.1 million, $6.2 million and $6.4 million for the year ended December 31, 2002, the nine months ended December 31, 2001 and the year ended March 31, 2001, respectively.

(17) POSTRETIREMENT HEALTH CARE AND LIFE INSURANCE BENEFITS

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

     Net periodic postretirement benefits costs included the following components:

                                                                  NINE MONTHS
                                                    YEAR ENDED       ENDED       YEAR ENDED
                                                   DECEMBER 31,   DECEMBER 31,   MARCH 31,
                                                       2002           2001          2001
                                                   ------------   ------------   ----------
                                                            (DOLLARS IN THOUSANDS)
Service cost for benefits earned.................    $  4,219       $ 2,400       $ 3,379
Interest cost on accumulated postretirement
  benefit obligation.............................      76,691        55,766        74,227
Amortization of prior service cost...............     (14,698)       (8,352)       (2,610)
Amortization of actuarial losses (gains).........       8,180            --        (4,339)
                                                     --------       -------       -------
     Net periodic postretirement benefit costs...    $ 74,392       $49,814       $70,657
                                                     ========       =======       =======

     The following table sets forth the plans' combined funded status reconciled with the amounts shown in the consolidated balance sheets:

                                                                    DECEMBER 31,
                                                             --------------------------
                                                                2002           2001
                                                             -----------   ------------
                                                               (DOLLARS IN THOUSANDS)
Change in benefit obligation:
  Benefit obligation at beginning of period................  $ 1,027,124   $   991,234
  Service cost.............................................        4,219         2,400
  Interest cost............................................       76,691        55,766
  Plan amendments..........................................        6,013       (38,376)
  Benefits paid............................................      (74,431)      (53,771)
  Actuarial loss...........................................      213,571        69,871
                                                             -----------   -----------
Benefit obligation at end of period........................    1,253,187     1,027,124
                                                             -----------   -----------
Change in plan assets:
  Fair value of plan assets at beginning of period.........           --            --
  Employer contributions...................................       74,431        53,771
  Benefits paid............................................      (74,431)      (53,771)
                                                             -----------   -----------
Fair value of plan assets at end of period.................           --            --
                                                             -----------   -----------
  Funded status............................................   (1,253,187)   (1,027,124)
  Unrecognized actuarial loss..............................      248,576        42,387
  Unrecognized prior service cost..........................      (27,088)      (47,796)
                                                             -----------   -----------
Accrued postretirement benefit obligation..................   (1,031,699)   (1,032,533)
Less current portion.......................................       72,100        70,367
                                                             -----------   -----------
  Noncurrent obligation....................................  $  (959,599)  $  (962,166)
                                                             ===========   ===========

     The assumptions used to determine the accumulated postretirement benefit obligation at the end of each fiscal period were as follows:

                                                              DECEMBER 31,
                                                 ---------------------------------------
                                                        2002                 2001
                                                 ------------------   ------------------
Discount rate..................................                7.00%                7.40%
Salary increase rate for life insurance
  benefit......................................                3.75%                4.25%
Health care trend rate.........................       8.00% down to        7.15% down to
                                                 4.75% over 5 years   4.75% over 5 years

     Assumed health care cost trend rates have a significant effect on the amounts reported for health care plans. A one-percentage-point change in the assumed health care cost trend would have the following effects:

                                                          ONE-PERCENTAGE-   ONE-PERCENTAGE-
                                                          POINT INCREASE    POINT DECREASE
                                                          ---------------   ---------------
                                                               (DOLLARS IN THOUSANDS)
Effect on total service and interest cost components....     $ 11,500          $  (9,571)
Effect on postretirement benefit obligation.............     $162,219          $(135,323)

     In July 2001, the Company adopted changes to the prescription drug program. Effective January 1, 2002, an incentive mail order and comprehensive utilization management program was added to the prescription drug program. The effect of the change on the retiree health care liability was $38.4 million. The Company is recognizing the effect of the plan amendment over three years beginning July 1, 2001. Net periodic postretirement benefits costs for the year ended December 31, 2002 and the nine months ended December 31, 2001 were reduced by $12.8 million and $6.4 million respectively, for this change.

     In January 1999, the Company adopted reductions to the salaried employee medical coverage levels for employees retiring before January 1, 2003, which was subsequently changed to January 1, 2005. For employees retiring on or after January 1, 2005, the current medical plan is replaced with a medical premium reimbursement plan. This plan change does not apply to Powder River or Lee Ranch salaried employees. The change in the retiree health care plan resulted in a $22.4 million reduction to the salaried retiree health care liability. The Company is recognizing the effect of the plan amendment over nine years beginning January 1, 1999. The effect was $2.5 million, $1.9 million and $2.5 million for the year ended December 31, 2002, the nine months ended December 31, 2001 and the year ended March 31, 2001.

     The Company amortizes actuarial gains and losses using a 5% corridor with an amortization period of three years.

  MULTI-EMPLOYER BENEFIT PLANS

     Retirees formerly employed by certain subsidiaries and their predecessors, who were members of the United Mine Workers of America, last worked before January 1, 1976 and were receiving health benefits on July 20, 1992, receive health benefits provided by the Combined Fund, a fund created by the Coal Industry Retiree Health Benefit Act of 1992 (the "Coal Act"). The Coal Act requires former employers (including certain subsidiaries of the Company) and their affiliates to contribute to the Combined Fund according to a formula. In addition, certain Federal Abandoned Mine Lands funds will be transferred to fund certain benefits.

     The Company has recorded an actuarially determined liability representing the amounts anticipated to be due to the Combined Fund. The noncurrent portion of "Obligation to industry fund" reflected in the consolidated balance sheets as of December 31, 2002 and 2001 was $49.8 million and $49.7 million, respectively. The current portion related to this obligation reflected in "Accounts payable and accrued expenses" in the consolidated balance sheets as of December 31, 2002 and 2001 was $17.5 million and $7.4 million, respectively.

     Expense of $16.7 million was recognized for the year ended December 31, 2002, which included a charge of $17.2 million related to an adverse U.S. Supreme Court ruling regarding health care beneficiaries previously assigned to the Company by the Social Security Administration. The ruling overturned a U.S. Court of Appeals decision in June 2001 that the Social Security Administration had improperly assigned the beneficiaries to the Company. Expense of $3.3 million was recognized for the nine months ended December 31, 2001 related to the interest discount accrual on the Company's obligation to the Combined Fund. A benefit of $8.0 million was recognized for the period ended March 31, 2001, which included interest discount of $4.6 million, net amortization of an actuarial gain of $1.1 million and a gain of $11.5 million related to beneficiaries formerly assigned to the Company by the Social Security Administration and withdrawn in the year ended March 31, 2001.

     The Coal Act also established a multi-employer benefit plan ("1992 Plan") which will provide medical and death benefits to persons who are not eligible for the Combined Fund, who retired prior to October 1, 1994 and whose employer and any affiliates are no longer in business. A prior labor agreement established the 1993 United Mine Workers of America Benefit Trust ("1993 Plan") to provide health benefits for retired miners not covered by the Coal Act. The 1992 Plan and the 1993 Plan qualify under SFAS No. 106 as multi-employer benefit plans, which allows the Company to recognize expense as contributions are made. The expense related to these funds was $4.1 million, $1.4 million and $2.0 million for the year ended December 31, 2002, the nine months ended December 31, 2001 and the year ended March 31, 2001, respectively.

     Pursuant to the provisions of the Coal Act and the 1992 Plan, the Company is required to provide security in an amount equal to three times the cost of providing health care benefits for one year for all individuals receiving benefits from the 1992 Plan who are attributable to the Company, plus all individuals receiving benefits from an individual employer plan maintained by the Company who are entitled to receive such benefits. In accordance with the Coal Act and the 1992 Plan, the Company has outstanding surety bonds and letters of credit as of December 31, 2002 of $105.7 million to secure the Company's obligation.

(18) STOCKHOLDERS' EQUITY

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

 PREFERRED STOCK AND SERIES COMMON STOCK

     In addition to the common stock, the Board of Directors is authorized to issue up to 10.0 million shares of preferred stock and up to 40.0 million shares of series common stock. The Board of Directors is authorized to determine the terms and rights of each series, including the number of authorized shares, whether dividends (if any) will be cumulative or non-cumulative and the dividend rate of the series, redemption or sinking fund provisions, conversion terms, prices and rates, and amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Board of Directors may also determine restrictions on the issuance of shares of the same series or of any other class or series, and the voting rights (if any) of the holders of the series. There were no outstanding shares of preferred stock or series common stock as of December 31, 2002.

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

     The Company recognized compensation cost related to grants of common stock to management and non-employee directors of $0.1 million, $0.2 million and $3.9 million during the year ended December 31, 2002, the nine months ended December 31, 2001 and the year ended March 31, 2001, respectively.

     The following table summarizes preferred and common share activity from March 31, 2000 to December 31, 2002:

                                                      CLASS A      CLASS B
                                       PREFERRED      COMMON        COMMON       COMMON
                                       ----------   -----------   ----------   ----------
March 31, 2000.......................   7,000,000    26,600,000      958,263           --
  Stock grants to employees..........          --            --      284,362           --
  Shares repurchased.................          --            --     (232,116)          --
                                       ----------   -----------   ----------   ----------
March 31, 2001.......................   7,000,000    26,600,000    1,010,509           --
  Conversion to common stock.........  (7,000,000)  (26,600,000)  (1,010,509)  34,610,509
  Issuance of common stock in
     connection with initial public
     offering........................          --            --           --   17,250,000
  Stock options exercised............          --            --           --       67,066
  Employee stock purchases...........          --            --           --       75,087
  Stock grants to non-employee
     directors.......................          --            --           --        7,584
                                       ----------   -----------   ----------   ----------
December 31, 2001....................          --            --           --   52,010,246
  Stock options exercised............          --            --           --      291,203
  Employee stock purchases...........          --            --           --      157,231
  Stock grants to non-employee
     directors.......................          --            --           --        1,908
  Shares repurchased and retired.....          --            --           --      (60,310)
                                       ----------   -----------   ----------   ----------
December 31, 2002....................          --            --           --   52,400,278
                                       ==========   ===========   ==========   ==========

(19) EQUITY COMPENSATION PLANS

  LONG-TERM EQUITY INCENTIVE PLAN

     In connection with the initial public offering, the Company adopted the "Long-Term Equity Incentive Plan," making 2.5 million shares of the Company's common stock available for grant. The Board of Directors may provide such grants in the form of stock appreciation rights, restricted stock, performance awards, incentive stock options, nonqualified stock options and stock units. The Company granted 0.7 million and 0.6 million non-qualified options to purchase common stock during the year ended December 31, 2002 and the nine months ended December 31, 2001, respectively. These options vest over three years and expire 10 years after date of grant.

     Performance units granted by the Company vest over, and are payable in cash subject to the achievement of performance goals at the conclusion of, the three year measurement period. The payout is based on the Company's performance compared to an industry peer group and the S&P Industrial Index. During the year ended December 31, 2002 and the nine months ended December 31, 2001, the Company granted 0.1 million performance units in each period. As a result of the Company's performance relative to the measurement group, the Company recognized compensation expense of $2.1 million in 2002. No compensation expense was recorded for the nine months ended December 31, 2001.

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

     During the year ended March 31, 2001, the Company granted 1.5 million options to purchase Class A common stock, 0.4 million of which were time options and 1.1 million of which were performance options. All options granted during the year ended March 31, 2001 have an exercise price of $14.29 per share and expire 10 years after date of grant.

     A summary of outstanding option activity is as follows:

                                                         NINE MONTHS
                        YEAR ENDED                          ENDED                          YEAR ENDED
                       DECEMBER 31,   WEIGHTED AVERAGE   DECEMBER 31,   WEIGHTED AVERAGE   MARCH 31,    WEIGHTED AVERAGE
                           2002        EXERCISE PRICE        2001        EXERCISE PRICE       2001       EXERCISE PRICE
                       ------------   ----------------   ------------   ----------------   ----------   ----------------
Beginning balance....   5,678,343          $15.70         5,225,510          $14.29         5,165,538        $14.29
  Granted............     686,234           26.83           604,776           28.00         1,456,542         14.29
  Exercised..........    (291,203)          14.29           (67,066)          14.29                --         14.29
  Forfeited..........    (299,545)          17.14           (84,877)          17.51        (1,396,570)        14.29
                        ---------                         ---------                        ----------
Outstanding..........   5,773,829          $17.02         5,678,343          $15.70         5,225,510        $14.29
                        =========                         =========                        ==========
Exercisable..........   2,899,196          $15.17         2,761,793          $14.29           779,962        $14.29
                        =========                         =========                        ==========

     A summary of options outstanding and exercisable as of December 31, 2002 is as follows:

                                     OPTIONS OUTSTANDING                     OPTIONS EXERCISABLE
                       -----------------------------------------------   ----------------------------
                                   WEIGHTED AVERAGE
RANGE OF                              REMAINING       WEIGHTED AVERAGE               WEIGHTED AVERAGE
EXERCISE PRICES         NUMBER     CONTRACTUAL LIFE    EXERCISE PRICE     NUMBER      EXERCISE PRICE
---------------        ---------   ----------------   ----------------   ---------   ----------------
          $14.29.....  4,568,000         6.0               $14.29        2,713,025        $14.29
$23.64 to $26.59.....     23,899         9.8                25.17              668         26.15
$26.60 to $29.55.....  1,181,930         8.7                27.41          185,503         28.01
                       ---------                                         ---------
                       5,773,829         6.6               $17.02        2,899,196        $15.17
                       =========                                         =========

     The weighted average fair values of the Company's stock options and the assumptions used in applying the Black-Scholes option pricing model (for grants during the year ended December 31, 2002 and the nine months ended December 31,
2001) and the minimum value method for the year ended March 31, 2001 were as follows:

                                                    DECEMBER 31,   DECEMBER 31,   MARCH 31,
                                                        2002           2001         2001
                                                    ------------   ------------   ---------
Weighted average fair value.......................     $13.18         $14.71         $5.97
Risk-free interest rate...........................       4.6%           5.3%          5.5%
Expected option life..............................    7 years        7 years       7 years
Expected volatility...............................        49%            53%            --
Dividend yield....................................       1.4%           1.4%            0%

 EMPLOYEE STOCK PURCHASE PLAN

     During the nine months ended December 31, 2001, the Company adopted an employee stock purchase plan. Total shares of common stock available for purchase under the plan are 1.5 million. Eligible full-time and part-time employees are able to contribute up to 15% of their base compensation into this plan, subject to a limit of $25,000 per year. Employees are able to purchase Company common stock at a 15% discount to the lower of the fair market value of the Company's common stock on the initial and ending dates of each offering period.

 NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN

     During the nine months ended December 31, 2001, the Company also adopted the Equity Incentive Plan for Non-Employee Directors. Under that plan, members of the Company's Board of Directors who are not employees of the Company or one of its affiliates will be eligible to receive grants of restricted stock and stock options. Restricted stock will be granted to a director upon election or appointment to the Board of Directors, and will vest upon the third anniversary of the date of grant. Options to purchase stock will be granted to eligible directors each year at the annual meeting of the Board of Directors, and will vest ratably over three years. All options granted under the plan will expire after 10 years from the date of the grant, subject to earlier termination in connection with a director's termination of service.

(20) COMPREHENSIVE INCOME

     The after-tax components of accumulated other comprehensive income (loss) are as follows:

                                                                                  TOTAL
                                                     FOREIGN      MINIMUM      ACCUMULATED
                                                    CURRENCY      PENSION         OTHER
                                                   TRANSLATION   LIABILITY    COMPREHENSIVE
                                                   ADJUSTMENT    ADJUSTMENT   INCOME (LOSS)
                                                   -----------   ----------   -------------
                                                            (DOLLARS IN THOUSANDS)
March 31, 2000...................................   $(12,667)     $     --      $(12,667)
  Current period change..........................    (26,144)         (862)      (27,006)
  Reclassification adjustment resulting from the
     sale of Peabody Resources Limited
     operations..................................     38,811            --        38,811
                                                    --------      --------      --------
March 31, 2001...................................         --          (862)         (862)
  Current period change..........................         --       (29,483)      (29,483)
                                                    --------      --------      --------
December 31, 2001................................         --       (30,345)      (30,345)
  Current period change..........................         15       (47,297)      (47,282)
                                                    --------      --------      --------
December 31, 2002................................   $     15      $(77,642)     $(77,627)
                                                    ========      ========      ========

     In conjunction with the sale of the Peabody Resources Limited operations, discussed in Note 7, the Company recorded a reduction of the foreign currency translation adjustment of the Company's Peabody Resources Limited operations.

(21) RELATED PARTY TRANSACTIONS

     Lehman Brothers served as the lead underwriter in connection with a secondary public offering of Company Common Stock, which was completed in April 2002. Lehman Brothers Merchant Banking Fund also sold shares of Company Common Stock in that offering. The Company paid expenses customarily incurred by a registering company in connection with the secondary offering. Lehman Brothers sold, in the aggregate, 8,155,000 shares in the offering, and their beneficial ownership of the Company's outstanding common stock declined from 57% to 41% immediately following the offering.

     Lehman Brothers served as the Company's advisor in its search for a partner for the development of the Thoroughbred Energy Campus, a proposed 1,500 megawatt electricity generating plant in Western Kentucky. For the nine months ended December 31, 2001, the Company paid Lehman Brothers $0.5 million, plus reimbursement of expenses, for those services.

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

     Lehman Brothers served as one of the Company's financial advisors in connection with the sale of the Company's Peabody Resources Limited operations, which was completed on January 29, 2001. The Company paid Lehman Brothers a fee of $2.7 million, plus reimbursement of expenses, for those services.

     Lehman Brothers served as the Company's financial advisor in connection with the sale of Citizens Power, which was completed in the year ended March 31, 2001. The Company paid Lehman Brothers a fee of approximately $1.5 million, plus reimbursement of expenses, for those services.

(22) GUARANTEES AND FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

     In the normal course of business, the Company is a party to guarantees and financial instruments with off-balance-sheet risk, such as bank letters of credit, performance or surety bonds and other guarantees and indemnities, which are not reflected in the accompanying consolidated balance sheets. Such financial instruments are valued based on the amount of exposure under the instrument and the likelihood of performance being required. In the Company's past experience, virtually no claims have been made against these financial instruments. Management does not expect any material losses to result from these guarantees or off-balance-sheet instruments and, therefore, is of the opinion that their fair value is zero.

     In addition to the guarantees specifically discussed below, the amount of surety bonds currently outstanding related to the Company's reclamation, coal lease obligations, workers' compensation, and retiree healthcare are presented in Notes 1, 11, 15 and 17, respectively, to the consolidated financial statements. A discussion of our $140.0 million accounts receivable securitization is included in Note 5 to the consolidated financial statements.

     The Company owns a 30.0% interest in a partnership that leases a coal export terminal from the Peninsula Ports Authority of Virginia under a 30-year lease that permits the partnership to purchase the terminal at the end of the lease term for a nominal amount. The partners have severally (but not jointly) agreed to make payments under various agreements which in the aggregate provide the partnership with sufficient funds to pay rents and to cover the principal and interest payments on the floating-rate industrial revenue bonds issued by the Peninsula Ports Authority, and which are supported by letters of credit from a commercial bank. The Company's maximum reimbursement obligation to the commercial bank is in turn supported by a letter of credit totaling $42.8 million.

     The Company owns a 49.0% interest in a joint venture that operates an underground mine and prep plant facility in West Virginia. The partners have severally agreed to guarantee the debt of the joint venture, which consists of a $28.3 million loan facility with two commercial banks and other bank loans of $2.1 million. Monthly principal payments on the loan facility of approximately $0.5 million are due through December 2004, and a final principal payment of $17.7 million is due on December 31, 2004. Interest payments on the loan facility are due monthly and accrue at prime plus 1/2%, or 4.75% as of December 31, 2002. The total amount of the joint venture's debt guaranteed by the Company was $14.9 million as of December 31, 2002.

     The Company is the lessee under numerous equipment and property leases, as described in Note 11 to the consolidated financial statements. It is common in such commercial lease transactions for the Company, as the lessee, to agree to indemnify the lessor for the value of the property or equipment leased, should the property be damaged or lost during the course of the Company's operations. The Company expects that losses with respect to leased property would be covered by insurance (subject to deductibles).

     The Company and certain of its subsidiaries have guaranteed other subsidiaries' performance under their various lease obligations. Aside from indemnification of the lessor for the value of the property leased, the

Company's maximum potential obligations under its leases are presented in Note 11 and assume that no amounts could be recovered from third parties.

     The Company has provided financial guarantees under certain long-term debt agreements entered into by its subsidiaries, and substantially all of the Company's subsidiaries provide financial guarantees under long-term debt agreements entered into by the Company. Descriptions of the Company's (and its subsidiaries') debt are included in Note 14 to the consolidated financial statements, and supplemental guarantor/non-guarantor financial information is provided in Note 27 to the consolidated financial statements. The maximum amounts payable under the Company's debt agreements are presented in Note 14 and assume that no amounts could be recovered from third parties.

     At December 31, 2002, the Company had an additional $19.6 million in letters of credit pledged as collateral in support of various surety bonds to secure workers' compensation obligations and post-retirement and life insurance benefits as discussed in Note 15 and Note 17, respectively, to the consolidated financial statements.

     The Company is party to an agreement with the Pension Benefit Guarantee Corporation, or the PBGC, and TXU Europe Limited, an affiliate of the Company's former parent corporation, under which the Company is required to make special contributions to three of the Company's defined benefit pension plans and to maintain a $37.0 million letter of credit in favor of the PBGC. If the Company or the PBGC gives notice of an intent to terminate one or more of the covered pension plans in which liabilities are not fully funded, or if the Company fails to maintain the letter of credit, the PBGC may draw down on the letter of credit and use the proceeds to satisfy liabilities under the Employee Retirement Income Security Act of 1974, as amended. The PBGC, however, is required to first apply amounts received from a $110.0 million guarantee in place from TXU Europe Limited in favor of the PBGC before it draws on the Company's letter of credit. On November 19, 2002 TXU Europe Limited was placed under the administration process in the United Kingdom (a process similar to bankruptcy proceedings in the United States). As a result of these proceedings, TXU Europe Limited may be liquidated or otherwise reorganized in such a way as to relieve it of its obligations under its guarantee.

     In addition to the letters of credit specifically discussed above, the Company has an additional $124.4 million of letters of credit in support of the Company's coal lease obligations, workers' compensation and retiree healthcare as presented in Notes 11, 15 and 17, respectively, to the consolidated financial statements.

     In connection with the sale of Citizens Power, the Company has indemnified the buyer from certain losses resulting from specified power contracts and guarantees. Should a party to one of these power contracts fail to perform under the contract, the Company would be required to reimburse the buyer for any losses incurred as a result of any non-performance that meet the requirements set forth in the indemnity. Due to the length and specific requirements of the contracts covered by the indemnity, we cannot reasonably estimate our future exposure, if any, under the indemnity.

(23) FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.

     The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments as of December 31, 2002 and 2001:

     - Cash and cash equivalents, accounts receivable and accounts payable and accrued expenses have carrying values which approximate fair value due to the short maturity or the financial nature of these instruments.

     - Long-term debt fair value estimates are based on estimated borrowing rates to discount the cash flows to their present value. The 5.0% Subordinated Note carrying amount is net of unamortized note discount.

     - The fair value of interest rate swap contracts was based upon the costs that would be incurred to terminate those contracts in a loss position and the estimated consideration that would be received to terminate those contracts in a gain position. The Company could have received $6.6 million upon liquidation of interest rate swap contracts in place as of December 31, 2002, which expire May 15, 2008.

     - Other noncurrent liabilities include a deferred purchase obligation related to the prior purchase of a mine facility. The fair value estimate is based on the same assumption as long-term debt.

     The carrying amounts and estimated fair values of the Company's financial instruments are summarized as follows:

                                          DECEMBER 31, 2002         DECEMBER 31, 2001
                                       -----------------------   -----------------------
                                        CARRYING    ESTIMATED     CARRYING    ESTIMATED
                                         AMOUNT     FAIR VALUE     AMOUNT     FAIR VALUE
                                       ----------   ----------   ----------   ----------
                                                    (DOLLARS IN THOUSANDS)
Long-term debt.......................  $1,029,211   $1,082,428   $1,031,067   $1,108,065
Deferred purchase obligation.........      16,171       16,100       21,790       20,543

(24) COMMITMENTS AND CONTINGENCIES

  ENVIRONMENTAL

     Environmental claims have been asserted against a subsidiary of the Company at 22 sites in the United States. Some of these claims are based on the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and on similar state statutes. The majority of these sites are related to activities of former subsidiaries of the Company.

     The Company's policy is to accrue environmental cleanup-related costs of a noncapital nature when those costs are believed to be probable and can be reasonably estimated. The quantification of environmental exposures requires an assessment of many factors, including changing laws and regulations, advancements in environmental technologies, the quality of information available related to specific sites, the assessment stage of each site investigation, preliminary findings and the length of time involved in remediation or settlement. For certain sites, the Company also assesses the financial capability of other potentially responsible parties and, where allegations are based on tentative findings, the reasonableness of the Company's apportionment. The Company has not anticipated any recoveries from insurance carriers or other potentially responsible third parties in the estimation of liabilities recorded on its consolidated balance sheets. The undiscounted liabilities for environmental cleanup-related costs recorded as part of "Other noncurrent liabilities" were $42.1 million and $46.6 million at December 31, 2002 and 2001, respectively. This amount represents those costs that the Company believes are probable and reasonably estimable.

  NAVAJO NATION

     On June 18, 1999, the Navajo Nation served the Company's subsidiaries, Peabody Holding Company, Inc., Peabody Coal Company and Peabody Western Coal Company ("Peabody Western"), with a complaint that had been filed in the U.S. District Court for the District of Columbia. Other defendants in the litigation are one customer, one current employee and one former employee. The Navajo Nation has alleged 16 claims, including Civil Racketeer Influenced and Corrupt Organizations Act, or RICO, violations and fraud and tortious interference with contractual relationships. The complaint alleges that the defendants jointly participated in unlawful activity to obtain favorable coal lease amendments. Plaintiff also alleges that defendants interfered with the fiduciary relationship between the United States and the Navajo Nation. The plaintiff is seeking various remedies including actual damages of at least $600 million, which could be trebled under the RICO counts, punitive damages of at least $1 billion, a determination that Peabody Western's two coal leases for the Kayenta and Black Mesa mines have terminated due to a breach of these leases and a reformation of the two coal leases to adjust the royalty rate to 20%. On March 15, 2001, the court allowed the Hopi Tribe to intervene in this lawsuit. The Hopi Tribe has asserted seven claims including fraud and is seeking various remedies including unspecified actual damages, punitive damages and reformation of its coal lease.

     On February 21, 2002, the Company's subsidiaries commenced a lawsuit against the Navajo Nation in the U.S. District Court for the District of Arizona seeking enforcement of an arbitration award or, alternatively, to compel arbitration pursuant to the April 1, 1998 Arbitration Agreement with the Navajo Nation. On January 14, 2003, the Arizona District Court dismissed the lawsuit. Peabody Western has filed an appeal of this decision with the Ninth Circuit Court of Appeals.

     On February 22, 2002, the Company's subsidiaries filed in the U.S. District for the District of Columbia a motion for leave to file an amended answer and conditional counterclaim. The counterclaim is conditional because the Company's subsidiaries contend that the lease provisions the Navajo Nation seeks to invalidate have previously been upheld in an arbitration proceeding and are not subject to further litigation. On March 4, 2002, the Company's subsidiaries filed in the U.S. District Court for the District of Columbia a motion to transfer that case to Arizona or, alternatively, to stay the District of Columbia litigation. The U.S. District Court for the District of Columbia denied the Company's subsidiaries' motion to transfer and motion to stay and we appealed that decision with the District of Columbia Court of Appeals. Oral argument on our appeal is scheduled for April 14, 2003.

     Subsequent to year end, the U.S. Supreme Court issued a ruling in a companion lawsuit involving the Navajo Nation and the United States. The Court rejected the Navajo Nation's allegation that the U.S. breached its trust responsibility to the Navajo Nation in approving the coal lease amendments and was liable for money damages.

     While the outcome of litigation is subject to uncertainties, based on the Company's preliminary evaluation of the issues and the potential impact on us, we believe this matter will be resolved without a material adverse effect on the Company's financial condition or results of operations.

 SOUTHERN CALIFORNIA EDISON COMPANY -- MOHAVE GENERATING STATION

     In response to a demand for arbitration by one of our subsidiaries, Peabody Western, Southern California Edison Company and the other owners of the Mohave Generating Station filed a lawsuit on June 20, 1996 in the Superior Court of Maricopa County, Arizona. The lawsuit sought a declaratory judgment that mine decommissioning costs and retiree health care costs are not recoverable by Peabody Western under the terms of a coal supply agreement dated May 26, 1976.

     Peabody Western filed a motion to compel arbitration that was granted by the trial court. Southern California Edison appealed this order to the Arizona Court of Appeals, which denied its appeal. Southern California Edison then appealed the order to the Arizona Supreme Court, which remanded the case to the Arizona Court of Appeals and ordered the appellate court to determine whether the trial court was correct in determining that Peabody Western's claims are arbitrable. The Arizona Court of Appeals ruled that neither mine decommissioning costs nor retiree health care costs are to be arbitrated and that both issues should be resolved in litigation. The matter has been remanded to the Superior Court of Maricopa County, Arizona. Peabody Western answered the complaint and asserted counterclaims. The court then permitted Southern California Edison to amend its complaint to add a claim of overcharges of at least $19.2 million by Peabody Western.

     By order filed July 2, 2001, the court granted Peabody Western's motion for summary judgment on liability with respect to retiree healthcare costs. Southern California Edison filed a motion for reconsideration, which was denied by the court on October 16, 2001. Peabody Western filed a supplemental motion for summary judgment on liability with respect to mine decommissioning costs that was denied by the trial court on February 6, 2002.

     Peabody Western reached a mediated settlement with the owners of the Mohave Generating Station, which resulted in the recognition of $15.1 million in pre-tax earnings during the quarter ended September 30,

2002. The settlement provides for customer reimbursement of mine decommissioning and certain other post-mining expenditures. The reimbursement commenced in January 2003 and continues on a monthly basis through December 2005. All of the owners except one exercised their option to prepay these reimbursements in 2002.

 CALIFORNIA PUBLIC UTILITIES COMMISSION PROCEEDINGS REGARDING THE FUTURE OF THE MOHAVE GENERATING STATION

     The Mohave coal supply agreement is scheduled to expire on December 31, 2005. In addition, there is a dispute with the Hopi Tribe regarding the use of groundwater in the transportation of the coal by pipeline to the Mohave plant. The plant's owners have sought permission from the California Public Utilities Commission for authorization to begin certain interim spending on air pollution controls if the coal supply and water issues were resolved by December 31, 2002. Although those issues were not resolved by that date, the plant's owners and the Company are in active discussions to resolve the complex issues critical to the continued operation of the Mohave plant and the renewal of the coal supply agreement after December 31, 2005. There is no assurance that the issues critical to the continued operation of the Mohave plant will be resolved. If these issues are not resolved in a timely manner, the operation of the Mohave plant will cease or be delayed beginning on December 31, 2005. The Mohave plant is the sole customer of the Black Mesa Mine, which produces and sells 4.5 to 5 million tons of coal per year.

 SALT RIVER PROJECT AGRICULTURAL IMPROVEMENT AND POWER DISTRICT -- NAVAJO GENERATING STATION

     In May 1997, Salt River Project Agricultural Improvement and Power District, or Salt River, acting for all owners of the Navajo Generating Station, exercised their contractual option to review certain cumulative cost changes during a five-year period from 1992 to 1996. Peabody Western sells approximately 7 to 8 million tons of coal per year to the owners of the Navajo Generation Station under a long-term contract. In July 1999, Salt River notified Peabody Western that it believed the owners were entitled to a price decrease of $1.92 per ton as a result of the review. Salt River also claimed entitlement to a retroactive price adjustment to January 1997 and that an overbilling of $50.5 million had occurred during the same five-year period. In October 1999, Peabody Western notified Salt River that it believed it was entitled to a $2.00 per ton price increase as a result of the review. The parties were unable to settle the dispute and Peabody Western filed a demand for arbitration in September 2000. The arbitration hearing was held in April of 2002. On July 20, 2002, Peabody Western received a favorable decision from the arbitrators. The decision increased the price of coal by approximately $0.50 per ton from 1997 through 2001 and thereafter. As a result of the decision, the Company received pre-tax earnings of approximately $22 million during the quarter ended September 30, 2002. The exact impact of the ruling on the pricing of coal sales from January 1, 2002 forward will not be determined until Salt River completes a review of the cumulative cost changes under the contract for the years 1997 through 2001.

 SALT RIVER PROJECT AGRICULTURAL IMPROVEMENT AND POWER DISTRICT -- MINE CLOSING AND RETIREE HEALTH CARE

     Salt River and the other owners of the Navajo Generating Station filed a lawsuit on September 27, 1996 in the Superior Court of Maricopa County in Arizona seeking a declaratory judgment that certain costs relating to final reclamation, environmental monitoring work and mine decommissioning and costs primarily relating to retiree health care benefits are not recoverable by our subsidiary, Peabody Western Coal Company, under the terms of a coal supply agreement dated February 18, 1977. The contract expires in 2011.

     Peabody Western filed a motion to compel arbitration of these claims, which was granted in part by the trial court. Specifically, the trial court ruled that the mine decommissioning costs were subject to arbitration but that the retiree health care costs were not subject to arbitration. This ruling was subsequently upheld on appeal. As a result, Peabody Western, Salt River and the other owners of the Navajo Generating Station will arbitrate the mine decommissioning costs issue and will litigate the retiree health care costs issue.

     While the outcome of litigation and arbitration is subject to uncertainties, based on the Company's preliminary evaluation of the issues and the potential impact on us, and based on outcomes in similar proceedings, we believe that the matter will be resolved without a material adverse effect on the Company's financial condition or results of operations.

  OTHER

     Accounts receivable in the consolidated balance sheet as of December 31, 2002 includes $8.6 million of receivables billed during 2002 and 2001 that have been disputed by two customers who have withheld payment. The Company believes these billings were made properly under the coal supply agreement with each customer. The Company is in arbitration and litigation with these customers to resolve this issue, and believes the receivables to be fully collectible.

     In addition, the Company at times becomes a party to claims, lawsuits, arbitration proceedings and administrative procedures in the ordinary course of business. Management believes that the ultimate resolution of pending or threatened proceedings will not have a material effect on the financial position, results of operations or liquidity of the Company.

     At December 31, 2002, purchase commitments for capital expenditures were approximately $56.8 million.

(25) SUMMARY QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

     A summary of the unaudited quarterly results of operations for the year ended December 31, 2002 and the nine months ended December 31, 2001, is presented below. Peabody Energy common stock is listed on the New York Stock Exchange under the symbol "BTU."

                                             YEAR ENDED DECEMBER 31, 2002
                            ---------------------------------------------------------------
                            FIRST QUARTER   SECOND QUARTER   THIRD QUARTER   FOURTH QUARTER
                            -------------   --------------   -------------   --------------
                                             (DOLLARS IN THOUSANDS EXCEPT
                                            PER SHARE AND STOCK PRICE DATA)
Revenues..................       $675,766        $656,940         $714,611        $669,781
Operating profit..........         54,950          55,245           51,320          12,173
Net income................         22,315          24,497           29,036          29,671
Basic earnings per share
  from operations.........          $0.43           $0.47            $0.56           $0.57
Diluted earnings per share
  from operations.........          $0.42           $0.45            $0.54           $0.55
Weighted average shares
  used in calculating
  basic earnings per
  share...................     52,018,238      52,122,455       52,176,646      52,341,924
Weighted average shares
  used in calculating
  diluted earnings per
  share...................     53,731,426      53,859,275       53,649,383      53,879,044
Stock price - high and low
  closing prices..........  $29.76-$23.50   $30.39-$26.18    $28.00-$18.70   $29.23-$23.11
Dividends per share.......          $0.10           $0.10            $0.10           $0.10

     Operating profit for the third quarter includes $37.1 million due to the successful resolution of disputes related to the Navajo Station and Mohave Station coal supply agreements (discussed in Note 24).

     Net income for the fourth quarter includes an income tax benefit of $44.6 million. This benefit results primarily from significant tax benefits realized as a result of utilizing net operating loss carryforwards to offset taxable gains primarily recognized in connection with the PVR transaction as discussed in Note 11. Utilization of the loss carry-forwards required the reduction of a previously recorded valuation allowance that had reduced the book value of the loss carryforwards.

                                                NINE MONTHS ENDED DECEMBER 31, 2001
                                           ----------------------------------------------
                                           FIRST QUARTER   SECOND QUARTER   THIRD QUARTER
                                           -------------   --------------   -------------
                                                    (DOLLARS IN THOUSANDS EXCEPT
                                                  PER SHARE AND STOCK PRICE DATA)
Revenues.................................       $636,291        $655,569         $646,080
Operating profit.........................         50,027          36,306           29,198
Income before extraordinary item.........          9,906           4,060            5,321
Net income (loss)........................        (17,698)          4,060            3,955
Basic earnings per share from
  operations.............................          $0.23           $0.08            $0.10
Diluted earnings per share from
  operations.............................          $0.22           $0.08            $0.10
Weighted average shares used in
  calculating basic earnings per share...     42,215,878      51,943,624       52,008,851
Weighted average shares used in
  calculating diluted earnings per
  share..................................     44,213,833      53,653,950       53,753,645
Stock price -- high and low closing
  prices.................................  $37.95-$26.45   $31.85-$23.25    $31.90-$23.35
Dividends per share......................            $--           $0.10            $0.10

     Results of operations for the quarter ended June 30, 2001 included an after-tax extraordinary loss of $27.6 million related to debt extinguished utilizing proceeds from the Company's initial public offering. Results of operations for the quarter ended December 31, 2001 included an after-tax extraordinary loss from debt extinguishment of $1.4 million.

(26) SEGMENT INFORMATION

     The Company reports its operations primarily through the following reportable operating segments: "U.S. Mining," "Trading and Brokerage," and "Australian Mining." The principal business of the U.S. Mining segment is mining, preparation and sale of steam coal, sold primarily to electric utilities, and metallurgical coal, sold to steel and coke producers. The Trading and Brokerage segment's principal business is the marketing and trading of coal and emission allowances. The Australian Mining segment for 2002 consists of the operations of Allied Queensland Coalfields Party Limited and in 2001 consisted of the operations of Peabody Resources Limited. This segment's principal business is the same as the U.S. Mining Segment. "Corporate and Other" consists primarily of corporate overhead not directly attributable to the U.S. Mining, Australian Mining or Trading and Brokerage operating segments, and resource management activities.

     The U.S. Mining segment results below also include costs related to past mining activities and a portion of consolidated net gains on property disposals.

     For the year ended December 31, 2002, 94% of the Company's sales were to U.S. electricity generators, 2% were to the U.S. industrial sector, and 4% were to customers outside the United States. Substantially all of the Company's physical assets are located in the United States.

     Operating segment results for the year ended December 31, 2002 were as follows:

                                            TRADING AND   AUSTRALIAN   CORPORATE
                              U.S. MINING    BROKERAGE      MINING     AND OTHER   CONSOLIDATED
                              -----------   -----------   ----------   ---------   ------------
                                                   (DOLLARS IN THOUSANDS)
Revenues....................  $2,483,501     $204,944      $ 9,933     $ 18,720     $2,717,098
Operating profit............     221,595       36,753        2,779      (87,439)       173,688
Total assets................   4,705,876       88,107       46,036      300,158      5,140,177
Depreciation, depletion and
  amortization..............     220,935          287          236       10,955        232,413
Capital expenditures........     185,161        2,179          172       21,050        208,562

     Operating segment results for the nine months ended December 31, 2001 were as follows:

                                                       TRADING AND   CORPORATE
                                         U.S. MINING    BROKERAGE    AND OTHER   CONSOLIDATED
                                         -----------   -----------   ---------   ------------
                                                        (DOLLARS IN THOUSANDS)
Revenues...............................  $1,762,775     $150,988     $ 24,177     $1,937,940
Operating profit.......................     127,282       22,685      (34,436)       115,531
Total assets...........................   4,843,336       72,065      235,501      5,150,902
Depreciation, depletion and
  amortization.........................     162,165        1,675       10,747        174,587
Capital expenditures...................     180,333        1,129       12,784        194,246

     Operating segment results for the year ended March 31, 2001 were as follows:

                                                           PEABODY
                                                          RESOURCES
                                            TRADING AND    LIMITED     CORPORATE
                              U.S. MINING    BROKERAGE    OPERATIONS   AND OTHER   CONSOLIDATED
                              -----------   -----------   ----------   ---------   ------------
                                                   (DOLLARS IN THOUSANDS)
Revenues....................  $2,174,925     $194,766      $238,498    $ 19,939     $2,628,128
Operating profit............     161,991       13,126        53,377     113,345(1)     341,839
Total assets................   4,802,829      198,421            --     208,237      5,209,487
Depreciation, depletion and
  amortization..............     204,249        2,676        25,518       8,525        240,968
Capital expenditures........     146,653          206            --       4,499        151,358

---------------

(1) Includes the pretax gain on the sale of the Company's Peabody Resources Limited operations of $171.7 million.

     Reconciliation of segment operating profit to consolidated income before income taxes follows:

                                                                  NINE MONTHS
                                                    YEAR ENDED       ENDED       YEAR ENDED
                                                   DECEMBER 31,   DECEMBER 31,   MARCH 31,
                                                       2002           2001          2001
                                                   ------------   ------------   ----------
                                                            (DOLLARS IN THOUSANDS)
Total segment operating profit...................    $173,688       $115,531      $341,839
  Interest expense...............................     102,458         88,686       197,686
  Interest income................................      (7,574)        (2,155)       (8,741)
  Minority interests.............................      13,292          7,248         7,524
                                                     --------       --------      --------
Income before income taxes.......................    $ 65,512       $ 21,752      $145,370
                                                     ========       ========      ========

(27) SUPPLEMENTAL GUARANTOR/NON-GUARANTOR FINANCIAL INFORMATION

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

          SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2002

                                   PARENT      GUARANTOR     NON-GUARANTOR
                                   COMPANY    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                  ---------   ------------   -------------   ------------   ------------
                                                          (DOLLARS IN THOUSANDS)
Total revenues..................  $      --    $2,123,273      $665,445       $ (71,620)     $2,717,098
Costs and expenses:
  Operating costs and
     expenses...................         --     1,764,062       532,902         (71,620)      2,225,344
  Depreciation, depletion and
     amortization...............         --       183,065        49,348              --         232,413
  Selling and administrative
     expenses...................        443        82,249        18,724              --         101,416
  Net gain on property and
     equipment disposals........         --       (15,596)         (167)             --         (15,763)
  Interest expense..............    137,821        99,265        15,494        (150,122)        102,458
  Interest income...............    (68,601)      (73,656)      (15,439)        150,122          (7,574)
                                  ---------    ----------      --------       ---------      ----------
Income (loss) before income
  taxes and minority
  interests.....................    (69,663)       83,884        64,583              --          78,804
  Income tax provision
     (benefit)..................     37,687       (45,458)      (32,236)             --         (40,007)
  Minority interests............         --            --        13,292              --          13,292
                                  ---------    ----------      --------       ---------      ----------
Net income (loss)...............  $(107,350)   $  129,342      $ 83,527       $      --      $  105,519
                                  =========    ==========      ========       =========      ==========

          SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      NINE MONTHS ENDED DECEMBER 31, 2001

                                    PARENT     GUARANTOR     NON-GUARANTOR
                                   COMPANY    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                   --------   ------------   -------------   ------------   ------------
                                                          (DOLLARS IN THOUSANDS)
Total revenues...................  $     --    $1,529,986      $473,742        $(65,788)     $1,937,940
Costs and expenses:
  Operating costs and expenses...        --     1,261,983       392,401         (65,788)      1,588,596
  Depreciation, depletion and
     amortization................        --       139,571        35,016              --         174,587
  Selling and administrative
     expenses....................     1,297        60,266        11,990              --          73,553
  Net gain on property and
     equipment disposals.........        --       (14,327)           --              --         (14,327)
  Interest expense...............    86,618        76,352        14,278         (88,562)         88,686
  Interest income................   (51,422)      (28,558)      (10,737)         88,562          (2,155)
                                   --------    ----------      --------        --------      ----------
Income (loss) before income taxes
  and minority interests.........   (36,493)       34,699        30,794              --          29,000
  Income tax provision
     (benefit)...................    (3,102)        2,950         2,617              --           2,465
  Minority interests.............        --            --         7,248              --           7,248
                                   --------    ----------      --------        --------      ----------
Income (loss) before
  extraordinary item.............   (33,391)       31,749        20,929              --          19,287
  Extraordinary loss from early
     extinguishment of debt, net
     of income taxes.............    17,940        11,030            --              --          28,970
                                   --------    ----------      --------        --------      ----------
Net income (loss)................  $(51,331)   $   20,719      $ 20,929        $     --      $   (9,683)
                                   ========    ==========      ========        ========      ==========

          SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                           YEAR ENDED MARCH 31, 2001

                                    PARENT     GUARANTOR     NON-GUARANTOR
                                   COMPANY    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                   --------   ------------   -------------   ------------   ------------
                                                          (DOLLARS IN THOUSANDS)
Total revenues...................  $     --    $1,913,302      $772,343       $ (57,517)     $2,628,128
Costs and expenses:
  Operating costs and expenses...        --     1,591,707       589,336         (57,517)      2,123,526
  Depreciation, depletion and
     amortization................        --       175,162        65,806              --         240,968
  Selling and administrative
     expenses....................     4,058        77,190        18,019              --          99,267
  Gain on sale of Peabody
     Resources Limited
     operations..................        --      (171,735)           --              --        (171,735)
  Net gain on property and
     equipment disposals.........        --        (4,667)       (1,070)             --          (5,737)
  Interest expense...............   158,622       109,420        30,971        (101,327)        197,686
  Interest income................   (68,655)      (27,915)      (13,498)        101,327          (8,741)
                                   --------    ----------      --------       ---------      ----------
Income (loss) before income taxes
  and minority interests.........   (94,025)      164,140        82,779              --         152,894
  Income tax provision
     (benefit)...................   (33,608)       45,463        30,835              --          42,690
  Minority interests.............        --            --         7,524              --           7,524
                                   --------    ----------      --------       ---------      ----------
Income (loss) from continuing
  operations.....................   (60,417)      118,677        44,420              --         102,680
  Gain from disposal of
     discontinued operations, net
     of income taxes.............       (88)      (12,837)           --              --         (12,925)
                                   --------    ----------      --------       ---------      ----------
Income (loss) before
  extraordinary item.............   (60,329)      131,514        44,420              --         115,605
  Extraordinary loss from early
     extinguishment of debt, net
     of income taxes.............     8,545            --            --              --           8,545
                                   --------    ----------      --------       ---------      ----------
Net income (loss)................  $(68,874)   $  131,514      $ 44,420       $      --      $  107,060
                                   ========    ==========      ========       =========      ==========

               SUPPLEMENTAL CONDENSED CONSOLIDATED BALANCE SHEETS
                               DECEMBER 31, 2002

                                  PARENT       GUARANTOR     NON-GUARANTOR
                                  COMPANY     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                -----------   ------------   -------------   ------------   ------------
                                                         (DOLLARS IN THOUSANDS)
ASSETS
Current assets
  Cash and cash equivalents...  $    60,666    $      420      $  10,124     $        --     $   71,210
  Accounts receivable.........          836        62,214         90,162              --        153,212
  Inventories.................           --       211,291         18,397              --        229,688
  Assets from coal and
     emission allowance
     trading activities.......           --        65,153          4,745              --         69,898
  Deferred income taxes.......           --        10,101            260              --         10,361
  Other current assets........          260         8,381          6,913              --         15,554
                                -----------    ----------      ---------     -----------     ----------
     Total current assets.....       61,762       357,560        130,601              --        549,923
Property, plant, equipment and
  mine development -- at
  cost........................           --     4,591,811        539,418              --      5,131,229
Less accumulated depreciation,
  depletion and
  amortization................           --      (751,627)      (106,560)             --       (858,187)
                                -----------    ----------      ---------     -----------     ----------
Property, plant, equipment and
  mine development, net.......           --     3,840,184        432,858              --      4,273,042
Investments and other
  assets......................    3,448,319       248,778         48,273      (3,428,158)       317,212
                                -----------    ----------      ---------     -----------     ----------
     Total assets.............  $ 3,510,081    $4,446,522      $ 611,732     $(3,428,158)    $5,140,177
                                ===========    ==========      =========     ===========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current maturities of
     long-term debt...........  $        --    $   10,303      $  37,212     $        --     $   47,515
  Payables and notes payable
     to affiliates, net.......    1,626,695    (1,643,593)        16,898              --             --
  Liabilities from coal and
     emission allowance
     trading activities.......           --        37,008             --              --         37,008
  Accounts payable and accrued
     expenses.................        9,427       479,441         58,145              --        547,013
                                -----------    ----------      ---------     -----------     ----------
     Total current
       liabilities............    1,636,122    (1,116,841)       112,255              --        631,536
Long-term debt, less current
  maturities..................      714,571        75,975        191,150              --        981,696
Deferred income taxes.........           --       495,284          4,026              --        499,310
Other noncurrent
  liabilities.................          623     1,898,581         10,172              --      1,909,376
                                -----------    ----------      ---------     -----------     ----------
     Total liabilities........    2,351,316     1,352,999        317,603              --      4,021,918
Minority interests............           --            --         37,121              --         37,121
Stockholders' equity..........    1,158,765     3,093,523        257,008      (3,428,158)     1,081,138
                                -----------    ----------      ---------     -----------     ----------
     Total liabilities and
       stockholders' equity...  $ 3,510,081    $4,446,522      $ 611,732     $(3,428,158)    $5,140,177
                                ===========    ==========      =========     ===========     ==========

               SUPPLEMENTAL CONDENSED CONSOLIDATED BALANCE SHEETS
                               DECEMBER 31, 2001

                                  PARENT       GUARANTOR     NON-GUARANTOR
                                  COMPANY     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                -----------   ------------   -------------   ------------   ------------
                                                         (DOLLARS IN THOUSANDS)
ASSETS
Current assets
  Cash and cash equivalents...  $    28,121    $    1,018      $  9,483      $        --     $   38,622
  Accounts receivable.........          523        50,448       127,105               --        178,076
  Inventories.................           --       201,771        13,873               --        215,644
  Assets from coal and
     emission allowance
     trading activities.......           --        60,509            --               --         60,509
  Deferred income taxes.......           --        14,380            --               --         14,380
  Other current assets........        1,222        10,704         8,297               --         20,223
                                -----------    ----------      --------      -----------     ----------
     Total current assets.....       29,866       338,830       158,758               --        527,454
Property, plant, equipment and
  mine development -- at
  cost........................           --     4,543,016       478,939               --      5,021,955
Less accumulated depreciation,
  depletion and
  amortization................           --      (603,953)      (80,604)              --       (684,557)
                                -----------    ----------      --------      -----------     ----------
Property, plant, equipment and
  mine development, net.......           --     3,939,063       398,335               --      4,337,398
Investments and other
  assets......................    3,296,950       232,521        45,086       (3,288,507)       286,050
                                -----------    ----------      --------      -----------     ----------
     Total assets.............  $ 3,326,816    $4,510,414      $602,179      $(3,288,507)    $5,150,902
                                ===========    ==========      ========      ===========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current maturities of
     long-term debt...........  $        --    $   10,400      $ 36,099      $        --     $   46,499
  Payables and notes payable
     to affiliates, net.......    1,544,519    (1,561,645)       17,126               --             --
  Liabilities from coal and
     emission allowance
     trading activities.......           --        45,691            --               --         45,691
  Accounts payable and accrued
     expenses.................        8,676       528,157        55,280               --        592,113
                                -----------    ----------      --------      -----------     ----------
     Total current
       liabilities............    1,553,195      (977,397)      108,505               --        684,303
Long-term debt, less current
  maturities..................      702,623        81,186       200,759               --        984,568
Deferred income taxes.........           --       564,764            --               --        564,764
Other noncurrent
  liabilities.................        5,181     1,820,580         8,954               --      1,834,715
                                -----------    ----------      --------      -----------     ----------
     Total liabilities........    2,260,999     1,489,133       318,218               --      4,068,350
Minority interests............           --            --        47,080               --         47,080
Stockholders' equity..........    1,065,817     3,021,281       236,881       (3,288,507)     1,035,472
                                -----------    ----------      --------      -----------     ----------
     Total liabilities and
       stockholders' equity...  $ 3,326,816    $4,510,414      $602,179      $(3,288,507)    $5,150,902
                                ===========    ==========      ========      ===========     ==========

          SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 2002

                                                PARENT     GUARANTOR     NON-GUARANTOR
                                               COMPANY    SUBSIDIARIES   SUBSIDIARIES    CONSOLIDATED
                                               --------   ------------   -------------   ------------
                                                               (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by (used in) operating
  activities.................................  $(66,070)    $176,133       $121,141        $231,204
                                               --------     --------       --------        --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Additions to property, plant, equipment and
     mine development........................        --     (152,010)       (56,552)       (208,562)
  Additions to advance mining royalties......        --      (10,183)        (4,706)        (14,889)
  Acquisitions, net..........................        --      (45,537)            --         (45,537)
  Investment in joint venture................        --         (475)            --            (475)
  Proceeds from property and equipment
     disposals...............................        --      115,604          9,781         125,385
                                               --------     --------       --------        --------
Net cash used in investing activities........        --      (92,601)       (51,477)       (144,078)
                                               --------     --------       --------        --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from short-term borrowings and
     long-term debt..........................        --           --         16,462          16,462
  Payments of long-term debt.................        --      (10,332)       (37,417)        (47,749)
  Proceeds from employee stock purchases.....     3,250           --             --           3,250
  Distributions to minority interests........        --           --         (9,800)         (9,800)
  Dividends paid.............................   (20,863)          --             --         (20,863)
  Transactions with affiliates...............   112,326      (73,798)       (38,528)             --
  Other......................................     3,902           --             --           3,902
                                               --------     --------       --------        --------
Net cash provided by (used in) financing
  activities.................................    98,615      (84,130)       (69,283)        (54,798)
Effect of exchange rate changes on cash and
  equivalents................................        --           --            260             260
                                               --------     --------       --------        --------
Net increase (decrease) in cash and cash
  equivalents................................    32,545         (598)           641          32,588
Cash and cash equivalents at beginning of
  period.....................................    28,121        1,018          9,483          38,622
                                               --------     --------       --------        --------
Cash and cash equivalents at end of period...  $ 60,666     $    420       $ 10,124        $ 71,210
                                               ========     ========       ========        ========

          SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                      NINE MONTHS ENDED DECEMBER 31, 2001

                                               PARENT      GUARANTOR     NON-GUARANTOR
                                               COMPANY    SUBSIDIARIES   SUBSIDIARIES    CONSOLIDATED
                                              ---------   ------------   -------------   ------------
                                                              (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by (used in) operating
  activities................................  $ (25,520)   $ 110,725       $ 29,287       $ 114,492
                                              ---------    ---------       --------       ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Additions to property, plant, equipment
     and mine development...................         --     (117,876)       (76,370)       (194,246)
  Additions to advance mining royalties.....         --       (7,253)        (4,052)        (11,305)
  Proceeds from property and equipment
     disposals..............................         --       11,436          2,115          13,551
  Proceeds from sale-leaseback
     transactions...........................         --           --         19,011          19,011
                                              ---------    ---------       --------       ---------
Net cash used in investing activities.......         --     (113,693)       (59,296)       (172,989)
                                              ---------    ---------       --------       ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from short-term borrowings and
     long-term debt.........................         --           --         40,995          40,995
  Payments of long-term debt................   (331,341)    (100,280)       (15,048)       (446,669)
  Proceeds from employee stock purchases....      1,306           --             --           1,306
  Net proceeds from initial public
     offering...............................    449,832           --             --         449,832
  Distributions to minority interests.......         --           --         (1,626)         (1,626)
  Dividends paid............................    (10,393)          --             --         (10,393)
  Transactions with affiliates, net.........    (56,825)      47,010          9,815              --
  Other.....................................        889           62             --             951
                                              ---------    ---------       --------       ---------
Net cash provided by (used in) financing
  activities................................     53,468      (53,208)        34,136          34,396
                                              ---------    ---------       --------       ---------
Net increase (decrease) in cash and cash
  equivalents...............................     27,948      (56,176)         4,127         (24,101)
Cash and cash equivalents at beginning of
  period....................................        173       57,194          5,356          62,723
                                              ---------    ---------       --------       ---------
Cash and cash equivalents at end of
  period....................................  $  28,121    $   1,018       $  9,483       $  38,622
                                              =========    =========       ========       =========

          SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           YEAR ENDED MARCH 31, 2001

                                               PARENT      GUARANTOR     NON-GUARANTOR
                                               COMPANY    SUBSIDIARIES   SUBSIDIARIES    CONSOLIDATED
                                              ---------   ------------   -------------   ------------
                                                              (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by (used in) operating
  activities................................  $ (20,172)   $ 113,212       $ 58,940       $ 151,980
                                              ---------    ---------       --------       ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Additions to property, plant, equipment
     and mine development...................         --      (94,577)       (56,781)       (151,358)
  Additions to advance mining royalties.....         --       (8,785)       (11,475)        (20,260)
  Acquisitions, net.........................         --      (10,502)            --         (10,502)
  Proceeds from sale of Peabody Resources
     Limited operations.....................         --      455,000             --         455,000
  Proceeds from property and equipment
     disposals..............................         --        7,711         11,214          18,925
  Proceeds from sale-leaseback
     transactions...........................         --       28,800             --          28,800
  Net cash used in assets sold -- Peabody
     Resources Limited operations...........         --           --        (34,684)        (34,684)
  Net cash provided by discontinued
     operations.............................        604      101,937             --         102,541
                                              ---------    ---------       --------       ---------
Net cash provided by (used in) investing
  activities................................        604      479,584        (91,726)        388,462
                                              ---------    ---------       --------       ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from long-term debt..............         --           --         65,302          65,302
  Payments of long-term debt................   (565,000)     (21,063)       (47,842)       (633,905)
  Distributions to minority interests.......         --           --         (4,690)         (4,690)
  Dividend received.........................         --       19,916             --          19,916
  Repurchase of treasury stock..............         --       (1,113)            --          (1,113)
  Transactions with affiliates, net.........    584,394     (579,835)        (4,559)             --
  Net cash provided by assets
     sold -- Peabody Resources Limited
     operations.............................         --           --         10,591          10,591
  Other.....................................         --          562             --             562
                                              ---------    ---------       --------       ---------
Net cash provided by (used in) financing
  activities................................     19,394     (581,533)        18,802        (543,337)
                                              ---------    ---------       --------       ---------
Net increase (decrease) in cash and cash
  equivalents...............................       (174)      11,263        (13,984)         (2,895)
Cash and cash equivalents at beginning of
  year......................................        347       45,931         19,340          65,618
                                              ---------    ---------       --------       ---------
Cash and cash equivalents at end of year....  $     173    $  57,194       $  5,356       $  62,723
                                              =========    =========       ========       =========