Form 10-K, Exhibit 13
period 2004-12-31
PEABODY ENERGY CORP
filed 2005-03-16
CIK 1064728

                                                                      EXHIBIT 13

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Peabody Energy Corporation

      We have audited the accompanying consolidated balance sheets of Peabody Energy Corporation as of December 31, 2004 and 2003, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows of the Company for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Peabody Energy Corporation as of December 31, 2004 and 2003, and the consolidated results of its operations and its cash flows for the three years ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

      As discussed in Note 6 to the consolidated financial statements, on January 1, 2003, the Company changed its method of accounting for asset retirement obligations, non-derivative trading contracts, and actuarial gains and losses related to net periodic post-retirement benefit costs.

      We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Peabody Energy Corporation's internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, and our report dated March 7, 2005, expressed an unqualified opinion thereon.


                                       /s/ Ernst & Young LLP

St. Louis, Missouri
March 7, 2005

                           PEABODY ENERGY CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                    Year Ended December 31,
                                                 -------------------------------------------------------
                                                     2004                  2003                 2002
                                                 ------------          ------------         ------------
                                                 (Dollars in thousands, except share and per share data)
REVENUES
    Sales                                        $  3,545,027          $  2,729,323         $  2,630,371
    Other revenues                                     86,555                85,973               89,267
                                                 ------------          ------------         ------------
       Total revenues                               3,631,582             2,815,296            2,719,638

COSTS AND EXPENSES
    Operating costs and expenses                    2,969,209             2,335,800            2,225,344
    Depreciation, depletion and amortization          270,159               234,336              232,413
    Asset retirement obligation expense                42,387                31,156                    -
    Selling and administrative expenses               143,025               108,525              101,416
    Other operating income:
       Net gain on disposal of assets                 (23,829)              (32,772)             (15,763)
       (Income) loss from equity affiliates           (16,067)               (6,535)               2,540
                                                 ------------          ------------         ------------
OPERATING PROFIT                                      246,698               144,786              173,688
    Interest expense                                   96,793                98,540              102,458
    Early debt extinguishment costs                     1,751                53,513                    -
    Interest income                                    (4,917)               (4,086)              (7,574)
                                                 ------------          ------------         ------------

INCOME (LOSS) BEFORE INCOME TAXES AND                 153,071                (3,181)              78,804
MINORITY INTERESTS
    Income tax benefit                                (26,437)              (47,708)             (40,007)
    Minority interests                                  1,282                 3,035               13,292
                                                 ------------          ------------         ------------
INCOME FROM CONTINUING OPERATIONS                     178,226                41,492              105,519
    Loss from discontinued operations, net of
       income tax benefit of $ 1,893                   (2,839)                    -                    -
                                                 ------------          ------------         ------------
INCOME BEFORE ACCOUNTING CHANGES                      175,387                41,492              105,519
    Cumulative effect of accounting changes,
       net of income tax benefit of $ 6,762                 -               (10,144)                   -
                                                 ------------          ------------         ------------
NET INCOME                                       $    175,387          $     31,348         $    105,519
                                                 ============          ============         ============
BASIC EARNINGS PER SHARE
    Income from continuing operations            $       1.43                $ 0.39         $       1.01
    Loss from discontinued operations                   (0.02)                    -                    -
    Cumulative effect of accounting changes                 -                 (0.10)                   -
                                                 ------------          ------------         ------------
       Net income                                $       1.41                $ 0.29         $       1.01
                                                 ============          ============         ============
WEIGHTED AVERAGE SHARES OUTSTANDING               124,366,372           106,819,042          104,331,470
                                                 ============          ============         ============
DILUTED EARNINGS PER SHARE
    Income from continuing operations            $       1.40          $       0.38         $       0.98
    Loss from discontinued operations                   (0.02)                    -                    -
    Cumulative effect of accounting changes                 -                 (0.09)                   -
                                                 ------------          ------------         ------------
       Net income                                $       1.38          $       0.29         $       0.98
                                                 ============          ============         ============
WEIGHTED AVERAGE SHARES OUTSTANDING               127,406,316           109,671,256          107,643,520
                                                 ============          ============         ============
DIVIDENDS DECLARED PER SHARE                     $       0.26          $       0.23         $       0.20
                                                 ============          ============         ============

          See accompanying notes to consolidated financial statements

                           PEABODY ENERGY CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                                                                                            DECEMBER 31,
                                                                                  --------------------------------
                                                                                       2004              2003
                                                                                  --------------     -------------
                                                                                       (Dollars in thousands,
                                                                                  except share and per share data)
                                      ASSETS
Current assets
    Cash and cash equivalents                                                       $   389,636       $   117,502
    Accounts receivable, less allowance for doubtful
       accounts of $1,361 at December 31, 2004 and 2003                                 193,784           220,891
    Inventories                                                                         323,609           246,493
    Assets from coal trading activities                                                  89,165            58,321
    Deferred income taxes                                                                15,461            15,749
    Other current assets                                                                 42,947            23,784
                                                                                    -----------       -----------
       Total current assets                                                           1,054,602           682,740
Property, plant, equipment and
  mine development
    Land and coal interests                                                           4,512,893         3,951,160
    Buildings and improvements                                                          718,803           642,654
    Machinery and equipment                                                             883,380           716,723
    Less accumulated depreciation,
       depletion and amortization                                                    (1,333,645)       (1,029,551)
                                                                                    -----------       -----------
Property, plant, equipment and
  mine development, net                                                               4,781,431         4,280,986
Investments and other assets                                                            342,559           316,539
                                                                                    -----------       -----------
       Total assets                                                                 $ 6,178,592       $ 5,280,265
                                                                                    ===========       ===========
                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Current maturities of long-term debt                                            $    18,979       $    23,049
    Liabilities from coal trading activities                                             63,565            36,304
    Accounts payable and accrued expenses                                               691,600           572,615
                                                                                    -----------       -----------
       Total current liabilities                                                        774,144           631,968

Long-term debt, less current maturities                                               1,405,986         1,173,490
Deferred income taxes                                                                   393,266           434,426
Asset retirement obligations                                                            396,022           384,048
Workers' compensation obligations                                                       227,476           209,954
Accrued postretirement benefit costs                                                    939,503           961,811
Other noncurrent liabilities                                                            315,694           350,602
                                                                                    -----------       -----------
       Total liabilities                                                              4,452,091         4,146,299

Minority interests                                                                        1,909             1,909
Stockholders' equity
    Preferred Stock - $0.01 per share par value; 10,000,000
       shares authorized, no shares issued or outstanding
       as of December 31, 2004 or 2003                                                        -                 -
    Series Common Stock - $0.01 per share par value; 40,000,000 shares authorized, no shares issued or outstanding
       as of December 31, 2004 or 2003                                                        -                 -
    Common Stock - $0.01 per share par value; 150,000,000 shares authorized,
       129,829,134 shares issued and 129,567,954 shares outstanding as of December 31, 2004 and 150,000,000 shares authorized, 109,544,620 shares
       issued and 109,293,508 shares outstanding as of December 31, 2003                  1,298             1,095
    Additional paid-in capital                                                        1,437,319         1,008,461
    Retained earnings                                                                   350,968           208,149
    Unearned restricted stock awards                                                       (459)             (358)
    Employee stock loans                                                                      -               (31)
    Accumulated other comprehensive loss                                                (60,618)          (81,572)
    Treasury shares, at cost: 261,180 shares and 251,112 shares as of
      December 31, 2004 and 2003, respectively                                           (3,916)           (3,687)
                                                                                    -----------       -----------
       Total stockholders' equity                                                     1,724,592         1,132,057
                                                                                    -----------       -----------
         Total liabilities and stockholders' equity                                 $ 6,178,592       $ 5,280,265
                                                                                    ===========       ===========

          See accompanying notes to consolidated financial statements

                           PEABODY ENERGY CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                             YEAR ENDED DECEMBER 31,
                                                                                    -----------------------------------------
                                                                                       2004            2003            2002
                                                                                    ---------       ----------      ---------
                                                                                              (Dollars in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                          $ 175,387       $   31,348      $ 105,519
   Loss from discontinued operations                                                    2,839                -              -
   Cumulative effect of accounting changes, net of taxes                                    -           10,144              -
                                                                                    ---------       ----------      ---------
      Income from continuing operations                                               178,226           41,492        105,519
Adjustments to reconcile income from continuing operations
 to net cash provided by operating activities:
   Depreciation, depletion and amortization                                           270,159          234,336        232,413
   Deferred income taxes                                                              (31,925)         (48,259)       (41,323)
   Early debt extinguishment costs                                                      1,751           53,513              -
   Amortization of debt discount and debt issuance costs                                8,330            8,158          9,768
   Net gain on disposal of assets                                                     (23,829)         (32,772)       (15,763)
   (Income) loss from equity affiliates                                               (16,067)          (6,535)         2,540
   Dividends received from equity investments                                          13,614            4,781              -
   Changes in current assets and liabilities, net of acquisitions
      Accounts receivable, net of sale                                                (34,649)         (21,279)        26,573
      Materials and supplies                                                           (8,411)          (5,005)          (682)
      Coal inventory                                                                  (49,370)         (11,800)       (12,191)
      Net assets from coal trading activities                                          (3,583)         (22,771)       (18,072)
      Other current assets                                                             (1,438)          (3,621)         6,589
      Accounts payable and accrued expenses                                            66,576           34,423        (48,928)
   Asset retirement obligations                                                        (6,571)          (9,563)       (12,146)
   Workers' compensation obligations                                                   10,479              156           (522)
   Accrued postretirement benefit costs                                               (32,499)           3,705         (2,567)
   Obligation to industry fund                                                        (11,367)          (4,981)          (492)
   Contributions to pension plans                                                     (62,082)         (17,490)       (14,305)
   Other, net                                                                          16,416           (7,627)        18,393
                                                                                    ---------       ----------      ---------
      Net cash provided by operating activities                                       283,760          188,861        234,804
                                                                                    ---------       ----------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant, equipment and mine development                         (266,597)        (156,443)      (208,562)
Additions to advance mining royalties                                                 (16,239)         (14,010)       (14,889)
Acquisitions, net                                                                    (429,061)         (90,000)       (45,537)
Investments in joint ventures                                                         (32,472)          (1,400)          (475)
Proceeds from sale of coal reserves to Penn Virginia Resource Partners, L.P.                -                -         72,500
Proceeds from disposal of assets                                                       39,339           69,573         52,885
                                                                                    ---------       ----------      ---------
      Net cash used in investing activities                                          (705,030)        (192,280)      (144,078)
                                                                                    ---------       ----------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Net change in revolving lines of credit                                                     -         (121,584)        14,647
Proceeds from long-term debt                                                          700,013        1,102,735          1,815
Payments of long-term debt                                                           (482,924)        (868,386)       (47,749)
Net proceeds from equity offering                                                     383,125                -              -
Proceeds from stock options exercised                                                  27,266           31,329          2,650
Proceeds from employee stock purchases                                                  2,343            1,737          3,251
Increase (decrease) of securitized interests in accounts receivable                   110,000          (46,400)        (3,600)
Payment of debt issuance costs                                                        (12,875)         (23,700)             -
Distributions to minority interests                                                    (1,007)          (4,186)        (9,800)
Dividends paid                                                                        (32,568)         (24,058)       (20,863)
Other                                                                                      31            1,111          1,251
                                                                                    ---------       ----------      ---------
      Net cash provided by (used in) financing activities                             693,404           48,598        (58,398)
Effect of exchange rate changes on cash and cash equivalents                                -            1,113            260
                                                                                    ---------       ----------      ---------
Net increase in cash and cash equivalents                                             272,134           46,292         32,588
Cash and cash equivalents at beginning of year                                        117,502           71,210         38,622
                                                                                    ---------       ----------      ---------
Cash and cash equivalents at end of year                                            $ 389,636       $  117,502      $  71,210
                                                                                    =========       ==========      =========

          See accompanying notes to consolidated financial statements

                           PEABODY ENERGY CORPORATION
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                                        Unearned                 Accumulated
                                                                          Additional   Restricted     Other     Comprehensive
                                                    Preferred   Common      Paid-in      Stock       Employee      Income
                                                      Stock      Stock      Capital      Awards    Stock Loans     (Loss)
                                                    ---------   ------   ------------  ----------  -----------  -------------
                                                                             (Dollars in thousands)
December 31, 2001                                     $   -    $ 1,040   $   951,008     $    -     $ (2,391)     $ (30,345)
    Comprehensive income:
       Net income                                         -          -             -          -            -              -
       Foreign currency translation adjustment            -          -             -          -            -             15
       Minimum pension liability adjustment
          (net of $32,703 tax benefit)                    -          -             -          -            -        (47,297)

    Comprehensive income
    Dividends paid                                        -          -             -          -            -              -
    Loan repayments                                       -          -             -          -        1,249              -
    Stock options exercised                               -         10         4,334          -            -              -
    Income tax benefits from stock options                -          -           910          -            -              -
    Stock grants to non-employee directors                -          -            50          -            -              -
    Employee stock purchases                              -          2         3,249          -            -              -
    Shares repurchased and retired                        -         (4)       (1,508)         -            -              -
                                                      -----    -------   -----------     ------     --------      ---------
December 31, 2002                                         -      1,048       958,043          -       (1,142)       (77,627)
    Comprehensive income:
       Net income                                         -          -             -          -            -              -
       Foreign currency translation adjustment            -          -             -          -            -          3,138
       Decrease in fair value of cash flow hedges
          (net of $4,694 tax benefit)                     -          -             -          -            -         (7,041)
       Minimum pension liability adjustment
          (net of $27 tax benefit)                        -          -             -          -            -            (42)

    Comprehensive income
    Dividends paid                                        -          -             -          -            -              -
    Loan repayments                                       -          -             -          -        1,111              -
    Stock options exercised                               -         45        35,290          -            -              -
    Income tax benefits from stock options                -          -        12,925          -            -              -
    Employee stock purchases                              -          2         1,735          -            -              -
    Stock grants to non-employee directors                -          -           100          -            -              -
    Employee stock grants                                 -          -           368       (368)           -              -
    Deferred compensation earned                          -          -             -         10            -              -
    Shares repurchased                                    -          -             -          -            -              -
                                                      -----    -------   -----------     ------     --------      ---------
December 31, 2003                                         -      1,095     1,008,461       (358)         (31)       (81,572)
    Comprehensive income:
       Net income                                         -          -             -          -            -              -
       Increase in fair value of cash flow hedges
          (net of $9,945 tax provision)                   -          -             -          -            -         14,915
       Minimum pension liability adjustment
          (net of $4,026 tax provision)                   -          -             -          -            -          6,039

    Comprehensive income
    Issuance of common stock in connection with
       equity offering, net of expenses                   -        176       382,949          -            -              -
    Dividends paid                                        -          -             -          -            -              -
    Loan repayments                                       -          -             -          -           31              -
    Stock options exercised                               -         27        27,648          -            -              -
    Income tax benefits from stock options                -          -        15,718          -            -              -
    Employee stock purchases                              -          -         2,343          -            -              -
    Employee stock grants                                 -          -           200       (200)           -              -
    Deferred compensation earned                          -          -             -         99            -              -
    Shares repurchased                                    -          -             -          -            -              -
                                                      -----    -------   -----------     ------     --------      ---------
December 31, 2004                                     $   -    $ 1,298   $ 1,437,319     $ (459)    $      -      $ (60,618)
                                                      =====    =======   ===========     ======     ========      =========
                                                                               Total
                                                     Retained   Treasury   Stockholders'
                                                     Earnings     Stock       Equity
                                                     --------   --------   -------------
                                                          (Dollars in thousands)
December 31, 2001                                   $ 116,203      $ (43)   $ 1,035,472
    Comprehensive income:
       Net income                                     105,519          -        105,519
       Foreign currency translation adjustment              -          -             15
       Minimum pension liability adjustment
          (net of $32,703 tax benefit)                      -          -        (47,297)
                                                                            -----------
    Comprehensive income                                                         58,237
    Dividends paid                                    (20,863)         -        (20,863)
    Loan repayments                                         -          -          1,249
    Stock options exercised                                 -          -          4,344
    Income tax benefits from stock options                  -          -            910
    Stock grants to non-employee directors                  -          -             50
    Employee stock purchases                                -          -          3,251
    Shares repurchased and retired                          -          -         (1,512)
                                                    ---------   --------    -----------
December 31, 2002                                     200,859        (43)     1,081,138
    Comprehensive income:
       Net income                                      31,348          -         31,348
       Foreign currency translation adjustment              -          -          3,138
       Decrease in fair value of cash flow hedges
          (net of $4,694 tax benefit)                       -          -         (7,041)
       Minimum pension liability adjustment
          (net of $27 tax benefit)                          -          -            (42)
                                                                            -----------
    Comprehensive income                                                         27,403
    Dividends paid                                    (24,058)         -        (24,058)
    Loan repayments                                         -          -          1,111
    Stock options exercised                                 -          -         35,335
    Income tax benefits from stock options                  -          -         12,925
    Employee stock purchases                                -          -          1,737
    Stock grants to non-employee directors                  -          -            100
    Employee stock grants                                   -          -              -
    Deferred compensation earned                            -          -             10
    Shares repurchased                                      -     (3,644)        (3,644)
                                                    ---------   --------    -----------
December 31, 2003                                     208,149     (3,687)     1,132,057
    Comprehensive income:
       Net income                                     175,387          -        175,387
       Increase in fair value of cash flow hedges
          (net of $9,945 tax provision)                     -          -         14,915
       Minimum pension liability adjustment
          (net of $4,026 tax provision)                     -          -          6,039
                                                                            -----------
    Comprehensive income                                                        196,341
    Issuance of common stock in connection with
       equity offering, net of expenses                     -          -        383,125
    Dividends paid                                    (32,568)         -        (32,568)
    Loan repayments                                         -          -             31
    Stock options exercised                                 -          -         27,675
    Income tax benefits from stock options                  -          -         15,718
    Employee stock purchases                                -          -          2,343
    Employee stock grants                                   -          -              -
    Deferred compensation earned                            -          -             99
    Shares repurchased                                      -       (229)          (229)
                                                    ---------   --------    -----------
December 31, 2004                                   $ 350,968   $ (3,916)   $ 1,724,592
                                                    =========   ========    ===========

           See accompanying notes to consolidated financial statements

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   BASIS OF PRESENTATION

      The consolidated financial statements include the accounts of the Company and its controlled affiliates. All intercompany transactions, profits, and balances have been eliminated in consolidation.

      On March 2, 2005, the Company announced a two-for-one stock split on all shares of its common stock payable to shareholders of record at the close of business on March 16, 2005. The additional shares will be distributed on March 30, 2005. All share and per share amounts in these consolidated financial statements and related notes reflect the stock split.

   DESCRIPTION OF BUSINESS

      The Company is engaged in the mining of steam coal for sale primarily to electric utilities and metallurgical coal to industrial customers. The Company's mining operations are located in the United States and Australia, and include an equity interest in mining operations in Venezuela. In addition to the Company's mining operations, the Company markets, brokers and trades coal. Finally, the Company is also involved in related energy businesses that include participation in the development of coal-fueled generating plants, coalbed methane production and transportation-related services.

   NEW PRONOUNCEMENTS

      On December 16, 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123 (revised
2004), Share-Based Payment, or "SFAS No. 123(R)," which is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123(R) supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and amends FASB Statement No. 95, "Statement of Cash Flows." Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative.

      SFAS No. 123(R) must be adopted no later than July 1, 2005 (for calendar year companies), and the Company expects to adopt the standard on that date, using one of the two methods permitted by SFAS No. 123(R), described below:

      - A "modified prospective" method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS No. 123(R) for all share-based payments granted after the effective date and (b) based on the requirements of SFAS No. 123 for all awards granted to employees prior to the effective date of SFAS No. 123(R) that remain unvested on the effective date.

      - A "modified retrospective" method which includes the requirements of the modified prospective method described above, but also permits entities to restate based on the amounts previously recognized under SFAS No. 123 for purposes of pro forma disclosures either (a) all prior periods presented or (b) prior interim periods of the year of adoption.

      As permitted by SFAS No. 123, the Company currently accounts for share-based payments to employees using APB Opinion No. 25's intrinsic value method and, as such, generally recognizes no compensation cost for employee stock options. Accordingly, the adoption of SFAS No. 123(R)'s fair value method will have an impact on our results of operations, although it will have no impact on our overall financial position. Had we adopted SFAS No. 123(R) in prior periods, the impact of that standard would have approximated the impact of SFAS No. 123 as described below in the disclosure of pro forma net income and earnings per share in Note 1 to our consolidated financial statements. The precise impact of the adoption of SFAS No. 123(R) on the Company in 2005 and beyond cannot be predicted at this time because it will depend on levels of equity-based compensation granted in the future. However, because the Company makes its annual equity-based compensation grants in January, prior to the issuance of the Company's financial statements, an estimate of the impact of the adoption of SFAS No. 123(R) on 2005 net income can be made. Based on stock option grants made in January 2005, considering option grants outstanding in 2005 made prior to 2005, and assuming no additional stock option grants in 2005 beyond January 2005, the Company anticipates (assuming the modified prospective method is used) recognizing expense for stock options for the period from July 1, 2005 to December 31, 2005 of $2.3 million, net of taxes. It should be noted that annual equity-based compensation grants in years prior to 2005 consisted of a higher number of stock options than the grant made in 2005. For the January 2005 grant, the Company delivered comparable equity-based compensation value by granting a combination of stock options and restricted stock. Prior to January 2005, the Company had not previously granted restricted stock as part of its annual compensation strategy. Expense related to restricted stock (which vests over five years, and assuming no grants beyond January 2005) is anticipated to be approximately $0.8 million, net of taxes, in 2005.

      In May 2004, in response to the federal Medicare Prescription Drug, Improvement and Modernization Act of 2003 ("Medicare Act"), the FASB finalized guidance on how employers should account for the Medicare Act in FASB Staff Position 106-2, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003". The FASB guidance did not impact the Company's accounting for the Medicare Act as initially applied under FASB Staff Position 106-1, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003," the effects of which are described in Note 17.

      Emerging Issues Task Force ("EITF") Issue 04-02, effective April 30, 2004, states that mineral rights are tangible assets. Prior to this consensus, the Company provided a separate line item for leased coal interests and advance royalties within the consolidated balance sheet as of December 31, 2003. As of December 31, 2004, leased coal interests and advance royalties are presented in the same manner as they had been before December 2003, and are included within property, plant, equipment and mine development within the consolidated balance sheet. Prior year amounts have been reclassified to conform with the current year presentation.

   SALES

      The Company's revenue from coal sales is realized and earned when risk of loss passes to the customer. Coal sales are made to the Company's customers under the terms of coal supply agreements, most of which are long-term (greater than one year). Under the typical terms of these coal supply agreements, title and risk of loss transfers to the customer at the mine or port, where coal is loaded to the rail, barge, ocean-going vessel, truck or other transportation source(s) that serves each of the Company's mines. The Company incurs certain "add-on" taxes and fees on coal sales. Coal sales are reported including taxes and fees charged by various federal and state governmental bodies.

   OTHER REVENUES

      Other revenues include royalties related to coal lease agreements, sales agency commissions, farm income, coalbed methane revenues, and net revenues from coal trading activities accounted for under SFAS No. 133. Royalty income generally results from the lease or sublease of mineral rights to third parties, with payments based upon a percentage of the selling price or an amount per ton of coal produced. Certain agreements require minimum annual lease payments regardless of the extent to which minerals are produced from the leasehold. The terms of these agreements generally range from specified periods of five to 15 years, or can be for an unspecified period until all reserves are depleted.

   STOCK COMPENSATION

      The Company applies APB Opinion No. 25 and related interpretations in accounting for its equity incentive plans. The Company recorded $0.3 million, $0.4 million and $0.2 million of compensation expense during the years ended December 31, 2004, 2003 and 2002, respectively, for stock options and restricted stock granted. The following table reflects pro forma net income and diluted earnings per share had compensation cost been determined for the Company's non-qualified and incentive stock options based on the fair value at the grant dates consistent with the methodology set forth under SFAS No. 123, "Accounting for Stock-Based Compensation":

                                         YEAR ENDED DECEMBER 31,
                               -------------------------------------------
(Dollars in thousands,
except per share data)             2004            2003            2002
                               -----------     -----------     -----------
Net income:
   As reported                 $   175,387     $    31,348     $   105,519
   Pro forma                       168,628          22,617         100,639
Basic earnings per share:
   As reported                 $      1.41     $      0.29     $      1.01
   Pro forma                          1.36            0.21            0.96
Diluted earnings per share:
   As reported                 $      1.38     $      0.29     $      0.98
   Pro forma                          1.32            0.21            0.93

      These pro forma amounts may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period, and additional options may be granted in future years.

      Compensation expense for awards with graded vesting provisions is recognized on a straight-line basis.

   DISCONTINUED OPERATIONS

      The Company classifies items within discontinued operations in the statement of operations when the operations and cash flows of a particular component (defined as operations and cash flows that can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the entity) of the Company have been (or will be) eliminated from the ongoing operations of the Company as a result of a disposal transaction and the Company will no longer have any significant continuing involvement in the operations of that component. Results of operations for the year ended December 31, 2004 include a $2.8 million loss, net of taxes, related to the Company's former Citizens Power subsidiary (discussed further in Note 24).

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

   ASSETS AND LIABILITIES FROM COAL TRADING ACTIVITIES

      Through October 25, 2002, the Company's coal trading activities were accounted for using the fair value method required by EITF Issue No. 98-10 "Accounting for Contracts Involved in Energy Trading and Risk Management Activities" ("EITF 98-10"). On October 25, 2002, the EITF reached a consensus in EITF Issue 02-3 "Accounting for Contracts Involved in Energy Trading and Risk Management Activities" ("EITF 02-3") to rescind EITF 98-10 for all energy trading contracts entered into after that date. As a result of the rescission, energy trading contracts entered into after October 25, 2002 were evaluated under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), as amended. Trading contracts entered into after October 25, 2002 that meet the SFAS No. 133 definition of a derivative were accounted for at fair value, while contracts that do not qualify as derivatives were accounted for under the accrual method.

      For contracts entered into prior to October 25, 2002, the rescission of EITF 98-10 was effective January 1, 2003. Accordingly, the effect of the rescission on non-derivative energy trading contracts entered into prior to October 25, 2002 was recorded as a cumulative effect of a change in accounting principle in the first quarter of 2003, as discussed in Note 6. This accounting change only affected the timing of the recognition of income or losses on contracts that do not meet the definition of a derivative, and did not change the underlying economics or cash flows of those transactions.

      The Company's trading contracts, which include contracts entered into prior to October 25, 2002 accounted for under EITF 98-10 and contracts entered into after October 25, 2002 that meet the definition of a derivative under SFAS No. 133, are reflected at fair value and are included in "Assets and liabilities from coal trading activities" in the consolidated balance sheets as of December 31, 2004 and 2003.

      Under EITF 02-3, all mark-to-market gains and losses on energy trading contracts (including derivatives and hedged contracts) are presented on a net basis in the statement of operations, even if settled physically. The Company's consolidated statements of operations reflect revenues related to all mark-to-market trading contracts on a net basis in "Other revenues."

   PROPERTY, PLANT, EQUIPMENT AND MINE DEVELOPMENT

      Property, plant, equipment and mine development are recorded at cost. Interest costs applicable to major asset additions are capitalized during the construction period, including $0.2 million, $1.2 million and $2.8 million for the years ended December 31, 2004, 2003 and 2002, respectively.

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

      Reserves are recorded at cost, or at fair value in the case of acquired businesses. As of December 31, 2004 and 2003, the net book value of coal reserves totaled $3.6 billion and $3.3 billion, respectively. These amounts include $1.7 billion and $1.6 billion, respectively, attributable to properties where the Company was not currently engaged in mining operations or leasing to third parties and, therefore, the coal reserves were not currently being depleted. Included in the book value of coal reserves are mineral rights, which include leased coal interests and advance royalties. The net book value of mineral rights was $2.1 billion and $1.8 billion at December 31, 2004 and 2003, respectively.

      Depletion of coal reserves is computed using the units-of-production method utilizing only proven and probable reserves in the depletion base. Amortization of advance royalties is computed using the units-of-production method. Mine development costs are principally amortized over the estimated lives of the mines using the straight-line method.

      Depreciation of plant and equipment (excluding life of mine assets) is computed using the straight-line method over the estimated useful lives as follows:

                                                       YEARS
                                                   -------------
Building and improvements ......................        10 to 29
Machinery and equipment ........................         2 to 30
Leasehold improvements .........................   Life of Lease

      In addition, certain plant and equipment assets associated with mining are depreciated using the straight-line method over the estimated life of the mine, which varies from one to 32 years.

   INVESTMENTS IN JOINT VENTURES

      The Company accounts for its investments in less than majority owned corporate joint ventures under either the equity or cost method. The Company currently has no investments accounted for under the cost method. The Company applies the equity method to investments in joint ventures when it has the ability to exercise significant influence over the operating and financial policies of the joint venture. Investments accounted for under the equity method are initially recorded at cost, and any difference between the cost of the Company's investment and the underlying equity in the net assets of the joint venture are amortized over the lives of the assets which give rise to the difference. The Company's pro rata share of earnings from joint ventures and basis difference amortization is reported in the consolidated statement of operations in "(Income) loss from equity affiliates." The book value of the Company's equity method investments as of December 31, 2004 and 2003 was $83.2 million and $60.5 million, respectively, and is reported within "Investments and other assets" in the consolidated balance sheet.

   GENERATION DEVELOPMENT COSTS

      Development costs related to coal-based electricity generation, including expenditures for permitting and licensing, are capitalized at cost under the guidelines in SFAS No. 142, "Goodwill and Other Intangible Assets." Start-up costs, as defined in Statement of Position No. 98-5, "Reporting on the Costs of Start-up Activities," are expensed as incurred. Development costs of $16.7 million and $14.8 million were recorded as part of "Investments and other assets" in the consolidated balance sheets as of December 31, 2004 and 2003, respectively.

   ASSET RETIREMENT OBLIGATIONS

      SFAS No. 143, which was adopted by the Company (see Note 6) on January 1, 2003, addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The Company's asset retirement obligation ("ARO") liabilities primarily consist of spending estimates related to reclaiming surface land and support facilities at both surface and underground mines in accordance with federal and state reclamation laws as defined by each mining permit.

      The Company estimates its ARO liabilities for final reclamation and mine closure based upon detailed engineering calculations of the amount and timing of the future cash spending for a third party to perform the required work. Spending estimates are escalated for inflation, then discounted at the credit-adjusted risk-free rate. The Company records an ARO asset associated with the discounted liability for final reclamation and mine closure. The obligation and corresponding asset are recognized in the period in which the liability is incurred. The ARO asset is amortized on the units-of-production method over its expected life and the ARO liability is accreted to the projected spending date. As changes in estimates occur (such as mine plan revisions, changes in estimated costs, or changes in timing of the performance of reclamation activities), the revisions to the obligation and asset are recognized at the appropriate credit-adjusted risk-free rate.

      The Company also recognizes an obligation for contemporaneous reclamation liabilities incurred as a result of surface mining. Contemporaneous reclamation consists primarily of grading, topsoil replacement and revegetation of backfilled pit areas.

      Prior to the adoption of SFAS 143, the Company recorded a liability for the estimated costs to reclaim land as the acreage was disturbed during the mining process. The estimated costs to reclaim support acreage and to perform other related functions at both surface and underground mines were recorded ratably over the lives of the mines. As of December 31, 2004, the Company had $294.5 million in surety bonds outstanding to secure reclamation obligations or activities. The amount of reclamation self-bonding in certain states in which the Company qualifies was $653.3 million as of December 31, 2004. Additionally, the Company had $0.4 million of letters of credit in support of reclamation obligations or activities as of December 31, 2004.

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

   INCOME TAXES

      Income taxes are accounted for using a balance sheet approach in accordance with SFAS No. 109, "Accounting for Income Taxes" ("SFAS 109"). The Company accounts for deferred income taxes by applying statutory tax rates in effect at the date of the balance sheet to differences between the book and tax basis of assets and liabilities. A valuation allowance is established if it is "more likely than not" that the related tax benefits will not be realized. In determining the appropriate valuation allowance, the Company considers projected realization of tax benefits, book and taxable income trends, available tax strategies and the overall deferred tax position.

   POSTRETIREMENT HEALTH CARE AND LIFE INSURANCE BENEFITS

      The Company accounts for postretirement benefits other than pensions in accordance with SFAS No. 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("SFAS 106") which requires the cost to provide the benefits to be accrued over the employees' period of active service. These costs are determined on an actuarial basis.

   MULTI-EMPLOYER BENEFIT PLANS

      The Company has an obligation to contribute to two plans established by the Coal Industry Retiree Health Benefits Act of 1992 - the "Combined Fund" and the "1992 Plan". The Combined Fund obligations are accounted for in accordance with Emerging Issues Task Force No. 92-13, "Accounting for Estimated Payments in Connection with the Coal Industry Retiree Health Benefit Act of 1992," as determined on an actuarial basis. The 1992 Plan qualifies as a multi-employer plan under SFAS 106 and expense is recognized as contributions are made.

      A third fund, the 1993 Benefit Fund (the "1993 Plan"), was established through collective bargaining and provides benefits to qualifying retired former employees who retired after September 30, 1994 of certain signatory companies who have gone out of business and have defaulted in providing their former employees with retiree medical benefits. Beneficiaries continue to be added to this fund as employers go out of business, however the Company's liability is limited to its contractual commitment of $0.50 per hour worked. The 1993 Plan qualifies as a multi-employer plan under SFAS 106 and expense is recognized as contributions are made.

   PENSION PLANS

      The Company sponsors non-contributory defined benefit pension plans which are accounted for in accordance with SFAS No. 87 "Employers' Accounting for Pensions" ("SFAS 87") which requires the cost to provide the benefits to be accrued over the employees' period of active service. These costs are determined on an actuarial basis.

      The Company also participates in two multi-employer pension plans, the United Mine Workers of America 1950 Pension Plan (the "1950 Plan") and the United Mine Workers of America 1974 Pension Plan (the "1974 Plan"). These plans qualify as multi-employer plans under SFAS 87 and expense is recognized as contributions are made.

   POSTEMPLOYMENT BENEFITS

      The Company provides postemployment benefits to qualifying employees, former employees and dependents and accounts for these items on the accrual basis in accordance with SFAS No. 112 "Employers' Accounting for Postemployment Benefits" ("SFAS 112"). Postemployment benefits include workers' compensation occupational disease which is accounted for on the actuarial basis over the employees' period of active service, workers' compensation traumatic injury claims which are accounted for based on estimated loss rates applied to payroll and claim reserves determined by independent actuaries and claims administrators, disability income benefits which are accrued when a claim occurs and continuation of medical benefits which are recognized when the obligation occurs.

   DERIVATIVES

      SFAS No. 133 (as amended) requires the recognition of all derivatives as assets or liabilities within the consolidated balance sheets at fair value. Gains or losses on derivative financial instruments designated as fair value hedges are recognized immediately in the consolidated statement of operations, along with the offsetting gain or loss related to the underlying hedged item.

      Gains or losses on derivative financial instruments designated as cash flow hedges are recorded as a separate component of stockholders' equity until settlement (or until hedge ineffectiveness is determined), whereby gains or losses are reclassified to the consolidated statements of operations in conjunction with the recognition of the underlying hedged item. Hedge ineffectiveness had no effect on results of operations for the years ended December 31, 2004, 2003 or 2002.

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

      In particular, the Company has significant long-term liabilities relating to retiree health care, work-related injuries and illnesses and defined pension plans. Each of these liabilities is actuarially determined and the Company uses various actuarial assumptions, including the discount rate and future cost trends, to estimate the costs and obligations for these items. In addition, the Company has significant asset retirement obligations that involve estimations of costs to remediate mining lands and the timing of cash outlays for such costs. If these assumptions do not materialize as expected, actual cash expenditures and costs incurred could differ materially from current estimates. Moreover, regulatory changes could increase the obligation to satisfy these or additional obligations.

      Finally, in evaluating the valuation allowance related to the Company's deferred tax assets, the Company takes into account various factors, including the expected level of future taxable income and available tax planning strategies. If actual results differ from the assumptions made in the evaluation of our valuation allowance, we may record a change in valuation allowance through income tax expense in the period such determination is made.

   IMPAIRMENT OF LONG-LIVED ASSETS

      The Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets under various assumptions are less than the carrying amounts of those assets. Impairment losses are measured by comparing the estimated fair value of the impaired asset to its carrying amount. There were no impairment losses recorded during the periods covered by the consolidated financial statements.

   FOREIGN CURRENCY TRANSLATION

      For the Company's foreign subsidiaries whose functional currency is the local currency, all assets and liabilities are translated at current exchange rates. Consolidated statements of operations accounts are translated at an average rate for each period. Resulting translation adjustments are reported as a component of comprehensive income. The Company had foreign subsidiaries whose functional currency was the local currency during the years ended December 31, 2003 and 2002.

      For the Company's foreign subsidiaries where the functional currency is the U.S. dollar, monetary assets and liabilities are translated at year-end exchange rates while non-monetary items are translated at historical rates. Income and expense accounts are translated at the average rates in effect during the year, except for those expenses related to balance sheet amounts that are remeasured at historical exchange rates. The Company has foreign subsidiaries whose functional currency is the U.S. dollar during the years ended December 31, 2004 and 2003. Gains and losses from foreign currency remeasurement are included in the consolidated statements of operations. Gains and losses from foreign currency remeasurement did not have a material impact on the Company's consolidated financial position or results of operations for the years ended December 31, 2004 or 2003.

   RECLASSIFICATIONS

      Certain amounts in prior periods have been reclassified to conform with the report classifications of the year ended December 31, 2004, with no effect on previously reported net income or stockholders' equity.

(2)   RISK MANAGEMENT AND FINANCIAL INSTRUMENTS

      The Company is exposed to various types of risk in the normal course of business, including fluctuations in commodity prices, interest rates and foreign currency exchange rates. These risks are actively monitored to ensure compliance with the risk management policies of the Company. In most cases, commodity price risk (excluding coal trading activities) related to the sale of coal is mitigated through the use of long-term, fixed-price contracts rather than financial instruments, while commodity price risk related to materials used in production is managed through the use of fixed price contracts and derivatives.

      Interest rate and foreign currency exchange risk are managed through the use of forward contracts, swaps and options. The Company's usage of interest rate swaps is discussed in Note 13.

TRADING ACTIVITIES

      The Company performs a value at risk analysis of its trading portfolio, which includes over-the-counter and brokerage trading of coal. The use of value at risk allows management to quantify, in dollars, on a daily basis, the price risk inherent in its trading portfolio. The Company's value at risk model is based on the industry standard variance/co-variance approach. This captures exposure related to both option and forward positions.

      During the year ended December 31, 2004, the low, high, and average values at risk for the Company's coal trading portfolio were $0.5 million, $6.1 million, and $2.9 million, respectively. Further discussion of the Company's coal trading assets and liabilities is included in Note 3.

      The Company also monitors other types of risk associated with its coal trading activities, including credit, market liquidity and counterparty nonperformance.

COMMODITY PRICE RISK

      In addition to the derivatives related to our trading activities, the Company enters contracts to manage its exposure to price volatility of certain fuels. As of December 31, 2004, the Company had derivative contracts designated as cash flow hedges with notional amounts outstanding totaling 105.4 million gallons, with maturities extending through 2007. The consolidated balance sheet as of December 31, 2004 reflects unrealized gains on the cash flow hedges of $5.8 million, which is recorded net of a $2.3 million tax provision, in other comprehensive income (see Note 20).

CREDIT RISK

      The Company's concentration of credit risk is substantially with energy producers and marketers and electric utilities, although it also has exposure to international steel producers. The Company's policy is to independently evaluate each customer's creditworthiness prior to entering into transactions and to constantly monitor the credit extended. In the event that the Company engages in a transaction with a counterparty that does not meet its credit standards, the Company may protect its position by requiring the counterparty to provide appropriate credit enhancement.

      When appropriate the Company has taken steps to reduce the Company's credit exposure to customers or counterparties whose credit has deteriorated and who may pose a higher risk, as determined by the Company's credit management function, of failure to perform under their contractual obligations. These steps include obtaining letters of credit or cash collateral, requiring prepayments for shipments or the creation of customer trust accounts held for the Company's benefit to fund the payment for coal under existing coal supply agreements.

      To reduce the Company's credit exposure related to its trading and brokerage activities, the Company seeks to enter into netting agreements with counterparties that permit the Company to offset receivables and payables with such counterparties. Counterparty risk with respect to interest rate swap and foreign currency forwards and options transactions is not considered to be significant based upon the creditworthiness of the participating financial institutions.

FOREIGN CURRENCY RISK

      The Company utilizes currency forwards and options to hedge currency risk associated with anticipated Australian dollar expenditures. As of December 31, 2004, the Company had forward contracts designated as cash flow hedges with notional amounts outstanding totaling $515.0 million, with maturities extending through 2007. The consolidated balance sheet as of December 31, 2004 reflects unrealized gains on the cash flow hedges of $18.2 million, which is recorded net of a $7.3 million tax provision, in other comprehensive income (see Note 20).

EMPLOYEES

      As of December 31, 2004, the Company and its subsidiaries had approximately 7,900 employees. As of December 31, 2004, approximately 40% of the hourly employees were affiliated with organized labor unions and generated 21% of the Company's 2004 coal production. Relations with our employees and, where applicable, organized labor are important to the Company's success.

      UNITED STATES

      The United Mine Workers of America represented approximately 30% of the hourly employees and generated 16% of the Company's domestic production during the year ended December 31, 2004. An additional 6% of the hourly employees are represented by labor unions other than the United Mine Workers of America. These employees generated 2% of the Company's production during the year ended December 31, 2004. Hourly workers at mines in Arizona and one of our mines in Colorado are represented by the United Mine Workers of America under the Western Surface Agreement, which was ratified in 2000 and is effective through September 1, 2005. Union labor east of the Mississippi River is primarily represented by the United Mine Workers of America, and the majority of union mines are subject to the National Bituminous Coal Wage Agreement. The current five-year labor agreement was ratified in December 2001 and is effective through December 31, 2006.

      AUSTRALIA

      The Australian coal mining industry is highly unionized and the majority of workers employed at the Company's Australian Mining Operations are members of trade unions. These employees are represented by three unions: the Construction Forestry Mining and Energy Union, which represents the production employees; and two unions that represent the other staff. The Company's Australian employees are approximately 4% of the entire workforce and generated 3% of the total production in the year ended December 31, 2004. The miners at Wilkie Creek operate under a labor agreement that expires in June 2006. The miners at Burton operate under a labor agreement that is currently under negotiation. The miners at North Goonyella operate under a labor agreement which expires in March 2008. The miners at Eaglefield operate under a labor agreement that expires in May 2007.

(3)   ASSETS AND LIABILITIES FROM COAL TRADING ACTIVITIES

      The Company's coal trading portfolio included forward and swap contracts as of December 31, 2004 and included forward, futures, and options contracts as of December 31, 2003. The fair value of coal trading derivatives as of December 31, 2004 and 2003 is set forth below:

                                  DECEMBER 31, 2004          DECEMBER 31, 2003
                               -----------------------    ----------------------
                                ASSETS     LIABILITIES     ASSETS    LIABILITIES
                               --------    -----------    --------   -----------
(Dollars in thousands)
Forward contracts              $ 89,042      $ 60,914     $ 57,980     $ 34,380
Other                               123         2,651          341        1,924
                               --------      --------     --------     --------
   Total                       $ 89,165      $ 63,565     $ 58,321     $ 36,304
                               ========      ========     ========     ========

      Ninety-nine percent of the contracts in the Company's trading portfolio as of December 31, 2004 were valued utilizing prices from over-the-counter market sources, adjusted for coal quality and traded transportation differentials, and one percent of the Company's contracts were valued based on similar market transactions. As of December 31, 2004, one hundred percent of the estimated future value of the Company's trading portfolio was scheduled to be realized by the end of 2005.

      At December 31, 2004, 79% of the Company's credit exposure related to coal trading activities was with investment grade counterparties.

      The Company's coal trading operations traded 33.4 million tons, 40.0 million tons, and 66.9 million tons for the years ended December 31, 2004, 2003 and 2002, respectively.

(4)   ACCOUNTS RECEIVABLE SECURITIZATION

      The Company has established an accounts receivable securitization program through its wholly-owned, bankruptcy-remote subsidiary ("Seller"). Under the program, the Company contributes undivided interests in a pool of eligible trade receivables to the Seller, which then sells, without recourse, to a multi-seller, asset-backed commercial paper conduit ("Conduit"). Purchases by the Conduit are financed with the sale of highly rated commercial paper. The Company utilizes proceeds from the sale of its accounts receivable as an alternative to other forms of debt, effectively reducing its overall borrowing costs. The funding cost of the securitization program was $1.7 million, $2.3 million and $3.3 million for the years ended December 31, 2004, 2003 and 2002, respectively. The securitization program is currently scheduled to expire in September 2009.

      The securitization transactions have been recorded as sales, with those accounts receivable sold to the Conduit removed from the consolidated balance sheets. The amount of undivided interests in accounts receivable sold to the Conduit was $200.0 million and $90.0 million as of December 31, 2004 and 2003, respectively.

      The Seller is a separate legal entity whose assets are available first and foremost to satisfy the claims of its creditors. Eligible receivables, as defined in the securitization agreement, consist of trade receivables from most of the Company's domestic subsidiaries, and are reduced for certain items such as past due balances and concentration limits. Of the eligible pool of receivables contributed to the Seller, undivided interests in only a portion of the pool are sold to the Conduit. The Company (the Seller) continues to own $58.1 million of receivables as of December 31, 2004 that represents collateral supporting the securitization program. The Seller's interest in these receivables is subordinate to the Conduit's interest in the event of default under the securitization agreement.

      If the Company defaulted under the securitization agreement or if its pool of eligible trade receivables decreased significantly, the Company could be prohibited from selling any additional receivables in the future under the agreement.

(5)   BUSINESS COMBINATIONS

   RAG COAL INTERNATIONAL AG

      On April 15, 2004, the Company purchased, through two separate agreements, all of the equity interests in three coal operations from RAG Coal International AG. The combined purchase price, including related costs and fees, of $442.2 million was funded from the Company's equity and debt offerings as discussed in Notes 13 and 18. The purchases included two mines in Queensland, Australia that collectively produce 7 to 8 million tons per year of metallurgical coal and the Twentymile Mine in Colorado, which produces 7 to 8 million tons per year of steam coal. The two Australian mines increased the Company's metallurgical coal capacity to 12 to 14 million tons per year and the Company believes they are well positioned to access the metallurgical coal markets in the Pacific Rim. The Twentymile Mine has been perennially one of the largest and most productive underground mines in the United States. The results of operations of the two mines in Queensland, Australia are included in the Company's Australian Mining Operations segment and the results of operations of the Twentymile Mine are included in the Company's Western U.S. Mining segment from the April 15, 2004 purchase date. The acquisition was accounted for as a purchase.

      The preliminary purchase accounting allocations related to the acquisition have been recorded in the accompanying consolidated financial statements as of, and for periods subsequent to, April 15, 2004. The final valuation of the net assets acquired is expected to be finalized once third-party appraisals are completed. Given the size and complexity of the acquisition, the fair valuation of certain assets is still preliminary. Additionally, adjustment to the estimated liabilities assumed in connection with the acquisition may still be required.

      The following table summarizes the preliminary estimated fair values of the assets acquired and the liabilities assumed at the date of acquisition (dollars in thousands):

Accounts receivable                                                  $  46,639
Materials and supplies                                                   6,038
Coal inventory                                                          11,543
Other current assets                                                     6,234
Property, plant, equipment and mine development                        466,753
Accounts payable and accrued expenses                                  (49,057)
Other noncurrent assets and liabilities, net                           (66,885)
                                                                     ---------
Total purchase price, net of cash received of $20,914                $ 421,265
                                                                     =========

      In connection with the acquisition of the assets of the Australian mines and the Twentymile Mine, the Company acquired contract based intangibles consisting solely of coal supply agreement obligations (customer contracts) that were unfavorable to the Company based upon current market prices for similar coal as of April 15, 2004. As required by SFAS No. 141, "Business Combinations", these below market obligations were fair valued as part of the purchase price allocation and recorded as liabilities. The liabilities were amortized as the coal was shipped as follows (dollars in thousands):

                           Opening Balance     Amortization through    Net Book Value at
Contractual Obligation    at April 15, 2004     December 31, 2004      December 31, 2004
----------------------    -----------------    --------------------    -----------------
US                            $ 29,848              $  (9,472)              $ 20,376
Foreign                         11,974                (10,840)                 1,134
                              --------              ---------               --------
  Total                       $ 41,822              $ (20,312)              $ 21,510
                              ========              =========               ========

Estimated amortization (to income) for the next five years is as follows (dollars in thousands):

Year ended December 31,
-----------------------
2005                        $  9,693
2006                           5,775
2007                           4,919
2008                             718
2009                             405
                            --------
    Total                   $ 21,510
                            ========

      The following unaudited pro forma financial information presents the combined results of operations of the Company and the operations acquired from RAG Coal International AG, on a pro forma basis, as though the companies had been combined as of the beginning of each period presented. The pro forma financial information does not necessarily reflect the results of operations that would have occurred had the Company and the operations acquired from RAG Coal International AG constituted a single entity during those periods (dollars in thousands, except per share data):

                                           Year Ended December 31,
                                           ------------------------
                                             2004*          2003
                                           ----------    ----------
Revenues:
    As reported                            $3,631,582    $2,815,296
    Pro forma                               3,756,944     3,206,002

Income before accounting changes
    As reported                            $  175,387    $   41,492
    Pro forma                                 172,119        88,252

Net Income
    As reported                            $  175,387    $   31,348
    Pro forma                                 172,119        78,108

Basic earnings per share - net income:
    As reported                            $     1.41    $     0.29
    Pro forma                                    1.34          0.63

Diluted earnings per share - net income:
    As reported                            $     1.38    $     0.29
    Pro forma                                    1.31          0.61

* During the first quarter of 2004, prior to the Company's acquisition, the Australian underground mine acquired by the Company in April 2004 experienced a roof collapse on a portion of the active mine face, resulting in the temporary suspension of mining activities. Due to the inability to ship during a portion of this downtime, costs to return the mine to operations and shipping limits imposed as the result of unrelated restrictions of capacity at a third party loading facility, the pro forma Australian operation experienced a net loss in the quarter immediately prior to acquisition.

   DODGE HILL HOLDING JV, LLC

      On December 29, 2004, the Company purchased the remaining 55% interest in Dodge Hill Holding JV, LLC for $7.0 million of assumed debt that was repaid immediately upon closing, $2.8 million of cash and contingent earn-out payments based on annual and cumulative EBIT (as defined in the purchase agreement) through 2007. Dodge Hill Holding JV, LLC operates an underground operation located in Kentucky which mined 1.2 million tons in 2004. The acquisition was accounted for as a purchase.

   CARBONES DEL GUASARE

      On December 2, 2004, the Company completed the acquisition of a 25.5% equity interest in Carbones del Guasare, S.A., from RAG Coal International AG for a net purchase price of $32.5 million. Carbones del Guasare, a joint venture that includes Anglo American plc and a Venezuelan governmental partner, operates the Paso Diablo surface mine in northwestern Venezuela, which produces approximately 7 million tons per year of steam coal for electricity generators and steel producers primarily in North America and Europe. The Company accounted for the purchase under the equity method of accounting.

   BLACK BEAUTY COAL COMPANY

      On April 7, 2003, the Company purchased the remaining 18.3% of Black Beauty Coal Company and affiliated entities not owned by it for $90.0 million and contingent consideration. Based on the achievement of certain operating profit goals set forth in the purchase agreement, the Company paid additional consideration of $5.0 million in 2004. As a result of the acquisition, the Company now owns 100% of Black Beauty Coal Company. The acquisition was accounted for as a purchase.

   ARCLAR COMPANY, LLC

      On September 16, 2002, the Company purchased a 25% interest in Arclar Company, LLC ("Arclar"), for $14.9 million. The Company's Black Beauty Coal Company subsidiary owns the remaining 75% of Arclar. Arclar owns the Willow Lake and Cottage Grove mines in Southern Illinois and more than 50 million tons of coal reserves. With the Arclar purchase, the Company also acquired controlling interest of an entity that resulted in the consolidation of $12.5 million of long-term debt and related assets. The acquisition was accounted for as a purchase.

   ALLIED QUEENSLAND COALFIELDS PARTY LIMITED

      On August 22, 2002, the Company purchased Allied Queensland Coalfields Party Limited ("AQC") and its controlled affiliates from Mirant Corporation for $21.2 million. As a result of the acquisition, the Company now owns the 1.4 million ton per year Wilkie Creek Coal Mine and coal reserves in Queensland, Australia. The results of AQC's operations are included in the Company's Australian Mining Operations segment. The acquisition was accounted for as a purchase.

   BEAVER DAM COAL COMPANY

      On June 26, 2002, the Company purchased Beaver Dam Coal Company, located in Western Kentucky, for $17.7 million. Through the acquisition, the Company obtained ownership of more than 100 million tons of coal reserves and 22,000 surface acres. The acquisition was accounted for as a purchase.

      The results of operations for each of these entities are included in the Company's consolidated results of operations from the effective date of each acquisition. Except for the RAG Coal International AG acquisitions, had the acquired entities' (discussed above) results of operations been included in the Company's results of operations since January 1, 2002, there would have been no material effect on the Company's consolidated statement of operations, financial condition or cash flows.

(6)   CUMULATIVE EFFECT OF ACCOUNTING CHANGES

      On January 1, 2003, the Company adopted SFAS No. 143, which addresses accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs.

      Pursuant to the January 1, 2003 adoption of SFAS No. 143, the Company:

      - Recognized a credit to income during the first quarter of 2003 of $9.1 million, net of taxes, for the cumulative effect of the accounting change;

      - Increased total liabilities by $0.5 million to record the asset retirement obligations;

      - Increased property, plant and equipment by $12.1 million to add incremental asset retirement costs to the carrying amount of the Company's mine properties and investments and other assets by $6.5 million to reflect the incremental amount of reclamation obligations recoverable from third parties; and

      - Increased accumulated depreciation, depletion and amortization by $2.9 million for the amount of expense that would have been recognized in prior periods.

      Adopting SFAS No. 143 had no impact on the Company's reported cash flows. The Company's reclamation liabilities are unfunded.

      On October 25, 2002, the EITF rescinded EITF Issue No. 98-10 "Accounting for Contracts Involved in Energy Trading and Risk Management Activities." As a result of the rescission, trading contracts entered into prior to October 25, 2002 that did not meet the definition of a derivative under SFAS No. 133 were no longer accounted for on a fair value basis, effective January 1, 2003. In the first quarter of 2003, the Company recorded a cumulative effect charge in the statement of operations of $20.2 million, net of income taxes, to reverse the unrealized gains and losses on non-derivative energy trading contracts recorded prior to December 31, 2002.

      Effective January 1, 2003, the Company changed its method of amortizing actuarial gains and losses related to net periodic postretirement benefit costs. The Company previously amortized actuarial gains and losses using a 5% corridor with an amortization period of three years. Under the new method, the corridor has been eliminated and all actuarial gains and losses are now amortized over the average remaining service period of active plan participants, which was estimated at 9.26 years. The Company considers this method preferable in that the elimination of the corridor allows a closer approximation of the fair value of the liability for postretirement benefit costs, and the amortization of actuarial gains and losses over the average remaining service period provides a better matching of the cost of the associated liability over the working life of the active plan participants. As a result of this change, the Company recognized a $0.9 million cumulative effect gain in the first quarter of 2003.

      The effect of the accounting changes noted above for the year ended December 31, 2003 was to increase income before accounting changes by $20.4 million, or $0.19 per diluted share, net of income taxes. The cumulative effect charge of $10.1 million (net of income tax benefit of $6.8 million) to apply retroactively the new methods described above was included in results of operations for the year ended December 31, 2003. Below are pro forma net income and earnings per share results for the Company assuming the new methods had been retroactively applied (dollars in thousands, except per share data):

                                                                        YEAR ENDED
                                                                       DECEMBER 31,
                                                                -------------------------
                                                                   2003           2002
                                                                -----------   -----------
Net income:
    As reported ....................................            $    31,348   $   105,519
    Pro forma ......................................                 41,492        87,007
Basic earnings per share:
    As reported ....................................            $      0.29   $      1.01
    Pro forma ......................................                   0.39          0.83
Diluted earnings per share:
    As reported ....................................            $      0.29   $      0.98
    Pro forma ......................................                   0.38          0.81

(7)   SHELF REGISTRATION STATEMENT

      The Company filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission on October 22, 2003, which was declared effective in March 2004. The universal shelf registration statement remains effective, with remaining capacity of $602.9 million.

(8)   EARNINGS PER SHARE

      A reconciliation of weighted average shares outstanding follows:

                                                    YEAR ENDED          YEAR ENDED          YEAR ENDED
                                                DECEMBER 31, 2004   DECEMBER 31, 2003   DECEMBER 31, 2002
                                                -----------------   -----------------   -----------------
Weighted average shares outstanding - basic        124,366,372         106,819,042         104,331,470
Dilutive impact of stock options                     3,039,944           2,852,214           3,312,050
                                                   -----------         -----------         -----------
Weighted average shares outstanding - diluted      127,406,316         109,671,256         107,643,520
                                                   ===========         ===========         ===========

      For the years ended December 31, 2004, 2003 and 2002, respectively, options for two thousand, 0.2 million and 2.4 million shares were excluded from the diluted earnings per share calculations for the Company's common stock because they were anti-dilutive. In addition, the Company granted 0.2 million options to purchase common stock and 0.2 million shares of restricted stock in January 2005.

(9)   INVENTORIES

      Inventories consisted of the following (dollars in thousands):

                                                                       DECEMBER 31,
                                                         --------------------------------
                                                            2004                  2003
                                                         -----------          -----------
Materials and supplies                                   $    57,467          $    44,421
Raw coal                                                      17,590               15,815
Advance stripping                                            197,225              151,725
Saleable coal                                                 51,327               34,532
                                                         -----------          -----------
  Total                                                  $   323,609          $   246,493
                                                         ===========          ===========

      Materials and supplies and coal inventory are valued at the lower of average cost or market. Raw coal represents coal stockpiles that may be sold in current condition or may be further processed prior to shipment to a customer. Advance stripping consists of the costs to remove overburden above an unmined coal seam as part of the surface mining process. These costs include labor, supplies, equipment costs and operating overhead, and are charged to operations as coal from the seam is sold.

(10) LEASES

      The Company leases equipment and facilities under various noncancelable lease agreements. Certain lease agreements require the maintenance of specified ratios and contain restrictive covenants which limit indebtedness, subsidiary dividends, investments, asset sales and other Company actions. Rental expense under operating leases was $108.1 million, $106.8 million and $116.3 million for the years ended December 31, 2004, 2003 and 2002, respectively. The net book value of property, plant, equipment and mine development assets under capital leases was $1.4 million and $2.8 million as of December 31, 2004 and 2003, respectively.

      The Company also leases coal reserves under agreements that require royalties to be paid as the coal is mined. Certain agreements also require minimum annual royalties to be paid regardless of the amount of coal mined during the year. Total royalty expense was $233.9 million, $183.5 million and $181.1 million for the years ended December 31, 2004, 2003 and 2002, respectively.

      A substantial amount of the coal mined by the Company is produced from mineral reserves leased from the owner. One of the major lessors is the U.S. government, from which the Company leases substantially all of the coal it mines in Wyoming and Colorado under terms set by Congress and administered by the U.S. Bureau of Land Management. The terms of these leases are generally for an initial term of ten years but may be extended by diligent development and mining of the reserve until all economically recoverable reserves are depleted. The Company has met the diligent development requirements for substantially all of these federal leases either directly through production or by including the lease as a part of a logical mining unit with other leases upon which development has occurred. Annual production on these federal leases must total at least 1% of the original amount of coal in the entire logical mining unit. Royalties are payable monthly at a rate of 12.5% of the gross realization from the sale of the coal mined using surface mining methods and at a rate of 8.0% of the gross realization for coal produced using underground mining methods.

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

      On December 19, 2002, the Company entered into a transaction with Penn Virginia Resource Partners, L.P. ("PVR") whereby the Company sold 120 million tons of coal reserves in exchange for $72.5 million in cash and 2.76 million units, or 15 percent, of the PVR master limited partnership. The Company's subsidiaries leased back the coal and pay royalties as the coal is mined. No gain or loss was recorded at the inception of this transaction.

     In 2004 and 2003, the Company sold 0.775 million and 1.15 million, respectively, of the PVR units received in the December 2002 transaction. The sales were accounted for under SFAS No. 66, "Sales of Real Estate", and gains of $15.8 million and $7.6 million were recognized in the years ended December 31, 2004 and 2003, respectively. The remaining deferred gain from the sales of the reserves and units of $22.4 million is intended to provide for the Company's potential exposure to loss resulting from its continuing involvement in the properties and will be amortized over the minimum term of the leases, and the difference of $3.9 million between the fair value of the units received and the carrying value of the coal reserves sold will be amortized as the leased coal is mined. The Company accounts for its investment in PVR under the equity method of accounting, under the provisions of Statement of Position No. 78-9, "Accounting for Investments in Real Estate Ventures." As of December 31, 2004, the Company owns approximately 5% of PVR. Based upon PVR's closing price on the New York Stock Exchange, the market value of the Company's investment was $43.7 million at December 31, 2004.

      As of December 31, 2004, the Company's lease obligations were secured by outstanding surety bonds and letters of credit totaling $159.4 million. As of December 31, 2004, the covenants under certain lease agreements of the Company's consolidated subsidiaries required a minimum consolidated tangible net worth (as defined in the agreement) of not less than $500.0 million.

      Future minimum lease and royalty payments as of December 31, 2004, are as follows:

                                                      CAPITAL       OPERATING       COAL
YEAR ENDED DECEMBER 31                                LEASES          LEASES      RESERVES
----------------------                              -----------     ---------    ---------
                                                            (Dollars in thousands)
2005                                                $       892      $ 92,817    $  79,035
2006                                                        476        78,781      138,817
2007                                                        314        59,316      135,745
2008                                                         38        45,041      132,882
2009                                                          -        24,919       74,774
2010 and thereafter                                           -        49,417       52,996
                                                    -----------     ---------    ---------
Total minimum lease payments                        $     1,720     $ 350,291    $ 614,249
                                                                    =========    =========
Less interest                                                85
                                                    -----------
Present value of minimum capital lease payments     $     1,635
                                                    ===========

(11)  ACCOUNTS PAYABLE AND ACCRUED EXPENSES

      Accounts payable and accrued expenses consisted of the following:

                                                                     DECEMBER 31,
                                                             ------------------------------
                                                                2004                2003
                                                             ---------          -----------
                                                                  (Dollars in thousands)
Trade accounts payable                                       $ 267,998          $   191,601
Accrued taxes other than income                                 99,061               85,202
Accrued payroll and related benefits                            76,256               54,414
Accrued health care                                             83,844               77,167
Accrued interest                                                21,305               18,585
Workers' compensation obligations                               41,436               43,604
Accrued royalties                                               23,516               19,880
Accrued lease payments                                           7,927                8,153
Other accrued expenses                                          70,257               74,009
                                                             ---------          -----------
 Total accounts payable and accrued expenses                 $ 691,600          $   572,615
                                                             =========          ===========

(12)  INCOME TAXES

      Income (loss) before income taxes, minority interests and discontinued operations consisted of the following:

                                                              YEAR ENDED DECEMBER 31,
                                                       ------------------------------------
                                                          2004        2003          2002
                                                       ---------    --------      ---------
                                                             (Dollars in thousands)
U.S.                                                   $ 118,076    $  1,734      $  75,684
Non U.S.                                                  34,995      (4,915)         3,120
                                                       ---------    --------      ---------
  Total                                                $ 153,071    $ (3,181)     $  78,804
                                                       =========    ========      =========

      Total income tax benefit consisted of the following:

                                                                 YEAR ENDED DECEMBER 31,
                                                          ----------------------------------
                                                            2004         2003         2002
                                                          --------     --------     --------
                                                                (Dollars in thousands)
Current:
   U.S. federal                                           $    655     $      -     $      -
   Non U.S                                                   4,533          251        1,066
   State                                                       300          300          250
                                                          --------     --------     --------
   Total current                                             5,488          551        1,316
                                                          --------     --------     --------
Deferred:
   U.S. federal                                            (33,275)     (46,231)     (37,847)
   Non U.S                                                    (328)           -           12
   State                                                     1,678       (2,028)      (3,488)
                                                          --------     --------     --------
   Total deferred                                          (31,925)     (48,259)     (41,323)
                                                          --------     --------     --------
   Total benefit                                          $(26,437)    $(47,708)    $(40,007)
                                                          ========     ========     ========

      The income tax rate differed from the U.S. federal statutory rate as follows:

                                                                       YEAR ENDED DECEMBER 31,
                                                      ---------------------------------------------------
                                                          2004               2003                2002
                                                      ------------        ----------         ------------
                                                                      (Dollars in thousands)
Federal statutory rate                                $     53,575        $   (1,113)        $     27,581
Depletion                                                  (43,488)          (34,436)             (38,136)
Foreign earnings and disposition gains                      (8,043)             (965)                 (14)
State income taxes, net of U.S. federal tax benefit          1,872            (1,834)              (3,325)
Changes in valuation allowance                             (25,863)             (230)             (26,865)
Changes in tax reserves                                          -           (10,000)                   -
Other, net                                                  (4,490)              870                  752
                                                      ------------        ----------         ------------
    Total                                             $    (26,437)       $  (47,708)        $    (40,007)
                                                      ============        ==========         ============

      The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities consisted of the following:

                                                                       DECEMBER 31,
                                                          ------------------------------------
                                                               2004                   2003
                                                          -------------           ------------
                                                                  (Dollars in thousands)
Deferred tax assets:
    Accrued reclamation and mine closing liabilities      $      46,776           $     43,955
    Accrued long-term workers' compensation liabilities         100,157                 98,951
    Postretirement benefit obligations                          391,410                416,639
    Intangible tax asset and purchased contract rights           45,001                 59,566
    Tax credits and loss carryforwards                          377,183                324,199
    Obligation to industry fund                                  13,365                 18,032
    Additional minimum pension liability                         48,188                 52,566
    Others                                                       82,844                 91,760
                                                          -------------           ------------
    Total gross deferred tax assets                           1,104,924              1,105,668
                                                          -------------           ------------
Deferred tax liabilities:
    Property, plant, equipment and mine development, leased
      coal interests and advance royalties, principally due
      to differences in depreciation,depletion and asset
      writedowns                                             1,271,758              1,292,311
    Inventory                                                    64,973                 56,653
    Others                                                        2,465                  5,985
                                                          -------------           ------------
    Total gross deferred tax liabilities                      1,339,196              1,354,949
                                                          -------------           ------------
    Valuation allowance                                        (143,533)              (169,396)
                                                          -------------           ------------
    Net deferred tax liability                            $    (377,805)          $   (418,677)
                                                          =============           ============
Deferred taxes consisted of the following:
Current deferred income taxes                             $      15,461           $     15,749
Noncurrent deferred income taxes                               (393,266)              (434,426)
                                                          -------------           ------------
Net deferred tax liability                                $    (377,805)          $   (418,677)
                                                          =============           ============

      The Company's deferred tax assets include alternative minimum tax ("AMT") credits of $54.0 million and net operating loss ("NOL") carryforwards of $322.7 million as of December 31, 2004. The AMT credits have no expiration date and the NOL carryforwards begin to expire in the year 2019. Utilization of the majority of these AMT credits and NOL carryforwards is subject to various limitations because of previous changes in ownership (as defined in the Internal Revenue
Code) of the Company and ultimate realization could be negatively impacted by market conditions and other variables not known or anticipated at this time. The AMT credits and NOL carryforwards are offset by a valuation allowance of $143.5 million. The valuation allowance was reduced by $25.9 million, $0.2 million and $26.9 million for the years ended December 31, 2004, 2003 and 2002, respectively. The Company evaluated and assessed the expected near-term utilization of NOL's, book and taxable income trends, available tax strategies and the overall deferred tax position to determine the amount and timing of valuation allowance adjustments.

      The Company establishes reserves for tax contingencies when, despite the belief that the Company's tax return positions are fully supported, certain positions are likely to be challenged and may not be fully sustained. The tax contingency reserves are analyzed on a quarterly basis and adjusted based upon changes in facts and circumstances, such as the progress of federal and state audits, case law and emerging legislation. The Company's effective tax rate includes the impact of tax contingency reserves and changes to the reserves, including related interest, as considered appropriate by management. The Company establishes the reserves based upon management's assessment of exposure associated with permanent tax differences (i.e. tax depletion expense, etc.) and certain tax sharing agreements. The Company is subject to federal audits for several open years due to its previous inclusion in multiple consolidated groups and the various parties involved in finalizing those years. The tax contingency reserve was decreased for the year ended December 31, 2003 by $10.0 million reflecting the reduction in exposure due to the completion of a federal audit for the tax years ended April 30, 1999, 2000 and 2001.

      The total amount of undistributed earnings of foreign subsidiaries for income tax purposes was approximately $28.2 million and $2.2 million at December 31, 2004 and 2003, respectively. On October 22, 2004, the American Jobs Creation Act of 2004 (the "Act") was signed into law. The Act creates a temporary incentive for U.S. multinationals to repatriate accumulated income earned outside the U.S. at an effective tax rate of 5.25%. FASB Staff Position FAS 109-2, "Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004" allows companies additional time to evaluate the effect of the law regarding whether unrepatriated foreign earnings continue to qualify for APB Opinion No. 23's exception for recognizing deferred tax liabilities as retained by SFAS 109. Through December 31, 2004, the Company has not provided deferred taxes on foreign earnings because such earnings were intended to be indefinitely reinvested outside the U.S. Whether the Company will ultimately take advantage of this provision depends on a number of factors, including reviewing future Congressional guidance, before a decision can be made. Until that time, the Company maintains its current intention to indefinitely reinvest accumulated earnings of its foreign subsidiaries. Should the Company repatriate these earnings, a one-time tax charge to the Company's consolidated results of operations of up to $2 million could occur.

      The Company made U.S. Federal tax payments totaling $1.4 million for the year ended December 31, 2004. The Company made no U.S. Federal tax payments for the years ended December 31, 2003 or December 31, 2002. The Company paid state and local income taxes totaling $0.3 million, $0.4 million, and $0.2 million for the years ended December 31, 2004, 2003 and 2002, respectively. The Company made non-U.S. tax payments totaling $6.3 million and $3.2 million for the years ended December 31, 2004 and 2003, respectively. There were no non-U.S. tax payments in the year ended December 31, 2002.

(13)  LONG-TERM DEBT

      The Company's total indebtedness (in thousands) consisted of the following at:

                                                                     DECEMBER 31,
                                                           --------------------------------
                                                               2004                2003
                                                           -------------      -------------
Term Loan under Senior Secured Credit Facility             $     448,750      $     446,625
6.875% Senior Notes due 2013                                     650,000            650,000
5.875% Senior Notes due 2016                                     239,525                  -
Fair value of interest rate swaps -- 6.875% Senior Notes           5,189              4,239
5.0% Subordinated Note                                            73,621             79,412
Other                                                              7,880             16,263
                                                           -------------      -------------
   Total                                                   $   1,424,965      $   1,196,539
                                                           =============      =============

      During March 2003, the Company entered into a series of transactions to refinance a substantial portion of its outstanding indebtedness. The refinancing expanded the Company's revolving line of credit capacity and lowered its overall borrowing costs. In connection with the refinancing, the Company incurred total early debt extinguishment costs of $53.5 million.

      The following table shows the sources and uses (in thousands) of cash related to the refinancing transactions:

Sources:
  Revolving Credit Facility                                             $         -
  Term Loan under Senior Secured Credit Facility                            450,000
  6.875% Senior Notes due 2013                                              650,000
                                                                        -----------
     Total                                                              $ 1,100,000
                                                                        ===========
Uses:
  Repayment of 9.625% Senior Subordinated Notes                         $   392,219
  Repayment of 8.875% Senior Notes                                          317,098
  Repayment of Black Beauty indebtedness                                    203,215
  Fees and prepayment premiums paid in connection with refinancing           63,697
  Acquisition of 18.3% interest in Black Beauty Coal Company                 90,000
  Cash                                                                       33,771
                                                                        -----------
     Total                                                              $ 1,100,000
                                                                        ===========

SENIOR SECURED CREDIT FACILITY

      On March 21, 2003, the Company entered into a Senior Secured Credit Facility (the "Facility") that consisted of a $600.0 million revolving credit facility and a $450.0 million term loan. The revolving credit facility, which was scheduled to expire in March 2008, bore interest at LIBOR plus 2.0% and provided for maximum borrowings and/or letters of credit of $600.0 million. The term loan bore interest at LIBOR plus 2.5%.

      On March 8, 2004, the Company entered into an amendment to refinance the Facility, which expanded the maximum borrowings under the revolving credit facility from $600.0 million to $900.0 million and reduced the interest rate payable on the existing term loan under the Facility from LIBOR plus 2.5% to LIBOR plus 1.75%.

      On October 27, 2004, the Company refinanced the Facility, which reduced the applicable margin on the loans and the revolving credit agreement fee rate and extended the revolving loan termination date to March 2010. The refinancing also reduced the interest rate payable on the existing term loan under the Facility from LIBOR plus 1.75% to LIBOR plus 1.25%. The applicable rate was 3.74% as of December 31, 2004. The Company had letters of credit outstanding under the revolving credit facility of $345.9 million at December 31, 2004, leaving $554.1 million available for borrowing.

      Total principal of $48.8 million will be paid in quarterly installments through March 31, 2009. The remaining principal of $400.0 million is due in quarterly installments of $100.0 million to be paid from June 30, 2009 through March 21, 2010. The Facility is secured by the capital stock and certain assets of the Company's "restricted subsidiaries" (as defined in the Facility). These restricted subsidiaries are also guarantors of the Facility. Under the Facility, the Company must comply with certain financial covenants on a quarterly basis. These covenants include a minimum EBITDA (as defined in the Facility) interest coverage ratio, a maximum "total obligations" (as defined in the Facility) to EBITDA ratio and a maximum senior secured debt to EBITDA ratio. The Company was in compliance with these covenants as of December 31, 2004.

6.875% SENIOR NOTES DUE MARCH 2013

      On March 21, 2003, the Company issued $650.0 million in senior notes, which bear interest at 6.875% and are due in March 2013. The notes were initially sold in accordance with Securities and Exchange Commission Rule 144A, and the Company filed a registration statement in June 2003 with the Securities and Exchange Commission that enabled the holders of the notes to exchange them for publicly registered notes with substantially the same terms. The notes, which are unsecured, are guaranteed by the Company's "restricted subsidiaries" as defined in the note indenture. The note indenture contains covenants which, among other things, limit the Company's ability to incur additional indebtedness and issue preferred stock, pay dividends or make other distributions, make other restricted payments and investments, create liens, sell assets and merge or consolidate with other entities. The notes are redeemable prior to March 15, 2008 at a redemption price equal to 100% of the principal amount plus a make-whole premium (as defined in the indenture) and on or after March 15, 2008 at fixed redemption prices as set forth in the indenture.

5.875% SENIOR NOTES DUE MARCH 2016

      On March 23, 2004, the Company completed an offering of $250.0 million of 5.875% Senior Notes due 2016. The notes are senior unsecured obligations of the Company and rank equally with all of the Company's other senior unsecured indebtedness. Interest payments are scheduled to occur on April 15 and October 15 of each year, and commenced on April 15, 2004. The notes are guaranteed by the Company's "restricted subsidiaries" as defined in the note indenture. The note indenture contains covenants which, among other things, limit the Company's ability to incur additional indebtedness and issue preferred stock, pay dividends or make other distributions, make other restricted payments and investments, create liens, sell assets and merge or consolidate with other entities. The notes are redeemable prior to April 15, 2009 at a redemption price equal to 100% of the principal amount plus a make-whole premium (as defined in the indenture) and on or after April 15, 2009 at fixed redemption prices as set forth in the indenture. Net proceeds from the offering, after deducting underwriting discounts and expenses, were $244.7 million.

INTEREST RATE SWAPS

      In May 2003, the Company entered into and designated four interest rate swaps with combined notional amounts totaling $100.0 million as a fair value hedge of the Company's 6.875% Senior Notes. Under the swaps, the Company pays a floating rate that resets each March 15 and September 15, based upon the six-month LIBOR rate, for a period of ten years ending March 15, 2013 and receives a fixed rate of 6.875%. The average applicable floating rate for the four swaps was 5.14% as of December 31, 2004.

      In September 2003, the Company entered into two $400.0 million interest rate swaps. One $400.0 million notional amount floating-to-fixed interest rate swap, expiring March 15, 2010, was designated as a hedge of changes in expected cash flows on the term loan under the Senior Secured Credit Facility. The term loan was refinanced in October 2004, and the swap was re-designated as a hedge of the refinanced term loan. Under this swap, the Company pays a fixed rate of 6.764% and receives a floating rate of LIBOR plus 2.5% (4.99% at December 31, 2004) that resets each March 15, June 15, September 15 and December 15 based upon the three-month LIBOR rate. Another $400.0 million notional amount fixed-to-floating interest rate swap, expiring March 15, 2013, was designated as a hedge of the changes in the fair value of the 6.875% Senior Notes due 2013. Under this swap, the Company pays a floating rate of LIBOR plus 1.97% (4.46% at December 31, 2004) that resets each March 15, June 15, September 15 and December 15 based upon the three-month LIBOR rate and receives a fixed rate of 6.875%. The swaps will lower the Company's overall borrowing costs on $400.0 million of debt principal by 0.64% over the term of the floating-to-fixed swap.

      Because the critical terms of the swaps and the respective debt instruments they hedge coincide, there was no hedge ineffectiveness recognized in the statement of operations during the year ended December 31, 2004. As of December 31, 2004 and 2003, respectively, the balance sheet reflected a net unrealized gain on the fair value hedges discussed above of $5.2 million and $4.2 million, which is reflected as an adjustment to the carrying value of the Senior Notes (see table above). Related to the cash flow hedge, the balance sheet at December 31, 2004 and 2003, respectively, reflected an unrealized loss of $10.9 million and $14.3 million, which is recognized net of a $4.4 million and $5.7 million tax benefit, in other comprehensive loss (see Note 20).

5.0% SUBORDINATED NOTE

      The 5.0% Subordinated Note is recorded net of discount at an effective annual interest rate of 12.0%. Interest and principal are payable each March 1 and scheduled principal payments of $10.0 million per year are due from 2005 through 2006 with $60.0 million due March 1, 2007. The 5.0% Subordinated Note is expressly subordinated in right of payment to all prior indebtedness (as defined), including borrowings under the Senior Secured Credit Facility, the 6.875% Senior Notes due March 2013 and the 5.875% Senior Notes due March 2016.

OTHER

      Other long-term debt, which consists principally of notes payable, is due in installments through 2008. The weighted average effective interest rate of this debt was 3.51% as of December 31, 2004.

      The aggregate amounts of long-term debt maturities subsequent to December 31, 2004 are as follows (dollars in thousands):

YEAR OF MATURITY
----------------
2005                                         $    18,979
2006                                              24,110
2007                                              67,940
2008                                              15,472
2009                                             303,750
2010 and thereafter                              994,714
                                             -----------
    Total                                    $ 1,424,965
                                             ===========

      Interest paid on long-term debt was $87.4 million, $89.0 million and $93.0 million for the years ended December 31, 2004, 2003 and 2002, respectively. No interest was paid on the revolving credit facility in 2004. Interest paid was $0.1 million and $2.5 million for the years ended December 31, 2003 and 2002, respectively.

EARLY DEBT EXTINGUISHMENT COSTS

      In connection with the refinancing of the Senior Secured Credit Facility on October 27, 2004, the Company incurred a non-cash charge of $2.4 million to write-off unamortized debt issuance costs related to the term loan.

      In connection with the July 2004 repurchase of $10.5 million of 5.875% Senior Notes due 2016, the Company realized a gain on early debt extinguishment of $0.6 million, comprised of the following:

      - The excess of carrying value of the notes over the cash cost to retire the notes of $0.8 million; offset by

      - Non-cash charges to write-off debt issuance costs associated with the debt extinguished of $0.2 million.

      The overall effect of the transactions noted above for the year ended December 31, 2004, was a charge for early debt extinguishment costs of $1.8 million.

      In connection with the refinancing that occurred in March 2003, the Company incurred early debt extinguishment costs during the year ended December 31, 2003 of $53.5 million, comprised of the following:

      - The excess of prepayment premiums over the carrying value of the debt retired of $41.8 million;

      - Non-cash charges to write-off debt issuance costs associated with the debt extinguished of $17.5 million; and

      - A $5.8 million gain related to the termination and monetization of interest rate swaps associated with the debt extinguished.

(14)  ASSET RETIREMENT OBLIGATIONS

      SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The Company's asset retirement obligation ("ARO") liabilities primarily consist of spending estimates related to reclaiming surface land and support facilities at both surface and underground mines in accordance with federal and state reclamation laws as defined by each mine permit. The obligation and corresponding asset are recognized in the period in which the liability is incurred.

      The Company estimates its ARO liabilities for final reclamation and mine closure based upon detailed engineering calculations of the amount and timing of the future cash spending for a third party to perform the required work. Spending estimates are escalated for inflation, then discounted at the credit-adjusted risk-free rate (6.42% at January 1, 2004.) The Company records an ARO asset associated with the liability. The ARO asset is amortized on the units of production method over its expected life and the ARO liability is accreted to the projected spending date. Changes in estimates could occur due to mine plan revisions, changes in estimated costs, and changes in timing of the performance of reclamation activities.

      The Company also recognizes an obligation for contemporaneous reclamation liabilities incurred as a result of surface mining.

      A reconciliation of the Company's liability for asset retirement obligations for the year ended December 31, 2004, is as follows (dollars in thousands):

Balance at December 31, 2003                                 $ 384,048
  Liabilities incurred                                          22,985
  Liabilities settled                                          (45,765)
  Accretion expense                                             30,635
  Revisions to estimate                                          4,119
                                                             ---------
Balance at December 31, 2004                                 $ 396,022
                                                             =========

      Total asset retirement obligations as of December 31, 2004, of $396.0 million consisted of $303.7 million related to locations with active mining operations and $92.3 million related to locations that are closed or inactive.

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

      As of December 31, 2004, the Company had $164.6 million in surety bonds and letters of credit outstanding to secure workers' compensation obligations.

      Workers' compensation provision consists of the following components:

                                              YEAR ENDED DECEMBER 31,
                                     ---------------------------------------
(DOLLARS IN THOUSANDS)                 2004            2003           2002
                                     --------        --------       --------
Occupational disease:
  Service cost                       $  4,346        $  3,807       $  2,942
  Interest cost                        11,568          11,760         12,049
  Net amortization                        742             339            466
                                     --------        --------       --------
Total occupational disease             16,656          15,906         15,457
  Traumatic injury claims              27,141          19,691         25,722
  State assessment taxes               15,365          15,016         14,204
                                     --------        --------       --------
Total provision                      $ 59,162        $ 50,613       $ 55,383
                                     ========        ========       ========

      Workers' compensation obligations consist of amounts accrued for loss sensitive insurance premiums, uninsured claims, and related taxes and assessments under black lung and traumatic injury workers compensation programs.

      The workers' compensation obligations consisted of the following:

                                                    DECEMBER 31,
                                            ---------------------------
(DOLLARS IN THOUSANDS)                         2004              2003
                                            ---------         ---------
Occupational disease costs                  $ 186,647         $ 177,500
Traumatic injury claims                        81,713            75,482
State assessment taxes                            552               576
                                            ---------         ---------
  Total obligations                           268,912           253,558
Less current portion                          (41,436)          (43,604)
                                            ---------         ---------
  Noncurrent obligations                    $ 227,476         $ 209,954
                                            =========         =========

The reconciliation of changes in the benefit obligation of the occupational disease liability is as follows:

                                                 DECEMBER 31,
                                            ----------------------
(DOLLARS IN THOUSANDS)                        2004          2003
                                            ---------    ---------
Beginning of year obligation                $ 191,993    $ 181,597
Less insured claims                                 -       (5,359)
                                            ---------    ---------
   Net obligation                             191,993      176,238
Service cost                                    4,346        3,807
Interest cost                                  11,568       11,760
Actuarial (gain) loss                            (601)       5,556
Insured claim liability reversion                   -        5,200
Acquisitions                                    2,514            -
Benefit and administrative payments           (10,474)     (10,568)
                                            ---------    ---------
   Net obligation at end of year              199,346      191,993
Unamortized loss and prior service cost       (12,699)     (14,493)
                                            ---------    ---------
Accrued cost                                $ 186,647    $ 177,500
                                            =========    =========

      The liability for occupational disease claims represents the actuarially-determined present value of known claims and an estimate of future claims that will be awarded to current and former employees. The projections for the year ended December 31, 2004 were based on a 6.4% per annum discount rate and a 3.5% estimate for the annual rate of inflation. The projections for the year ended December 31, 2003 were based on a 7.0% per annum discount rate and a 3.5% estimate for the annual rate of inflation. Traumatic injury workers' compensation obligations are estimated from both case reserves and actuarial determinations of historical trends, discounted at 6.4% and 7.0% for the years ended December 31, 2004 and 2003, respectively. The liability for occupational disease claims was based on a discount rate of 6.1% and 6.4% at December 31, 2004 and 2003, respectively.

  FEDERAL BLACK LUNG EXCISE TAX REFUND CLAIMS

      In addition to the obligations discussed above, certain subsidiaries of the Company are required to pay black lung excise taxes to the Federal Black Lung Trust Fund (the "Trust Fund"). The Trust Fund pays occupational disease benefits to entitled former miners who worked prior to July 1, 1973. Excise taxes are based on the selling price of coal, up to a maximum per-ton amount.

      The Company recorded expense reductions of $6.8 million for the year ended December 31, 2002 related to excise tax refund claims filed with the Internal Revenue Service. These refund claims, covering the period from 1991-1999, were based on federal court actions that determined that excise taxes paid on export sales of coal are unconstitutional.

      During the years ended December 31, 2004 and 2003, the Company recorded interest income of $0.2 million and $0.9 million, respectively, related to excise tax refunds. During the year ended December 31, 2002, the Company received $26.8 million of excise tax refunds and recorded related interest income of $4.6 million. The Company had a receivable for excise tax refunds of $19.4 million and $24.4 million as of December 31, 2004 and 2003, respectively.

(16) PENSION AND SAVINGS PLANS

      One of the Company's subsidiaries, Peabody Holding Company, sponsors a defined benefit pension plan covering substantially all salaried U.S. employees and eligible hourly employees at certain Peabody Holding Company subsidiaries (the "Peabody Plan"). A Peabody Holding Company subsidiary also has a defined benefit pension plan covering eligible employees who are represented by the United Mine Workers of America under the Western Surface Agreement of 2000 (the "Western Plan"). Twentymile Coal Company ("Twentymile"), a subsidiary of the Company, sponsors two defined benefit pension plans, one which covers substantially all Twentymile hourly employees (the "Twentymile Hourly Plan") and one which covers substantially all Twentymile salaried employees (the "Twentymile Salaried Plan"). Peabody Holding Company and the Company's Gold Fields Mining Corporation ("Gold Fields") subsidiary sponsor separate unfunded supplemental retirement plans to provide senior management with benefits in excess of limits under the federal tax law and increased benefits to reflect a service adjustment factor.

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

     Net periodic pension costs included the following components:

                                                         YEAR ENDED DECEMBER 31,
                                               -------------------------------------------
                                                 2004             2003              2002
                                               --------         --------          --------
                                                          (Dollars in thousands)
Service cost for benefits earned               $ 12,275         $ 10,184          $  9,592
Interest cost on projected benefit obligation    43,658           41,794            39,919
Expected return on plan assets                  (49,813)         (44,462)          (45,512)
Other amortizations and deferrals                22,366           13,179               831
                                               --------         --------          --------
Net periodic pension costs                     $ 28,486         $ 20,695          $  4,830
                                               ========         ========          ========

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

      The following summarizes the change in benefit obligation, change in plan assets and funded status of the Company's plans:

                                                                                   DECEMBER 31,
                                                                              ----------------------
                                                                                 2004        2003
                                                                              ----------  ----------
                                                                              (Dollars in thousands)
Change in benefit obligation:
Benefit obligation at beginning of period                                     $ 681,300   $ 601,926
Service cost                                                                     12,275      10,184
Interest cost                                                                    43,658      41,794
Acquisitions                                                                     27,328           -
Benefits paid                                                                   (35,095)    (33,214)
Actuarial loss                                                                   29,817      60,610
                                                                              ---------   ---------
Benefit obligation at end of period                                             759,283     681,300
                                                                              ---------   ---------
Change in plan assets:
Fair value of plan assets at beginning of period                                527,914     456,622
Actual return on plan assets                                                     68,819      87,016
Acquisitions                                                                     18,680           -
Employer contributions                                                           62,082      17,490
Benefits paid                                                                   (35,095)    (33,214)
                                                                              ---------   ---------
Fair value of plan assets at end of period                                      642,400     527,914
                                                                              ---------   ---------
Funded status                                                                  (116,883)   (153,386)
Unrecognized actuarial loss                                                     140,175     151,432
Unrecognized prior service cost                                                   2,201       2,457
                                                                              ---------   ---------
Accrued pension asset                                                         $  25,493   $     503
                                                                              =========   =========
Amounts recognized in the consolidated balance sheets:
Accrued benefit liability                                                     $ (99,905)  $(135,635)
Intangible asset                                                                  4,067       4,742
Additional minimum pension liability, included in other comprehensive income    121,331     131,396
                                                                              ---------   ---------
Net amount recognized                                                         $  25,493   $     503
                                                                              =========   =========

      The accumulated benefit obligation for all pension plans was $740.9 million and $663.5 million as of December 31, 2004 and 2003, respectively. The projected benefit obligation and the accumulated benefit obligation exceeded plan assets for all plans as of December 31, 2004 and 2003. The following presents information applicable to pension plans with accumulated benefit obligations in excess of plan assets:

                                                                                  DECEMBER 31,
                                                                             ----------------------
                                                                               2004          2003
                                                                             --------      --------
                                                                             (Dollars in thousands)
Projected benefit obligation                                                 $759,283      $681,300
Accumulated benefit obligation                                                740,931       663,549
Fair value of plan assets                                                     642,400       527,914

      The provisions of SFAS No. 87 require the recognition of an additional minimum liability and related intangible asset to the extent that accumulated benefits exceed plan assets. As of December 31, 2004 and 2003, the Company has recorded $121.3 million and $131.4 million, respectively, to reflect the Company's minimum liability. The current portion of the Company's pension liability as reflected within "Accounts payable and accrued expenses" at December 31, 2004 and 2003 was $5.8 million and $14.1 million, respectively. The noncurrent portion of the Company's pension liability as reflected within "Other noncurrent liabilities" at December 31, 2004 and 2003 was $90.0 million and $116.8 million, respectively.

      The weighted-average assumptions used to determine the benefit obligations as of the end of each year were as follows:

                                                   YEAR ENDED DECEMBER 31,
                                            ------------------------------------
                                                   2004               2003
                                            -----------------  -----------------
Discount rate                                           6.10%              6.40%
Rate of compensation increase                           3.50%              3.75%
Measurement date                            December 31, 2004  December 31, 2003

      The weighted-average assumptions used to determine net periodic benefit cost were as follows:

                                                YEAR ENDED DECEMBER 31,
                                          ------------------------------------
                                                2004                2003
                                          -----------------  -----------------
Discount rate                                         6.40%              7.00%
Expected long-term return on plan assets              8.75%              8.75%
Rate of compensation increase                         3.75%              3.75%
Measurement date                          December 31, 2003  December 31, 2002

      The expected rate of return on plan assets is determined by taking into consideration expected long-term returns associated with each major asset class (net of inflation) based on long-term historic ranges, inflation assumptions, and the expected net value from active management of the assets based on actual results.

PLAN ASSETS

      Assets of the Peabody Plan, the Western Plan, the Twentymile Hourly Plan and the Twentymile Salaried Plan are commingled in the Peabody Holding Company Master Trust (the "Master Trust") and are invested in accordance with investment guidelines that have been established by the Company's Retirement Committee (the "Retirement Committee") after consultation with outside investment advisors and actuaries.

      As of the year ended December 31, 2004, Master Trust assets totaled $642.4 million and were invested in the following major asset categories:

                        BALANCE AS OF        PERCENTAGE
                         DECEMBER 31,   ALLOCATION OF TOTAL
                            2004               ASSETS          TARGET ALLOCATION
                        -------------   -------------------    -----------------
                                       (Dollars in thousands)
Equity securities         $339,287              52.8%                50.0%
Fixed income               250,749              39.0%                40.0%
Real estate                 49,647               7.8%                10.0%
Cash fund                    2,717               0.4%                 0.0%
                          --------            ------               ------
Total                     $642,400            100.00%              100.00%
                          ========            ======               ======

      As of the year ended December 31, 2003, Master Trust assets totaled $527.9 million and were invested in the following major asset categories:

                     BALANCE AS OF       PERCENTAGE
                      DECEMBER 31,   ALLOCATION OF TOTAL
                         2003              ASSETS           TARGET ALLOCATION
                     -------------  ----------------------  -----------------
                                    (Dollars in thousands)
Equity securities      $279,145             52.9%                 50.0%
Fixed income            199,627             37.8%                 40.0%
Real estate              45,254              8.6%                 10.0%
Cash fund                 3,888              0.7%                  0.0%
                       --------            -----                 -----
Total                  $527,914            100.0%                100.0%
                       ========            =====                 =====

      The asset allocation targets have been set with the expectation that the plan's assets will fund the plan's expected liabilities with an appropriate level of risk. To determine the appropriate target asset allocations, the Retirement Committee considers the demographics of the plan participants, the funding status of the plan, the business and financial profile of the Company and other associated risk preferences. These allocation targets are reviewed by the Retirement Committee on a regular basis and revised as necessary. Periodically assets are rebalanced among major asset categories to maintain the allocations within a range of plus or minus 5% of the target allocation.

      Plan assets are either under active management by third-party investment advisors or in index funds, all selected and monitored by the Retirement Committee. The Retirement Committee has established specific investment guidelines for each major asset class including performance benchmarks, allowable and prohibited investment types and concentration limits. In general, the plan investment guidelines do not permit leveraging the Master Trust's assets. Equity investment guidelines do not permit entering into put or call options (except as deemed appropriate to manage currency risk), and futures contracts are permitted only to the extent necessary to equitize cash holdings.

CONTRIBUTIONS

      The Company expects to contribute $4.6 million to its funded pension plans and make $1.2 million in expected benefit payments attributable to its unfunded pension plans during 2005.

ESTIMATED FUTURE BENEFITS PAYMENTS

      The following benefit payments (net of retiree contributions), which reflect expected future service, as appropriate, are expected to be paid by the
Company:

                                                             PENSION BENEFITS
                                                          ----------------------
                                                          (Dollars in thousands)
2005                                                         $     37,922
2006                                                               39,320
2007                                                               40,958
2008                                                               43,024
2009                                                               44,947
Years 2010-2014                                                   270,546

MULTI-EMPLOYER PENSION PLANS

      Certain subsidiaries participate in multi-employer pension plans (the 1950 Plan and the 1974 Plan), which provide defined benefits to substantially all hourly coal production workers represented by the United Mine Workers of America other than those covered by the Western Plan. Benefits under the United Mine Workers of America plans are computed based on service with the subsidiaries or other signatory employers. There were no contributions to the multi-employer pension plans during the years ended December 31, 2004, 2003 or 2002.

DEFINED CONTRIBUTION PLANS

      The Company sponsors employee retirement accounts under seven 401(k) plans for eligible salaried U.S. employees. The Company matches voluntary contributions to each plan up to specified levels. A performance contribution feature allows for contributions based upon meeting specified Company performance targets. The expense for these plans was $10.2 million, $9.4 million and $8.1 million for the years ended December 31, 2004, 2003 and 2002, respectively.

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

      Net periodic postretirement benefits costs included the following components:

                                                                    YEAR ENDED DECEMBER 31,
                                                                -------------------------------
                                                                  2004       2003       2002
                                                                ---------  ---------  ---------
                                                                    (DOLLARS IN THOUSANDS)
Service cost for benefits earned                                $  4,430   $  4,670   $  4,219
Interest cost on accumulated postretirement benefit obligation    63,635     77,984     76,691
Amortization of prior service cost                               (13,230)   (15,787)   (14,698)
Amortization of actuarial losses                                   3,575     16,802      8,180
                                                                --------   --------   --------
Net periodic postretirement benefit costs                       $ 58,410   $ 83,669   $ 74,392
                                                                ========   ========   ========

      The following table sets forth the plans' combined funded status reconciled with the amounts shown in the consolidated balance sheets:

                                                             DECEMBER 31,
                                                      --------------------------
                                                          2004          2003
                                                      ------------  ------------
                                                        (DOLLARS IN THOUSANDS)
Change in benefit obligation:
Benefit obligation at beginning of period             $ 1,023,453   $ 1,253,187
Service cost                                                4,430         4,670
Interest cost                                              63,635        77,984
Participant contributions                                   1,360         1,231
Plan amendments                                             4,492       (10,561)
Plan amendments due to Medicare Reform Act                      -       (19,130)
Acquisitions                                               10,191             -
Benefits paid                                             (83,451)      (80,795)
Actuarial gain due to Medicare Reform Act                       -      (162,369)
Actuarial (gain) loss                                     210,075       (40,764)
                                                      -----------   -----------
Benefit obligation at end of period                     1,234,185     1,023,453
                                                      -----------   -----------
Change in plan assets:
Fair value of plan assets at beginning of period                -             -
Employer contributions                                     82,091        79,564
Participant contributions                                   1,360         1,231
Benefits paid                                             (83,451)      (80,795)
                                                      -----------   -----------
Fair value of plan assets at end of period                      -             -
                                                      -----------   -----------
Funded status                                          (1,234,185)   (1,023,453)
Unrecognized actuarial loss                               236,634        30,134
Unrecognized prior service cost                           (23,270)      (40,992)
                                                      -----------   -----------
Accrued postretirement benefit obligation              (1,020,821)   (1,034,311)
Less current portion                                       81,318        72,500
                                                      -----------   -----------
Noncurrent obligation                                 $  (939,503)  $  (961,811)
                                                      ===========   ===========

      The weighted-average assumptions used to determine the benefit obligations as of the end of each year were as follows:

                                                           YEAR ENDED DECEMBER 31,
                                                     ------------------------------------
                                                            2004                2003
                                                     -----------------  -----------------
Discount rate                                                    6.10%              6.40%
Rate of compensation increase                                    3.50%              3.75%
Measurement date                                     December 31, 2004  December 31, 2003

      The weighted-average assumptions used to determine net periodic benefit cost were as follows:

                                                            YEAR ENDED DECEMBER 31,
                                                     ------------------------------------
                                                           2004                2003
                                                     -----------------  -----------------
Discount rate                                                    6.40%              7.00%
Expected long-term return on plan assets                           N/A                N/A
Rate of compensation increase                                    3.75%              3.75%
Measurement date                                     December 31, 2003  December 31, 2002

      The following presents information about the assumed health care cost trend rate:

                                                                  YEAR ENDED DECEMBER 31,
                                                                  -----------------------
                                                                     2004        2003
                                                                  --------  -------------
Health care cost trend rate assumed for next year                    8.00%          7.00%
Rate to which the cost trend is assumed to decline (the ultimate
trend rate)                                                          4.75%          4.75%
Year that the rate reaches the ultimate trend rate                   2010           2009

      Assumed health care cost trend rates have a significant effect on the amounts reported for health care plans. A one-percentage-point change in the assumed health care cost trend would have the following effects:

                                                      ONE-PERCENTAGE-  ONE-PERCENTAGE-
                                                      POINT INCREASE    POINT DECREASE
                                                      ---------------  ---------------
                                                           (DOLLARS IN THOUSANDS)
Effect on total service and interest cost components      $   7,960      $  (5,462)
Effect on total postretirement benefit obligation         $ 138,793      $(116,488)

PLAN ASSETS

      The Company's postretirement benefit plans are unfunded.

CASH FLOWS

      The Company expects to pay $85.7 million in benefits attributable to its postretirement benefit plans during 2005.

   ESTIMATED FUTURE BENEFITS PAYMENTS

      The following benefit payments (net of retiree contributions), which reflect expected future service, as appropriate, are expected to be paid by the
Company:

                 (DOLLARS IN THOUSANDS)
                 ----------------------
2005               $      85,650
2006                      75,044
2007                      78,731
2008                      82,364
2009                      84,231
Years 2010-2014          460,893

   MEDICARE AND OTHER PLAN CHANGES

      On December 8, 2003 the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the "Act") was signed into law. The Company elected not to defer the effects of the Act as discussed in FASB Staff Position 106-1, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003." Additionally, the Company did not elect the Federal Subsidy provisions of the Act; rather the Company coordinated benefits with available Medicare coverage considered the primary payer, whether or not the beneficiary enrolled and paid the required premiums.

      The Company recognized a reduction in the benefit obligation on two distinct components. For plans that required amendment to incorporate the Act, the Company recognized a liability reduction of $19.1 million. This reduction was treated as a negative plan amendment and is being amortized to income over six years beginning December 15, 2003. For plans that did not require amendment, the Company recognized a liability reduction of $162.4 million. The reduction was treated as a change in the estimated cost to provide benefits to Medicare eligible beneficiaries constituting a component of the cumulative actuarial gain or loss subject to amortization in accordance with the Company's amortization method.

      In July 2001, the Company adopted changes to the prescription drug program. Effective January 1, 2002, an incentive mail order and comprehensive utilization management program was added to the prescription drug program. The effect of the change on the retiree health care liability was $38.4 million. The Company began recognizing the effect of the plan amendment over three years beginning July 1, 2001. Net periodic postretirement benefit costs were reduced by $6.4 million for December 31, 2004, and $12.8 million for each of the years ended December 31, 2003 and 2002, for this change.

      In January 1999, the Company adopted reductions to the salaried employee medical coverage levels for employees retiring before January 1, 2003, which was changed to January 1, 2005, in 2002. For employees retiring on or after January 1, 2005, the current medical plan is replaced with a medical premium reimbursement plan. This plan change did not apply to Powder River or Lee Ranch salaried employees. The change in the retiree health care plan resulted in a $22.4 million reduction to the salaried retiree health care liability. The Company began recognizing the effect of the plan amendment over nine years beginning January 1, 1999. The effect was $2.5 million for each of the years ended December 31, 2004, 2003 and 2002.

      ACCOUNTING CHANGE

      Effective January 1, 2003, the Company changed its accounting method of amortizing actuarial gains and losses. Previously the Company employed a 5% corridor, 3-year amortization of actuarial gains and losses. Effective January 1, 2003, the Company changed to a 0% corridor, average remaining service period of active employees (8.43 years and 9.26 years at January 1, 2004 and 2003, respectively), which was deemed preferable. The Company recorded the cumulative effect of the change in accounting as a credit to income of $0.9 million (net of tax expense of $0.6 million), as discussed in Note 6.

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

      The Company has recorded an actuarially determined liability representing the amounts anticipated to be due to the Combined Fund. The noncurrent portion related to this obligation as reflected within "Other noncurrent liabilities" in the consolidated balance sheets as of December 31, 2004 and 2003, was $33.4 million and $44.8 million, respectively. The current portion related to this obligation reflected in "Accounts payable and accrued expenses" in the consolidated balance sheets as of December 31, 2004 and 2003, was $6.4 million and $6.7 million, respectively.

      Expense of $4.9 million was recognized for the year ended December 31, 2004. Expense consisted of interest discount of $3.8 million and amortization of actuarial loss of $1.1 million. Expense of $1.2 million was recognized for the year ended December 31, 2003. Expense consisted of interest discount of $3.4 million and amortization of actuarial gain of $2.2 million. Expense of $16.7 million was recognized for the year ended December 31, 2002, which included a charge of $17.2 million related to an adverse U.S. Supreme Court ruling regarding health care beneficiaries previously assigned to the Company by the Social Security Administration. The ruling overturned a U.S. Court of Appeals decision in June 2001 that the Social Security Administration had improperly assigned the beneficiaries to the Company.

      The Company made contributions of $16.6 million, $16.2 million and $7.2 million to the Combined Fund for the years ended December 31, 2004, 2003 and 2002, respectively.

      The Coal Act also established a multi-employer benefit plan ("1992 Plan") which will provide medical and death benefits to persons who are not eligible for the Combined Fund, who retired prior to October 1, 1994 and whose employer and any affiliates are no longer in business. A prior labor agreement established the 1993 United Mine Workers of America Benefit Trust ("1993 Plan") to provide health benefits for retired miners not covered by the Coal Act. The 1992 Plan and the 1993 Plan qualify under SFAS No. 106 as multi-employer benefit plans, which allows the Company to recognize expense as contributions are made. The expense related to these funds was $4.4 million, $5.3 million and $4.1 million for the years ended December 31, 2004, 2003 and 2002, respectively.

      Pursuant to the provisions of the Coal Act and the 1992 Plan, the Company is required to provide security in an amount equal to three times the annual cost of providing health care benefits for all individuals receiving benefits from the 1992 Plan who are attributable to the Company, plus all individuals receiving benefits from an individual employer plan maintained by the Company who are entitled to receive such benefits. In accordance with the Coal Act and the 1992 Plan, the Company has outstanding letters of credit as of December 31, 2004 of $120.1 million to secure the Company's obligation.

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

PREFERRED STOCK AND SERIES COMMON STOCK

      In addition to the common stock, the Board of Directors is authorized to issue up to 10.0 million shares of preferred stock and up to 40.0 million shares of series common stock. The Board of Directors is authorized to determine the terms and rights of each series, including the number of authorized shares, whether dividends (if any) will be cumulative or non-cumulative and the dividend rate of the series, redemption or sinking fund provisions, conversion terms, prices and rates, and amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Board of Directors may also determine restrictions on the issuance of shares of the same series or of any other class or series, and the voting rights (if any) of the holders of the series. There were no outstanding shares of preferred stock or series common stock as of December 31, 2004.

PREFERRED SHARE PURCHASE RIGHTS PLAN

      In July 2002, the Board of Directors of the Company adopted a preferred share purchase rights plan (the "Rights Plan"). In connection with the Rights Plan, the Board of Directors of the Company declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $0.01 per share, of the Company. The Rights Plan expires in August 2012.

      The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors, except pursuant to any offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be redeemed by the Company at a redemption price of $0.001 per Right prior to the time that a person or group has acquired beneficial ownership of 15% or more of the common stock of the Company. In addition, the Board of Directors is authorized to reduce the 15% threshold to not less than 10%.

TREASURY STOCK

      During the years ended December 31, 2004 and 2003, the Company received 10,068 and 216,702 shares, respectively, of common stock as consideration for employees' exercise of stock options. The value of the common stock tendered by employees to exercise stock options was based upon the closing price on the dates of the respective transactions. The common stock tenders were in accordance with the provisions of the 1998 Stock Purchase and Option Plan, which was previously approved by the Company's Board of Directors.

EQUITY OFFERING

      On March 23, 2004, the Company completed an offering of 17,650,000 shares of the Company's common stock, priced at $22.50 per share. Net proceeds from the offering, after deducting underwriting discounts and commissions and other expenses, were $383.1 million, and were primarily used, as discussed in Note 5, to fund the acquisition of three coal operations from RAG Coal International AG.

      The following table summarizes common share activity from December 31, 2001 to December 31, 2004:

                                                                    SHARES
                                                                  OUTSTANDING
                                                                  ------------
DECEMBER 31, 2001                                                 104,020,492
  Stock options exercised                                             582,406
  Employee stock purchases                                            314,462
  Stock grants to non-employee directors                                3,816
  Shares repurchased and retired                                     (120,620)
                                                                  -----------
DECEMBER 31, 2002                                                 104,800,556
  Stock options exercised                                           4,527,540
  Employee stock purchases                                            152,134
  Stock grants to non-employee directors                                9,980
  Stock grant to executive                                             20,000
  Shares repurchased                                                 (216,702)
                                                                  -----------
DECEMBER 31, 2003                                                 109,293,508
  Stock options exercised                                           2,476,934
  Employee stock purchases                                            148,824
  Stock grants to non-employee directors                                8,756
  Equity offering                                                  17,650,000
  Shares repurchased                                                  (10,068)
                                                                  -----------
DECEMBER 31, 2004                                                 129,567,954
                                                                  ===========

SECONDARY OFFERINGS

      On March 23, 2004, concurrent with the primary equity offering described above, Lehman Brothers Merchant Banking Partners II L.P. and affiliates ("Merchant Banking Fund"), the Company's largest stockholder as of that date, sold 20,534,338 shares of the Company's common stock. The Company did not receive any proceeds from the sale of shares by Merchant Banking Fund. This offering completed Merchant Banking Fund's planned exit strategy and eliminated the remaining portion of their beneficial ownership of the Company.

      On August 4, 2003, Merchant Banking Fund sold 10,800,000 shares of common stock. Merchant Banking Fund received all net proceeds. The Company did not sell any shares through the offering. Merchant Banking Fund's beneficial ownership of the Company declined from 29% to 19%.

      On May 7, 2003, certain shareholders of the Company, including Merchant Banking Fund, sold 11,500,000 shares of common stock, including sales under an over-allotment option of 1,500,000 shares. The selling shareholders received all net proceeds. The Company did not sell any shares through the offering. Merchant Banking Fund sold, in the aggregate, 11,235,650 shares in the offering, and their beneficial ownership of the Company declined from 41% to 29%.

(19) EQUITY COMPENSATION PLANS

  LONG-TERM EQUITY INCENTIVE PLANS

      Effective May 6, 2004, shareholders approved and the Company adopted the "2004 Long-Term Equity Incentive Plan," making 7.0 million shares of the Company's common stock available for grant. The Board of Directors may provide such grants in the form of stock appreciation rights, restricted stock, performance awards, incentive stock options, nonqualified stock options and stock units. The Company made no awards under this plan for the year ended December 31, 2004.

      In connection with the initial public offering, the Company adopted the "Long-Term Equity Incentive Plan," making 5.0 million shares of the Company's common stock available for grant. The Board of Directors may provide such grants in the form of stock appreciation rights, restricted stock, performance awards, incentive stock options, nonqualified stock options and stock units. The Company granted 2.0 million and 1.4 million non-qualified options to purchase common stock during the years ended December 31, 2003 and 2002, respectively. These options generally vest over three years and expire 10 years after date of grant. The Company made no awards under this plan for the year ended December 31, 2004.

      Performance units granted by the Company vest over, and are payable in cash subject to the achievement of performance goals at the conclusion of, the three year measurement period. Three performance unit grants were outstanding during 2004. The payout related to the 2002 and 2003 grants is based on the Company's stock price performance compared to both an industry peer group and an S&P Index. The payout related to the 2004 grant (which will vest at the end of 2006) is based 50% on stock price performance compared to both an industry peer group and an S&P Index and 50% on a return on capital target. During the years ended December 31, 2004, 2003 and 2002, the Company granted 0.2 million performance units in each period. As a result of the Company's performance under the terms of these grants, the Company recognized compensation expense of $21.1 million, $3.3 million and $2.1 million in 2004, 2003 and 2002, respectively.

   STOCK PURCHASE AND OPTION PLAN

      Effective May 19, 1998, the Company adopted the "1998 Stock Purchase and Option Plan for Key Employees of P&L Coal Holdings Corporation," making 11.2 million shares of the Company's common stock available for grant. The Board of Directors provided such grants in the form of stock, non-qualified options and incentive stock options. The Company granted 1.1 million non-qualified options to purchase common stock during the year ended December 31, 2004. These options vest over three years and expire 10 years after date of grant.

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

      The Company recognized compensation cost related to grants of common stock to management and non-employee directors of $0.1 million during each of the years ended December 31, 2004, 2003, and 2002.

      A summary of outstanding option activity is as follows:

                            YEAR                                 YEAR                                YEAR
                            ENDED           WEIGHTED             ENDED           WEIGHTED            ENDED            WEIGHTED
                          DECEMBER           AVERAGE           DECEMBER          AVERAGE           DECEMBER           AVERAGE
                             31,            EXERCISE              31,            EXERCISE             31,             EXERCISE
                            2004             PRICE               2003             PRICE              2002              PRICE
                         -----------      ------------        -----------      ------------      ------------       ------------
Beginning balance         8,773,686       $      10.44        11,547,658       $       8.51        11,356,686       $       7.85
  Granted                 1,078,742              21.26         1,964,574              15.44         1,372,468              13.42
  Exercised              (2,476,934)             11.10        (4,527,540)              7.73          (582,406)              7.15
  Forfeited                (141,326)             12.06          (211,006)              9.66          (599,090)              8.57
                         ----------                           ----------                           ----------
Outstanding               7,234,168       $      11.80         8,773,686       $      10.44        11,547,658       $       8.51
                         ==========                           ==========                           ==========
Exercisable               2,063,478       $      11.85         3,326,128       $      10.49         5,798,392       $       7.59
                         ==========                           ==========                           ==========

      A summary of options outstanding and exercisable as of December 31, 2004 is as follows:

                             OPTIONS OUTSTANDING                 OPTIONS EXERCISABLE
                           ----------------------------------------------------------
                                         WEIGHTED
                                          AVERAGE     WEIGHTED               WEIGHTED
                                         REMAINING     AVERAGE                AVERAGE
                                        CONTRACTUAL   EXERCISE               EXERCISE
RANGE OF EXERCISE PRICES    NUMBER         LIFE        PRICE      NUMBER      PRICE
------------------------   ---------    -----------   --------   ---------   --------
          $ 7.15           3,738,136        4.0        $ 7.15      903,878    $ 7.15
$11.70 to $13.65             626,900        7.0         13.40      222,448     13.42
$13.66 to $15.60           1,349,108        7.5         14.43      516,056     14.16
$15.61 to $17.55             266,282        8.7         16.92      220,428     17.13
$17.56 to $19.50             202,000        8.8         19.50      200,668     19.50
$19.51 to $21.45             977,024        8.9         20.98            -         -
$21.46 to $30.50              74,718        9.4         24.54            -         -
                           ---------                             ---------
                           7,234,168                             2,063,478
                           =========                             =========

      The weighted average fair values of the Company's stock options and the assumptions used in applying the Black-Scholes option pricing model (for grants during the years ended December 31, 2004, 2003 and 2002) were as follows:

                                            DECEMBER 31,
                             ------------------------------------------
                                2004           2003           2002
                             ------------   ------------   ------------
Weighted average fair value  $    8.92       $    6.75      $    6.59
Risk-free interest rate            3.9%            3.6%           4.6%
Expected option life         5.9 years       6.6 years      7.0 years
Expected volatility                 40%             42%            49%
Dividend yield                     1.0%            1.4%           1.4%

   EMPLOYEE STOCK PURCHASE PLAN

      During 2001, the Company adopted an employee stock purchase plan. Total shares of common stock available for purchase under the plan were 3.0 million. Eligible full-time and part-time employees are able to contribute up to 15% of their base compensation into this plan, subject to a limit of $25,000 per year. Employees are able to purchase Company common stock at a 15% discount to the lower of the fair market value of the Company's common stock on the initial and ending dates of each offering period. Shares purchased under the plan were 0.1 million, 0.2 million and 0.3 million for the years ended December 31, 2004, 2003 and 2002, respectively.

(20) COMPREHENSIVE INCOME (LOSS)

      The after-tax components of accumulated other comprehensive income (loss) are as follows:

                                                                                                                   TOTAL
                                                                                        MINIMUM                 ACCUMULATED
                                                                    FOREIGN CURRENCY    PENSION                    OTHER
                                                                       TRANSLATION     LIABILITY    CASH FLOW  COMPREHENSIVE
(DOLLARS IN THOUSANDS)                                                 ADJUSTMENT      ADJUSTMENT    HEDGES        LOSS
                                                                    ----------------   ----------   ---------  -------------
December 31, 2001                                                      $      -        $ (30,345)    $     -     $ (30,345)
Current period change                                                        15          (47,297)          -       (47,282)
                                                                       --------        ---------     -------     ---------
December 31, 2002                                                            15          (77,642)          -       (77,627)
Net decrease in value of cash flow hedges                                     -                -      (3,694)       (3,694)
Reclassification from other comprehensive income to earnings                  -                -      (3,347)       (3,347)
Current period change                                                     3,138              (42)          -         3,096
                                                                       --------        ---------     -------     ---------
December 31, 2003                                                         3,153          (77,684)     (7,041)      (81,572)
Net increase in value of cash flow hedges                                     -                -      22,584        22,584
Reclassification from other comprehensive income to earnings                  -                -      (7,669)       (7,669)
Current period change                                                         -            6,039           -         6,039
                                                                       --------        ---------     -------     ---------
December 31, 2004                                                      $  3,153        $ (71,645)    $ 7,874     $ (60,618)
                                                                       ========        =========     =======     =========

(21) RELATED PARTY TRANSACTIONS

      Lehman Brothers Inc. ("Lehman Brothers") is an affiliate of Lehman Brothers Merchant Banking Partners II L.P. ("Merchant Banking Fund"). Prior to the March 2004 secondary offering described above, Merchant Banking Fund was the Company's largest shareholder.

      Lehman Brothers served as lead underwriter in connection with the Company's sale of limited partner interests in PVR in December 2004, March 2004 and December 2003, as discussed in Note 10 above. Lehman Brothers received customary fees, plus reimbursement of certain expenses, for those services.

      In March 2004, Morgan Stanley and Lehman Brothers served as joint managers in connection with the secondary equity offering discussed in Note 18 above. Lehman Brothers received from third parties customary underwriting discounts and commissions from the offering. The Company paid no fees to Lehman Brothers related to the secondary equity offerings. Merchant Banking Fund, the Company's largest stockholder as of that date, sold 20,534,338 shares in the offering, completing the Merchant Banking Fund's planned exit strategy to reduce its equity ownership in the Company to zero.

      Lehman Commercial Paper Inc. was a participant in the Company's Senior Secured Credit Facility, which was amended in October 2004. Lehman Commercial Paper Inc. received $0.02 million of the $2.3 million credit facility amendment fee.

      As discussed in Note 13 above, in March 2003, the Company refinanced a substantial portion of its indebtedness by entering into a new Senior Secured Credit Facility and issuing new Senior Notes. Based upon a competitive bidding process conducted by members of management and reviewed by members of the Company's Board of Directors not affiliated with Lehman Brothers, the Company appointed Wachovia Securities, Inc., Fleet Securities, Inc. and Lehman Brothers as lead arrangers for the Senior Secured Credit Facility, and Lehman Brothers and Morgan Stanley as joint book running managers for the Senior Notes. Lehman Brothers received total fees of $7.4 million for their services in connection with the refinancing; such fees were consistent with the fees paid to other parties to the transaction for their respective services.

      As discussed in Note 13 above, in May 2003, the Company entered into four $25.0 million fixed-to-floating interest rate swaps as a hedge of the changes in fair value of the 6.875% Senior Notes due 2013. Lehman Brothers was chosen as one of the swap counterparties as part of a competitive bidding process among eight financial institutions.

      In May 2003 and August 2003, Lehman Brothers served as the lead underwriter in connection with the secondary offerings discussed in Note 18 above, and fees for their services were paid by the selling shareholders and not by the Company. The Company paid incidental expenses customarily incurred by a registering company in connection with the secondary offerings. Lehman Brothers served as the lead underwriter in connection with a secondary public offering of Company common stock, which was completed in April 2002. Merchant Banking Fund also sold shares of Company common stock in that offering. The Company paid expenses customarily incurred by a registering company in connection with the secondary offering. Merchant Banking Fund sold, in the aggregate, 16,310,000 shares in the offering.

(22) GUARANTEES AND FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

      In the normal course of business, the Company is a party to guarantees and financial instruments with off-balance-sheet risk, such as bank letters of credit, performance or surety bonds and other guarantees and indemnities, which are not reflected in the accompanying consolidated balance sheets. Such financial instruments are valued based on the amount of exposure under the instrument and the likelihood of performance being required. In the Company's past experience, virtually no claims have been made against these financial instruments. Management does not expect any material losses to result from these guarantees or off-balance-sheet instruments.

   LETTERS OF CREDIT AND BONDING

      The Company has letters of credit, surety bonds and corporate guarantees (such as self bonds) in support of the Company's reclamation, lease, workers' compensation, retiree healthcare and other obligations as follows as of December 31, 2004:

                                                       Workers'       Retiree
                     Reclamation        Lease        Compensation    Healthcare
                     Obligations     Obligations     Obligations     Obligations        Other            Total
                     ------------    ------------    ------------    ------------    ------------    -------------
                                                         (dollars in thousands)
Self Bonding         $    653,254    $          -    $          -    $          -    $          -    $    653,254
Surety Bonds              294,505         134,301          91,744               -          27,558         548,108
Letters of Credit             358          25,140          72,869         120,089         130,743         349,199
                     ------------    ------------    ------------    ------------    ------------    ------------

                     $    948,117    $    159,441    $    164,613    $    120,089    $    158,301    $  1,550,561
                     ============    ============    ============    ============    ============    ============

      Other includes the letters of credit obligations described below and an additional $78.5 million in letters of credit and surety bonds related to collateral for surety companies, road maintenance, performance guarantees and other operations.

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

      The Company is party to an agreement with the Pension Benefit Guarantee Corporation, or the PBGC, and TXU Europe Limited, an affiliate of the Company's former parent corporation, under which the Company is required to make special contributions to two of the Company's defined benefit pension plans and to maintain a $37.0 million letter of credit in favor of the PBGC. If the Company or the PBGC gives notice of an intent to terminate one or more of the covered pension plans in which liabilities are not fully funded, or if the Company fails to maintain the letter of credit, the PBGC may draw down on the letter of credit and use the proceeds to satisfy liabilities under the Employee Retirement Income Security Act of 1974, as amended. The PBGC, however, is required to first apply amounts received from a $110.0 million guarantee in place from TXU Europe Limited in favor of the PBGC before it draws on the Company's letter of credit. On November 19, 2002 TXU Europe Limited was placed under the administration process in the United Kingdom (a process similar to bankruptcy proceedings in the United States). As a result of these proceedings, TXU Europe Limited may be liquidated or otherwise reorganized in such a way as to relieve it of its obligations under its guarantee.

   OTHER GUARANTEES

      The Company owns a 49.0% interest in a joint venture that operates an underground mine and preparation plant facility in West Virginia. The partners have severally agreed to guarantee the debt of the joint venture, which consists of an $18.8 million loan facility. Monthly principal payments on the loan facility of approximately $0.3 million are due through September 2010. Interest payments on the loan facility are due monthly and accrue at prime, or 5.25% as of December 31, 2004. The total amount of the joint venture's debt guaranteed by the Company was $9.2 million as of December 31, 2004.

      The Company has guaranteed the performance of Asset Management Group ("AMG") under a coal purchase contract with a third party, which has terms extending through December 31, 2006. Default occurs upon AMG's non-delivery of specified monthly tonnage. In the event of a default, the Company assumes AMG's position for the remaining term of the purchase contract. The guarantee arose from an agreement by which AMG mines under a royalty-based contract with the Company. As of December 31, 2004, the maximum potential future payments under this guarantee are approximately $16.0 million, based on current spot coal prices. As a matter of recourse in the event of a default, the Company has access to a minimal amount of cash held in escrow and the ability to trigger an assignment of the AMG assets to the Company. Based on these recourse options and the remote probability of non-performance by AMG due to their proven operating history, the Company has valued the liability associated with the guarantee at zero.

      As part of an arrangement through which the Company obtained an exclusive sales representation agreement with a coal mining company (the "Counterparty") that operates surface mining operations in Illinois, the Company issued a financial guarantee in May 2004 on behalf of the Counterparty. This guarantee facilitated the Counterparty's efforts to obtain reclamation bonding for the surface mine that will produce the coal to be purchased under the sales representation agreement. The total amount guaranteed by the Company was $1.1 million, and the fair value of the guarantee recognized as a liability was less than $0.1 million as of December 31, 2004. The Company's obligation under the guarantee is scheduled to expire by June 2007.

      The Company is the lessee under numerous equipment and property leases, as described in Note 10. It is common in such commercial lease transactions for the Company, as the lessee, to agree to indemnify the lessor for the value of the property or equipment leased, should the property be damaged or lost during the course of the Company's operations. The Company expects that losses with respect to leased property would be covered by insurance (subject to deductibles).

      The Company and certain of its subsidiaries have guaranteed other subsidiaries' performance under their various lease obligations. Aside from indemnification of the lessor for the value of the property leased, the Company's maximum potential obligations under its leases are equal to the respective future minimum lease payments as presented in Note 10 and the Company assumes that no amounts could be recovered from third parties.

      The Company has provided financial guarantees under certain long-term debt agreements entered into by its subsidiaries, and substantially all of the Company's subsidiaries provide financial guarantees under long-term debt agreements entered into by the Company. Descriptions of the Company's (and its subsidiaries') debt are included in Note 13, and supplemental guarantor/non-guarantor financial information is provided in Note 27. The maximum amounts payable under the Company's debt agreements are presented in
Note 13 and assume that no amounts could be recovered from third parties.

      In connection with the sale of Citizens Power, the Company has indemnified the buyer from certain losses resulting from specified power contracts and guarantees. The indemnity is described in detail in Note 24. A discussion of the Company's accounts receivable securitization is included in Note 4 to the consolidated financial statements.

(23) FAIR VALUE OF FINANCIAL INSTRUMENTS

      SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.

      The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments as of December 31, 2004 and 2003:

      - Cash and cash equivalents, accounts receivable and accounts payable and accrued expenses have carrying values which approximate fair value due to the short maturity or the financial nature of these instruments.

      - The fair value of the Company's coal trading assets and liabilities was determined as described in Note 3.

      - Long-term debt fair value estimates are based on estimated borrowing rates to discount the cash flows to their present value. The 5.0% Subordinated Note carrying amount is net of unamortized note discount.

      - The fair values of interest rate swap contracts, currency forward contracts and fuel hedge contracts were provided by the respective contract counterparties, and were based on benchmark transactions entered into on terms substantially similar to those entered into by the Company and the contract counterparties. Based on these estimates as of December 31, 2004, the Company would have paid $5.7 million upon liquidation of its interest rate swaps and would have received $18.2 million and $5.8 million, respectively, upon liquidation of its currency forwards and fuel hedges.

      - Other noncurrent liabilities include a deferred purchase obligation related to the prior purchase of a mine facility. The fair value estimate is based on the same assumption as long-term debt.

      The carrying amounts and estimated fair values of the Company's debt and deferred purchase obligation are summarized as follows:

                                   DECEMBER 31, 2004         DECEMBER 31, 2003
                                ------------------------  ------------------------
                                  CARRYING    ESTIMATED    CARRYING     ESTIMATED
(DOLLARS IN THOUSANDS)             AMOUNT     FAIR VALUE    AMOUNT     FAIR VALUE
----------------------------    -----------  -----------  -----------  -----------
Long-term debt                  $ 1,424,965  $ 1,447,235  $ 1,196,539  $ 1,248,388
Deferred purchase obligation          6,717        6,807       11,632       11,906

      See Note 2 for a discussion of the Company's derivative financial instruments.

(24) COMMITMENTS AND CONTINGENCIES

   ENVIRONMENTAL

      Superfund and similar state laws create liability for investigation and remediation in response to releases of hazardous substances in the environment and for damages to natural resources. Under that legislation and many state Superfund statutes, joint and several liability may be imposed on waste generators, site owners and operators and others regardless of fault.

      Environmental claims have been asserted against a subsidiary of the Company, Gold Fields Mining Corporation ("Gold Fields"), at 22 sites in the United States and remediation has been completed or substantially completed at four of those sites. Gold Fields is a dormant, non-coal producing entity that was previously managed and owned by Hanson PLC, a predecessor owner of the Company. In the February 1997 spin-off of its energy businesses, Hanson PLC combined Gold Fields with the Company. These sites are related to activities of Gold Fields or its former subsidiaries. Some of these claims are based on the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and on similar state statutes.

      The Company's policy is to accrue environmental cleanup-related costs of a noncapital nature when those costs are believed to be probable and can be reasonably estimated. The quantification of environmental exposures requires an assessment of many factors, including changing laws and regulations, advancements in environmental technologies, the quality of information available related to specific sites, the assessment stage of each site investigation, preliminary findings and the length of time involved in remediation or settlement. For certain sites, the Company also assesses the financial capability of other potentially responsible parties and, where allegations are based on tentative findings, the reasonableness of the Company's apportionment. The Company has not anticipated any recoveries from insurance carriers or other potentially responsible third parties in the estimation of liabilities recorded on its consolidated balance sheets. Undiscounted liabilities for environmental cleanup-related costs totaled $40.5 million as of December 31, 2004 and $38.9 million at December 31, 2003, $15.1 million and $6.9 million of which was a current liability, respectively. These amounts represent those costs that the Company believes are probable and reasonably estimable. Significant uncertainty exists as to whether claims will be pursued against Gold Fields in all cases, and where they are pursued, the amount of the eventual costs and liabilities, which could be greater or less than this provision. The Company anticipates that all significant remaining environmental remediation costs discussed above will be paid by the end of 2009.

      Although waste substances generated by coal mining and processing are generally not regarded as hazardous substances for the purposes of Superfund and similar legislation, some products used by coal companies in operations, such as chemicals, and the disposal of these products are governed by the statute. Thus, coal mines currently or previously owned or operated by us, and sites to which we have sent waste materials, may be subject to liability under Superfund and similar state laws.

   NAVAJO NATION

On June 18, 1999, the Navajo Nation served the Company's subsidiaries, Peabody Holding Company, Inc., Peabody Coal Company and Peabody Western Coal Company ("Peabody Western"), with a complaint that had been filed in the U.S. District Court for the District of Columbia. The Navajo Nation has alleged 16 claims, including Civil Racketeer Influenced and Corrupt Organizations Act, or RICO, violations and fraud and tortious interference with contractual relationships. The complaint alleges that the defendants jointly participated in unlawful activity to obtain favorable coal lease amendments. Plaintiff also alleges that defendants interfered with the fiduciary relationship between the United States and the Navajo Nation. The plaintiff is seeking various remedies including actual damages of at least $600 million, which could be trebled under the RICO counts, punitive damages of at least $1 billion, a determination that Peabody Western's two coal leases for the Kayenta and Black Mesa mines have terminated due to Peabody Western's breach of these leases and a reformation of the two coal leases to adjust the royalty rate to 20%. On March 15, 2001, the court allowed the Hopi Tribe to intervene in this lawsuit. The Hopi Tribe has asserted seven claims including fraud and is seeking various remedies including unspecified actual damages, punitive damages and reformation of its coal lease.

      On March 4, 2003, the U.S. Supreme Court issued a ruling in a companion lawsuit involving the Navajo Nation and the United States. The Court rejected the Navajo Nation's allegation that the United States breached its trust responsibilities to the Tribe in approving the coal lease amendments and was liable for money damages.

      On February 9, 2005, the U.S. District Court for the District of Columbia granted a consent motion to stay the litigation until further order of the Court. Peabody Western, the Navajo Nation, the Hopi Tribe and the customers purchasing coal from the Black Mesa and Kayenta mines are in mediation with respect to this litigation and other business issues.

      The outcome of litigation is subject to numerous uncertainties. Based on the Company's evaluation of the issues and their potential impact, the amount of any potential loss cannot be estimated. However, the Company believes this matter will be resolved without a material adverse effect on the Company's financial condition, results of operations or cash flows.

   SOUTHERN CALIFORNIA EDISON COMPANY -- MOHAVE GENERATING STATION

      In response to a demand for arbitration by one of the Company's subsidiaries, Peabody Western, Southern California Edison Company and the other owners of the Mohave Generating Station filed a lawsuit on June 20, 1996 in the Superior Court of Maricopa County, Arizona. The lawsuit sought a declaratory judgment that mine decommissioning costs and retiree health care costs are not recoverable by Peabody Western under the terms of a coal supply agreement dated May 26, 1976.

      By order filed July 2, 2001, the court granted Peabody Western's motion for summary judgment on liability with respect to retiree healthcare costs. Southern California Edison filed a motion for reconsideration, which was denied by the court on October 16, 2001. Peabody Western reached a mediated settlement with the owners of the Mohave Generating Station, which resulted in the recognition of $15.1 million in pre-tax earnings during the year ended December 31, 2002. The settlement provided for customer reimbursement of mine decommissioning and certain other post-mining expenditures.

   SALT RIVER PROJECT AGRICULTURAL IMPROVEMENT AND POWER DISTRICT -- NAVAJO GENERATING STATION

      In May 1997, Salt River Project Agricultural Improvement and Power District, or "Salt River", acting for all owners of the Navajo Generating Station, exercised their contractual option to review certain cumulative cost changes during a five-year period from 1992 to 1996. In July 1999, Salt River notified Peabody Western that it believed the owners were entitled to a price decrease of $1.92 per ton as a result of the review. Salt River also claimed entitlement to a retroactive price adjustment to January 1997 and that an overbilling of $50.5 million had occurred during the same five-year period. In October 1999, Peabody Western notified Salt River that it believed it was entitled to a $2.00 per ton price increase as a result of the review. The parties were unable to settle the dispute and Peabody Western filed a demand for arbitration in September 2000.

      On July 20, 2002, Peabody Western received a favorable decision from the arbitrators. The decision increased the price of coal by approximately $0.50 per ton from 1997 through 2001 and thereafter. As a result of the decision, the Company received pre-tax earnings of approximately $22 million during the year ended December 31, 2002.

   SALT RIVER PROJECT AGRICULTURAL IMPROVEMENT AND POWER DISTRICT -- MINE CLOSING AND RETIREE HEALTH CARE

      Salt River Project and the other owners of the Navajo Generating Station filed a lawsuit on September 27, 1996 in the Superior Court of Maricopa County in Arizona seeking a declaratory judgment that certain costs relating to final reclamation, environmental monitoring work and mine decommissioning and costs primarily relating to retiree health care benefits are not recoverable by our subsidiary, Peabody Western Coal Company, under the terms of a coal supply agreement dated February 18, 1977. The contract expires in 2011.

      Peabody Western filed a motion to compel arbitration of these claims, which was granted in part by the trial court. Specifically, the trial court ruled that the mine decommissioning costs were subject to arbitration but that the retiree health care costs were not subject to arbitration. This ruling was subsequently upheld on appeal. As a result, Peabody Western, Salt River Project and the other owners of the Navajo Generating Station will arbitrate the mine decommissioning costs issue and will litigate the retiree health care costs issue. The Company has recorded a receivable for mine decommissioning costs of $68.6 million and $63.6 million included in Investments and Other Assets at December 31, 2004 and 2003, respectively.

      The outcome of litigation is subject to numerous uncertainties. Based on the Company's evaluation of the issues and their potential impact, the amount of any potential loss cannot be estimated. However, the Company believes this matter will be resolved without a material adverse effect on the Company's financial condition, results of operations or cash flows.

   CALIFORNIA PUBLIC UTILITIES COMMISSION PROCEEDINGS REGARDING THE FUTURE OF THE MOHAVE GENERATING STATION

      Peabody Western has a long-term coal supply agreement with the owners of the Mohave Generating Station that expires on December 31, 2005. Southern California Edison (the majority owner and operator of the plant) is involved in a California Public Utilities Commission proceeding related to the operation of the Mohave plant beyond 2005 or a temporary or permanent shutdown of the plant. In filings with the California Public Utilities Commission, the operator affirmed that the Mohave plant was not forecast to return to service as a coal-fueled resource until mid-2009 at the earliest if the plant is shutdown at December 31, 2005. On December 2, 2004, the California Public Utilities Commission issued an opinion authorizing Southern California Edison to make necessary expenditures at the Mohave plant to preserve the "Mohave-open" option while Southern California Edison continues to seek resolution of the water and coal issues. There is a dispute with the Hopi Tribe regarding the use of groundwater in the transportation of the coal by pipeline from Peabody Western's Black Mesa Mine to the Mohave plant. As a part of the alternate dispute resolution referenced in the Navajo Nation litigation, Peabody Western has been participating in mediation with the owners of the Mohave Generating Station and the Navajo Generating Station, and the two tribes to resolve the complex issues surrounding the groundwater dispute and other disputes involving the two generating stations. Resolution of these issues is critical to the continuation of the operation of the Mohave Generating Station and the renewal of the coal supply agreement after December 31, 2005. There is no assurance that the issues critical to the continued operation of the Mohave plant will be resolved. If these issues are not resolved in a timely manner, the operation of the Mohave plant will cease or be suspended on December 31, 2005. Absent a satisfactory alternate dispute resolution, it is unlikely that the coal supply agreement for the Mohave plant will be renewed in time to avoid a shutdown of the mine in 2006. The Mohave plant is the sole customer of the Black Mesa Mine, which sold
4.7 million tons in 2004. In 2004, the mine generated $25.2 million of Adjusted EBITDA (reconciled to its most comparable GAAP measure in Note 26 to the financial statements), which represents 4.5% of the Company's total of $559.2 million.

   WEST VIRGINIA FLOODING LITIGATION

      Three of our subsidiaries have been named in five separate complaints filed in Boone, Kanawha and Wyoming Counties, West Virginia. These cases collectively include 622 plaintiffs who are seeking damages for property damage and personal injuries arising out of flooding that occurred in southern West Virginia in July of 2001. The plaintiffs have sued coal, timber, railroad and land companies under the theory that mining, construction of haul roads and removal of timber caused natural surface waters to be diverted in an unnatural way, thereby causing damage to the plaintiffs. The West Virginia Supreme Court has ruled that these four cases, along with over 10 additional flood damage cases not involving our subsidiaries, be handled pursuant to the Court's Mass Litigation rules. All discovery has been stayed. On December 9, 2004, the West Virginia Supreme Court answered questions that were certified to it by the Mass Litigation Panel. The Panel will, among other things, determine whether the individual cases should be consolidated or returned to their original circuit courts.

      While the outcome of litigation is subject to uncertainties, based on our preliminary evaluation of the issues and the potential impact on us, we believe this matter will be resolved without a material adverse effect on our financial condition, results of operations or cash flows.

   CITIZENS POWER

      In connection with the August 2000 sale of the Company's former subsidiary, Citizens Power LLC (Citizens Power), the Company has indemnified the buyer, Edison Mission Energy, from certain losses resulting from specified power contracts and guarantees. Other than those discussed below, there are no known issues with any of the specified power contracts and guarantees.

      During the period that Citizens Power was owned by the Company, Citizens Power guaranteed the obligations of two affiliates to make payments to third parties for power delivered under fixed-priced power sales agreements with terms that extend through 2008. Edison Mission Energy has stated and the Company believes there will be sufficient cash flow to pay the power suppliers, assuming timely payment by the power purchasers. To our knowledge, the power purchasers have made timely payments to the Citizens Power affiliates and Edison Mission Energy has not made a claim against the Company under the indemnity.

      In 1997, a Citizens Power subsidiary, now called Edison Mission Marketing & Trading ("EMMT"), entered into a power purchase agreement with CL Power Sales Eight LLC ("CL8") to sell power in connection with a restructured power supply agreement that runs through 2016. In 1999, the Citizens Power subsidiary entered into a power purchase agreement with NRG Power Marketing Inc. ("NRG Power Marketing") for the same term, for resale to CL8. NRG Power Marketing subsequently filed a Chapter 11 bankruptcy petition and on August 6, 2003, NRG Power Marketing obtained bankruptcy court approval to reject the power purchase agreement. The NRG Power Marketing power purchase agreement was one of the contracts covered by the indemnity. EMMT reached an agreement with NRG Power Marketing to settle the claims for the benefit of the members of CL8, because CL8 had a contractual right to the claim. On May 27, 2004, CL8 entered into a settlement agreement with EMMT which terminated the EMMT power purchase agreement. CL8 also entered into new restructured agreements with the lenders and other parties. On the same date, the Company entered into a settlement agreement with Edison Mission Energy and EMMT in which the Company paid $3 million to settle claims related to the NRG Power Marketing power purchase agreement and EMMT's termination of its power purchase agreement. The Company incurred total costs in 2004 related to the NRG Power Marketing power purchase agreement (and related settlement) of $2.8 million, net of a tax benefit of $1.9 million. These amounts are classified within discontinued operations in the statement of operations.

      The Company believes that it does not have any further exposure under the NRG or EMMT power purchase agreements related to CL8. The Company also believes that it does not currently have any exposure under any other contracts currently covered by the indemnity.

   OKLAHOMA LEAD LITIGATION

      Gold Fields was named in June 2003 as a defendant, along with five other companies, in a class action lawsuit filed in the U.S. District Court for the Northern District of Oklahoma. The plaintiffs have asserted nuisance and trespass claims predicated on allegations of intentional lead exposure by the defendants, including Gold Fields, and are seeking compensatory damages for diminution of property value, punitive damages and the implementation of medical monitoring and relocation programs for the affected individuals. A predecessor of Gold Fields formerly operated two lead mills near Picher, Oklahoma prior to the 1950's. The plaintiff classes include all persons who have resided or owned property in the towns of Cardin and Picher within a specified time period. Gold Fields has agreed to indemnify one of the other defendants, which is a former subsidiary of Gold Fields. Gold Fields is also a defendant, along with other companies, in five individual lawsuits arising out of the same lead mill operations involved in the class action. Plaintiffs in these actions are seeking compensatory and punitive damages for alleged personal injuries from lead exposure. In December 2003, the Quapaw Indian tribe and certain Quapaw owners of interests in land filed a class action lawsuit against Gold Fields and five other companies in U.S. District Court for the Northern District of Oklahoma. The plaintiffs are seeking compensatory and punitive damages based on public and private nuisance, trespass, unjust enrichment, Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), Resource Conservation and Recovery Act ("RCRA"), strict liability and deceit claims. Gold Fields has denied liability to the plaintiffs, has filed counterclaims against the plaintiffs seeking indemnification and contribution and has filed a third-party complaint against the United States, owners of interests in chat and real property in the Picher area. The Quapaw tribe also filed a notice of intent to sue Gold Fields and the other mining companies under CERCLA regarding alleged damages to natural resources held in trust by the Tribe and RCRA for an alleged abatement of an imminent and substantial endangerment to health and the environment.

      In February 2004, the town of Quapaw filed a class action lawsuit against Gold Fields and other mining companies asserting claims similar to those asserted by the towns of Picher and Cardin as well as natural resource damage claims. In July 2004, two lawsuits were filed, one in the U.S. District Court for the Northern District of Oklahoma and one in Ottawa County, Oklahoma (subsequently removed to the U.S. District Court for the Northern District of Oklahoma), against Gold Fields and three other companies in which 48 individuals are seeking compensatory and punitive damages and injunctive relief from alleged personal injuries resulting from lead exposure. The allegations relate to the same two lead mills located near Picher, Oklahoma. The trials for a few of the individual plaintiffs have been set for November 2005.

      The outcome of litigation is subject to numerous uncertainties. Based on the Company's evaluation of the issues and their potential impact, the amount of any potential loss cannot be estimated. However, the Company believes this matter will be resolved without a material adverse effect on the Company's financial condition, results of operations or cash flows.

  OTHER

      In addition, the Company at times becomes a party to other claims, lawsuits, arbitration proceedings and administrative procedures in the ordinary course of business. Management believes that the ultimate resolution of pending or threatened proceedings will not have a material effect on the financial position, results of operations or liquidity of the Company.

      Accounts receivable in the consolidated balance sheet as of December 31, 2004 includes $18.1 million of receivables billed between 2001 and 2004 that have been disputed by two customers who have withheld payment. The Company believes these billings were made properly under the coal supply agreement with each customer. The Company is in arbitration and litigation with these customers to resolve this issue and believes the receivables to be fully collectible under the terms of each agreement.

      At December 31, 2004, purchase commitments for capital expenditures were approximately $147.5 million. Commitments for expenditures to be made under coal leases are reflected in Note 10.

(25) SUMMARY QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

      A summary of the unaudited quarterly results of operations for the years ended December 31, 2004 and 2003, is presented below. Peabody Energy common stock is listed on the New York Stock Exchange under the symbol "BTU."

                                                                              Year Ended December 31, 2004
                                                              ----------------------------------------------------------------
                                                                  First             Second           Third          Fourth
(Dollars in thousands except per share and stock price data)     Quarter            Quarter         Quarter         Quarter
------------------------------------------------------------  -------------      -------------   --------------  -------------
Revenues                                                      $     772,293      $     916,771   $      918,989  $   1,023,529
Operating profit                                                     36,935             48,886           73,902         86,975
Income before accounting changes                                     22,580             41,481           43,437         67,889
Net income                                                           22,580             41,481           43,437         67,889
Basic earnings per share before accounting changes            $        0.20      $        0.32   $         0.34  $        0.53
Diluted earnings per share before accounting changes          $        0.20      $        0.32   $         0.33  $        0.51
Weighted average shares used in calculating basic
   earnings per share                                           111,576,252        127,927,900      128,557,174    129,303,852
Weighted average shares used in calculating diluted
   earnings per share                                           114,309,698        130,876,522      131,558,064    132,451,806
Stock price -- high and low prices                            $25.30-$18.21      $28.01-$20.88   $ 30.22-$25.37  $43.40-$27.01
Dividends per share                                           $      0.0625      $      0.0625   $       0.0625  $       0.075

      Operating profit for the first quarter and fourth quarter of 2004 included the $9.9 million and $5.9 million, respectively, gain on the sale of PVR common units as discussed in Note 10. Operating profit for the third quarter and fourth quarter of 2004 included $9.5 million and $11.5 million, respectively, in business interruption insurance recoveries. Operating profit for the second quarter and fourth quarter of 2004 included charges related to long-term compensation plans of $6.6 million and $10.5 million, respectively. Income before accounting changes for the second quarter and the fourth quarter of 2004 included a reduction in the valuation allowance on NOL carryforwards of $10.0 million and $18.0 million, respectively. Income before accounting changes for the fourth quarter of 2004 included the loss on disposal of discontinued operations, net of taxes, of $2.8 million. The results of operations from the RAG Coal International AG acquisitions were included in the Company's consolidated results of operations from the effective date of the acquisitions, April 15, 2004.

                                                                                  Year Ended December 31, 2003
                                                                ---------------------------------------------------------------
                                                                    First            Second           Third          Fourth
(Dollars in thousands except per share and stock price data)       Quarter          Quarter          Quarter        Quarter
------------------------------------------------------------    -------------    -------------    -------------   -------------
Revenues                                                        $     680,226    $     691,412    $     699,925   $     743,733
Operating profit                                                       34,531           30,292           35,589          44,374
Income (loss) before accounting changes                                  (937)          (1,304)          21,518          22,215
Net income (loss)                                                     (11,081)          (1,304)          21,518          22,215
Basic earnings (loss) per share before accounting
 changes                                                        $       (0.01)   $       (0.01)   $        0.20   $        0.20
Diluted earnings (loss) per share before accounting
 changes                                                        $       (0.01)   $       (0.01)   $        0.19   $        0.20
Weighted average shares used in calculating basic
 earnings per share                                               104,828,082      105,503,998      108,005,318     108,881,194
Weighted average shares used in calculating diluted
 earnings per share                                               104,828,082      105,503,998      110,451,758     111,370,376
Stock price -- high and low prices                              $14.80-$12.26    $17.56-$13.36    $16.82-$14.31   $21.50-$15.68
Dividends per share                                             $        0.05    $        0.05    $      0.0625   $      0.0625

      Income (loss) before accounting changes for the first quarter and second quarter of 2003 included $21.2 million and $32.3 million, respectively, of early debt extinguishment costs (see Note 13) partially offset by gains on property sales of $7.7 million and $11.7 million during the first and second quarters, respectively. Net income for the first quarter of 2003 included the cumulative effect of accounting changes, net of taxes, of $10.1 million as discussed in
Note 6. Net income (loss) before accounting changes for the second quarter of 2003 included a $10.0 million adjustment to the Company's tax reserves. Operating profit for the fourth quarter of 2003 included the $7.6 million gain on the sale of PVR common units as discussed in Note 10.

      The quarterly revenues reported for the years ended December 31, 2004 and 2003 differ from the amounts previously reported in the 2004 and 2003 Form 10-Q's. The differences between the amounts presented above and the amounts in the Form 10-Q's result from the reclassification of income from equity affiliates from "Other revenues" to "Income (loss) from equity affiliates" and the reclassification of the gain on the sale of PVR common units from "Other revenues" to "Net gain on disposal of assets." The quarterly basic and diluted earnings per share and weighted average shares, the low and high stock price, and the dividends per share differ from the previously reported amounts in the Form 10-Q's. The amounts above reflect a two-for-one stock split as described in
Note 28.

(26)  SEGMENT INFORMATION

      The Company reports its operations primarily through the following reportable operating segments: "Western U.S. Mining," "Eastern U.S. Mining," "Australian Mining" and "Trading and Brokerage." The principal business of the Western U.S. Mining, Eastern U.S. Mining and Australian Mining segments is mining, preparation and sale of steam coal, sold primarily to electric utilities, and metallurgical coal, sold to steel and coke producers. Western U.S. Mining operations are characterized by predominantly surface mining extraction processes, lower sulfur content and Btu of coal, and longer shipping distances from the mine to the customer. Conversely, Eastern U.S. Mining operations are characterized by predominantly underground mining extraction processes, higher sulfur content and Btu of coal, and shorter shipping distances from the mine to the customer. Geologically, Western operations mine primarily subbituminous and Eastern operations mine bituminous coal deposits. Australian Mining operations are characterized by both surface and underground extraction processes, mining low sulfur, high Btu coal sold to an international customer base. The Trading and Brokerage segment's principal business is the marketing, brokerage and trading of coal. "Corporate and Other" includes selling and administrative expenses, net gains on property disposals, costs associated with past mining obligations and revenues and expenses related to the Company's other commercial activities such as coalbed methane, generation development and resource management.

      For the year ended December 31, 2004, 90% of the Company's sales were to U.S. electricity generators, 3% were to the U.S. industrial sector, and 7% were to customers outside the United States.

      Operating segment results for the year ended December 31, 2004 were as follows:

                              WESTERN       EASTERN     AUSTRALIAN    TRADING AND    CORPORATE
(DOLLARS IN THOUSANDS)      U.S. MINING   U.S. MINING     MINING       BROKERAGE     AND OTHER     CONSOLIDATED
----------------------      -----------   -----------   -----------   -----------   -----------    ------------
Revenues                    $ 1,393,617   $ 1,501,352   $   270,926   $   462,820   $     2,867    $ 3,631,582
Adjusted EBITDA(1)              402,131       280,357        50,372        41,039      (214,655)       559,244
Total assets                  2,487,510     1,311,890       343,155       118,800     1,917,237      6,178,592
Capital expenditures            167,194        66,418        19,665            23        13,297        266,597
Income from
 equity affiliates                   21        12,334             -             -         3,712         16,067

      Operating segment results for the year ended December 31, 2003 were as follows:

                               WESTERN       EASTERN     AUSTRALIAN    TRADING AND    CORPORATE
(DOLLARS IN THOUSANDS)       U.S. MINING   U.S. MINING     MINING       BROKERAGE     AND OTHER     CONSOLIDATED
----------------------       -----------   -----------   -----------   -----------   -----------    ------------
Revenues                     $ 1,221,991   $ 1,198,531   $    29,435   $   351,929   $    13,410    $ 2,815,296
Adjusted EBITDA(1)               357,021       198,964         2,225        45,828      (193,760)       410,278
Total assets                   2,147,831     1,322,656        34,180       119,161     1,656,437      5,280,265
Capital expenditures              31,667       111,815         1,393         1,943         9,625        156,443
Income from
 equity affiliates                    36         1,985             -             -         4,514          6,535

      Operating segment results for the year ended December 31, 2002 were as follows:

                               WESTERN       EASTERN     AUSTRALIAN    TRADING AND    CORPORATE
(DOLLARS IN THOUSANDS)       U.S. MINING   U.S. MINING     MINING       BROKERAGE     AND OTHER     CONSOLIDATED
----------------------       -----------   -----------   -----------   -----------   -----------    ------------
Revenues                     $ 1,219,337   $ 1,266,412   $     9,933   $   206,387   $    17,569    $ 2,719,638
Adjusted EBITDA(1)               356,392       219,940         3,007        36,984      (210,222)       406,101
Capital expenditures              63,753       128,494           189         3,413        12,713        208,562
Loss from
 equity affiliates                  (367)       (2,173)            -             -             -         (2,540)

      Reconciliation of adjusted EBITDA to consolidated income (loss) before income taxes follows:

                                        YEAR ENDED        YEAR ENDED         YEAR ENDED
(DOLLARS IN THOUSANDS)              DECEMBER 31, 2004  DECEMBER 31, 2003  DECEMBER 31, 2002
----------------------              -----------------  -----------------  -----------------
Total adjusted EBITDA(1)                $ 559,244          $ 410,278          $ 406,101
Depreciation, depletion
  and amortization                        270,159            234,336            232,413
Asset retirement
  obligation expense                       42,387             31,156                  -
Interest expense                           96,793             98,540            102,458
Early debt extinguishment costs             1,751             53,513                  -
Interest income                            (4,917)            (4,086)            (7,574)
Minority interests                          1,282              3,035             13,292
                                        ---------          ---------          ---------
Income (loss) before income taxes       $ 151,789          $  (6,216)         $  65,512
                                        =========          =========          =========

----------
(1) Adjusted EBITDA is defined as income from continuing operations before deducting early debt extinguishment costs, net interest expense, income taxes, minority interests, asset retirement obligation expense and depreciation, depletion and amortization.

================================================================================

(27)  SUPPLEMENTAL GUARANTOR/NON-GUARANTOR FINANCIAL INFORMATION

      In accordance with the indentures governing the 6.875% Senior Notes due 2013 and the 5.875% Senior Notes due 2016, certain wholly-owned U.S. subsidiaries of the Company have fully and unconditionally guaranteed the 6.875% Senior Notes and the 5.875% Senior Notes, on a joint and several basis. Separate financial statements and other disclosures concerning the Guarantor Subsidiaries are not presented because management believes that such information is not material to the holders of the 6.875% Senior Notes and the 5.875% Senior Notes. The following condensed historical financial statement information is provided for the Guarantor/Non-Guarantor Subsidiaries.

                           PEABODY ENERGY CORPORATION
          SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                            YEAR ENDED DECEMBER 31, 2004
                                                    --------------------------------------------------------------------------------
                                                      PARENT          GUARANTOR      NON-GUARANTOR
                                                     COMPANY         SUBSIDIARIES    SUBSIDIARIES      ELIMINATIONS     CONSOLIDATED
                                                    -----------      ------------    -------------     ------------     ------------
                                                                               (Dollars in Thousands)
Total revenues                                      $         -      $ 3,151,658      $   546,606      $   (66,682)     $ 3,631,582

Costs and expenses:
  Operating costs and expenses                           (5,230)       2,560,871          480,250          (66,682)       2,969,209
  Depreciation, depletion and amortization                    -          257,411           12,748                -          270,159
  Asset retirement obligation expense                         -           41,081            1,306                -           42,387
  Selling and administrative expenses                     1,460          136,035            5,530                -          143,025
  Other operating income:
   Net gain on disposal of assets                             -          (23,386)            (443)               -          (23,829)
   Income from equity affiliates                              -          (16,067)               -                -          (16,067)
  Interest expense                                      143,790           60,421           11,838         (119,256)          96,793
  Early debt extinguishment costs                         1,751                -                -                -            1,751
  Interest income                                       (51,977)         (51,888)         (20,308)         119,256           (4,917)
                                                    -----------      -----------      -----------      -----------      -----------
Income (loss) before income taxes
 and minority interests                                 (89,794)         187,180           55,685                -          153,071
  Income tax provision (benefit)                        (57,251)          21,441            9,373                -          (26,437)
  Minority interests                                          -            1,282                -                -            1,282
                                                    -----------      -----------      -----------      -----------      -----------
Income (loss) from continuing operations                (32,543)         164,457           46,312                -          178,226
  Loss from discontinued operations, net of taxes             -           (2,839)               -                -           (2,839)
                                                    -----------      -----------      -----------      -----------      -----------
Net income (loss)                                   $   (32,543)     $   161,618      $    46,312      $         -      $   175,387
                                                    ===========      ===========      ===========      ===========      ===========

                           PEABODY ENERGY CORPORATION
          SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                              YEAR ENDED DECEMBER 31, 2003
                                                    --------------------------------------------------------------------------------
                                                       PARENT         GUARANTOR      NON-GUARANTOR
                                                      COMPANY        SUBSIDIARIES     SUBSIDIARIES     ELIMINATIONS     CONSOLIDATED
                                                    -----------      ------------    -------------     ------------     ------------
                                                                              (Dollars in Thousands)
Total revenues                                      $         -      $ 2,695,827      $   181,494      $   (62,025)     $ 2,815,296

Costs and expenses:
  Operating costs and expenses                               99        2,230,569          167,157          (62,025)       2,335,800
  Depreciation, depletion and amortization                    -          229,529            4,807                -          234,336
  Asset retirement obligation expense                         -           30,905              251                -           31,156
  Selling and administrative expenses                       886          105,365            2,274                -          108,525
  Other operating income:
   Net gain on disposal of assets                             -          (32,587)            (185)               -          (32,772)
   Income from equity affiliates                              -           (6,535)               -                -           (6,535)
  Interest expense                                      138,422          118,386            3,493         (161,761)          98,540
  Early debt extinguishment costs                        46,164            7,349                -                -           53,513
  Interest income                                       (81,897)         (69,159)         (14,791)         161,761           (4,086)
                                                    -----------      -----------      -----------      -----------      -----------
Income (loss) before income taxes
 and minority interests                                (103,674)          82,005           18,488                -           (3,181)
  Income tax provision (benefit)                        (52,015)          (2,377)           6,684                -          (47,708)
  Minority interests                                          -            3,035                -                -            3,035
                                                    -----------      -----------      -----------      -----------      -----------
Income (loss) from continuing operations                (51,659)          81,347           11,804                -           41,492
  Cumulative effect of accounting changes,
   net of taxes                                           6,762          (16,349)            (557)               -          (10,144)
                                                    -----------      -----------      -----------      -----------      -----------
Net income (loss)                                   $   (44,897)     $    64,998      $    11,247      $         -      $    31,348
                                                    ===========      ===========      ===========      ===========      ===========

                           PEABODY ENERGY CORPORATION
          SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                             YEAR ENDED DECEMBER 31, 2002
                                                    --------------------------------------------------------------------------------
                                                       PARENT         GUARANTOR      NON-GUARANTOR
                                                      COMPANY        SUBSIDIARIES     SUBSIDIARIES     ELIMINATIONS     CONSOLIDATED
                                                    -----------      ------------    -------------     ------------     ------------
                                                                                (Dollars in Thousands)
Total revenues                                      $         -      $ 2,633,861      $   146,548      $   (60,771)     $ 2,719,638

Costs and expenses:
  Operating costs and expenses                                -        2,162,410          123,705          (60,771)       2,225,344
  Depreciation, depletion and amortization                    -          229,756            2,657                -          232,413
  Selling and administrative expenses                       443           98,715            2,258                -          101,416
  Other operating income:
   Net gain on disposal of assets                             -          (15,692)             (71)               -          (15,763)
   Loss from equity affiliates                                -            2,540                -                -            2,540
  Interest expense                                      137,821          111,059            3,700         (150,122)         102,458
  Interest income                                       (68,601)         (74,034)         (15,061)         150,122           (7,574)
                                                    -----------      -----------      -----------      -----------      -----------
Income (loss) before income taxes
 and minority interests                                 (69,663)         119,107           29,360                -           78,804
  Income tax provision (benefit)                         37,687          (64,513)         (13,181)               -          (40,007)
  Minority interests                                          -           13,292                -                -           13,292
                                                    -----------      -----------      -----------      -----------      -----------
Net income (loss)                                   $  (107,350)     $   170,328      $    42,541      $         -      $   105,519
                                                    ===========      ===========      ===========      ===========      ===========

                           PEABODY ENERGY CORPORATION
               SUPPLEMENTAL CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                  DECEMBER 31, 2004
                                                    -------------------------------------------------------------------------------
                                                      PARENT          GUARANTOR      NON-GUARANTOR
                                                     COMPANY        SUBSIDIARIES     SUBSIDIARIES     ELIMINATIONS     CONSOLIDATED
                                                    -----------     ------------     ------------     ------------     ------------
                                                                                (Dollars in Thousands)
ASSETS
Current assets
  Cash and cash equivalents                         $   373,066     $     3,562      $    13,008      $         -      $   389,636
  Accounts receivable                                     1,611          86,748          105,425                -          193,784
  Inventories                                                 -         290,863           32,746                -          323,609
  Assets from coal trading activities                         -          89,165                -                -           89,165
  Deferred income taxes                                       -          15,050              411                -           15,461
  Other current assets                                   19,737          15,971            7,239                -           42,947
                                                    -----------     -----------      -----------      -----------      -----------
    Total current assets                                394,414         501,359          158,829                -        1,054,602
Property, plant, equipment and mine development
  Land and coal interests                                     -       4,371,153          141,740                -        4,512,893
  Building and improvements                                   -         662,317           56,486                -          718,803
  Machinery and equipment                                     -         767,325          116,055                -          883,380
  Less accumulated depreciation,
   depletion and amortization                                 -      (1,289,947)         (43,698)               -       (1,333,645)
                                                    -----------     -----------      -----------      -----------      -----------
Property, plant, equipment and mine
 development, net                                             -       4,510,848          270,583                -        4,781,431
Investments and other assets                          4,808,202          34,410            3,577       (4,503,630)         342,559
                                                    -----------     -----------      -----------      -----------      -----------
    Total assets                                    $ 5,202,616     $ 5,046,617      $   432,989      $(4,503,630)     $ 6,178,592
                                                    ===========     ===========      ===========      ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current maturities of long-term debt              $     5,000     $    12,971      $     1,008      $         -      $    18,979
  Payables and notes payable to affiliates, net       2,022,037      (2,217,311)         195,274                -                -
  Liabilities from coal trading activities                    -          63,565                -                -           63,565
  Accounts payable and accrued expenses                  20,120         599,253           72,227                -          691,600
                                                    -----------     -----------      -----------      -----------      -----------
    Total current liabilities                         2,047,157      (1,541,522)         268,509                -          774,144
Long-term debt, less current maturities               1,338,465          65,228            2,293                -        1,405,986
Deferred income taxes                                     5,250         386,351            1,665                -          393,266
Other noncurrent liabilities                             18,658       1,852,684            7,353                -        1,878,695
                                                    -----------     -----------      -----------      -----------      -----------
    Total liabilities                                 3,409,530         762,741          279,820                -        4,452,091
Minority interests                                            -           1,909                -                -            1,909
Stockholders' equity                                  1,793,086       4,281,967          153,169       (4,503,630)       1,724,592
                                                    -----------     -----------      -----------      -----------      -----------
    Total liabilities and stockholders'
     equity                                         $ 5,202,616     $ 5,046,617      $   432,989      $(4,503,630)     $ 6,178,592
                                                    ===========     ===========      ===========      ===========      ===========

                           PEABODY ENERGY CORPORATION
               SUPPLEMENTAL CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                 DECEMBER 31, 2003
                                                       -----------------------------------------------------------------------
                                                         PARENT        GUARANTOR    NON-GUARANTOR
                                                        COMPANY       SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                                       -----------    ------------  -------------   ------------   ------------
                                                                               (Dollars in Thousands)
ASSETS
Current assets
  Cash and cash equivalents                            $   114,575    $     1,392    $     1,535    $         -    $   117,502
  Accounts receivable                                        1,022        190,517         29,352              -        220,891
  Inventories                                                    -        244,372          2,121              -        246,493
  Assets from coal trading activities                            -         58,321              -              -         58,321
  Deferred income taxes                                          -         15,050            699              -         15,749
  Other current assets                                       2,793         14,977          6,014              -         23,784
                                                       -----------    -----------    -----------    -----------    -----------
    Total current assets                                   118,390        524,629         39,721              -        682,740
Property, plant, equipment and mine development
  Land and coal interests                                        -      3,923,998         27,162              -      3,951,160
  Building and improvements                                      -        628,665         13,989              -        642,654
  Machinery and equipment                                        -        695,934         20,789              -        716,723
  Less accumulated depreciation,
    depletion and amortization                                   -     (1,008,817)       (20,734)             -     (1,029,551)
                                                       -----------    -----------    -----------    -----------    -----------
Property, plant, equipment and mine development, net             -      4,239,780         41,206              -      4,280,986
Investments and other assets                             3,583,860        180,058          1,145     (3,448,524)       316,539
                                                       -----------    -----------    -----------    -----------    -----------
    Total assets                                       $ 3,702,250    $ 4,944,467    $    82,072    $(3,448,524)   $ 5,280,265
                                                       ===========    ===========    ===========    ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current maturities of long-term debt                 $     4,500    $    16,707    $     1,842    $         -    $    23,049
  Payables and notes payable to affiliates, net          1,360,978     (1,373,499)        12,521              -              -
  Liabilities from coal trading activities                       -         35,851            453              -         36,304
  Accounts payable and accrued expenses                     16,690        535,914         20,011              -        572,615
                                                       -----------    -----------    -----------    -----------    -----------
    Total current liabilities                            1,382,168       (785,027)        34,827              -        631,968
Long-term debt, less current maturities                  1,096,364         74,014          3,112              -      1,173,490
Deferred income taxes                                       (4,694)       432,159          6,961              -        434,426
Other noncurrent liabilities                                21,824      1,880,889          3,702              -      1,906,415
                                                       -----------    -----------    -----------    -----------    -----------
    Total liabilities                                    2,495,662      1,602,035         48,602              -      4,146,299
Minority interests                                               -          1,909              -              -          1,909
Stockholders' equity                                     1,206,588      3,340,523         33,470     (3,448,524)     1,132,057
                                                       -----------    -----------    -----------    -----------    -----------
    Total liabilities and stockholders' equity         $ 3,702,250    $ 4,944,467    $    82,072    $(3,448,524)   $ 5,280,265
                                                       ===========    ===========    ===========    ===========    ===========

                           PEABODY ENERGY CORPORATION
          SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                         YEAR ENDED DECEMBER 31, 2004
                                                             ------------------------------------------------------
                                                               PARENT       GUARANTOR    NON-GUARANTOR
                                                              COMPANY     SUBSIDIARIES   SUBSIDIARIES    CONSOLIDATED
                                                             ---------    ------------   -------------   ------------
                                                                              (Dollars in Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by (used in) operating activities          $ (81,656)     $ 301,542      $  63,874      $ 283,760
                                                             ---------      ---------      ---------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant, equipment and
    mine development                                                 -       (244,164)       (22,433)      (266,597)
Additions to advance mining royalties                                -        (15,989)          (250)       (16,239)
Acquisitions, net                                                    -       (193,736)      (235,325)      (429,061)
Investments in joint ventures                                        -        (32,472)             -        (32,472)
Proceeds from disposal of assets                                     -         38,408            931         39,339
                                                             ---------      ---------      ---------      ---------
Net cash used in investing activities                                -       (447,953)      (257,077)      (705,030)
                                                             ---------      ---------      ---------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt                                   700,000             13              -        700,013
Payments of long-term debt                                    (458,350)       (22,921)        (1,653)      (482,924)
Net proceeds from equity offering                              383,125              -              -        383,125
Proceeds from stock options exercised                           27,266              -              -         27,266
Proceeds from employee stock purchases                           2,343              -              -          2,343
Increase of securitized interests in accounts receivable             -              -        110,000        110,000
Payment of debt issuance costs                                 (12,875)             -              -        (12,875)
Distributions to minority interests                                  -         (1,007)             -         (1,007)
Dividends paid                                                 (32,568)             -              -        (32,568)
Transactions with affiliates, net                             (268,825)       172,501         96,324              -
Other                                                               31              -              -             31
                                                             ---------      ---------      ---------      ---------
Net cash provided by financing activities                      340,147        148,586        204,671        693,404
                                                             ---------      ---------      ---------      ---------
Net increase in cash and cash equivalents                      258,491          2,175         11,468        272,134
Cash and cash equivalents at beginning of year                 114,575          1,392          1,535        117,502
                                                             ---------      ---------      ---------      ---------
Cash and cash equivalents at end of year                     $ 373,066      $   3,567      $  13,003      $ 389,636
                                                             =========      =========      =========      =========

                           PEABODY ENERGY CORPORATION
          SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                    YEAR ENDED DECEMBER 31, 2003
                                                                 --------------------------------------------------------------
                                                                   PARENT          GUARANTOR      NON-GUARANTOR
                                                                  COMPANY         SUBSIDIARIES    SUBSIDIARIES      CONSOLIDATED
                                                                 -----------      ------------    -------------     ------------
                                                                                     (Dollars in Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by (used in) operating activities              $   (41,869)     $   208,729      $    22,001      $   188,861
                                                                 -----------      -----------      -----------      -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant, equipment and
   mine development                                                        -         (150,975)          (5,468)        (156,443)
Additions to advance mining royalties                                      -          (14,010)               -          (14,010)
Acquisitions, net                                                          -          (90,000)               -          (90,000)
Investments in joint ventures                                              -           (1,400)               -           (1,400)
Proceeds from disposal of assets                                           -           68,765              808           69,573
                                                                 -----------      -----------      -----------      -----------
Net cash used in investing activities                                      -         (187,620)          (4,660)        (192,280)
                                                                 -----------      -----------      -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Net change in revolving lines of credit                                    -         (121,584)               -         (121,584)
Proceeds from long-term debt                                       1,100,000            2,735                -        1,102,735
Payments of long-term debt                                          (746,384)        (120,910)          (1,092)        (868,386)
Proceeds from stock options exercised                                 31,329                -                -           31,329
Proceeds from employee stock purchases                                 1,737                -                -            1,737
Decrease of securitized interests in accounts receivable                   -                -          (46,400)         (46,400)
Payment of debt issuance costs                                       (23,700)               -                -          (23,700)
Distributions to minority interests                                        -           (4,186)               -           (4,186)
Dividends paid                                                       (24,058)               -                -          (24,058)
Transactions with affiliates, net                                   (244,257)         218,863           25,394                -
Other                                                                  1,111                -                -            1,111
                                                                 -----------      -----------      -----------      -----------
Net cash provided by (used in) financing activities                   95,778          (25,082)         (22,098)          48,598
Effect of exchange rate changes on cash and cash equivalents               -                -            1,113            1,113
                                                                 -----------      -----------      -----------      -----------
Net increase (decrease) in cash and cash equivalents                  53,909           (3,973)          (3,644)          46,292
Cash and cash equivalents at beginning of year                        60,666            5,365            5,179           71,210
                                                                 -----------      -----------      -----------      -----------
Cash and cash equivalents at end of year                         $   114,575      $     1,392      $     1,535      $   117,502
                                                                 ===========      ===========      ===========      ===========

                           PEABODY ENERGY CORPORATION
          SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                YEAR ENDED DECEMBER 31, 2002
                                                                 ---------------------------------------------------------
                                                                   PARENT          GUARANTOR    NON-GUARANTOR
                                                                  COMPANY        SUBSIDIARIES    SUBSIDIARIES   CONSOLIDATED
                                                                 ---------       ------------   -------------   ------------
                                                                                     (Dollars in Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by (used in) operating activities              $ (66,070)        $ 270,972      $  29,902      $ 234,804
                                                                 ---------         ---------      ---------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant, equipment and
   mine development                                                      -          (203,291)        (5,271)      (208,562)
Additions to advance mining royalties                                    -           (14,872)           (17)       (14,889)
Acquisitions, net                                                        -           (45,537)             -        (45,537)
Investments in joint ventures                                            -              (475)             -           (475)
Proceeds from sale of coal reserves                                      -            72,500              -         72,500
Proceeds from disposal of assets                                         -            52,085            800         52,885
                                                                 ---------         ---------      ---------      ---------
Net cash used in investing activities                                    -          (139,590)        (4,488)      (144,078)
                                                                 ---------         ---------      ---------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Net change in revolving lines of credit                                  -            14,647              -         14,647
Proceeds from long-term debt                                             -             1,488            327          1,815
Payments of long-term debt                                               -           (46,477)        (1,272)       (47,749)
Proceeds from stock options exercised                                2,650                 -              -          2,650
Proceeds from employee stock purchases                               3,251                 -              -          3,251
Decrease of securitized interests in accounts receivable                 -            (3,600)             -         (3,600)
Distributions to minority interests                                      -            (9,800)             -         (9,800)
Dividends paid                                                     (20,863)                -              -        (20,863)
Transactions with affiliates, net                                  112,326           (88,776)       (23,550)             -
Other                                                                1,251                 -              -          1,251
                                                                 ---------         ---------      ---------      ---------
Net cash provided by (used in) financing activities                 98,615          (132,518)       (24,495)       (58,398)
Effect of exchange rate changes on cash and cash equivalents             -                 -            260            260
                                                                 ---------         ---------      ---------      ---------
Net increase (decrease) in cash and cash equivalents                32,545            (1,136)         1,179         32,588
Cash and cash equivalents at beginning of year                      28,121             6,501          4,000         38,622
                                                                 ---------         ---------      ---------      ---------
Cash and cash equivalents at end of year                         $  60,666         $   5,365      $   5,179      $  71,210
                                                                 =========         =========      =========      =========

(28)  SUBSEQUENT EVENT

      On March 2, 2005, the Company announced that its board of directors authorized a two-for-one stock split on all shares of its common stock. Shareholders of record at the close of business on March 16, 2005 will be entitled to a dividend of one share of stock for every share held. The additional shares will be distributed on March 30, 2005, and the stock will begin trading ex-split on March 31, 2005. All share and per share amounts in these consolidated financial statements and related notes reflect the stock split.